AGREEMENT AND PLAN OF MERGER

                                  by and among

                        Arch Communications Group, Inc.,

                                Farm Team Corp.,

                             MobileMedia Corporation

                                       and

                        MobileMedia Communications, Inc.






                           Dated as of August 18, 1998

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   THE MERGER

1.1   The Merger; Effective Time............................................. 2
1.2   The Closing............................................................ 3
1.3   Actions at the Closing................................................. 3
1.4   Additional Action...................................................... 4
1.5   Conversion of Securities............................................... 4
1.6   Appointment of Exchange Agent; Distributions in
      Accordance with Amended Plan........................................... 4
1.7   Distribution to Holders of Buyer Common Stock.......................... 4
1.8   Certificate of Incorporation........................................... 5
1.9   By-laws................................................................ 5
1.10  Directors and Officers................................................. 5
1.11  Payment of Administrative Claims and Expenses.......................... 5


                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY

2.1   Organization, Qualification, Corporate Power and Authority............  6
2.2   Capitalization........................................................  7
2.3   Noncontravention......................................................  7
2.4   Business Entities.....................................................  8
2.5   Financial Statements; Accounts Receivable; Inventory..................  9
2.6   Absence of Certain Changes............................................ 10
2.7   Undisclosed Liabilities............................................... 10
2.8   Tax Matters........................................................... 10
2.9   Tangible Assets....................................................... 12
2.10  Owned Real Property................................................... 12
2.11  Intellectual Property................................................. 13
2.12  Real Property Leases.................................................. 14
2.13  Contracts............................................................. 15
2.14  Licenses and Authorizations........................................... 16
2.15  Litigation............................................................ 17
2.16  Employees............................................................. 18
2.17  Employee Benefits..................................................... 18

                                                                            Page

2.18  Environmental Matters................................................. 20
2.19  Legal Compliance...................................................... 22
2.20  Subscriber Cancellations; Suppliers................................... 22
2.21  Capital Expenditures.................................................. 22
2.22  Brokers' Fees......................................................... 22
2.23  Certain Information................................................... 22
2.24  Disclosure............................................................ 23


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

3.1   Organization Qualification, Corporate Power and Authority............. 23
3.2   Capitalization........................................................ 24
3.3   Noncontravention...................................................... 25
3.4   Business Entities..................................................... 26
3.5   Reports and Financial Statements...................................... 27
3.6   Absence of Certain Changes............................................ 28
3.7   Undisclosed Liabilities............................................... 28
3.8   Tax Matters........................................................... 28
3.9   Tangible Assets....................................................... 30
3.10  Owned Real Property................................................... 30
3.11  Intellectual Property................................................. 30
3.12  Real Property Leases.................................................. 31
3.13  Contracts............................................................. 32
3.14  Licenses and Authorizations........................................... 32
3.15  Litigation............................................................ 34
3.16  Employees............................................................. 34
3.17  Employee Benefits..................................................... 34
3.18  Environmental Matters................................................. 36
3.19  Legal Compliance...................................................... 37
3.20  Merger Subsidiary..................................................... 37
3.21  Capital Expenditures; Suppliers....................................... 38
3.22  Brokers' Fees......................................................... 38
3.23  Rights Agreement; Section 203......................................... 38
3.24  Opinion of Financial Advisor.......................................... 38
3.25  Required Vote of the Buyer's Stockholders............................. 38
3.26  Certain Information................................................... 38
3.27  Disclosure............................................................ 39

                                                                            Page

                                   ARTICLE IV

                                    COVENANTS

4.1   Best Efforts.......................................................... 39
4.2   Approvals; Consents................................................... 39
4.3   Buyer Not To Control.................................................. 40
4.4   Bankruptcy Covenants.................................................. 41
4.5   Operation of Business................................................. 42
4.6   Notice of Breaches.................................................... 46
4.7   Exclusivity........................................................... 46
4.8   Breakup Fee Provisions................................................ 48
4.9   Nasdaq National Market Quotation...................................... 49
4.10  Delivery of Financial Statements...................................... 50
4.11  Full Access........................................................... 50
4.12  Stockholders Approval; Meeting........................................ 50
4.13  Proxy Statement, Disclosure Statement, Etc............................ 51
4.14  Application of Pinnacle Proceeds...................................... 51
4.15  FCC Filing............................................................ 52
4.16  Indemnification; Director and Officers Insurance...................... 53
4.17  State Takeover Laws................................................... 53
4.18  Employees............................................................. 53
4.19  Rights Agreement...................................................... 54
4.20  Buyer Rights Offering; Registration Statement......................... 55
4.21  Reimbursement of Buyer's Expenses..................................... 56


                                 ARTICLE V

                           CONDITIONS TO CLOSING

5.1   Conditions to Obligations of Each Party............................... 56
5.2   Conditions to Obligations of the Buyer................................ 59
5.3   Conditions to Obligations of the Company.............................. 60


                                ARTICLE VI

                                TERMINATION

6.1   Termination of Agreement.............................................. 61
6.2   Effect of Termination................................................. 63

                                                                            Page

                                   ARTICLE VII

                                   DEFINITIONS



                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1   Press Releases and Announcements......................................  68
8.2   No Third Party Beneficiaries..........................................  68
8.3   Entire Agreement......................................................  68
8.4   Succession and Assignment.............................................  68
8.5   Counterparts..........................................................  68
8.6   Headings..............................................................  68
8.7   Notices...............................................................  69
8.8   Governing Law.........................................................  70
8.9   Amendments and Waivers................................................  70
8.10  Severability..........................................................  70
8.11  Expenses..............................................................  70
8.12  Specific Performance..................................................  70
8.13  Construction..........................................................  70
8.14  Incorporation of Exhibits and Schedules...............................  70
8.15  Knowledge.............................................................  70
8.16  Survival of Representations...........................................  71
8.17  Bankruptcy Process....................................................  71

LIST OF EXHIBITS
----------------


EXHIBIT A             First Amended Joint Plan of Reorganization
EXHIBIT B             Buyer Warrant Agreement
EXHIBIT C             Registration Rights Agreement
EXHIBIT D             Amendment to Buyer's Rights Agreement
EXHIBIT E             Opinion of Buyer's Financial Advisor
EXHIBIT F             Buyer Charter Amendment
EXHIBITS G, H, I      Standby Purchase Commitments
J, K & L


LIST OF SCHEDULES
-----------------


SCHEDULE              Subsidiaries of the Company
SCHEDULE II           Pricing Mechanism
SCHEDULE III          Terms of Rights

                          AGREEMENT AND PLAN OF MERGER

            This Agreement and Plan of Merger (this "Agreement") entered into as of August 18, 1998 (the date of this Agreement or the "Agreement Date") by and among Arch Communications Group, Inc., a Delaware corporation (the "Buyer"), Farm Team Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer (the "Merger Subsidiary"), MobileMedia Corporation, a Delaware corporation (the "Parent"), and MobileMedia Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Company" and, together with the Buyer, the Merger Subsidiary and the Parent, the "Parties").

                              Preliminary Statement

            A. The Parent, the Company and those subsidiaries of the Company set forth in Schedule I attached hereto (collectively, the "Debtors" and each, individually, a "Debtor") are debtors in possession in Chapter 11 cases (Case Nos. 97-174 (PJW) through and including 97-192 (PJW)) (collectively the "Chapter 11 Proceeding") pending before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Debtors have previously filed a proposed Joint Plan of Reorganization dated January 27, 1998 (the "Prior Plan") with the Bankruptcy Court.

            B. This Agreement contemplates a merger of the Company into the Merger Subsidiary. As a result of such merger, the separate corporate existence of the Company shall cease and the Merger Subsidiary shall continue as the Surviving Corporation (as defined in Section 1.1). For federal income tax purposes, it is intended that such merger will qualify as a reorganization under the provisions of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

            C. The merger contemplated by this Agreement shall constitute the basis for the Debtor's First Amended Joint Plan of Reorganization in the form attached hereto as Exhibit A, as amended from time to time as permitted hereby and thereby (the "Amended Plan"). Pursuant to the Amended Plan, which shall be filed with the Bankruptcy Court as soon as practicable after the date of this Agreement (but not later than August 20, 1998 in any event): (i) all the outstanding equity interests in the Company and the Parent shall be canceled without consideration, and the Parent shall be dissolved; (ii) all allowed prepetition claims against, and prepetition obligations and indebtedness of, the Debtors (the "Allowed Claims") shall be (a) satisfied by the distribution of cash, shares of capital stock of the Buyer, Rights (as defined in paragraph (E) below) and/or certain other consideration to the holders of the Allowed Claims or (b) otherwise discharged; (iii) the commitments under the DIP Loan Agreement (as defined in Section 1.11) shall be terminated and all amounts owed under or in respect of the DIP Loan Agreement shall be paid in full in cash; and (iv) the Merger Subsidiary shall remain a wholly owned subsidiary of the Buyer.

            D. This Agreement contemplates that the Buyer shall cause the Surviving Corporation (as defined in Section 1.1) to pay or assume all allowed administrative and priority claims and expenses of the Debtors and shall make available to the Surviving Corporation the monies necessary for the timely payment thereof.

            E. In connection with the Merger (as defined in Section 1.1) and as part of the Amended Plan, the Buyer intends to conduct the Rights Offering (as defined in Section 4.20), in which it will issue to holders of certain Allowed Claims transferable Rights to purchase (i) shares of Common Stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock") or shares of Buyer Class B Common Stock, if applicable, and (ii) warrants to purchase shares of Buyer Common Stock ("Buyer Warrants"), such Buyer Warrants to be issued pursuant to a warrant agreement in the form attached hereto as Exhibit B (the "Buyer Warrant Agreement"). Contemporaneously with the execution and delivery of this Agreement, certain holders of Allowed Claims (the "Standby Purchasers") are making certain commitments in connection with the Rights Offering (the "Standby Purchase Commitments"), copies of which are attached as Exhibits G, H, I, J, K & L hereto. In partial consideration for the Standby Purchase Commitments, the Buyer will issue to the Standby Purchasers certain Buyer Warrants, and in connection with the Standby Purchase Commitments the Buyer and the Standby Purchasers will enter into a registration rights agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

            F. Immediately following the Merger, the Buyer will issue additional Buyer Warrants to the stockholders of the Buyer that were holders of record immediately prior to such Merger.

            G. The transactions contemplated by this Agreement, including the Merger, shall be consummated pursuant to the Amended Plan as confirmed by an order of the Bankruptcy Court entered pursuant to Section 1129 of the Bankruptcy Code (as defined in Section 2.1(a)) (the "Confirmation Order"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Amended Plan.

            NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties further agree as follows:


                                    ARTICLE I

                                   THE MERGER


            1.1 The Merger; Effective Time. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall merge with and into the Merger Subsidiary (such merger being referred to herein as the "Merger") at the Effective Time (as defined below in this Section 1.1). The Merger shall have the effects set forth in Section 259 of the DGCL. At the Effective Time, the separate corporate existence of the Company shall cease and thereafter the Merger Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation"), and all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Company and the

Merger Subsidiary and all property (real, personal and mixed) of the Company and the Merger Subsidiary shall vest in the Surviving Corporation. The "Effective Time" shall be the time at which the Company and the Merger Subsidiary file a certificate of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware or such later time as may be specified in the Certificate of Merger.

            1.2 The Closing. Unless this Agreement shall have been terminated pursuant to Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, commencing at 10:00 a.m., local time, on a date to be mutually agreed by the Company and the Buyer, which date shall be at least seven, but no more than ten, business days after the date upon which all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby set forth in Section 5.1 (other than Section 5.1(j)) have first been satisfied or waived, which date shall be the same date as the Effective Date under the Amended Plan (the "Closing Date"); provided that the Closing shall not occur until the condition set forth in
Section 5.1(j) shall have been satisfied and the conditions set forth in Sections 5.2 and 5.3 shall have been satisfied or waived.

            1.3 Actions at the Closing. At the Closing, (a) the Parent and the Company shall deliver to the Buyer and the Merger Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Merger Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Buyer shall file with the Secretary of State of the State of Delaware the Buyer Charter Amendment (as defined in Section 4.12), (d) the Company and the Merger Subsidiary shall immediately thereafter file with the Secretary of State of the State of Delaware the Certificate of Merger, (e) the Buyer shall deliver (x) to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, immediately available funds equal to the excess of (i) $649,000,000 over (ii) the Company Tower Sale Proceeds (as defined in Section 5.2(f)), (y) to the Company immediately available funds when and as required in amounts sufficient to pay allowed administrative and priority claims and expenses of the Debtors, whether allowed prior to or after the Effective Time, as set forth in the Amended Plan (collectively, the "Plan Cash") and (z) to a bank trust company or other entity reasonably satisfactory to the Company and the Buyer appointed by the Buyer to act as the exchange agent (the "Exchange Agent") pursuant to Section 1.6(a) certificates representing an aggregate number of shares of Buyer Common Stock determined in accordance with the pricing mechanism set forth in Schedule II attached hereto (the "Plan Shares") to be distributed as contemplated by Section 1.6(b), and the Buyer shall issue the Buyer Common Stock (and Buyer Class B Common Stock, if applicable) and Buyer Warrants (x) purchased through the exercise of Rights or (y) purchased by or otherwise issued to the Standby Purchasers in connection with the Standby Purchase Commitments.

            1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Merger Subsidiary, in order to consummate the transactions contemplated by this Agreement.

            1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and the Amended Plan and without any further action on the part of any person or entity:

            (a) Each share of common stock, $0.01 par value per share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

            (b) Each share of capital stock of the Parent (collectively, the "Company Stock") that is either outstanding or held in the treasury of the Parent immediately prior to the Effective Time, each share of capital stock of the Company, each share of capital stock of each of the other Debtors held by any person or entity other than the Debtors, and each option, warrant or other right issued by any of the Debtors to acquire any such capital stock and outstanding immediately prior to the Effective Time shall be canceled without payment of any consideration therefor and shall cease to exist. Pursuant to Section 303 of the DGCL and the Amended Plan, holders of the Company Stock shall have no statutory right of appraisal in connection with the Merger, and such holders shall have no right to approve or disapprove the Merger or this Agreement.

            1.6 Appointment of Exchange Agent; Distributions in Accordance with Amended Plan.

            (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect, pursuant to and in accordance with the Amended Plan, the distribution of Plan Shares in exchange for, and in satisfaction of, certain Allowed Class 6 Claims.

            (b) The Buyer and the Surviving Corporation shall cause the Exchange Agent, promptly after the Effective Time, to commence the distribution of Plan Shares (which Plan Shares are defined in the Amended Plan as the "Creditor Stock Pool") to holders of Allowed Class 6 Claims in exchange for, and in satisfaction of, such Allowed Class 6 Claims, all as provided in the Amended Plan.

            1.7   Distribution to Holders of Buyer Common Stock.

            (a) The Buyer shall, as soon as practicable after the receipt of the Confirmation Order, declare, subject to and effective immediately after the occurrence of the Effective Time, a distribution of a number of Buyer Warrants determined in accordance with the Amended Plan on each share of Buyer Common Stock and the Buyer's Series C Convertible Preferred Stock, $.01 par value per share (the "Buyer Preferred Stock" and, together with the Buyer Common Stock, the "Buyer Stock"), outstanding immediately prior to the Effective Time (the "Buyer Distribution"). The Buyer Distribution shall be made as promptly as practicable following the Effective Time.

            (b) Notwithstanding the foregoing, no fractional Buyer Warrants shall be issued in the Buyer Distribution. In lieu thereof, fractional Buyer Warrants that would otherwise be issued in the Buyer Distribution will be rounded up to the nearest whole number of Buyer Warrants.

            1.8 Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of the Merger Subsidiary, as in effect immediately prior to the Effective Time (except that the name of the corporation set forth therein shall be changed to the name of the Company) and as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter further amended as provided by law and such Certificate of Incorporation.

            1.9 By-laws. From and after the Effective Time, the By-laws of the Merger Subsidiary, as in effect immediately prior to the Effective Time (except that the name of the corporation set forth therein shall be changed to the name of the Company), shall be the By-Laws of the Surviving Corporation, until thereafter further amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

            1.10 Directors and Officers. From and after the Effective Time, the directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall be and continue as directors and officers, respectively, of the Surviving Corporation as of the Effective Time, until thereafter changed in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

            1.11 Payment of Administrative Claims and Expenses. At the Effective Time, the Buyer shall cause the Surviving Corporation to pay or assume the allowed administrative and priority claims and expenses of the Debtors, whether allowed prior to or after the Effective Time (including, without limitation, (a) the payment of obligations under the existing debtor-in-possession financing facility (the "DIP Loan Agreement") and (b) the assumption of post-petition trade payables arising in the Ordinary Course of Business (as defined in Section 2.3)), as specified in the Amended Plan. The Buyer shall make available to the Surviving Corporation any monies necessary for the Surviving Corporation to make timely payment of such claims and expenses.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY

            Each of the Parent and the Company represents and warrants to the Buyer that the statements contained in this Article II are true and complete, except as set forth in the disclosure schedule of the Company delivered to the Buyer simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Company Disclosure Schedule shall qualify other sections or paragraphs in this Article II only to the extent that it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections or paragraphs. For purposes of this Agreement, a "Debtor Material Adverse Effect" shall mean a material adverse effect on the businesses, assets (including licenses, franchises and other intangible assets), financial condition, operating income and prospects of the Debtors, taken as a whole, excluding any effect generally applicable to the economy or the industry in which the Company conducts its business.

            2.1   Organization, Qualification, Corporate Power and Authority.

            (a) Each of the Debtors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Debtors is duly qualified to conduct business and is in good standing under the laws of each jurisdiction (each such jurisdiction being set forth in Section 2.1(a) of the Company Disclosure Schedule) in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not in the aggregate have a Debtor Material Adverse Effect. Subject to supervision by the Bankruptcy Court in accordance with Title 11 of the United States Code (the "Bankruptcy Code"), each of the Debtors has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Debtors has furnished to the Buyer true and complete copies of its charter and by-laws, each as amended and as in effect on the date hereof. Each of the Debtors has at all times complied with, and is not in default under or in violation of, any provision of its charter or by-laws, other than where the failure to so comply and such defaults and violations would not in the aggregate have a Debtor Material Adverse Effect.

            (b) Subject to the entry of the Initial Merger Order (as defined in Section 4.4(a)), with respect to the Company Breakup Fee, the Buyer Breakup Fee and the Buyer Reimbursement (each as defined in Article 4), and subject to the entry of the Confirmation Order, with respect to the remaining terms and conditions of this Agreement, each of the Parent and the Company has all requisite power and authority to execute and deliver this Agreement. Subject to the entry of the Initial Merger Order, with respect to the Company Breakup Fee, the Buyer Breakup Fee and the Buyer Reimbursement, and subject to the entry of the Confirmation Order, with respect to the remaining terms and conditions of this Agreement, this Agreement has been (i) duly and validly executed and delivered by the Parent and the Company and (ii) duly and validly authorized by all necessary corporate action on the part of the Parent and the Company. Subject to the entry of the Initial Merger Order, with respect to the Company Breakup Fee, the Buyer Breakup Fee and the Buyer Reimbursement, and subject to the entry of the Confirmation Order, with respect to the remaining terms and conditions of this Agreement, this Agreement constitutes a valid and binding obligation of the Parent and the Company enforceable against the Parent and the Company in accordance with its terms.

            (c) Each of the Debtors has the requisite power and authority to execute and file with the Bankruptcy Court the Amended Plan. The Amended Plan has been (i) duly and validly executed by each Debtor and (ii) duly and validly authorized by all necessary corporate action on the part of each Debtor. Upon the entry of the Confirmation Order, the Amended Plan will constitute a valid and binding obligation of each Debtor enforceable against each Debtor in accordance with its terms.

            2.2 Capitalization. On the Closing Date, after giving effect to the Amended Plan (but immediately prior to the Merger), the authorized capital stock of each Debtor will be as set forth in Section 2.2 of the Company Disclosure Schedule. On the Closing Date, after giving effect to the Amended Plan, there will be no outstanding Company Stock and no outstanding or authorized options, warrants, rights, calls, convertible instruments, agreements or commitments to which any of the Debtors is a party or which are binding upon any of the Debtors providing for the issuance, disposition or acquisition of any of its capital stock or stock appreciation, phantom stock or similar rights.

            2.3 Noncontravention. Except for the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any applicable state and foreign securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of 1934, as amended (the "Communications Act"), and the regulations of the Federal Communications Commission (the "FCC"), state public utility, telecommunication or public service laws, and the Bankruptcy Code, the Confirmation Order and the Amended Plan, none of the execution and delivery of this Agreement by the Parent and the Company, the execution and filing with the Bankruptcy Court of the Amended Plan by the Debtors or the consummation of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the charter or by-laws of any Debtor; (b) require on the part of any Debtor any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), other than where the failure to make or obtain such filings, permits, authorizations, consents or approvals would not in the aggregate have a Debtor Material Adverse Effect or materially adversely affect the ability of the Reorganized Debtors (which, for purposes of this Agreement, shall mean the "Reorganized Debtors" as defined in the Amended Plan, together with "License Co. L.L.C." as defined in the Amended
Plan) to operate the business of the Debtors following the Effective Time; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any post-petition contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below in this Section 2.3) or other arrangement to which any Debtor is a party or by which any Debtor is bound or to which any of their respective assets is subject or any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to any Debtor or any of their respective properties or assets, other than such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations or notices, consents or waivers as would not in the aggregate have a Debtor Material Adverse Effect; or (d) result in the imposition of any Security Interest upon any assets of any Debtor. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than liens arising in the ordinary course of business consistent with past custom and practice, including with respect to frequency and amount (the "Ordinary Course of Business").

            2.4   Business Entities.

            (a) Section 2.4(a) of the Company Disclosure Schedule sets forth a true and complete list of each corporation, partnership, limited liability company or other form of business association (a "Business Entity") in which any Debtor, directly or indirectly, owns any equity interest or any security convertible into or exchangeable for an equity interest (each a "Debtor Business Entity") which is material to the Parent and the Company.

            (b) The Debtor Business Entities listed in Section 2.4(b) of the Company Disclosure Schedule are the only Debtor Business Entities which have conducted any operations, trade or businesses of the Debtors since January 30, 1997, hold any Debtor Authorizations (as defined in Section 2.14(a)) or own any assets necessary for the conduct of the businesses of the Debtors as currently conducted.

            (c) The Debtors own all the outstanding equity interests in each Debtor Business Entity.

            (d) No Debtor is in default under or in violation of any provision of its organizational documents. To the knowledge of the Parent or the Company, all the issued and outstanding equity interests of each Debtor Business Entity are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. On the Closing Date, after giving effect to the effectiveness of the Amended Plan, all equity interests of each Debtor Business Entity that are held of record or owned beneficially by the Parent, the Company or another Debtor immediately prior to the Effective Time will be held or owned by the respective Reorganized Debtors free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.

            (e) There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity interests of any Debtor Business Entity to which any Debtor is a party or by which it is bound, or, to the Parent's or the Company's knowledge, any other such trusts, proxies, agreements or understandings.

            2.5   Financial Statements; Accounts Receivable; Inventory.

            (a) The Debtors have previously provided to the Buyer (i) the audited consolidated balance sheets and statements of operations and changes in stockholders' equity and cash flows of the Company as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 (the "Audited Company Financial Statements") and (ii) the unaudited consolidated balance sheet (which indicates separately liabilities arising on or after January 30, 1997 (the "Filing Date")) (the "June 30 Unaudited Company Balance Sheet") and the unaudited consolidated statements of operations and changes in stockholders' equity and cash flows of the Company as of and for the six-month period ended June 30, 1998 (the "Company Balance Sheet Date"). Such financial statements (collectively, the "Company Financial Statements"), (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the U. S. Securities and Exchange Commission (the "SEC") with respect thereto; (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and, in the case of interim financial statements, as permitted by Form 10-Q under the Exchange Act); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent with the books and records of the Company, subject, in the case of clauses (i), (ii) and (iii), (a) to the paragraph in the report of independent auditors on the Audited Company Financial Statements describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, and (b) to the Company Financial Statements not including any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

            (b) The accounts receivable of the Debtors reflected on the June 30 Unaudited Company Balance Sheet, and those arising since the date of the June 30 Unaudited Company Balance Sheet, are valid receivables subject to no set-offs or counterclaims, net of a reserve for bad debts, which reserve is reflected on the June 30 Unaudited Company Balance Sheet. The inventories of the Debtors reflected on the June 30 Unaudited Company Balance Sheet are of a quality and quantity useable and/or saleable in the Ordinary Course of Business, except as written down to net realizable value on the June 30 Unaudited Company Balance Sheet. All inventory shown on the June 30 Unaudited Company Balance Sheet has been priced at the lower of cost or net realizable value.

            2.6 Absence of Certain Changes. Since the Company Balance Sheet Date, (a) there has not been any Debtor Material Adverse Effect, nor has there occurred any event or development that would have a Debtor Material Adverse Effect, and (b) no Debtor has taken any action that would be prohibited by subsection (a) of Section 4.5 below if taken from and after the date of this Agreement. Except as set forth in amendments thereto currently being prepared that decrease the Debtors' liabilities thereunder, the Statement of Affairs and Schedules of Assets and Liabilities and Executory Contracts of the Debtors filed with the Bankruptcy Court in the Chapter 11 Proceeding, as amended, includes a list which is true and complete in all material respects of all the material creditors, whether secured or unsecured, of the Debtors at the Filing Date.

            2.7 Undisclosed Liabilities. None of the Debtors has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due and whether arising prior to or subsequent to the Filing Date), except for (a) liabilities that will be fully discharged in the Chapter 11 Proceeding at the Effective Time, paid from the Plan Cash and the Plan Shares in accordance with the terms of the Amended Plan or, with respect to obligations arising under the DIP Loan Agreement, otherwise paid in full in cash; (b) liabilities arising after the Filing Date separately shown or expressly reserved for separately on the June 30 Unaudited Company Balance Sheet; (c) liabilities that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business of the Debtors and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period; and (d) liabilities incurred in the Ordinary Course of Business of the Debtors that are not required by GAAP to be reflected on the June 30 Unaudited Company Balance Sheet and that are not in the aggregate material. Section 2.7 of the Company Disclosure Statement sets forth all amounts due under the Dial Page Indenture at June 30, 1998.

            2.8   Tax Matters.

            (a) (i) Each of the Debtors has filed all Tax Returns (as defined below in this Section 2.8(a)) that it was required to file, and all such Tax Returns were true and complete in all material respects. (ii) No Debtor is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Debtors are or were members. (iii) The Debtors have paid all Taxes (as defined below in this Section 2.8(a)) of the Debtors that were due and payable prior to the date hereof. (iv) All Taxes that any Debtor is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) (i) The Debtors have delivered or otherwise made available to the Buyer true and complete copies of all federal income Tax Returns for the "affiliated group" (as defined in Section 1504(a) of the Code) of which the Parent is the common parent and the Debtors are members (the "Company Group"), together with all related examination reports and statements of deficiency, for all periods commencing on or after December 1, 1993 and, to the extent in the possession of the Debtors, true and complete copies of the portion of the federal income Tax Returns of any member of a Debtor Affiliated Group (as defined below), together with all related examination reports and statements of deficiency, relating to the activities of any Debtor for all Debtor Affiliated Periods (as defined below). For purposes of this Section 2.8, "Debtor Affiliated Group" means each group of corporations with which any Debtor has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns and "Debtor Affiliated Period" means a period in which a Debtor was a member of a Debtor Affiliated Group. (ii) The federal income Tax Returns of the Company Group have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.8(b) of the Company Disclosure Schedule. (iii) The Debtors have made available to the Buyer true and complete copies of all other Tax Returns of the Debtors in the possession of the Debtors, together with all related examination reports and statements of deficiency, and, to the extent in the possession of the Debtors, true and complete copies of the portion of all other Tax Returns of any member of a Debtor Affiliated Group, together with all related examination reports and statements of deficiency, relating to the activities of any Debtor for all Debtor Affiliated Periods. (iv) No examination or audit of any Tax Return of any Debtor by any Governmental Entity is currently in progress, threatened or contemplated. (v) No Debtor has been informed by any jurisdiction that the jurisdiction believes that the Debtor was required to file any Tax Return that has not since been timely filed or, if not timely filed, with respect to which an assessed amount has not since been paid. (vi) No Debtor has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency which waiver or extension of time is still in effect.

            (c) No Debtor (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Debtors is subject to an election under Section 341(f) of the Code; (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iii) has any actual or potential liability for any Taxes of any person (other than the Debtors) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or
(iv) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b) other than a reduction required by reason of the transactions contemplated by this Agreement, if any.

            (d) None of the assets of any Debtor: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the

Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (e) No Debtor will have undergone a change in its method of accounting requiring an inclusion in its taxable income of an adjustment pursuant to Section 481(c) of the Code for any taxable period beginning on or after the Closing Date other than a change occurring by reason of the transactions contemplated by this Agreement, if any.

            (f) No state or federal "net operating loss" of the Debtors determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code occurring prior to the Closing Date.

            (g) Section 2.8(g) of the Company Disclosure Schedule sets forth in reasonable detail the following information with respect to the Debtors as of the most recent practicable date: (i) the basis of the Debtors in their assets;
(ii) the basis of the stockholder(s) of the Debtors (other than the Company) in its stock (or the amount of any "excess loss account"); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Debtors; and
(iv) the amount of any deferred gain or loss allocable to the Debtors arising out of any "deferred intercompany transaction."

            (h) Neither the Parent nor the Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            2.9 Tangible Assets. The Debtors own or lease all tangible assets necessary for the conduct of their respective businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently used, other than where the failures or defects would not in the aggregate have a Debtor Material Adverse Effect.

            2.10 Owned Real Property. The Company has previously made available to the Buyer a true and complete listing of all material real property that has been owned by the Debtors at any time on or after January 30, 1997 (other than the real property that the Debtors have agreed to sell pursuant to the Purchase Agreement dated as of July 7, 1998 among the Debtors and Pinnacle Towers Inc. ("Pinnacle") (as approved by order of the Bankruptcy Court entered on August 10, 1998, and as such agreement may be amended in accordance with the terms hereof and thereof and in accordance with the terms of such order of the Bankruptcy Court, the "Debtor Tower Agreement"). With respect to each such parcel of real property which is currently owned by the Debtors, the identified owner has good record and marketable title to such parcel, free and clear of any Security Interest, easement, covenant or other restriction, except for Security Interests in favor of the lenders under the DIP Loan Agreement, and Security Interests, easements, covenants and other restrictions which do not materially impair the use, occupancy or value of such parcel as presently used in the Debtors' businesses.

            2.11  Intellectual Property.

            (a) The Debtors own, license or otherwise have the legally enforceable right to use all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material used in the operation of the businesses of the Debtors or necessary for the operation of the businesses of the Debtors as presently conducted by the Debtors (collectively, "Debtors' Intellectual Property"). Each such item of Debtors' Intellectual Property owned or available for use by the Debtors immediately prior to Closing will be owned or available for use by the Reorganized Debtors and the Buyer on substantially similar terms and conditions immediately following the Closing. No other person or entity has any rights to any of the Debtors' Intellectual Property, and no other person or entity is infringing, violating or misappropriating any of the Debtors' Intellectual Property used in the businesses of the Debtors, other than such infringements, violations or misappropriations as would not in the aggregate have a Debtor Material Adverse Effect.

            (b) The business, operations and activities of each Debtor as presently conducted or as conducted at any time within the two years prior to the date of this Agreement have not materially infringed or violated, or constituted a material misappropriation of, and do not now materially infringe or violate, or constitute a material misappropriation of, any intellectual property rights of any other person or entity. Since January 30, 1997, no Debtor has received any written, or to its knowledge, verbal, complaint, claim or notice alleging any such infringement, violation or misappropriation which has not been disposed of through a settlement agreement described in Section 2.11(b) of the Company Disclosure Schedule.

            (c) Section 2.11(c) of the Company Disclosure Schedule sets forth each patent or trademark registration which has been issued to or is owned by any Debtor with respect to any Debtors' Intellectual Property, identifies each pending patent or trademark application or application for registration which any Debtor has made or which any Debtor owns with respect to any Debtors' Intellectual Property, identifies, with respect to each such patent or trademark registration or application: (i) the jurisdiction or jurisdictions where such filings have been made; and (ii) an estimate of the aggregate application, renewal, continuation or other fees payable with respect to such patent or trademark registrations and applications within six months of the date of this Agreement, and identifies each license or other agreement pursuant to which any Debtor has granted (other than in the Ordinary Course of Business) any rights to any third party with respect to any Debtors' Intellectual Property. The Debtors have delivered or otherwise made available to the Buyer true and complete copies of all such licenses and agreements (each as amended to date) and have made available to the

      Buyer true and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item, as well as all patents and trademark registrations and applications.

            (d) Section 2.11(d) of the Company Disclosure Schedule sets forth each item of Debtors' Intellectual Property (other than commercially available software generally available to the public at a license fee of less than $10,000) used by any Debtor in the operation of its business that is owned by a party other than the party using it. The Debtors have delivered or otherwise made available to the Buyer true and complete copies of all licenses, sublicenses or other agreements (each as amended to date) pursuant to which any Debtor uses such Debtors' Intellectual Property, all of which are set forth in Section 2.11(d) of the Company Disclosure Schedule.

            (e) The Debtors have previously delivered or otherwise made available to the Buyer true and complete copies of all internal reports, investigations, analyses or other documents concerning the Debtors' Year 2000 compliance.

            2.12 Real Property Leases. Section 2.12 of the Company Disclosure Schedule lists all real property (other than tower sites) leased or subleased to the Debtors, indicating, in each case, the term of the lease and any extension and expansion options and the rent payable under such lease. The Debtors have made available to the Buyer true and complete copies of all such leases and subleases (each as amended to date), together with true and complete lists of the tower sites omitted from Section 2.12 of the Company Disclosure Schedule. With respect to each such lease and sublease:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, subject to the effect of the Chapter 11 Proceeding and bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

            (b) if assumed pursuant to the Amended Plan, the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing with the same terms as in effect immediately prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

            (c) none of the Debtors, nor, to the Parent's or the Company's knowledge, any other party to the lease or sublease, is in material breach or default, and no event (other than (i) the nonpayment of rent or other charges by the Debtors with respect to periods prior to the Filing Date or
      (ii) the commencement of the Chapter 11 Proceeding) has occurred which, with notice or lapse of time, would constitute a material breach or default by the Debtors or, to the Parent's or the Company's knowledge, by any such other party, or permit termination, modification or acceleration thereunder;

            (d) to the knowledge of the Debtors, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (e) none of the Debtors has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

            (g) other than in the Ordinary Course of Business, no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Debtors (except amounts owing for periods prior to the Filing Date).

            2.13  Contracts.

            (a) Section 2.13 of the Company Disclosure Schedule sets forth a true and complete list of all written arrangements (including, without limitation, written agreements) to which any Debtor is a party which, pursuant to the rules and regulations of the SEC, would have to be attached as exhibits as material contracts to an Annual Report on Form 10-K filed by the Parent or the Company if such Annual Report were filed on the date of this Agreement.

            (b) The Debtors have delivered or otherwise made available to the Buyer a true and complete copy of each written arrangement (each as amended to date) required to be listed in Section 2.13 of the Company Disclosure Schedule. With respect to each written arrangement so listed: (i) as to a prepetition agreement susceptible of assumption, upon the assumption thereof by the Debtors pursuant to Section 365 of the Bankruptcy Code as specified in the Amended Plan, the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing with the same terms as in effect immediately prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) none of the Debtors nor, to the Parent's or the Company's knowledge, any other party, is in material breach or default, and no event (other than (x) the failure by the Debtor to pay an amount due thereunder with respect to goods or services rendered prior to the Filing Date, (y) the failure by the Debtor to render goods or services thereunto prior to the Filing Date or (z) the commencement of the Chapter 11 Proceeding) has occurred which with notice or lapse of time would constitute a material breach or default by the Debtors or, to the Parent's or the Company's knowledge, by any such other party, or permit termination, modification or acceleration, under the written arrangement. None of the Debtors is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in

Section 2.13 of the Company Disclosure Schedule under the terms of this Section
2.13. None of the Debtors is restricted by any arrangement from carrying on its business anywhere in the United States.

            2.14  Licenses and Authorizations.

            (a) The Debtors hold all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, the FCC or any state or local regulatory authorities or any state or local public service commission or public utility commission (each, a "State Authority") asserting jurisdiction over any Debtor or its businesses or assets, that are required for the conduct of their businesses as currently being conducted (each as amended to date) (collectively, the "Debtor Authorizations"), other than such licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations the absence of which would not in the aggregate materially impair the ability of either the Parent or the Company to consummate the transactions contemplated hereby or of the Reorganized Debtors to own and operate the properties, assets and businesses of the Debtors following the Closing. Section 2.14(a) of the Company Disclosure Schedule contains a true and complete list of such Debtor Authorizations.

            (b) Section 2.14(b) of the Company Disclosure Schedule contains a true and complete list of (i) each application of the Debtors pending before the FCC (collectively, the "Debtor FCC Applications"); (ii) each FCC permit and FCC license which is not a Debtor Authorization but in which any Debtor, directly or indirectly, holds an interest, including as a stakeholder in the licensee (collectively, the "Indirect Debtor Authorizations"); and (iii) all licenses, certificates, consents, permits, approvals and authorizations for the benefit of the Debtors pending before any State Authority (collectively, the "Debtor State Applications"). The Debtor Authorizations, the Debtor FCC Applications, the Indirect Debtor Authorizations and the Debtor State Applications (collectively, the "Debtor Licenses and Authorizations") are the only federal, state or local licenses, certificates, consents, permits, approvals and authorizations that are required for the conduct of the business and operations of the Debtors as presently conducted, other than such consents, permits, approvals or authorizations the absence of which would not in the aggregate materially impair the ability of either the Parent or the Company to either consummate the transactions contemplated hereby or of the Reorganized Debtors to own and operate the properties, assets and businesses of the Debtors following the Closing.

            (c) The Debtor Authorizations and, to the Parent's and the Company's knowledge, the Indirect Debtor Authorizations are in full force and effect and, other than Security Interests in favor of the lenders under the DIP Loan Agreement and the Pre-Petition Lenders, have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and each Debtor has operated in compliance with all terms thereof or any renewals thereof applicable to it, other than where the failure to so comply would not in the aggregate have a Debtor Material Adverse Effect or materially impair the ability of either the Parent or the Company to consummate the transactions contemplated hereby or of the Reorganized Debtors to own and operate the properties, assets and businesses of the Debtors following the Closing. No event has occurred with respect to any of the Debtor Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Debtor Authorizations. To the knowledge of the Parent or the Company, there is not pending any application, petition, objection or other pleading with the FCC, any State Authority or any similar body having jurisdiction or authority over the operations of the Debtors which questions the validity of or contests any Debtor Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any materially adverse modification of any Debtor Authorization.

            (d) Except for approval by the Bankruptcy Court or by the FCC as contemplated by Section 4.15 or as set forth in Section 2.14(d) of the Company Disclosure Schedule, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with, any Governmental Entity is required to be obtained or made by any Debtor in connection with the transfer or deemed transfer of the Debtor Licenses and Authorizations to the Buyer as a result of the consummation of the transactions contemplated hereby, except where the failure to obtain or make such permit, consent, approval, authorization, qualification, registration, declaration or filing would not materially impair the ability of the Company to consummate the transactions contemplated hereby or the Reorganized Debtors to own and operate the properties, assets and businesses of the Debtors following the Closing.

            2.15 Litigation. Except as to claims arising prior to the Filing Date that are within the jurisdiction of the Bankruptcy Court or are to be resolved in the Chapter 11 Proceeding or by force of the discharge granted to the Debtors in connection with the Chapter 11 proceeding, as of the date of this
Agreement: (a) there is no action, suit, proceeding or investigation to which any Debtor is a party (either as a plaintiff or defendant) pending or, to the Parent's or the Company's knowledge, threatened before any court, Governmental Entity or arbitrator, and, to the Parent's or the Company's knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) none of the Debtors nor, to the Parent's or the Company's knowledge, any officer, director or employee of any Debtor has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Debtors; and (c) no order, judgment or decree of any court or Governmental Entity has been issued in any proceeding to which any Debtor is or was a party or, to the Parent's or the Company's knowledge, in any other proceeding, that enjoins or requires any Debtor to take action of any kind with respect to its businesses, assets or properties. Except for the regulatory matters addressed in Section 2.14, none of the actions, suits, proceedings or investigations listed in Section 2.15 of the Company Disclosure Schedule, individually or collectively, if determined adversely to the interests of the Debtors, would have a Debtor Material Adverse Effect.

            2.16  Employees.

            (a) Section 2.16(a) of the Company Disclosure Schedule sets forth a true and complete list as of the most recent practicable date of all employment contracts or agreements relating to employment to which any of the Debtors is a party which are not terminable by the Debtors without penalty upon less than 30 or fewer days' notice.

            (b) There are no collective bargaining agreements to which any of the Debtors is a party. No Debtor has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and, to the Parent's or the Company's knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Parent or the Company, there is no reasonable basis to believe that any Debtor will be subject to any labor strike or other organized work force disturbance following the Closing.

            2.17  Employee Benefits.

            (a) Section 2.17(a) of the Company Disclosure Schedule contains a true and complete list of all Employee Benefit Plans (as defined below in this Section 2.17(a)) maintained, or contributed to, by any Debtor or any ERISA Affiliate (as defined below in this Section 2.17(a)) of any Debtor ("Company Employee Benefit Plans"). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any other material written or oral plan, agreement or arrangement involving direct or indirect employee compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code). True and complete copies of (i) all Company Employee Benefit Plans that have been reduced to writing; (ii) written summaries of all unwritten Company Employee Benefit Plans; (iii) all trust agreements, insurance contracts and summary plan descriptions related to the Company Employee Benefit Plans; (iv) the annual report filed on IRS Form 5500, 5500C or 5500R, if applicable, for the most recent plan year for each Company Employee Benefit Plan; and (v) the most recent qualification letter issued by the Internal Revenue Service with respect to each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, have been made available to the Buyer. Each Company Employee Benefit Plan has been administered in accordance with its terms in all material respects, and each Debtor and, to the Parent's or the Company's knowledge, each ERISA Affiliate of any Debtor has in all material respects met its obligations (if any) with respect to each Company Employee Benefit Plan and has made all required contributions (if any) thereto. The Debtors and all

Company Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. Each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified. Each Company Employee Benefit Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been reviewed for compliance with, and has satisfied the requirements of, said Sections for each plan year ending prior to the Closing.

            (b) To the Parent's or the Company's knowledge, as of the date of this Agreement, there are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefit Plan.

            (c) Neither any Debtor nor, to the Parent's or the Company's knowledge, any ERISA Affiliate of any Debtor has ever maintained a Company Employee Benefit Plan subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA. At no time has any Debtor or, to the Parent's or the Company's knowledge, any ERISA Affiliate of any Debtor been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA. No act or omission has occurred and no condition exists with respect to any Company Employee Benefit Plan that would subject any Debtor or, to the Company's knowledge, any ERISA Affiliate of any Debtor to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Benefit Plan that is subject to ERISA or the Code. No Company Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits any Debtor from amending or terminating any such Company Employee Benefit Plan and any Company Employee Benefit Plan may be terminated without liability to any Debtor or the Buyer, except for benefits accrued through the date of termination. Except as may be required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits, no former employees participate in any employee welfare benefit plans listed in Section 2.17(a) of the Company Disclosure Schedule beyond the month of the termination of his employment. No Company Employee Benefit Plan includes in its assets any securities issued by the Debtors. No Company Employee Benefit Plan has been subject to tax under Section 511 of the Code.

            (d)   Section 2.17(d) of the Company Disclosure Schedule lists each:
(i) agreement with any director, executive officer or other key employee of the Debtors (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Debtors of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits upon the consummation of any transaction or after the termination of employment of such director, executive officer or key employee;
(ii) agreement, plan or arrangement under which any person may receive a payment from any Debtor that may be subject to the tax imposed by
Section 4999 of the Code or may constitute a "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding any Debtor, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Company Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            2.18  Environmental Matters.

            Except for Sections 2.5(a), 2.23 and 2.24, this Section 2.18 contains the exclusive representations and warranties of the Parent and the Company concerning environmental matters, including but not limited to Environmental Laws and Materials of Environmental Concern (as both of those terms are defined below in this Section 2.18). Each of the Parent and the Company represents and warrants as follows:

            (a) Each of the Debtors is in compliance with all applicable Environmental Laws (as defined below in this Section 2.18(a)), other than where the failure to be in compliance would not in the aggregate have a Debtor Material Adverse Effect. There is no pending or, to the Parent's or the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or written notice of investigation or inquiry or written information request by any Governmental Entity, relating to any Environmental Law involving any Debtors or their respective assets and properties. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, permits, orders, rule or regulation or the common or decisional law relating to the environment or occupational health and safety, including, without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. For the purposes of this Agreement, the terms "release" and "environment" shall have the meaning set forth in the United States Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

            (b) There have been no releases of any Materials of Environmental Concern (as defined below in this Section 2.18(b)) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by any Debtor for which any Debtor may be liable under any Environmental Law of the jurisdiction in which such property or facility is located, other than such releases as would not in the aggregate have a Debtor Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, the Debtor has given all required notices (if any) to Governmental Entities (copies of which have been provided to the Buyer). There have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Debtors that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Debtors, other than such impacts as would not in the aggregate have a Debtor Material Adverse Effect. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA or any Environmental Law), solid wastes and hazardous wastes (as such terms are defined under the United States Resources Conservation and Recovery Act or any Environmental Law), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law, except for normal office and cleaning products.

            (c) Set forth in Section 2.18 of the Company Disclosure Schedule is a list of all environmental reports, investigations and audits which to the knowledge of the Parent or the Company (whether conducted by or on behalf of the Debtors or a third party, and whether done at the initiative of the Debtors or directed by a Governmental Entity or other third party) were issued during the past five years relating to premises formerly or currently owned, operated or controlled by the Debtors. True and complete copies of any such report, or the results of any such investigation or audit, which to the knowledge of the Parent or the Company are in the possession of the Parent or the Company (or can be obtained by the Company through reasonable efforts), have been delivered or otherwise made available to the Buyer.

            (d) Neither the Parent nor the Company has any knowledge of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by Debtors.

            (e) The Debtors hold all Environmental Authorizations (as defined below in this Section 2.18(e)) that are legally required for the conduct of their businesses as currently conducted, other than where the failure to hold such Environmental Authorizations would not in the aggregate have a Debtor Material Adverse Effect, and such Environmental Authorizations (if any) are listed in Section 2.18 of the Company Disclosure Schedule. For purposes of this Agreement, the term "Environmental Authorization" means any license, permit, certificate, or other authorization from a Governmental Entity under any applicable Environmental Law. Each of the Debtors is and has been in compliance with all such Environmental Authorizations, other than such noncompliance as would not in the aggregate have a Debtor Material Adverse Effect.

            (f) None of the transactions contemplated by this Agreement or the Amended Plan will require the Company or the Debtors to comply with an Environmental Property Transfer Act (as defined below in this Section 2.18(f)). For purposes of this Agreement, the term "Environmental Property Transfer Act" means any applicable law (including rules, regulations and administrative orders thereunder) of any federal, state, local or foreign government that requires any notification or disclosure of environmental conditions in connection with the transfer, sale, lease or closure of any property.

            2.19 Legal Compliance. Each Debtor and the conduct and operation of its respective business is and has been in compliance with each law (including rules, regulations and administrative orders thereunder) of any federal, state, local or foreign government, or any Governmental Entity, that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Debtors or their respective businesses, other than where the failure to be or to have been in compliance would not in the aggregate have a Debtor Material Adverse Effect or materially impair the ability of the Parent or the Company to consummate the transactions contemplated hereby or the Reorganized Debtors to own and operate the properties, assets and businesses of the Debtors following the Closing.

            2.20 Subscriber Cancellations; Suppliers. The Debtors have previously delivered or otherwise made available to the Buyer true and complete reports of the number of paging units the Debtors had in service on a quarterly basis for its most recent fiscal year and the interim period covered by the Company Financial Statements, and the number of subscriber cancellations the Debtors had for each such period. To the knowledge of the Parent or the Company, no material supplier of any Debtors has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them.

            2.21 Capital Expenditures. The Debtors have previously delivered to the Buyer a true and complete list of all capital expenditures in an amount in excess of $300,000 incurred by the Debtors during 1997, which list is attached as Section 4.5(a) of the Company Disclosure Schedule.

            2.22 Brokers' Fees. None of the Debtors has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

            2.23 Certain Information. None of the information supplied by the Debtors for inclusion or incorporation by reference in (i) the Proxy Statement and Registration Statement (each as defined in Section 4.13) or (ii) any document to be filed with the SEC, the FCC or any other Governmental Entity in connection with the transactions contemplated hereby will, at the respective times filed with the SEC, the FCC or other Governmental Entity and, in addition,
(A) in the case of the Proxy Statement, at the time it or any amendment or supplement thereto is mailed to the Buyer's stockholders and at the time of the Meeting (as defined in Section 4.12) and at the Closing and, (B) in the case of the Registration Statement, at the time it becomes effective under the Securities Act, contain any untrue statement of the Debtors of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Debtors with respect to statements made in any of the foregoing documents based upon information supplied by the Buyer.

            2.24 Disclosure. No representation or warranty by the Debtors contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Debtors pursuant to this Agreement, contains or will as of the Closing Date contain any untrue statement of a material fact or omits or will as of the Closing Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants to the Parent and the Company that the statements contained in this Article III are true and complete, except as set forth in the disclosure schedule of the Buyer delivered to the Company simultaneously with the execution and delivery hereof (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III, and the disclosures in any section or paragraph of the Buyer Disclosure Schedule shall qualify other sections or paragraphs in this Article III only to the extent that it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections or paragraphs. For purposes of this Agreement, a "Buyer Material Adverse Effect" shall mean a material adverse effect on the businesses, assets (including licenses, franchises and other intangible assets), financial condition, operating income and prospects of the Buyer and its subsidiaries, taken as a whole, excluding any effect generally applicable to the economy or the industry in which the Buyer conducts its business.

            3.1   Organization Qualification, Corporate Power and Authority.

            (a) Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Buyer and the Merger Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction (each such jurisdiction being set forth in Section 3.1(a) of the Buyer Disclosure Schedule) in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, other than where the failure to be so qualified would not in the aggregate have a Buyer Material Adverse Effect. Each of the Buyer and the Merger Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished to the Company true and complete copies of the Buyer's and the Merger Subsidiary's respective certificates of incorporation and by-laws, each as amended and as in effect on the date hereof. Each of the Buyer and the Merger Subsidiary has at all times complied with, and is not in default under or in violation of, any provision of its certificate of incorporation or by-laws, other than where the failure to so comply and such defaults and violations would not in the aggregate have a Buyer Material Adverse Effect.

            (b) Each of the Buyer and the Merger Subsidiary has all requisite power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Buyer and the Merger Subsidiary and, subject to the approval of the Buyer Charter Amendment (as defined in Section 4.12) and the Buyer Share Issuance (as defined below in this Section 3.1(b)) by the stockholders of the Buyer, the performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and the Merger Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Merger Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Merger Subsidiary and constitutes a valid and binding obligation of the Buyer and the Merger Subsidiary, enforceable against the Buyer and the Merger Subsidiary in accordance with its terms. For purposes of this Agreement, "Buyer Share Issuance" means the issuance by the Buyer of shares of its capital stock as contemplated by this Agreement and the Amended Plan, including (i) the issuance of the Plan Shares as contemplated by the Merger Agreement and the Amended Plan,
(ii) the issuance of shares of Buyer Common Stock and, if applicable, shares of Class B Common Stock, par value $0.01 per share, of the Buyer ("Buyer Class B Common Stock") having the terms specified in the Buyer Charter Amendment upon exercise of Rights issued pursuant to the Rights Offering or issued to the Standby Purchasers (or their assignees or persons in substitution therefor) pursuant to the Standby Purchase Commitments in connection with the Rights Offering, and (iii) the issuance of the Buyer Warrants issued by the Buyer (x) pursuant to the Rights Offering, (y) to the Standby Purchasers in connection with the Rights Offering , and (z) pursuant to the Buyer Distribution, and the issuance of shares of Buyer Common Stock upon exercise of any of the foregoing Buyer Warrants.

            3.2   Capitalization.

            (a) The authorized capital stock of the Buyer consists of 75,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock, $.01 par value ("Buyer Preferred Stock"), of which 100,000 shares have been designated as Series B Junior Participating Preferred Stock and 250,000 shares have been designated as Series C Convertible Preferred Stock. As of the date hereof, (i) 21,067,110 shares of Buyer Common Stock are issued and outstanding, (ii) no shares of Buyer Common Stock are held in the treasury of the Buyer, (iii) 2,740,381 shares of Buyer Common Stock are issuable upon exercise of certain outstanding options or are reserved for issuance pursuant to the Buyer's existing stock option and purchase plans, and (iv) 5,343,305 shares of Buyer Common Stock are reserved for issuance upon exercise of other convertible securities of the Buyer. As of the date hereof, no shares of Series B Junior Participating Preferred Stock and 250,000 shares of Series C Convertible Preferred Stock are issued and outstanding, and no shares of Buyer Preferred Stock are held in the treasury of the Buyer. Except for such options and such other convertible securities and except for the rights to purchase shares of Series B Junior Participating Preferred Stock of the Buyer (the "Preferred Rights") issued pursuant to the Rights Agreement dated as of October 13, 1995 (the "Rights Agreement"), between the Buyer and The Bank of New York, as Rights Agent, there are no options, warrants, rights, calls, convertible instruments, agreements or commitments to which the Buyer or any Buyer Subsidiary is a party or which are binding upon any of them (other than this Agreement) providing for the issuance, disposition or acquisition of any of its capital stock or stock appreciation, phantom stock or similar rights. All the issued and outstanding shares of the Buyer's capital stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

            (b) All the outstanding shares of capital stock of each of the Buyer Subsidiaries are beneficially owned by the Buyer, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities or demands, and all such shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

            (c) There are no voting trusts, proxies or other agreements or understandings to which the Buyer or any of the Buyer Subsidiaries is a party with respect to the voting of the capital stock of the Buyer or any Buyer Subsidiary. None of the Buyer or the Buyer Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock or debt securities of the Buyer or of any Buyer Subsidiary as a result of the transactions contemplated by this Agreement.

            (d) The authorized capital stock of the Merger Subsidiary consists of 1,000 shares of common stock, $.01 par value, all of which are issued and outstanding and held beneficially and of record by the Buyer.

            (e) The shares of Buyer Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of this Agreement and the shares of Buyer Common Stock, the shares of Buyer Class B Common Stock, if applicable, and the Buyer Warrants to be issued and delivered pursuant to the Rights Offering (as defined in Section 4.20(a)) or as contemplated by the Standby Purchase Commitments, in each case when so issued and distributed or delivered, as the case may be, and the shares of Buyer Common Stock issued upon conversion of such shares of Buyer Class B Common Stock, if applicable, when so converted in accordance with the Buyer Charter Amendment (as defined in Section 4.12), and the shares of Buyer Common Stock issued upon exercise of Buyer Warrants, when issued, paid for and delivered as provided in the Buyer Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

            3.3 Noncontravention. Except for the applicable requirements of the Securities Act and the Exchange Act, any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, and state public utility, telecommunication or public service laws, neither the execution and delivery of this Agreement by each of the Buyer and the Merger Subsidiary nor the consummation of the transactions contemplated hereby will (a) conflict with or violate any provision of the Buyer's or Merger Subsidiary's respective certificate of incorporation or by-laws, (b) require on the part of the Buyer and/or the Merger Subsidiary any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, other than where the failure to make or obtain such filings, permits, authorizations, consents or approvals would not in the aggregate have a Buyer Material Adverse Effect or materially adversely affect the ability of the Buyer to operate the business of the Buyer following the Effective Time, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or any Buyer Subsidiary is a party or by which the Buyer or any Buyer Subsidiary is bound or to which any of their respective assets are subject or any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any Buyer Subsidiary or any of their respective properties or assets, other than such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, cancellations or notices, consents or waivers as would not in the aggregate have a Buyer Material Adverse Effect, or (d) result in the imposition of any Security Interest upon any assets of the Buyer or any Buyer Subsidiary.

            3.4   Business Entities.

            (a) Section 3.4(a) of the Buyer Disclosure Schedule sets forth a true and complete list of each corporation, partnership, limited liability company or other form of business association in which the Buyer, directly or indirectly, owns any equity interest or any security convertible into or exchangeable for an equity interest (each a "Buyer Business Entity") which is material to the Buyer.

            (b) The Buyer Business Entities listed in Section 3.4(b) of the Buyer Disclosure Schedule are the only Buyer Business Entities which have conducted any operations, trade or businesses of the Buyer since January 30, 1997, hold any Buyer Authorizations (as defined in Section 3.14(a)) or own any assets necessary for the conduct of the businesses of the Buyer as currently conducted.

            (c) The Buyer owns all the outstanding equity interests in each Buyer Business Entity. For purposes of this Agreement, "Buyer Subsidiary" means any Buyer Business Entity in which the Buyer, directly or indirectly, owns a majority of the equity interests.

            (d) No Buyer Business Entity is in default under or in violation of any provision of its organizational documents. To the knowledge of the Buyer, all the issued and outstanding equity interests of each Buyer Business Entity are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity interests of each Buyer Business Entity are held of record or owned beneficially by the Buyer free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.

            (e) There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity interests of any Buyer Business Entity to which the Buyer or any Buyer Subsidiary is a party or by which it is bound, or, to the Buyer's knowledge, any other such trusts, proxies, agreements or understandings.

            3.5   Reports and Financial Statements.

            (a) The Buyer has previously furnished to the Debtors true and complete copies, each as amended or supplemented to date, of (i) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed by the Buyer with the SEC, and (ii) all other reports, statements, exhibits and other documents filed by the Buyer with the SEC under Section 13 or 15 of the Exchange Act (which are all the reports, statements, exhibits and other documents required to be so filed) since December 31, 1997 (such materials, together with any amendments or supplements thereto, collectively being referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer Reports and the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and, in the case of interim financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

            (b) The accounts receivable of the Buyer and its subsidiaries reflected on the consolidated balance sheet of the Buyer as of June 30, 1998 (the "Buyer Balance Sheet Date"), filed by the Buyer as part of its Quarterly Report on Form 10-Q for the quarter that ended on such date (the "Most Recent Buyer Balance Sheet"), and those arising since the date of the Most Recent Buyer Balance Sheet, are valid receivables subject to no set-offs or counterclaims, net of a reserve for bad debts, which reserve is reflected on the Most Recent Buyer Balance Sheet. The inventories of the Buyer and its subsidiaries reflected on the Most Recent Buyer Balance Sheet are of a quality and quantity useable and/or saleable in the Ordinary Course of Business, except as written down to net realizable value on the Most Recent Buyer Balance Sheet. All inventory shown on the Most Recent Buyer Balance Sheet has been priced at the lower of cost or net realizable value.

            3.6 Absence of Certain Changes. Since the Buyer Balance Sheet Date, (a) there has not been any Buyer Material Adverse Effect, nor has there occurred any event or development that would have a Buyer Material Adverse Effect and (b) the Buyer has not taken any action that would be prohibited by subsection (b) of Section 4.5 below if taken from and after the date of this Agreement.

            3.7 Undisclosed Liabilities. Neither the Buyer nor any Buyer Subsidiary has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for (a) liabilities separately shown or expressly reserved on the Most Recent Buyer Balance Sheet, (b) liabilities that have arisen since the Buyer Balance Sheet Date in the Ordinary Course of Business of the Buyer or any Subsidiary and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period; and (c) liabilities incurred in the Ordinary Course of Business of the Buyer that are not required by GAAP to be reflected on the Most Recent Buyer Balance Sheet and that are not in the aggregate material.

            3.8   Tax Matters.

            (a) Each of the Buyer and the Buyer Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were true and complete in all material respects. Neither the Buyer nor any Buyer Subsidiary is or has even been a member of a group of corporations which has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the Buyer and the Buyer Subsidiaries are or were members. Except as described in Section 3.8(a) of the Buyer Disclosure Schedule, (i) each group of corporations with which the Buyer has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "Buyer Affiliated Group") has filed all Tax Returns that it was required to file with respect to any period in which the Buyer was a member of such Buyer Affiliated Group (a "Buyer Affiliated Period") and (ii) all such Tax Returns were true and complete in all material respects. Each of the Buyer and the Buyer Subsidiaries has paid on a timely basis all Taxes (as defined below) that were due and payable and, to the Buyer's knowledge, each member of a Buyer Affiliated Group has paid all Taxes that were due and payable with respect to all Buyer Affiliated Periods. The unpaid Taxes of the Buyer for tax periods through the Most Recent Buyer Balance Sheet do not exceed the accruals and reserves (other than accruals and reserves established to reflect timing differences between book and tax income) for Taxes reflected on the Most Recent Buyer Balance Sheet. All Taxes that the Buyer or any Buyer Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (b) The Buyer has delivered or otherwise made available to the Company true and complete copies of all federal income Tax Returns of the Buyer and the Buyer Subsidiaries, together with all related examination reports and statements of deficiencies, for all periods commencing after December 31, 1993 and, to the extent in the possession of the Buyer, true and complete copies of the portion of the federal income Tax Returns of any member of a Buyer Affiliated Group, together with all related examination reports and statements of deficiency, relating to the activities of the Buyer or any Buyer Subsidiary for all Buyer Affiliated Periods commencing after December 31, 1993. The federal income Tax Returns of each of the Buyer, any Buyer Subsidiary and, each member of a Buyer Affiliated Group have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(b) of the Buyer Disclosure Schedule. The Buyer has delivered or otherwise made available to the Company true and complete copies of all other Tax Returns of the Buyer and each Buyer Subsidiary, together with all related examination reports and statements of deficiency, for all periods commencing after December 31, 1993 and, to the extent in the possession of the Buyer, true and complete copies of the portion of all other Tax Returns, of any member of a Buyer Affiliated Group, together with all related examination reports and statements of deficiency, relating to the activities of the Buyer or any Buyer Subsidiary for all Affiliated Periods commencing after December 31, 1993. No examination or audit of any Tax Return of the Buyer, any Buyer Subsidiary or, to the Buyer's knowledge, any member of a Buyer Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the knowledge of the Buyer, threatened or contemplated. Neither the Buyer, any Buyer Subsidiary nor, to the Buyer's knowledge, any member of a Buyer Affiliated Group has been informed by any jurisdiction that the jurisdiction believes that the Buyer or any Buyer Subsidiary or any member of a Buyer Affiliated Group was required to file any Tax Return that was not filed on a timely basis. Neither the Buyer, any Buyer Subsidiary nor, to the Buyer's Knowledge, any member of a Buyer Affiliated Group has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (c) Neither the Buyer nor any Buyer Subsidiary (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Buyer or any Buyer Subsidiary is subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;
(iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Buyer or any Buyer Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (d) None of the assets of the Buyer or any Buyer Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (e) Neither the Buyer nor any Buyer Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(h) of the Code.

            (f) No state or federal "net operating loss" of the Buyer or any Buyer Subsidiary determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code occurring prior to the Closing Date.

            (g) Section 3.8(g) of the Buyer Disclosure Schedule sets forth in reasonable detail the following information with respect to the Buyer and each Buyer Subsidiary as of the most recent practicable date: (i) the basis of the Buyer and each Buyer Subsidiary in their respective assets; (ii) the basis of the stockholder(s) in its stock (or the amount of any "excess loss account");
(iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable; and (iv) the amount of any deferred gain or loss allocable arising out of any "deferred intercompany transaction."

            3.9 Tangible Assets. The Buyer and the Buyer Subsidiaries own or lease all tangible assets necessary for the conduct of their respective businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently used, other than where the failures or defects would not in the aggregate have a Buyer Material Adverse Effect.

            3.10 Owned Real Property. The Buyer has previously made available to the Company a true and complete listing of all material real property that has been owned by the Buyer or any Buyer Subsidiary at any time on or after January 30, 1997. With respect to each parcel of real property which is currently owned by the Buyer or any Buyer Subsidiary, the identified owner has good record and marketable title to such parcel, free and clear of any Security Interest, easement, covenant or other restriction, except for Security Interests, easements, covenants and other restrictions which do not materially impair the use, occupancy or value of such parcel as presently used in the Buyer's or Buyer Subsidiaries' businesses.

            3.11  Intellectual Property.

            (a) The Buyer owns, licenses or otherwise has the legally enforceable right to use all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material used in the operation of the business of the Buyer or any Buyer Subsidiary or necessary for the operation of the business of the Buyer or any Buyer Subsidiary as presently conducted by the Buyer or any Buyer Subsidiary (collectively "Buyer Intellectual Property"). Each such item of Buyer Intellectual Property owned or available for use by the Buyer or a Buyer Subsidiary immediately prior to Closing will be owned or available for use by the Buyer or the Buyer Subsidiary on substantially similar terms and conditions immediately following the Closing. No other person or entity has any rights to any of the Buyer Intellectual Property, and no other person or entity is infringing, violating or misappropriating any of, the Buyer Intellectual Property used in the business of the Buyer, other than such infringements, violations or misappropriations as would not in the aggregate have a Buyer Material Adverse Effect.

            (b) The business, operations and activities of the Buyer and each Buyer Subsidiary as presently conducted or as conducted at any time within the two years prior to the date of this Agreement have not materially infringed or violated, or constituted a material misappropriation of, and do not now materially infringe or violate, or constitute a material misappropriation of, any intellectual property rights of any other person or entity. Since January 30, 1997, neither the Buyer nor any Buyer Subsidiary has received any written, or to its knowledge, verbal, complaint, claim or notice alleging any such infringement, violation or misappropriation which has not been disposed of through a settlement agreement described in Section 3.11(b) of the Buyer Disclosure Schedule.

            3.12 Real Property Leases. Section 3.12 of the Buyer Disclosure Schedule lists all real property (other than tower sites) leased or subleased to the Buyer or any Buyer Subsidiary, indicating, in each case, the term of the lease and the rent payable under such lease. The Buyer has made available to the Company true and complete copies of all such leases and subleases (each as amended to date). With respect to each such lease and sublease:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity;

            (b) neither the Buyer nor any Buyer Subsidiary nor, to the Buyer's knowledge, any other party to the lease or sublease, is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default by the Buyer or any Buyer Subsidiary or, to the Buyer's knowledge, by any such other party, or permit termination, modification or acceleration thereunder;

            (c) to the knowledge of the Buyer, there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (d) neither the Buyer nor any Buyer Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (e) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

            (f) other than in the Ordinary Course of Business, no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Buyer or any Buyer Subsidiary.

            3.13 Contracts. The Buyer has delivered or otherwise made available to the Company a true and complete copy of each written arrangement (each as amended to date) filed as an exhibit to any Buyer Report. With respect to each written arrangement (i) each written agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing with the same terms as in effect immediately prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (ii) neither the Buyer nor any Buyer Subsidiary nor, to the Buyer's knowledge, any other party, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default by the Buyer or any Buyer Subsidiary or, to the Buyer's knowledge, by any such other party, or permit termination, modification or acceleration, under the written arrangement. Neither the Buyer nor any Buyer Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be filed as an exhibit as a material contract to an Annual Report on Form 10-K filed by the Buyer. Neither the Buyer nor any Buyer Subsidiary is restricted by any arrangement from carrying on its business anywhere in the United States.

            3.14  Licenses and Authorizations

            (a) The Buyer and the Buyer Subsidiaries hold all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including, without limitation, the FCC or any State Authority asserting jurisdiction over the Buyer or any Buyer Subsidiary or its business or assets, that are required for the conduct of their businesses as currently being conducted (each as amended to date) (the "Buyer Authorizations"), other than such licenses, permits, certificates, franchises, ordinances, registrations or other rights, applications and authorizations the absence of which would not in the aggregate materially impair the ability of the Buyer to consummate the transactions contemplated hereby or of the Buyer to own and operate the properties, assets and businesses of the Buyer following the Closing. The Buyer has heretofore delivered to the Company a true and complete list of such Buyer Authorizations.

            (b) The Buyer has previously made available to the Company a true and complete list of (i) each application of the Buyer and/or any Buyer Subsidiary pending before the FCC (collectively, the "Buyer FCC Applications");
(ii) each FCC permit and FCC license which is not a Buyer Authorization but in which the Buyer or any Buyer Subsidiary, directly or indirectly, holds an interest, including as a stakeholder in the licensee (collectively, the "Indirect Buyer Authorizations");

and (iii) all licenses, certificates, consents, permits, approvals and authorizations for the benefit of the Buyer and the Buyer Subsidiaries, as applicable, pending before any State Authority (collectively, the "Buyer State Applications"). The Buyer Authorizations, the Buyer FCC Applications, the Indirect Buyer Authorizations and the Buyer State Applications (collectively, the "Buyer Licenses and Authorizations") are the only federal, state or local licenses, certificates, consents, permits, approvals and authorizations that are required for the conduct of the business and operations of the Buyer and the Buyer Subsidiaries as presently conducted, other than such consents, permits, approvals or authorizations the absence of which would not in the aggregate materially impair the ability of the Buyer and the Merger Subsidiary to either consummate the transactions contemplated hereby or of the Buyer and the Buyer Subsidiaries to own and operate the properties, assets and businesses of the Buyer and the Buyer Subsidiaries following the Closing.

            (c) The Buyer Authorizations and, to the Buyer's knowledge, the Indirect Buyer Authorizations are in full force and effect and have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and the Buyer and the Buyer Subsidiaries have each operated in compliance with all terms thereof or any renewals thereof applicable to them, other than where the failure to so comply would not in the aggregate have a Buyer Material Adverse Effect or materially impair the ability of the Buyer to consummate the transactions contemplated hereby or of the Buyer to own and operate the properties, assets and businesses of the Buyer following the Closing. No event has occurred with respect to any of the Buyer Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Buyer Authorizations. To the knowledge of the Buyer, there is not pending any application, petition, objection or other pleading with the FCC, any State Authority or any similar body having jurisdiction or authority over the operations of the Buyer and the Buyer Subsidiaries which questions the validity of or contests any Buyer Authorization or which could reasonably be expected, if accepted or granted, to result in the revocation, cancellation, suspension or any materially adverse modification of any Buyer Authorization.

            (d) Except for approval by the Bankruptcy Court or by the FCC as contemplated by Section 4.15, or as set forth in Section 3.14(d) of the Buyer Disclosure Schedule, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with, any Governmental Entity is required to be obtained or made by the Buyer or any Buyer Subsidiary in connection with the transfer or deemed transfer of the Buyer Licenses and Authorizations as a result of the consummation of the transactions contemplated hereby, except where the failure to obtain or make such permit, consent, approval, authorization, qualification, registration, declaration or filing would not materially impair the ability of the Buyer to consummate the transactions contemplated hereby or the Buyer to own and operate the properties, assets and businesses of the Buyer following the Closing.

            3.15 Litigation. Except as described in the Buyer Reports, as of the date of this Agreement: (a) there is no action, suit, proceeding or investigation to which the Buyer or any Buyer Subsidiary is a party (either as a plaintiff or defendant) pending or, to the Buyer's knowledge, threatened before any court, Governmental Entity or arbitrator, and, to the Buyer's knowledge, there is no basis for any such action, suit, proceeding or investigation; (b) neither the Buyer nor any Buyer Subsidiary nor, to the Buyer's knowledge, any officer, director or employee of the Buyer or any Buyer Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any court or Governmental Entity from engaging in or continuing to conduct the business of the Buyer or any Buyer Subsidiary; and (c) no order, judgment or decree of any court or Governmental Entity has been issued in any proceeding to which the Buyer or any Buyer Subsidiary is or was a party or, to the Buyer's knowledge, in any other proceeding, that enjoins or requires the Buyer or any Buyer Subsidiary to take action of any kind with respect to its business, assets or properties. None of the actions, suits, proceedings or investigations listed in Section 3.15 of the Buyer Disclosure Schedule, individually or collectively, if determined adversely to the interests of the Buyer or any Buyer Subsidiary, would have a Buyer Material Adverse Effect.

            3.16  Employees.

            (a) There are no collective bargaining agreements to which Buyer or any Buyer Subsidiary is a party. Neither the Buyer nor any Buyer Subsidiary has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes and, to the Buyer's knowledge, no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Buyer or any Buyer Subsidiary there is no reasonable basis to believe that the Buyer or any Buyer Subsidiary will be subject to any labor strike or other organized work force disturbance following the Closing.

            3.17  Employee Benefits.

            (a) Section 3.17(a) of the Buyer Disclosure Schedule contains a true and complete list of all Employee Benefit Plans maintained, or contributed to, by the Buyer or any Buyer Subsidiary or any ERISA Affiliate of the Buyer or any Buyer Subsidiary (the "Buyer Employee Benefit Plan"). True and complete copies of (i) all Buyer Employee Benefit Plans that have been reduced to writing; (ii) written summaries of all unwritten Buyer Employee Benefit Plans;
(iii) all trust agreements, insurance contracts and summary plan descriptions related to the Buyer Employee Benefit Plans; (iv) the annual report filed on IRS Form 5500, 5500C or 5500R, if applicable, for the most recent plan year for each Buyer Employee Benefit Plan; and (v) the most recent qualification letter issued by the Internal Revenue Service with respect to each Buyer Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, have been made available to the Company. Each Buyer Employee Benefit Plan has been administered in accordance with its terms in all material respects, and the Buyer and each Buyer Subsidiary and, to the Buyer's knowledge, each ERISA Affiliate of the Buyer or any Buyer Subsidiary has in all material respects met its obligations (if any) with respect to each Buyer Employee Benefit Plan and has made all required contributions (if any) thereto. The Buyer, all Buyer Subsidiaries and all Buyer Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder. Each Buyer Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified. Each Buyer Employee Benefit Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been reviewed for compliance with, and has satisfied the requirements of, said Sections for each plan year ending prior to the Closing.

            (b) To the Buyer's knowledge, as of the date of this Agreement, there are no inquiries or investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Buyer Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Buyer Employee Benefit Plan or asserting any rights or claims to benefits under any Buyer Employee Benefit Plan.

            (c) Neither the Buyer or any Buyer Subsidiary nor, to the Buyer's knowledge, any ERISA Affiliate of the Buyer or any Buyer Subsidiary has ever maintained an Buyer Employee Benefit Plan subject to Section 412 of the Code,
Part 3 of Subtitle B of Title I of ERISA, or Title IV of ERISA. At no time has the Buyer or any Buyer Subsidiary or, to the Buyer's knowledge, any ERISA Affiliate of the Buyer or any Buyer Subsidiary been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA. No act or omission has occurred and no condition exists with respect to any Buyer Employee Benefit Plan that would subject the Buyer, any Buyer Subsidiary or, to the Buyer's knowledge, any ERISA Affiliate of the Buyer or any Buyer Subsidiary to any material fine, penalty, Tax or liability of any kind imposed under ERISA or the Code. No prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Buyer Employee Benefit Plan that is subject to ERISA or the Code. No Buyer Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Buyer from amending or terminating any such Buyer Employee Benefit Plan and any Buyer Employee Benefit Plan may be terminated without liability to the Buyer or any Buyer Subsidiary, except for benefits accrued through the date of termination. Except as may be required by
Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits, no former employees participate in any employee welfare benefit plans listed in Section 3.17(a) of the Buyer Disclosure Schedule beyond the month of the termination of his employment. No Buyer Employee Benefit Plan includes in its assets any securities issued by the Buyer. No Employee Benefit Plan has been subject to tax under Section 511 of the Code.

            (d)   Section 3.17(d) of the Buyer Disclosure Schedule lists each:
(i) agreement with any director, executive officer or other key employee of the Buyer or any Buyer Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Buyer or any Buyer Subsidiary of the nature of any of the transactions contemplated by this Agreement; (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits upon the consummation of any transaction or after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Buyer or any Buyer Subsidiary that may be subject to the tax imposed by
Section 4999 of the Code or may constitute a "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Buyer or any Buyer Subsidiary, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            3.18  Environmental Matters.

            Except for Sections 3.5(a), 3.26, and 3.27, this Section 3.18 contains the exclusive representations and warranties of the Buyer concerning environmental matters, including but not limited to Environmental Laws and Materials of Environmental Concern. The Buyer represents and warrants as follows:

            (a) Each of the Buyer and each Buyer Subsidiary is in compliance with all applicable Environmental Laws, other than where the failure to be in compliance would not in the aggregate have a Buyer Material Adverse Effect. There is no pending or, to the knowledge of the Buyer or any Buyer Subsidiary, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or written notice of investigation or inquiry or written information request by any Governmental Entity, relating to any Environmental Law involving the Buyer or any Buyer Subsidiary or their respective assets and properties.

            (b) There have been no releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Buyer or any Buyer Subsidiary for which the Buyer or any Buyer Subsidiary may be liable under any Environmental Law of the jurisdiction in which such property or facility is located, other than such releases as would not in the aggregate have a Buyer Material Adverse Effect. With respect to any such releases of Materials of Environmental Concern, the Buyer or such Buyer Subsidiary has given all required notices (if any) to Governmental Entities (copies of which have been provided to the Company). There have been no releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Buyer or any Buyer Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Buyer or any Buyer Subsidiary other than such impacts as would not in the aggregate have a Debtor Material Adverse Effect.

            (c) Set forth in Section 3.18 of the Buyer Disclosure Schedule is a list of all environmental reports, investigations and audits which to the knowledge of the Buyer (whether conducted by or on behalf of the Buyer or any Buyer Subsidiary or a third party, and whether done at the initiative of the Buyer or any Buyer Subsidiary or directed by a Governmental Entity or other third party) were issued during the past five years relating to premises formerly or currently owned, operated or controlled by the Buyer or any Buyer Subsidiary. True and complete copies of any such report, or the results of any such investigation or audit, which to the knowledge of the Buyer are in the possession of Buyer or any Buyer Subsidiary (or can be obtained by Buyer or any Buyer Subsidiary through reasonable efforts), have been delivered or otherwise made available to the Company.

            (d) Neither the Buyer nor any Buyer Subsidiary has any knowledge of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Buyer or any Buyer Subsidiary.

            (e) The Buyer and the Buyer Subsidiaries hold all Environmental Authorizations that are legally required for the conduct of their businesses as currently conducted, other than where the failure to hold such Environmental Authorizations would not in the aggregate have a Buyer Material Adverse Effect, and such Environmental Authorizations (if any) are listed in Section 3.18 of the Buyer Disclosure Schedule. The Buyer and each of the Buyer Subsidiaries is and has been in compliance with all such Environmental Authorizations, other than such noncompliance as would not in the aggregate have a Buyer Material Adverse Effect.

            (f) None of the transactions contemplated by this Agreement or the Amended Plan will require the Buyer or any Buyer Subsidiary to comply with an Environmental Property Transfer Act.

            3.19 Legal Compliance. Each of the Buyer and each Buyer Subsidiary and the conduct and operation of its respective business, is and has been in compliance with each law (including rules, regulations and administrative orders thereunder) of any federal, state, local or foreign government, or any Governmental Entity, that (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Buyer or any Buyer Subsidiary or their respective businesses, other than where the failure to be or to have been in compliance would not in the aggregate have a Buyer Material Adverse Effect or materially impair the ability of the Buyer to consummate the transactions contemplated hereby or the Buyer to own and operate the properties, assets and businesses of the Buyer following the Closing.

            3.20 Merger Subsidiary. The Merger Subsidiary was formed solely for the purpose of effecting the transactions contemplated by this Agreement and, except for such obligations or liabilities incurred in connection with its incorporation or organization, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, the Merger Subsidiary has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

            3.21 Capital Expenditures; Suppliers. The Buyer has previously delivered to the Company a true and complete accounting of all capital expenditures incurred by it or the Buyer Subsidiaries during 1997 and their projected capital expenditure budget for calendar years 1998 and 1999. To the knowledge of the Buyer or any Buyer Subsidiary no material supplier of the Buyer or any Buyer Subsidiary has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them.

            3.22 Brokers' Fees. Neither the Buyer nor any Buyer Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except to Bear, Stearns & Co. Inc. ("Bear Stearns"), the financial advisor to the Buyer.

            3.23 Rights Agreement; Section 203. (a) The Buyer has executed the amendment to its Rights Agreement dated as of October 13, 1995 in the form attached hereto as Exhibit D, and such amendment is in full force and effect.

            (b) The Board of Directors of the Buyer has approved the Merger, this Agreement and the Amended Plan together with the transactions contemplated thereby (including without limitation the acquisition by the Standby Purchasers of Buyer Warrants, Buyer Common Stock or Buyer Class B Common Stock, if applicable, pursuant to this Agreement, the Amended Plan and the Standby Purchase Commitments, or of Buyer Common Stock or Buyer Class B Common Stock, if applicable, pursuant to the Buyer Warrants), including for purposes of Section 203 of the DGCL.

            3.24 Opinion of Financial Advisor. The Buyer has received an opinion of Bear Stearns & Co. Inc., a copy of which is attached hereto as Exhibit E.

            3.25 Required Vote of the Buyer's Stockholders. The affirmative vote of a majority of the votes cast by holders of Buyer Stock is required to approve the Buyer Share Issuance and the affirmative vote of a majority of the votes entitled to be cast by holders of Buyer Stock is required to approve the Buyer Charter Amendment. No other vote of the security holders of the Buyer or of any Buyer Subsidiary is required by law, the respective organization documents thereof or otherwise in order for the Buyer to consummate the Merger and the other transactions contemplated hereby and by the Amended Plan.

            3.26 Certain Information. None of the information supplied by the Buyer or any Buyer Subsidiary for inclusion or incorporation by reference in (i) the Proxy Statement (as defined in Section 4.13(a)) and Registration Statement (as defined in Section 4.20(c)) or (ii) any document to be filed with the SEC, the FCC or any other Governmental Entity in connection with the transactions contemplated hereby will, at the respective times filed with the SEC, the FCC or other Governmental Entity and, in addition, (A) in the case of the Proxy Statement, at the time it or any amendment or supplement thereto is mailed to the Buyer's stockholders and at the time of the Meeting (as defined in Section 4.12) and at the Closing and, (B) in the case of the Registration Statement, at the time it becomes effective under the Securities Act, contain any untrue statement of

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

the Buyer or any Buyer Subsidiary of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation is made by the Buyer or any Buyer Subsidiary with respect to statements made in any of the foregoing documents based upon information supplied by the Company.

            3.27 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will as of the Closing Date contain any untrue statement of a material fact or omits or will as of the Closing Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE IV

                                    COVENANTS

            4.1 Best Efforts. Except, in the case of the Parent and the Company, to the extent required by Bankruptcy-Related Requirements (as defined in Section 4.5), each Party shall use its best efforts to cause the transactions contemplated by this Agreement and the Amended Plan to be consummated in accordance with the terms hereof and thereof, and without limiting the generality of the foregoing shall use its best efforts to obtain all necessary approvals, waivers, consents, permits, licenses, registrations and other authorizations required in connection with this Agreement and the Amended Plan and the transactions contemplated hereby and thereby and, in the case of the Buyer, to assist the Parent and the Company in the preparation of a Disclosure Statement related to the Amended Plan and, in the case of the Parent and the Company, to assist the Buyer in the preparation of the Proxy Statement and Registration Statement, including, without limitation, entry of the Confirmation Order, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of it in order to consummate the transactions contemplated hereby and thereby, provided, however, that actions taken by the Parent and the Company in compliance with Section 4.7(b) and actions taken by the Buyer in accordance with Section 4.7(e) shall not be deemed a breach by the Parent or the Company, on the one hand, or the Buyer, on the other hand, of this Section 4.1.

            4.2 Approvals; Consents. Each Party shall obtain and maintain in full force and effect all approvals, consents, permits, licenses and other authorizations from all Governmental Entities reasonably necessary or required for the operation of their respective businesses as presently conducted, as and when such approvals, consents, permits, licenses or other authorizations are necessary or required, except where the failure to do so would not have a Debtor Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or materially impair the ability of the

Company or the Buyer to consummate the transactions contemplated hereby or the Reorganized Debtors or the Buyer to own and operate the properties, assets and businesses of the Debtors following the Closing. Without limiting the generality of the foregoing, each Party shall maintain its respective authorizations in full force and effect, shall not take any action which could reasonably be expected to have a material adverse effect on such authorizations or any licenses and authorizations, shall diligently pursue all applications and shall, prior to the expiration date of any material authorization, timely file for the renewal of any such authorization. Neither Party shall make any material commitments to any Governmental Entity relating to any material approval, consent, permit, license or other authorization without the prior written consent of the other Parties. The Parties shall consult with one another as to the approach to be taken with any Governmental Entity with respect to obtaining any necessary consent to the transactions contemplated hereby and by the Amended Plan, and each of the Parties shall keep the other Parties reasonably informed as to the status of any such communications with any Governmental Entity. Without limiting the generality of the foregoing, the Buyer, the Parent and the Company shall, and shall cause each of the Buyer Subsidiaries or each of the other Debtors, as applicable, to make the necessary preliminary filings under the HSR Act no later than ten days following the date of this Agreement and shall seek early termination of all applicable waiting periods. The Buyer, the Parent and the Company shall, and shall cause each of the Buyer Subsidiaries or each of the other Debtors, as applicable, to use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other federal or state antitrust or fair trade law raised by any Governmental Entity. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In the event of a challenge to the transactions contemplated by this Agreement pursuant to the HSR Act, the Buyer, the Parent and the Company shall, and shall cause each of the Buyer Subsidiaries or each of the other Debtors, as applicable, to use their reasonable best efforts to defeat such challenge, including by institution and defense of litigation, or to settle such challenge on terms that permit the consummation of the transactions contemplated by this Agreement; provided, however, that nothing herein shall require the Buyer to divest or hold separate any portion of its business or otherwise take any action, which divestiture or holding separate or taking such action would be materially adverse to the continued conduct of the Buyer's or the Debtor's businesses. The Buyer shall pay all filing fees payable by any Party in connection with the HSR Act.

            4.3 Buyer Not To Control. Notwithstanding any provision of this Agreement that may be construed to the contrary, pending the consummation of the transactions contemplated hereby, the Buyer shall not obtain actual (de facto) or legal (de jure) control over the Debtors. Specifically, and without limitation, the responsibility for the operation of the Debtors shall, pending the consummation of the transactions contemplated hereby, reside with the Boards of Directors of the Debtors (subject to the jurisdiction of the Bankruptcy Court), including, but not limited to, responsibility for the following matters: access to and the use of the facilities of and equipment owned by the Debtors; control of the daily operation of the Debtors; creation and implementation of policy decisions; employment and supervision of employees; payment of financing obligations and expenses incurred in the operation of the Debtors; receipt and distribution of monies and profits derived from the operation of the Debtors; and execution and approval of all contracts and applications prepared and filed before regulatory agencies. Notwithstanding the foregoing, the Parties shall consult and cooperate with one another, and consider in good faith the views of one another with respect to the assumption or rejection by the Debtors prior to Closing of any unexpired lease, license or other executory contract.

            4.4   Bankruptcy Covenants.

            (a) Promptly after the execution of this Agreement, the Parent and the Company shall, and shall cause each of the other Debtors to, file a motion (the "Initial Merger Motion") for expedited determination of approval of the Exclusivity Provisions (as defined in Section 4.7(a)), the Company Breakup Fee and the Buyer Breakup Fee (as defined in Section 4.8(a)) and the Buyer Reimbursement (as defined in Section 4.21) provided for in this Agreement in form and substance acceptable to the Buyer. The Parent and the Company shall, and shall cause each of the other Debtors to, use its best efforts to obtain an order approving the Initial Merger Motion (the "Initial Merger Order") within 15 days after the date of this Agreement, which order shall be in form and substance acceptable to the Buyer, the Parent and the Company with only such changes as shall be agreed to by all the Parties in writing.

            (b) As soon as practicable following the execution of this Agreement (and in no event later than August 20, 1998), the Parent and the Company shall, and shall cause each of the other Debtors to, file with the Bankruptcy Court the Amended Plan. As soon as practicable following the filing of the Amended Plan (and in no event later than August 24, 1998), the Parent and the Company shall, and shall cause each of the Debtors to, file with the Bankruptcy Court a Disclosure Statement related thereto in form and substance reasonably acceptable to the Buyer and the Company (the "Disclosure Statement"). Thereafter, without the prior written consent of the Buyer, the Parent and the Company shall not, and shall cause each of the other Debtors not to, amend or modify any material provision of the Amended Plan or the Disclosure Statement or, except as provided in Section 4.7(b), withdraw the Amended Plan or file any other plan of reorganization of the Debtors.

            (c) The Parent and the Company shall, and shall cause each of the other Debtors to, promptly provide the Buyer with drafts of all documents, motions, orders, filings or pleadings that the Parent, the Company or any other Debtor proposes to file with the Bankruptcy Court which relate to the consummation or approval of the Amended Plan, this Agreement or any provision therein or herein, and will provide the Buyer with reasonable opportunity to review such filings to the extent reasonably practicable. The Parent and the Company shall, and shall cause each of the other Debtors to, consult and cooperate with the Buyer, and consider in good faith the views of the Buyer, as contemplated by the Amended Plan, with respect to all such filings and the acceptance or rejection prior to Closing of any unexpired lease, license or other executory contract. The Parent and the Company shall, and shall cause each of the other Debtors to, promptly (and, in any event, within 48 hours after receipt of such pleadings by the Debtors) provide the Buyer with copies of all pleadings (other than proofs of claim below $10,000 in amount) received by or served by or upon any of the

Debtors in connection with the Chapter 11 Proceeding after the date hereof, which either the Parent or the Company knows have not otherwise been served on the Buyer.

            4.5 Operation of Business. Except as otherwise contemplated by this Agreement or the Amended Plan and, in the case of the Debtors, to the Bankruptcy Code, the Bankruptcy Rules, the operation and information requirements of the Office of United States Trustee, and any orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Proceeding during the period prior to the Closing (collectively, "Bankruptcy-Related Requirements"), each of the Company, the Parent or the Company, on the one hand, or the Buyer, on the other hand, shall, and shall cause each of the other Debtors or each of the Buyer Subsidiaries, as applicable, to, conduct its operations in the Ordinary Course of Business and in compliance with all other applicable laws and regulations, and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, pay all Taxes (all post-petition Taxes in the case of the Debtors) as they become due and payable, maintain insurance on its business and assets (in amounts and types consistent with past practice), keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

            (a) Without limiting the generality of the foregoing, prior to the Closing, and, except to the extent required by any Bankruptcy-Related Requirements, the Parent and the Company shall not and shall not permit any other Debtor to, without the prior written consent of the Buyer and except as otherwise contemplated by this Agreement or the Amended Plan, or as otherwise provided in Section 4.5 of the Company Disclosure Schedule:

            (i) except for assets not in excess of $2,500,000 in aggregate fair market value, sell, lease, mortgage, pledge, encumber or dispose (collectively, "Dispose") of any of its assets, other than in the Ordinary Course of Business;

            (ii) except for borrowings under the existing DIP Loan Agreement in an aggregate amount outstanding at any one time equal to the sum of (x) amounts representing costs incurred or committed as of the date hereof in connection with the Company's NPCS network construction as set forth in
      Section 4.5(a) of the Company Disclosure Schedule ("NPCS Construction") plus any additional costs for NPCS Construction approved by the Buyer (which approval shall be given or withheld in writing within ten (10) business days after the written request for such approval) and (y) (1) at any time on or before December 31, 1998 up to a maximum of $20 million, and (2) at any time between January 1, 1999 and June 30, 1999 up to a maximum of $30 million, create, incur or assume any indebtedness for borrowed money not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

            (iii) except for changes to Debtors' payroll program as previously disclosed to the Buyer, enter into, adopt or amend any Company Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.17, or (except for normal adjustments in the Ordinary Course of Business) increase in any material respect the compensation or fringe benefits of, or modify the employment terms of its directors, officers or employees generally or pay any benefit not required by the terms in effect on the date hereof of any existing Company Employee Benefit Plan;

            (iv) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (v) pay any pre-petition liability other than (x) liabilities in connection with the assumption of pre-petition contracts and with respect to wages, taxes, customer refunds and other related expenses that the Debtors are authorized to pay by the Bankruptcy Court and (y) adequate protection payments and the payment of the Net Cash Proceeds (as defined in the DIP Loan Agreement) under the Debtor Tower Agreement to the Pre-Petition Lenders, in each case as authorized by the Bankruptcy Court;

            (vi) amend its certificate of incorporation, by-laws or other comparable organizational documents;

            (vii) sell, assign, transfer or license any material Debtor Licenses and Authorizations or Debtors' Intellectual Property, other than in the Ordinary Course of Business;

            (viii) enter into, materially amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any material rights under, any of the Debtor Licenses and Authorizations, or any contract or agreement which, if existing on the date hereof, would be required to be set forth in Section 2.13 of the Company Disclosure Schedule, other than in the Ordinary Course of Business; provided, that (x) without such consent, the Company may enter into the Master Lease (as defined in the Debtor Tower Agreement) and (y) with such consent, which shall not be unreasonably withheld, terminate the Debtor Tower Agreement and, in connection therewith, enter into a Replacement Tower Agreement and a Comparable Tower Lease;

            (ix) make or commit to make any capital expenditure not set forth in the capital expense budget set forth as Section 4.5(a) to the Company Disclosure Schedule;

            (x) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Debtor other than the Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

            (xi) issue, sell, grant or pledge any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of options, or upon the conversion or exchange of securities, outstanding on the date of this Agreement;

            (xii) settle or compromise any material Tax liability or any pending or threatened suit or action other than consistent with the Company's practice since the Filing Date or pursuant to the terms of the Amended Plan or make any material Tax election;

            (xiii) establish, or transfer any assets to, a trust for purposes of funding any Debtor Employee Benefit Plan, including, without limitation, a so-called "rabbi trust," except as required by applicable law; or

            (xiv) agree in writing or otherwise to take any of the foregoing actions.

            (b) Without limiting the generality of the foregoing, prior to the Closing, the Buyer shall not, and shall not permit any Buyer Subsidiary to, without the prior written consent of the Company, and except as otherwise contemplated by this Agreement or the Amended Plan, or as otherwise provided in
Section 4.5 of the Buyer Disclosure Schedule:

            (i) Dispose of any of its assets or acquire or Dispose of any assets or shares or other equity interests in or securities of any Business Entity, other than in the Ordinary Course of Business, except for
      (A) the mortgage, pledge or encumbering of such assets, shares, equity interests or securities pursuant to agreements existing as of the date of this Agreement or agreements entered into to provide funding, in whole or in part, for the amounts payable by the Buyer under this Agreement or the Amended Plan or (B) the acquisition of such assets, shares, equity interests or securities of any other Person with an aggregate purchase price not exceeding $25,000,000;

            (ii) except for borrowings under the terms of its Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities), dated as of June 29, 1998, by and among Arch Paging, Inc., The Bank of New York, Royal Bank of Canada, Toronto Dominion (Texas), Inc. and the other parties thereto, and its Second Amended and Restated Credit Agreement (Tranche B Facility), dated as of June 29, 1998, by and among Arch Paging, Inc., The Bank of New York, Royal Bank of Canada, Toronto Dominion (Texas), Inc. and the other parties thereto, each as amended from time to time, or borrowings to provide funding for the amounts payable by Buyer under this Agreement or the Amended Plan, create, incur or assume any indebtedness for borrowed money not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

            (iii) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (iv) amend its certificate of incorporation, by-laws or other comparable organizational documents;

            (v) sell, assign, transfer or license any material Buyer Licenses and Authorizations or Buyer Intellectual Property, other than in the Ordinary Course of Business;

            (vi) enter into, materially amend, terminate, take or omit to take any action that would constitute a material violation of or default under, or waive any material rights under, any of the Buyer Licenses and Authorizations or any contract or agreement which, if existing on the date hereof, would be required to be set forth in Section 3.13 of the Buyer Disclosure Schedule, other than in the Ordinary Course of Business;

            (vii) make or commit to make any capital expenditure not set forth in the capital expense budget attached as Section 4.5(b) to the Buyer Disclosure Schedule;

            (viii) except as required under agreements existing as of the date of this Agreement, (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to any Buyer Subsidiary, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, except, in the case of this clause (C), for the acquisition of shares from holders of options in full or partial payment of the exercise price payable by such holder upon exercise of options;

            (ix) issue, sell, grant, pledge or, if outstanding as of the date hereof, change the material terms of, any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than pursuant to the terms of any benefit plan as in effect on the date of this Agreement in accordance with past practice or upon the exercise of options, or upon the conversion or exchange of securities, outstanding on the date of this Agreement;

            (x) make any material Tax election or settle or compromise any material Tax liability or any pending or threatened suit or action;

            (xi) establish, or transfer any assets to, a trust for purposes of funding any Buyer Employee Benefit Plan, including, without limitation, a so-called "rabbi trust," except as required by applicable law; or

            (xii) agree in writing or otherwise to take any of the foregoing actions.

            4.6 Notice of Breaches. Each Party shall promptly deliver to the other Parties written notice of any event or development that would (a) render any statement, representation or warranty of such Party in this Agreement (including its respective Disclosure Schedule) inaccurate or incomplete in any respect, or (b) constitute or result in a breach by such Party of, or a failure by such Party to comply with, any agreement or covenant in this Agreement applicable to such Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

            4.7   Exclusivity.

            (a) Except as contemplated by the Debtor Tower Agreement, from and after the date hereof, the Parent and the Company shall not, and shall cause each other Debtor and each of their respective directors, officers, employees, financial advisors, representatives or agents not to, directly or indirectly,
(i) solicit, initiate, engage or participate in or encourage discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer for, recapitalization of or accumulation or acquisition of securities issued by any Debtor, proxy solicitation or other business combination involving any Debtor (collectively, "Company Acquisition Proposals") or (ii) provide any non-public information concerning the business, properties or assets of any Debtor to any person or entity (other than to the Buyer and to the Debtors' creditors in accordance with existing confidentiality arrangements). The Parent and the Company shall, and shall cause each of the other Debtors to, immediately cease any and all existing activities, discussions or negotiations with any person other than the Buyer with respect to any Company Acquisition Proposal. The Parent and the Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.7. The provisions of this Section 4.7 are referred to in this Agreement as the "Exclusivity Provisions".

            (b) Notwithstanding the provisions of subsection (a) above, prior to the entry of the Confirmation Order, the Debtors may, to the extent required by the Bankruptcy-Related Requirements, or to the extent that the Board of Directors of the Company determines, in good faith after consultation with outside legal counsel, that such Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information to any person, entity or group after such person, entity or group has delivered to the Debtors, in writing, an unsolicited bona fide offer to effect a Company Acquisition Proposal that the Board of Directors of the Company in its good faith judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stakeholders of the Debtors from a financial point of view than the transactions contemplated hereby and for which financing, to the extent required, is then committed (or which, in the good faith judgment of such Board, is reasonably capable of being obtained) and which (in the good faith judgment of such Board) is likely to be consummated (a "Company Superior Proposal"). In the event the Debtors receive a Company Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from approving such Company Superior Proposal or requesting authorization of such Company Superior Proposal from the Bankruptcy Court, if such Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may terminate this Agreement pursuant to Section 6.1(e) hereof; provided, however, that the Company shall not terminate this Agreement until at least 48 hours after the Buyer's receipt of a copy of such Company Superior Proposal.

            (c) Notwithstanding anything to the contrary in this Section 4.7, the Parent and the Company shall not, and shall cause each of the other Debtors not to, provide any non-public information to a third party unless: (i) the Debtors provide such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreements between the Parent and the Buyer dated March 26, 1998 and June 10, 1998 (the "Confidentiality Agreement"); and (ii) such non-public information has previously been delivered or made available to the Buyer.

            (d) Except as contemplated by the Asset Purchase and Sale Agreement between certain subsidiaries of Arch Communications Group, Inc., and OmniAmerica, Inc., dated April 10, 1998, from and after the date hereof the Buyer shall not, and shall cause each Buyer Subsidiary and each of their respective directors, officers, employees, financial advisors, representatives or agents not to, directly or indirectly, (i) solicit, initiate, engage or participate in or encourage discussions or negotiations with any person or entity (other than the Parent, the Company and, in connection with the transactions contemplated by this Agreement, the Official Committee of Unsecured Creditors of the Company) concerning any merger (other than mergers of the Buyer Subsidiaries in connection with acquisitions of other businesses by the Buyer
(x) with a fair market value not in excess of $25,000,000 and (y) that would not upon the closing thereof be in breach of the Buyer's obligations under Section 4.5), consolidation, sale of material assets, tender offer for, recapitalization of or accumulation or acquisition of securities issued by the Buyer or any of the Buyer Subsidiaries, proxy solicitation or other business combination (other than business combinations of the Buyer Subsidiaries in connection with acquisitions of other businesses by the Buyer (x) with a fair market value not in excess of $25,000,000 and (y) that would not upon the closing thereof be in breach of the Buyer's obligations under Section 4.5), involving the Buyer or any Buyer Subsidiary (collectively, "Buyer Acquisition Proposals") or (ii) except as permitted by the foregoing clause (i), provide any non-public information concerning the business, properties or assets of the Buyer or any Buyer Subsidiary to any person or entity (other than the Debtors or any of the Buyer's financing sources). The Buyer and the Buyer Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any person other than the Company with respect to any Buyer Acquisition Proposal. The Buyer shall immediately notify the Company of, and shall disclose to the Company all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.7(d).

            (e) Notwithstanding the provisions of subsection (d) above, prior to the Meeting (as defined in Section 4.12), the Buyer may, to the extent that the Board of Directors of the Buyer determines, in good faith, after consultation with outside legal counsel, that such Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (f) below, furnish information to any person, entity or group after such person, entity or group has delivered to the Buyer, in writing, an unsolicited bona fide offer to effect a Buyer Acquisition Proposal that the Board of Directors of the Buyer in its good faith judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the shareholders of the Buyer from a financial point of view than the transactions contemplated hereby and for which financing, to the extent required, is then committed (or which, in the good faith judgment of such Board, is reasonably capable of being obtained) and which (in the good faith judgment of such Board) is likely to be consummated (a "Buyer Superior Proposal"). In the event the Buyer receives a Buyer Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Buyer from recommending to the Buyer's shareholders such Buyer Superior Proposal if such Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law.

            (f) Notwithstanding anything to the contrary in this Section 4.7, the Buyer shall not provide any non-public information to a third party unless:
(i) the Buyer provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has previously been delivered or made available to the Company.

            4.8 Breakup Fee Provisions. (a) In the event that (i) the Buyer terminates this Agreement pursuant to Section 6.1(b) or Section 6.1(i) or (ii) the Company or the Buyer terminates this Agreement pursuant to Section 6.1(c) or 6.1(d) (in either case as a result of the failure of the condition set forth in Section 5.1(h) to be satisfied due to (A) the failure of the creditors of the Debtors entitled to vote on the Amended Plan (other than holders of Class 7, 8 or 9 Claims) to vote in favor of the Amended Plan, (B) the withdrawal of the Amended Plan by the Debtors, the filing of any other plan of reorganization by the Debtors, or the modification or amendment of any material provision of the Amended Plan by the Debtors, in each case without the prior written consent of the Buyer, or (C) the confirmation of any other plan of reorganization filed by any person other than the Debtors), (iii) except as set forth in Section 4.8(a) of the Company Disclosure Schedule, the Debtors sell or otherwise transfer (other than to the Buyer or the Buyer Subsidiaries) all or any substantial portion of their assets as part of a sale approved pursuant to Section 363 of the Bankruptcy Code, (iv) the Company has terminated this Agreement pursuant to
Section 6.1(e) (a termination under (i), (ii), (iii) or (iv) being herein called a "Major Breakup Event"), or (v) the Buyer or the Company terminates this Agreement pursuant to Section 6.1(j) (a "Minor Breakup Event"; together with the

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

Major Breakup Events, the "Breakup Events"), and at the time of any such Breakup Event the Buyer is not in material breach of any material covenant or obligation required to be performed by the Buyer hereunder at or before such time, and is not in breach of its representations and warranties contained in this Agreement (except where the matters in respect of which such representations and warranties are in breach would not in the aggregate have a Buyer Material Adverse Effect), then the Company shall pay to the Buyer as promptly as practicable after demand therefor (but in no event later than the third Business Day thereafter and, in the case of a Minor Breakup Event, only if and when any Pinnacle Breakup Amount referred to below is actually received by the Debtors)
(x) in the case of a Major Breakup Event, the amount of $25,000,000, and (y) in the case of a Minor Breakup Event, an amount equal to one-half of any amount ("Pinnacle Breakup Amount") actually received by the Debtors pursuant to Section
7.05 of the Debtor Tower Agreement (or pursuant to a settlement with Pinnacle in lieu thereof) (in either case, the "Buyer Breakup Fee"). The claims of the Buyer to the Buyer Breakup Fee shall constitute a first priority administrative expense under 11 U.S.C. ss. 507(a)(1).

            (b) In the event that (i) the Company terminates this Agreement pursuant to Section 6.1(b) or (g), or (ii) the Buyer or the Company terminates this Agreement after June 30, 1999 pursuant to Section 6.1(c) or (d) (in either case as a result of the Closing not occurring due to the Buyer's failure to obtain the financing necessary to effect the transactions contemplated hereby and by the Amended Plan under circumstances when all the conditions set forth in
Section 5.1 (other than the condition set forth in Section 5.1(j)) and Section
5.2 are satisfied, or would have been satisfied had such financing been obtained) and at the time of such termination each of the Company and the Parent is not in material breach of any material covenant or obligation required to be performed by the Company or the Parent hereunder at or before such time and is not in breach of its representations and warranties contained in this Agreement (except where the matters in respect of which such representations and warranties are in breach would not in the aggregate have a Debtor Material Adverse Effect), then the Buyer shall pay to the Company as promptly as practicable after demand therefor (but in no event later than the third Business Day thereafter) the amount of $32,500,000 (the "Company Breakup Fee").

            (c) This Section 4.8 shall be effective only from and after the date the Initial Merger Order is signed by the Bankruptcy Court.

            4.9 Nasdaq National Market Quotation. The Buyer shall use its best efforts to have the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and upon exercise of the Buyer Warrants) and Buyer Warrants to be issued as contemplated in the Amended Plan and this Agreement approved for quotation on the Nasdaq National Market prior to the Closing.

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

            4.10 Delivery of Financial Statements. As promptly as possible following the last day of each month after the date of this Agreement until the Closing Date, and in any event within 35 days after the end of each such month, each of the Buyer and the Company shall deliver to the other its unaudited consolidated balance sheet and the related consolidated statements of operations and cash flows for the one-month period then ended, all certified by its chief financial officer to the effect that such interim financial statements are prepared in accordance with GAAP (except as otherwise described therein) on a consistent basis as with each Party's audited financial statements and fairly present the consolidated financial condition and results of operations of each Party as of the date thereof and for the period covered thereby (collectively, the "Interim Monthly Financial Statements"). As promptly as possible following the last day of each fiscal quarter, and in any event within 45 days after the end of each such quarter, each of the Buyer and the Company shall deliver to the other its unaudited consolidated balance sheet and the related unaudited consolidated statements of operations and cash flows for the year-to-date period then ended, prepared in accordance with GAAP (except as otherwise described therein) applied on a consistent basis as with the Audited Financial Statements, which comply as to form with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (collectively, the "Unaudited Quarterly Financial Statements"). The Company shall furnish the Buyer with all information (including, without limitation, the Audited Financial Statements and the Unaudited Quarterly Financial Statements, pro forma financial information and projections included in the Disclosure Statement) and shall take such other action including obtaining any necessary consents and comfort letters (in customary form and scope) from its accountants, as the Buyer may reasonably request in connection with any offering of securities of the Buyer used to fund the amounts to be paid by the Buyer under the Amended Plan or the working capital requirements of the Buyer following the Closing.

            4.11 Full Access. Each of the Buyer, the Parent and the Company shall permit representatives of the other to have full access (at all reasonable times, and in a manner so as not to interfere with normal business operations) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to such Party. Each of the Buyer, the Parent and the Company shall cause its officers and management to cooperate fully with the representatives and agents of such other Party and shall make themselves available to the extent reasonably necessary to complete the due diligence process and the consummation of the transactions contemplated hereby. The Parent and the Company shall, at the request of the Buyer, introduce the Buyer to its principal suppliers and employees to facilitate discussions between such persons and the Buyer in regard to the conduct of the businesses of the Surviving Corporation following the Closing.

            4.12 Stockholders Approval; Meeting. The Buyer shall take all action reasonably necessary in accordance with applicable law, the rules of the Nasdaq National Market, this Agreement and the Buyer's Restated Certificate of Incorporation, as amended, and By-laws, as amended, duly to convene a meeting of its stockholders (the "Meeting") as promptly as practicable to consider and vote upon (i) the Buyer Charter Amendment in the form attached as Exhibit F hereto (the "Buyer Charter Amendment") and (ii) the Buyer Share Issuance. The Buyer will (i) subject to Section 4.7(e), recommend in the Proxy Statement (as defined in Section 4.13(a)) that its stockholders vote in favor of the Buyer Charter Amendment and the Buyer Share Issuance (the "Buyer Recommendation") and (ii) subject to Section 4.7(e), use its best efforts to cause to be solicited proxies from stockholders of the Buyer to be voted at the Meeting in favor of the Buyer Charter Amendment and the Buyer Share Issuance and to take all other actions necessary or advisable to secure the vote or consent of stockholders required to approve the Buyer Charter Amendment and the Buyer Share Issuance.

            4.13  Proxy Statement, Disclosure Statement, Etc.

            (a) The Buyer shall promptly after execution of this Agreement prepare and file with the SEC under the Exchange Act, and shall use its best efforts to have cleared by the SEC and shall thereafter promptly mail to its stockholders, a proxy statement for the Meeting (the "Proxy Statement"). The Proxy Statement shall be mailed to stockholders of the Buyer at least 20 business days in advance of the date of the Meeting. The Company shall furnish the Buyer with all information (including, without limitation, its Audited Financial Statements and the Unaudited Quarterly Financial Statements, pro forma financial information and projections included in the Disclosure Statement) and shall take such other action (including obtaining any necessary consents from the accountants) as the Buyer may reasonably request in connection with the Proxy Statement. The Buyer shall consult with the Company and its counsel in connection with, and shall permit the Company and its counsel to participate in, the preparation of the Proxy Statement.

            (b) The Buyer shall promptly notify the Company of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall promptly supply the Debtors with copies of all correspondence between it (or its representatives) and the SEC (or its staff) with respect thereto, and shall permit counsel for the Company to participate in any telephone conferences or meetings with the staff of the SEC. If, at any time prior to the Meeting, any event should occur relating to or affecting a Party or its officers or directors, which event should be described in an amendment or supplement to the Proxy Statement, such Party shall promptly inform the other Party and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities law, mailing to the Buyer's stockholders, as the case may be, such amendment or supplement.

            (c) The Buyer shall furnish the Company with all information (including historical and pro forma financial information and projections of the Buyer) and shall take such other action as the Company may reasonably request in connection with the Disclosure Statement. The Company shall consult with the Buyer and its counsel in connection with, and shall permit the Buyer and its counsel to participate in, the preparation and Bankruptcy Court approval process of the Disclosure Statement and any amendments or supplements thereto.

            4.14 Application of Pinnacle Proceeds. The Buyer, the Parent and the Company agree that the net proceeds from the Closing (as defined in the Debtor Tower Agreement) shall promptly be paid to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders.

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

            4.15 FCC Filing. As soon as practicable following the date of this Agreement and in no event later than the later to occur of the date fifteen days following the execution hereof or the date ten days following the filing with the Bankruptcy Court of the Amended Plan, the Parties shall jointly prepare and file applications (the "FCC Applications") on the appropriate FCC forms in accordance with all applicable FCC rules and regulations requesting (i) the FCC's consent to the transfer of the control of the Debtor Authorizations to the Buyer, (ii) to the extent that such consent is required, the FCC's consent to the transfer of control of the Buyer Authorizations from the Buyer's current stockholders to the Buyer's stockholders immediately following the consummation of the transactions contemplated hereby in accordance with the Amended Plan,
(iii) the termination of the hearing in WT Docket No. 97-115, In the Matter of MobileMedia Corporation, et al. (the "Hearing") without any further findings adverse to the Debtors, or to the Debtor Authorizations or otherwise materially restricting the Buyer's or the Reorganized Debtors' ability to own or operate the properties, assets and businesses of the Debtors following the Closing, and
(iv) the grant to the Buyer of permanent license authority to operate those stations listed on Attachment C of Public Notice DA 97- 78 (January 13, 1997) (the "Attachment C Stations"), as to which Debtors are currently operating under a grant of interim operating authority, or in the alternative, a determination by the FCC that as to such stations, the Buyer will enjoy protection from, and rights of incumbency as to, any future Market Area Licensee authorized to operate on the frequencies licensed under interim operating authority. The Parties shall cooperate in providing all information and taking all steps necessary to expedite the preparation, filing and prosecution of the FCC Applications with the FCC. In the event any person or entity petitions the FCC to deny any FCC Application, or petitions for any further proceedings in the Hearing, or otherwise challenges the grant of any FCC Application before the FCC, or in the event the FCC approves the transfer of control of the Debtor Authorizations (and, if necessary, the Buyer Authorizations), and any person requests reconsideration or judicial review of such order, then the Parties shall take such reasonable actions as are necessary to oppose such petition or challenge before the FCC or defend such action and the order of the FCC before the judiciary diligently and in good faith; provided, however, that nothing contained herein shall be deemed to require the Buyer to intervene in the Hearing or otherwise to defend the Debtors as to any allegations or proceedings relating to the allegations before the FCC in the Hearing, except as reasonably required to support the transfer of control of the Debtor Authorizations to the Buyer. The Company shall provide the Buyer (whether or not the Buyer intervenes or otherwise participates in the Hearing) with reasonable advance notice of, and a right to participate in, any meetings or hearings relating to the FCC Applications or the Hearing, and a right to review in advance any correspondence, agreements, or pleadings which may be submitted by the Debtors to the FCC or any other party to the Hearing with regard to the FCC Applications or any proceedings relating to the Hearing. In each such case, each Party shall bear its own costs and expenses of prosecuting such application to a favorable conclusion, to the end that the transactions contemplated by this Agreement and the Amended Plan may be consummated.

            The Parent and the Company each covenants that it will continue to use reasonable best efforts to complete the program, voluntarily undertaken by the Debtors and monitored by its independent regulatory consultant, to inspect and audit the Debtors' transmitter site facilities and license data, within the time frames established by Debtors' independent regulatory consultant and reported to the FCC, and will provide Buyer with periodic updates of the progress of the program, including copies of status reports prepared by the Debtors' independent regulatory consultant and furnished to the Company's Board of Directors.

            4.16 Indemnification; Director and Officers Insurance. (a) The Buyer agrees that, to the extent set forth in the Amended Plan and only to such extent, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Debtors as provided in their respective charters or by-laws (or comparable organization documents) and any indemnification agreements of the Debtors (including with Alvarez & Marsal, Inc.) shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than three years from the Effective Time and the obligations of the Debtors in connection therewith shall be assumed by the Buyer. To the extent set forth in the Amended Plan and only to such extent, the Buyer shall provide, or shall cause the Surviving Corporation to provide, the Debtors' current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the three-year period following the Effective Time for events occurring prior to the Effective Time.

            (b) The provisions of this Section 4.16 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of any of the Debtors (except for such Persons who are not entitled to indemnification as provided for in the Amended Plan) and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of the Buyer and the Surviving Corporation.

            4.17 State Takeover Laws. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the Buyer, the Parent and the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

            4.18  Employees.

            (a) Buyer's Benefits for Affected Employees. As promptly as practicable following the Effective Time, the Buyer shall transfer to one or more employee benefit plans maintained by the Buyer any employee of the Parent, the Company or any of the Company's Subsidiaries who becomes an employee of the Buyer or any of its Subsidiaries (collectively, the "Affected Employees"). Prior to such transfer, the Buyer shall maintain, or shall cause the Company and its Subsidiaries to maintain, compensation and employee benefits plans and arrangements for the Affected Employees that are comparable to those provided for under the compensation arrangements and Company Employee Benefit Plans as in effect on the date hereof; provided, that for such period, the Buyer shall not reduce the severance benefits payable to any terminated employee or Affected Employee below the level currently provided to such terminated employee or Affected Employee by the Company. Notwithstanding the foregoing, the Buyer shall have the right, following the Effective Time, in the good faith exercise of its managerial discretion, to terminate the employment of any employee. Nothing in this Agreement shall be construed as granting to any employee any rights of continuing employment.

            (b) Honoring Accrued Vacation and 1998 Employee Incentive Plan. Without limiting the generality of the foregoing subsection, and to the extent permitted by law, the Buyer shall (i) honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of the Parent, the Company and its Subsidiaries ("Former Employees") as of the Effective Time and (ii) for purposes of the Company's 1998 Employee Incentive Plan, in the event the payments under the 1998 Employee Incentive Plan would be paid or payable after the Closing, (x) use the evaluations of the executives covered by such plan prepared in good faith, and to be provided by the Company to the Buyer at least five business days prior to the Closing and (y) calculate the Company's 1998 EBITDA in a manner consistent with the Company's current accounting practices, in connection with the 1998 Employee Incentive Plan and without deduction for any restructuring or other special or one-time charge relating to the transactions contemplated by this Agreement.

            (c) Participation in Benefit Plans. Employees and, to the extent applicable, Former Employees shall be given credit, to the extent permitted by law, for all service with the Parent, the Company and its Subsidiaries (or service credited by the Company or such Subsidiaries) under all Buyer Employee Benefit Plans currently maintained by the Buyer or any of its Subsidiaries in which they are or become participants for purposes of eligibility, vesting, level of participant contributions and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to the Buyer or any of its Subsidiaries other than as otherwise provided in clause (a) or (b) of this Section 4.18. The Buyer shall cause to be waived any pre-existing condition limitation under its welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. The Buyer agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of the Buyer and the Buyer Subsidiaries.

            4.19 Rights Agreement. The Buyer shall not (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Preferred Rights) with the purpose of facilitating a Buyer Acquisition proposal.

            4.20 Buyer Rights Offering; Registration Statement. (a) As specified in the Amended Plan, the Buyer will issue (the "Rights Offering") to the holders of certain Allowed Claims as specified in the Amended Plan the Rights to purchase, for an aggregate consideration of $217 million, shares of Buyer Common Stock, Buyer Class B Common Stock, if applicable, and Buyer Warrants. The Rights Offering will be made substantially on the terms set forth in Schedule III hereto.

            (b) Concurrently with the execution of this Agreement, the Company and the Buyer have entered into a Standby Purchase Commitment with each Standby Purchaser and, prior to or at the Closing, the Buyer will execute and deliver to each of the Standby Purchasers the Registration Rights Agreement.

            (c) The Buyer will file with the SEC a registration statement as required under the Securities Act to effect the Rights Offering as contemplated hereby (the "Registration Statement") as promptly as practicable (in any event within 15 days) after the date of this Agreement, and the Buyer will use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter. The Buyer shall also take any action required to be taken under state blue sky laws or other securities laws in connection with the Rights Offering. The Parent and the Company shall furnish the Buyer with all information (including, without limitation, the Audited Financial Statements and the Unaudited Quarterly Financial Statements, pro forma financial information and projections included in the Disclosure Statement) and shall take such other action, including obtaining any necessary consents and comfort letters (in customary form and scope) from its accountants, as the Buyer may reasonably request in connection with the Registration Statement. The Buyer shall consult with the Parent and the Company and its counsel in connection with, and shall permit the Parent and the Company and its counsel to participate in, the preparation of the Registration Statement. The Buyer shall cause the Rights to be issued as specified in the Amended Plan as soon as practicable after the date the Registration Statement becomes effective but not before approval of Disclosure Statement by the Bankruptcy Court.

            (d) The Buyer shall promptly notify the Parent and the Company of the receipt of the comments of the SEC and of any requests by the SEC for amendment or supplements to the Registration Statement or for additional information, and shall promptly supply the Parent and the Company with copies of all correspondence between it (or its representatives) and the SEC (or its staff) with respect thereto, and shall permit counsel for the Parent and the Company to participate in any telephone conferences or meetings with the staff of the SEC. If, at any time prior to the Effective Date, any event should occur relating to or affecting a Party or its officers or directors, which event should be described in an amendment or supplement to the Registration Statement, such Party shall promptly inform the other Party and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities law, distributing such amendment or supplement.

            4.21 Reimbursement of Buyer's Expenses. As soon as practicable after the date of receipt of the Initial Merger Order (but in no event later than the third Business Day thereafter), the Company shall pay to the Buyer, by wire transfer to a bank account of the Buyer specified in a prior written notice from the Buyer to the Company, $500,000 in next day funds in partial reimbursement of the Buyer's expenses in connection with the negotiation and execution of this Agreement (the "Buyer Reimbursement").


                                    ARTICLE V

                              CONDITIONS TO CLOSING

            5.1 Conditions to Obligations of Each Party. The respective obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction, or waiver by such Parties, of the following conditions:

            (a) each of the Buyer Charter Amendment and the Buyer Share Issuance shall have been approved by the requisite vote of the holders of Buyer Stock in accordance with the DGCL and the restated certificate of incorporation, as amended, and by-laws, as amended, of the Buyer;

            (b) no statute, rule, order, decree or regulation shall have been enacted or promulgated by any foreign or domestic Governmental Entity which prohibits the consummation of the transactions contemplated hereby and all consents, orders and approvals from all Governmental Entities and other persons or entities listed in Section 2.3 of the Company Disclosure Schedule or Section 3.3 of the Buyer Disclosure Schedule shall have been obtained and shall be in effect;

            (c) there shall be no order or injunction of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the transactions contemplated hereby;

            (d) the expiration or early termination of any waiting period under the HSR Act shall have occurred;

            (e)   (1) the FCC shall have issued an order (the "FCC Grant") both
      (i) consenting to the transfer of the Debtor Authorizations and, to the extent requested by the Parties, to the transfer of the Buyer Authorizations without any conditions that would have a Buyer FCC Material Adverse Effect (as defined below in this Section 5.1(e)) or a Debtor FCC Material Adverse Effect (as defined below in this Section 5.1(e)) and (ii) terminating the Hearing without any findings or conclusions (x) that are materially adverse to the Reorganized Debtors or the Debtor Authorizations or which would have a material adverse effect on the use of the Debtor Authorizations by the Reorganized Debtors following the Closing, or (y) which impose any material monetary forfeiture on the Debtors or the Reorganized Debtors or retain jurisdiction to impose any material monetary forfeitures in the future on the Buyer or the Reorganized Debtors based on the activities of the Debtors prior to the Closing, or (z) which would have a Buyer FCC Material Adverse Effect or a Debtor FCC Material Adverse Effect; and (2) either (i) the FCC Grant has become a Final Order (as defined below in this Section 5.1(e)) or (ii)(a) any condition or conditions under the Bank Lending Documents to the effect that the FCC Grant shall have become a Final Order (or any condition or conditions therein having a substantially similar effect) shall have been satisfied or, if not satisfied, the Bank Lenders shall have waived any such condition or conditions (or any such condition or conditions having a substantially similar effect) and (b) any condition or conditions under the Other Lending Documents to the effect that the FCC Grant shall have become a Final Order (or any condition or conditions therein having a substantially similar effect) shall have been satisfied or, if not satisfied, the Other Lenders shall have waived any such condition or conditions (or any such condition or conditions having a substantially similar effect); it being agreed that, for purposes of this Section 5.1(e) and Section 5.1(h), (A) "Bank Lenders" shall mean, collectively, the Existing Lenders (as defined in the Bank Commitment Letter) and the Credit Parties (as so defined), as the same in each case shall exist at the Closing, (B) "Bank Lending Documents" shall mean the Existing Credit Agreements (as defined in the Bank Commitment Letter) as amended and modified by the Amendments (as so defined), (C) "Bank Commitment Letter" shall mean the Commitment Letter of even date herewith between Arch Paging, Inc. and the Credit Parties, including the Term Sheet (as defined in such Bank Commitment Letter), copies of which has been delivered to the Company by the Buyer, as the same may be amended or modified, (D) "Other Lenders" shall mean the Lenders (as defined in the Bridge Commitment Letter), as the same shall exist at the Closing, or, if applicable, any other lenders which lend funds to Arch Communications, Inc. (or the Buyer or any other Buyer Subsidiary) pursuant to a Substitute Loan Agreement (as defined below), (E) "Other Lending Documents" shall mean the Bridge Commitment Letter, Bridge Loan Agreement (as defined in the Bridge Commitment Letter) or any other loan agreement, indenture or similar agreement (the "Substitute Loan Agreement") entered into by the Buyer or any Buyer Subsidiary in lieu thereof for purposes of funding a material portion of the consideration required by the Buyer for the transactions contemplated by this Agreement, (F) "Bridge Commitment Letter" shall mean the Bridge Commitment Letter, the Bridge Fee Letter and the Bridge Engagement Letter, each of even date herewith, between the Buyer and Arch Communications, Inc., on the one hand, and the Other Lenders, on the other hand, a copy of which has been delivered by the Buyer to the Company, as the same may be amended or modified, (G) "Buyer FCC Material Adverse Effect" shall mean a material adverse effect on the financial condition and operating income of the Buyer and its subsidiaries, taken as a whole, excluding any effect generally applicable to the economy or the industry in which Buyer conducts its business, and (H) "Debtor FCC Material Adverse Effect" shall mean a material adverse effect on the financial condition and operating income of the Debtors, taken as a whole, excluding any effect generally applicable to the economy or the industry in which the Company conducts its business; and it being further agreed that, for purposes of this Section 5.1(e), the FCC Grant shall become a "Final Order" when no request for a stay is pending, no stay is in effect and any deadline for filing such a request that may be designated by statute or regulation is past; no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application is passed; the FCC does not have the action or decision under reconsideration on its own motion and the time for initiating any such reconsideration that may be designated by statute or rule has passed; and no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed;

            (f) the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

            (g) the shares of Buyer Common Stock (including all such shares issuable upon conversion of the Buyer Class B Common Stock and the Buyer Warrants) to be issued as contemplated by the Amended Plan and this Agreement shall have been approved for quotation on the Nasdaq National Market;

            (h) (1) the Confirmation Order (which shall authorize and approve the assumption by the Debtors of the Assumed Contracts), in a form reasonably satisfactory to each of the Parties, shall have been entered by the Bankruptcy Court; and (2) either (i) the Confirmation Order has become a Final Order (as defined below in this Section 5.1(h)) or (ii) (a) any condition or conditions under the Bank Lending Documents to the effect that the Confirmation Order shall have become a Final Order (or any condition or conditions therein having a substantially similar effect) shall have been satisfied or, if not satisfied, the Bank Lenders shall have waived any such condition or conditions (or any such condition or conditions having a substantially similar effect), and (b) any condition or conditions under the Other Lending Documents to the effect that the Confirmation Order shall have become a Final Order (or any condition or conditions therein having a substantially similar effect) shall have been satisfied or, if not satisfied, the Other Lenders shall have waived any such condition or conditions (or any such condition or conditions having a substantially similar effect), it being agreed that, for purposes of this
      Section 5.1(h), the Confirmation Order shall become a "Final Order" when it shall have been in full force and effect for eleven days without any stay or material modification or amendment thereof, and when the time to appeal or petition for certiorari designated by statute or regulation has expired and no appeal or petition for certiorari is pending or, if an appeal or petition for certiorari has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari has been denied, and the time to take any further appeal or to seek further certiorari designated by statute or regulation has expired;

            (i) no action, suit or proceeding shall be pending or threatened by any Governmental Entity challenging the validity of the actions taken by the Buyer, the Debtors or any of their respective Subsidiaries in connection with the confirmation of the Amended Plan;

            (j) the Effective Date (as defined in the Amended Plan) shall have occurred; and

            (k) the Plan Shares to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 shall, when so issued and distributed, be (i) issued and distributed pursuant to the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code,
      (ii) freely tradeable by holders thereof who are not then affiliates of the Buyer or "underwriters" under the Securities Act or 1145(b)(1) of the Bankruptcy Code and, (iii) except for certificates issuable to such affiliates or underwriters, represented by certificates bearing no restrictive legend.

            5.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction, or waiver by the Buyer, of the following conditions:

            (a) the representations and warranties of the Parent and the Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 5.2(a) not to include any qualification or limitation with respect to materiality (whether by reference to a "Debtor Material Adverse Effect" or otherwise), shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made as of the Effective Time, except where the matters in respect of which such representations and warranties are not true and correct, result from actions permitted by this Agreement or would not in the aggregate have a Debtor Material Adverse Effect;

            (b) the Parent and the Company shall each have performed or complied with its material agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing in all material respects;

            (c) there shall not have occurred between the Agreement Date and the Closing Date a Debtor Material Adverse Effect;

            (d) the Parent and the Company shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses
      (a) through (c) of this Section 5.2 is satisfied in all respects;

            (e) after the Registration Statement has been declared effective, the Rights Offering shall have expired and the Buyer shall have received aggregate proceeds therefrom (and/or from the closings contemplated by the Standby Purchase Commitments) of $217.0 million; and

            (f) the Debtors shall have on or prior to the Closing Date paid to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders at least $165 million in net proceeds under the Debtor Tower Agreement or a Replacement Tower Agreement (the "Company Tower Sale Proceeds").

            5.3 Conditions to Obligations of the Company. The obligations of the Parent and the Company to consummate the transactions to be performed by each of them in connection with the Closing is subject to the satisfaction, or waiver by the Parent and the Company, of the following conditions:

            (a) the representations and warranties of the Buyer contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 5.3(a) not to include any qualification or limitation with respect to materiality (whether by reference to a "Buyer Material Adverse Effect" or otherwise), shall be true and correct as of the Effective Time with the same effect as though such representations and warranties were made as of the Effective Time, except where the matters in respect of which such representations and warranties are not true and correct result from actions permitted by this Agreement or would not in the aggregate have a Buyer Material Adverse Effect;

            (b) the Buyer shall have performed or complied with its material agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing in all material respects;

            (c) there shall not have occurred between the Agreement Date and the Closing Date a Buyer Material Adverse Effect;

            (d) the Preferred Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement; and

            (e) the Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.3 is satisfied in all respects.

                                   ARTICLE VI

                                   TERMINATION

            6.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing Date only as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) either the Buyer or the Company may terminate this Agreement by giving written notice to the other in the event the other is in breach
      (i) of its representations and warranties contained in this Agreement, which representations and warranties shall be deemed for purposes of this
      Section 6.1(b) not to include any qualification or limitation with respect to materiality (whether by reference to a "Debtor Material Adverse Effect", "Buyer Material Adverse Effect" or otherwise), except where the matters in respect of which such representations and warranties are in breach would not in the aggregate have a Debtor Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be, or (ii) of its material covenants or agreements contained in this Agreement in any material respect, and in either case such breach is not remedied within 20 business days of delivery of such written notice thereof (which notice shall specify in reasonable detail the nature of such breach);

            (c) (i) after March 31, 1999, the Buyer may terminate this Agreement by written notice to the Company if the Confirmation Order has not been entered by the Bankruptcy Court on or prior to such date (unless such failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement) or (ii) after June 30, 1999, the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before such date (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement);

            (d) (i) after March 31, 1999, the Company may terminate this Agreement by written notice to the Buyer if the Confirmation Order has not been entered by the Bankruptcy Court on or prior to such date (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement) or (ii) after June 30, 1999, the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before such date (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement);

            (e) the Company may terminate this Agreement pursuant to and in accordance with the provisions of Section 4.7 by giving written notice to the Buyer, provided that on or before such termination the Debtors shall have paid to the Buyer the applicable Buyer Breakup Fee;

            (f) the Buyer may terminate this Agreement by giving written notice to the Company if the Initial Merger Order has not been entered by the Bankruptcy Court on or prior to September 4, 1998;

            (g) The Company may terminate this Agreement by giving written notice to the Buyer if (i) the Buyer's Board of Directors does not issue the Buyer Recommendation prior to the Meeting or withdraws or amends in a manner adverse to the Company the Buyer Recommendation or otherwise materially breaches the first sentence of Section 4.12 or of Section 4.13(a) or (ii) at the Meeting the Buyer Charter Amendment or the Buyer Share Issuance is not approved by the requisite vote of the holders of Buyer Common Stock;

            (h) the Buyer may terminate this Agreement by giving written notice to the Company if the Company or any other Debtor files either an amendment to the Amended Plan or any other plan of reorganization in violation of Section 4.4(b);

            (i) the Buyer may terminate this Agreement by giving written notice to the Company if (x) the Company takes any action (or omits to take any action) that would constitute a material breach of any of its material covenants or agreements contained in Section 4.1 or 4.5 but for the language of such Sections that permits the Company to take actions (or omit to take actions) required by a Bankruptcy-Related Requirement, and
      (y) such action (or omission to take action) is not remedied within 20 business days of delivery of written notice thereof (which notice shall specify in reasonable detail the nature of such action (or omission to take action) and the nature of the resulting breach (but for such language)); and

            (j) either the Buyer or the Company may terminate this Agreement by giving written notice to the other (i) if at the time of giving such notice the Debtor Tower Agreement shall have been terminated in accordance with its terms, unless, prior to or simultaneously with such termination, the Company shall have entered into a definitive agreement (which agreement (herein called a "Replacement Tower Agreement") shall be comparable in form and substance to the Debtor Tower Agreement, and any lease (herein called a "Comparable Tower Lease") entered into in connection therewith shall be comparable in form and substance to the Master Lease (as defined in the Debtor Tower Agreement), and a copy of which shall be delivered to Arch promptly following execution thereof) with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all the assets to be sold to Pinnacle Towers Inc. pursuant to the Debtor Tower Agreement and which results in net proceeds to the Company of not less than $165,000,000 (an "Acceptable Sale"), or (ii) on or after December 31, 1998 if the Closing (as defined in the Debtor Tower

      Agreement) or the closing of an Acceptable Sale shall not have occurred on or before such date.

            6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for any liability of any Party for willful or intentional breaches of this Agreement, and except for the Company's obligation to pay the Buyer Breakup Fee, if applicable, and the Buyer's obligation to pay the Company Breakup Fee, if applicable, each pursuant to Section 4.8, which shall survive any such termination; provided that Article VIII shall also survive any such termination. Any claims arising out of or in connection with the Company's willful or intentional breach of any covenant or agreement herein after entry of the Confirmation Order shall be treated as a claim for an expense of administration under 11 U.S.C. ss. 503(b)(1) of each of Debtor's bankruptcy estate.


                                   ARTICLE VII

                                   DEFINITIONS

            For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


Defined Term                                          Section
------------                                          -------
Affected Employees                                    4.18(a)
Agreement                                             Introduction
Agreement Date                                        Introduction
Allowed Claims                                        Preliminary Statement
Amended Plan                                          Preliminary Statement
Attachment C Stations                                 4.15
Audited Company Financial Statements                  2.5(a)
Bankruptcy Code                                       2.1(a)
Bankruptcy Court                                      Preliminary Statement
Bankruptcy-Related Requirements                       4.5
Bear Stearns                                          3.22
Breakup Events                                        4.8(a)
Business Entity                                       2.4(a)
Buyer                                                 Introduction

Defined Term                                          Section
------------                                          -------
Buyer Acquisition Proposals                           4.7(d)
Buyer Affiliated Group                                3.8(a)
Buyer Affiliated Period                               3.8(a)
Buyer Authorizations                                  3.14(a)
Buyer Balance Sheet Date                              3.5(b)
Buyer Breakup Fee                                     4.8(a)
Buyer Business Entity                                 3.4(a)
Buyer Class B Common Stock                            3.1(b)
Buyer Common Stock                                    Preliminary Statement
Buyer Charter Amendment                               4.12
Buyer Disclosure Schedule                             Article III
Buyer Distribution                                    1.7(a)
Buyer Employee Benefit Plan                           3.17(a)
Buyer FCC Applications                                3.14(b)
Buyer FCC Material Adverse Effect                     5.1(e)
Buyer Intellectual Property                           3.11(a)
Buyer Licenses and Authorizations                     3.14(b)
Buyer Material Adverse Effect                         Article III
Buyer Preferred Stock                                 1.7(a)
Buyer Recommendation                                  4.12
Buyer Reimbursement                                   4.21
Buyer Reports                                         3.5(a)
Buyer Share Issuance                                  3.1(b)
Buyer State Applications                              3.14(b)
Buyer Stock                                           1.7(a)
Buyer Subsidiary                                      3.4(c)
Buyer Superior Proposal                               4.7(e)
Buyer Warrant Agreement                               Preliminary Statement
Buyer Warrants                                        Preliminary Statement
CERCLA                                                2.18(a)
Certificate of Merger                                 1.1

Defined Term                                          Section
------------                                          -------
Chapter 11 Proceeding                                 Preliminary Statement
Closing                                               1.2
Closing Date                                          1.2
Code                                                  Preliminary Statement
Communications Act                                    2.3
Company                                               Introduction
Company Acquisition Proposals                         4.7(a)
Company Balance Sheet Date                            2.5(a)
Company Breakup Fee                                   4.8(b)
Company Disclosure Schedule                           Article II
Company Employee Benefit Plans                        2.17(a)
Company Financial Statements                          2.5(a)
Company Group                                         2.8(b)(i)
Company Stock                                         1.5(b)
Company Superior Proposal                             4.7(b)
Company Tower Sale Proceeds                           5.2(f)
Comparable Tower Lease                                6.1(j)
Confidentiality Agreement                             4.7(c)
Confirmation Order                                    Preliminary Statement
Debtor                                                Preliminary Statement
Debtor Affiliated Group                               2.8(b)
Debtor Affiliated Period                              2.8(b)
Debtor Authorizations                                 2.14(a)
Debtor Business Entity                                2.4(a)
Debtor FCC Applications                               2.14(b)
Debtor FCC Material Adverse Effect                    5.1(e)
Debtor Licenses and Authorizations                    2.14(b)
Debtor Material Adverse Effect                        Article II
Debtor State Applications                             2.14(b)
Debtor Tower Agreement                                2.10
Debtors                                               Preliminary Statement

Defined Term                                          Section
------------                                          -------
Debtors' Intellectual Property                        2.11(a)
DGCL                                                  1.1
DIP Loan Agreement                                    1.11
Disclosure Statement                                  4.4(b)
Dispose                                               4.5(a)(i)
Effective Time                                        1.1
Employee Benefit Plan                                 2.17(a)
Environmental Authorization                           2.18(e)
Environmental Law                                     2.18(a)
Environmental Property Transfer Act                   2.18(f)
ERISA                                                 2.17(a)
ERISA Affiliate                                       2.17(a)
Exchange Act                                          2.3
Exchange Agent                                        1.3
Exclusivity Provisions                                4.7(a)
FCC                                                   2.3
FCC Applications                                      4.15
Filing Date                                           2.5(a)
Final Order                                           5.1(e)
Former Employees                                      4.18(b)
GAAP                                                  2.5(a)
Governmental Entity                                   2.3
Hearing                                               4.15
HSR Act                                               2.3
Indirect Buyer Authorizations                         3.14(b)
Indirect Debtor Authorizations                        2.14(b)
Initial Merger Motion                                 4.4(a)
Initial Merger Order                                  4.4(a)
Interim Monthly Financial Statements                  4.10
June 30 Unaudited Company Balance Sheet               2.5(a)
knowledge                                             8.15

Defined Term                                          Section
------------                                          -------
Major Breakup Event                                   4.8(a)
Materials of Environmental Concern                    2.18(b)
Meeting                                               4.12
Merger                                                1.1
Merger Subsidiary                                     Introduction
Minor Breakup Event                                   4.8(a)
Most Recent Buyer Balance Sheet                       3.5(b)
Ordinary Course of Business                           2.3
Parties                                               Introduction
Parent                                                Introduction
Pinnacle                                              2.10
Pinnacle Breakup Amount                               4.8(a)
Plan Cash                                             1.3
Plan Shares                                           1.3
Preferred Rights                                      3.2(a)
Prior Plan                                            Preliminary Statement
Proxy Statement                                       4.13(a)
Registration Rights Agreement                         Preliminary Statement
Registration Statement                                4.20(c)
Replacement Tower Agreement                           6.1(j)
Rights Agreement                                      3.2(a)
Rights Offering                                       4.20(a)
SEC                                                   2.5(a)
Securities Act                                        2.3
Security Interest                                     2.3
Standby Purchase Commitments                          Preliminary Statement
Standby Purchasers                                    Preliminary Statement
State Authority                                       2.14(a)
Surviving Corporation                                 1.1
Tax Returns                                           2.8(a)
Taxes                                                 2.8(a)

Defined Term                                          Section
------------                                          -------
Unaudited Quarterly Financial Statements              4.10


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.1 Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it determines in good faith, after consultation with counsel, is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

            8.2 No Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

            8.3 Entire Agreement. This Agreement and the exhibits and schedules attached hereto, including the Amended Plan, and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of the Agreement.

            8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, that the Buyer may assign its rights under this Agreement to another wholly owned subsidiary of the Buyer by notice to the Company; provided, further, that the Buyer shall remain liable for all its obligations hereunder.

            8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:


      If to the Company:                                Copy to:
      ------------------                                --------

      MobileMedia Communications, Inc.                  Sidley & Austin
      Fort Lee Executive Park                           875 Third Avenue
      One Executive Drive, Suite 500                    New York, NY  10022
      Fort Lee, NJ  07024                               Attn:  James D. Johnson
      Attn:  Chairman - Restructuring


      If to the Parent:                                 Copy to:
      -----------------                                 --------

      MobileMedia Corporation                           Sidley & Austin
      Fort Lee Executive Park                           875 Third Avenue
      One Executive Drive, Suite 500                    New York, NY  10022
      Fort Lee, NJ  07024                               Attn:  James D. Johnson
      Attn:  Chairman - Restructuring

      If to the Buyer:                                  Copy to:
      ----------------                                  --------

      Arch Communications Group, Inc.                   Hale and Dorr LLP
      1800 West Park Drive, Suite 250                   60 State Street
      Westborough, MA  01581                            Boston, MA  02109
      Attn: Chairman and Chief                          Attn:  Jay E. Bothwick
            Executive Officer

Any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

            8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time by a written instrument signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            8.10 Severability. If any court of competent jurisdiction determines that any material provision of this Agreement is invalid or unenforceable, then, only to the extent the Parties agree, such provision shall be severable and null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of this Agreement.

            8.11 Expenses. Except as otherwise set forth in this Agreement, each of the Parties shall bear its or their own costs and expenses (including fees and expenses of their respective legal, accounting and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

            8.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

            8.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            8.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            8.15 Knowledge. For purposes of this Agreement, the term "knowledge" of the Company and the Buyer shall mean the actual knowledge, after due inquiry, of the senior executive officers of the Buyer and each of its Subsidiaries and the Parent, the Company and each other Debtor, respectively.

            8.16 Survival of Representations. None of the representations and warranties made by the Parties herein or the documents or certificates contemplated hereby, nor the covenants set forth in Article IV, shall survive the Closing.

            8.17 Bankruptcy Process. Nothing contained in this Agreement shall be deemed to limit in any manner the ability of any Debtor to take any position before or make any motion to the Bankruptcy Court in connection with the Chapter 11 Proceeding; provided, however, that no Debtor shall take any such position or make any such motion in support of any action or inaction by such Debtor that would constitute a breach of any covenant of the Company contained in this Agreement.

            IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

                                        ARCH COMMUNICATIONS GROUP, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



                                        FARM TEAM CORP.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



                                        SUBJECT TO ENTRY OF THE PROVISION
                                        ORDER AS TO THE PROVISIONS HEREOF
                                        COVERED THEREBY AND TO THE RECEIPT
                                        OF THE CONFIRMATION ORDER FROM THE
                                        BANKRUPTCY COURT WITH RESPECT TO THE
                                        AMENDED PLAN AS DESCRIBED HEREIN:

                                        MOBILEMEDIA CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        MOBILEMEDIA COMMUNICATIONS, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       Exhibit A

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                 )          Chapter 11
                                       )
MobileMedia Communications,            )          Case No. 97-174 (PJW)
Inc., et al.,                          )
                                       )          (Jointly Administered)
                           Debtors     )


               DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                             Dated: August 18, 1998

J. Ronald Trost
James D. Johnson
Shelley C. Chapman
Lee M. Stein
SIDLEY & AUSTIN
875 Third Avenue
New York, New York  10022
(212) 906-2000

James L. Patton, Jr. (No. 2202)
Joel A. Waite (No. 2925)
YOUNG CONAWAY STARGATT &
TAYLOR, LLP
P.O. Box 391
Wilmington, Delaware  19899
(302) 571-6600


Co-Counsel to Debtors and
Debtors-in-Possession

            MobileMedia Corporation, a Delaware corporation ("MobileMedia"), MobileMedia Communications, Inc., a Delaware corporation ("Communications"), MobileMedia Communications, Inc. (California), a California corporation, MobileMedia DP Properties, Inc., a Delaware corporation, MobileMedia PCS, Inc., a Delaware corporation, Dial Page Southeast, Inc., a Delaware corporation, Radio Call Company of Va., Inc., a Virginia corporation, MobileMedia Paging, Inc., a Delaware corporation, Mobile Communications Corporation of America, a Mississippi corporation, MobileComm of the Southeast, Inc., a Delaware corporation, MobileComm of the Northeast, Inc., a Delaware corporation, MobileComm Nationwide Operations, Inc., a Delaware corporation, MobileComm of Tennessee, Inc., a Tennessee corporation, MobileComm of the Southeast Private Carrier Operations, Inc., a Georgia corporation, MobileComm of the Southwest, Inc., a Texas corporation, MobileComm of Florida, Inc., a Florida corporation, MobileComm of the Midsouth, Inc., a Missouri corporation, FWS Radio, Inc., a Texas corporation, and MobileComm of the West, Inc., a California corporation, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), propose the following First Amended Joint Plan of Reorganization (the "Plan").


                                  INTRODUCTION
                                  ------------

            This Plan encompasses a reorganization of the Debtors pursuant to which Communications will merge with and into Farm Team Corp., a Delaware corporation ("Merger Subsidiary") and a subsidiary of Arch Communications Group, Inc. ("Arch"), with Merger Subsidiary being the surviving company. The Debtors' creditors will receive cash or equity securities of Arch. There will be no recovery for the Debtors' equity security holders.

            Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Debtors' and Arch's history, business, results of operations and properties, and for a summary and analysis of this Plan. All creditors are encouraged to consult the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan.

            NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.


                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION
                           ---------------------------

            1.1   Definitions.

            In addition to such other terms as are defined in other Sections of this Plan, the following terms (which appear in this Plan as capitalized terms) shall have the meanings set forth below. A term used in this Plan and not defined in this Plan but that is defined in the Code has the meaning set forth in the Code.

            "9-3/8% Note Indenture" means the Indenture dated as of November 13, 1995, between Communications, as Issuer, and State Street Bank and Trust Company, as Trustee.

            "9-3/8% Notes" means the Senior Subordinated Notes due November 1, 2007, issued pursuant to the 93/8% Note Indenture.

            "10-1/2% Note Indenture" means the Indenture dated as of December 1, 1993, between Communications, as Issuer, and First Trust USA (as successor to BankAmerica National Trust Company), as Trustee, as amended.

            "10-1/2% Notes" means the 10 1/2% Senior Subordinated Deferred Coupon Notes due December 1, 2003, issued pursuant to the 10 1/2% Note Indenture.

            "1995 Credit Agreement" means the Credit Agreement dated as of December 4, 1995, as amended, among Communications, the Pre-Petition Lenders and the Pre-Petition Agent.

            "Administrative Claim" means a Claim to the extent that it is of the kind described in section 503(b) of the Code and is entitled to priority under section 507(a)(1) of the Code.

            "Allowed" means as to any Claim (whether an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim or Unsecured Claim), the extent to which such Claim:

                  (a)   (i)   was timely filed or listed in the Schedules and
                              not listed as disputed, contingent or unliquidated as to amount; and

                        (ii) the Debtors, the Reorganized Debtors or any other party in interest entitled to do so has not and does not file an objection to such Claim within the time period set forth for objecting in Section 4.4;

                  (b)   is allowed by a Final Order of the Bankruptcy Court; or

                  (c)   is allowed by this Plan.

            "Arch Capital Shares" means, collectively, the Arch Common Shares and the Arch Class B Common Shares.

            "Arch Class B Common Shares" means the shares of Class B Common Stock of Arch, par value $0.01 per share, to be authorized and issued as and when contemplated by the Merger Agreement.

            "Arch Common Shares" means the shares of Common Stock of Arch, par value $0.01 per share, which are issued and outstanding plus additional shares which will be authorized and issued as and when contemplated by the Merger Agreement.

            "Arch Series C Convertible Preferred Shares" means the shares of Series C Convertible Preferred Stock of Arch, par value $0.01 per share.

            "Arch Warrants" means warrants for the purchase of Arch Common Shares, certain of which Warrants will be part of the Units to be subscribed for in the Rights Offering, and all of which Warrants will be issued pursuant to a Warrant Agreement governing their issuance and exercise that will be in the form set forth in Exhibit B to the Merger Agreement.

            "Ballot" means the ballot for voting to accept or reject this Plan distributed by the Debtors to all holders of impaired Claims entitled to vote on this Plan.

            "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware in which the Cases were filed on January 30, 1997, or any other court with jurisdiction over the Cases.

            "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time to the extent applicable to the Cases.

            "Benefit Plan Indemnification Obligations" means Indemnification Obligations with respect to any officer or employee serving as a fiduciary of any employee benefit plan or program of the Debtors, pursuant to charter, by law, contract or applicable state law for any actions taken or not taken in the discharge of such officer's or employee's duties as a fiduciary of such employee benefit plans or programs.

            "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in the city of New York, New York or the States of New Jersey or Delaware are authorized or required to close.

            "Capped Administrative Claims" means the Debtors' good faith estimate of the sum of (i) Priority Tax Claims, (ii) Administrative Claims for
(x) bonuses payable to employees and professionals on or as a result of the Effective Date, (y) amounts necessary to cure any defaults in executory contracts or unexpired leases assumed pursuant to this Plan as required by section 365(b) of the Code and (z) any accrued and unpaid fees and expenses of professionals retained by the Debtors or the Committee pursuant to orders of the Bankruptcy Court, and (iii) Claims for (x) the Allowed Class 4 Claims described in Section 2.6(B)(ii), (iii) and (iv), (y) the Allowed Class 5 Claims described in Section 2.7(B), and (z) Allowed Class 6 Claims of the indenture trustees under the Subordinated Indentures described in Section 2.8(C)(3), in each case (other than those Claims in clause (iii)(z) hereof which shall be payable until such professionals no longer provide services to their respective constituencies on account of the Cases), accrued and unpaid or payable as of the Effective Date, which estimate shall be in reasonable detail (which in the case of professional fees, shall be in substantially the same form as would be submitted to the Bankruptcy Court) and shall be delivered to Arch (with a copy to the Committee) twenty days prior to the Effective Date. If no objection is made by Arch to the Debtors' estimate within ten days after receipt thereof, the estimate shall be deemed to be the amount of Capped Administrative Claims for purposes of Section 2.1(D). If Arch delivers to the Debtors (with a copy to the Committee) a written objection to the Debtors' estimate within ten days after receipt of such estimate, and the Debtors and Arch are unable to resolve such objection, it shall be submitted to the Bankruptcy Court to be determined on or as soon as practicable after the Effective Date.

            "Cash Equivalent" means, with respect to any Right, an amount equal to the value of such Right as determined based on the actual proceeds received from the sale of Rights from the Rights Reserve pursuant to Section 4.1(B)(5) (or, if the Rights Reserve is then fully depleted, the fair value thereof as of the time such sale would have occurred based on the market price for such Right or, if no such price is available, as determined by the Debtors, Arch and the Committee in good faith or determined by the Bankruptcy Court if no agreement can be reached).

            "Cases" means the reorganization proceedings of the Debtors under chapter 11 of the Code, jointly administered as Case No. 97-174 (PJW).

            "Causes of Action" means all claims and causes of action now owned or hereafter acquired by the Debtors, whether arising under any contract or under the Code or other federal or state law, including, without limitation, any causes of action arising under sections 544, 545, 547, 548, 549, 550, 551, 553(b) or other sections of the Code.

            "Claim" means "claim" as defined in section 101(5) of the Code, as supplemented by section 102(2) of the Code, and shall, in each case, mean a Claim against any Debtor (whether or not so designated).

            "Class" means each class of Claims or Claims and Interests created under this Plan.

            "Class 6 Adjusted Pro Rata Share" means, as to any Allowed Class 6 Claim, as of the date that is five Business Days prior to the Final Distribution Date, a fraction (i) the numerator of which is the amount of such Allowed Class 6 Claim and (ii) the denominator of which is the aggregate amount of all Allowed Class 6 Claims as of such date.

            "Class 6 Pro Rata Share" means, as to any Allowed Claim in Class 6 on the Effective Date or such later date (prior to the Final Distribution Date) as such Claim becomes Allowed, a fraction (i) the numerator of which is the amount of such Allowed Claim and (ii) the denominator of which is the sum of (x) the Effective Date Disputed Claims, (y) the Effective Date Allowed Claims and
(z) an estimate of the aggregate amount of Claims arising from the rejection of executory contracts and unexpired leases pursuant to Section 3.1 that are anticipated to become Allowed Claims, such estimate to be mutually agreed upon by the Debtors, the Committee and Arch in good faith or determined by the Bankruptcy Court if no such agreement can be reached.

            "Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended from time to time to the extent applicable to the Cases.

            "Committee" means the Official Committee of Unsecured Creditors appointed by the United States Trustee for the District of Delaware on February 10, 1997.

            "Common Stock" means, collectively, (i) the Class A common stock of MobileMedia, par value $.001, issued and outstanding immediately prior to the Effective Date, (ii) the Class B common stock of MobileMedia, par value $.001, issued and outstanding immediately prior to the Effective Date and (iii) all options, warrants and other rights to purchase the Class A common stock or the Class B common stock of MobileMedia.

            "Common Stock Claim" means any Claim with respect to the Common Stock of the kind described in section 510(b) of the Code, including, without limitation, any such Claim asserted in or by the parties to the Securities Actions and any Claim by an officer, director or underwriter for contribution, reimbursement or indemnification related thereto.

            "Confirmation" means "confirmation" as used in section 1129 of the Code.

            "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court.

            "Confirmation Hearing" means the hearing at which the Bankruptcy Court considers Confirmation of this Plan.

            "Confirmation Order" means an order of the Bankruptcy Court confirming this Plan, which order shall be reasonably satisfactory to Arch and, as to the provisions relating to the treatment of Allowed Class 4 Claims, the Pre-Petition Agent.

            "Creditor" means "creditor" as defined in section 101(10) of the Code and shall mean a creditor of any Debtor.

            "Creditor Stock Pool" means a number of newly-issued Arch Common Shares equal to approximately [16.9%-31.0%](1) of the issued and outstanding Arch Capital Shares, on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement, computed on a Diluted Basis and after giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 Arch Common Shares are issued and outstanding immediately prior thereto, as such number of shares constituting the Creditor Stock Pool may be adjusted pursuant to Section 2.1(D).

--------

(1) Such percentage will be fixed prior to soliciting votes on this Plan based on the pricing mechanism set forth in Schedule II to the Merger Agreement.

            "Customer Refund Claim" means a Claim by a customer or subscriber of any of the Debtors for refund of amounts improperly paid or billed, or for the return of a deposit.

            "Dial Page Indenture" means the Indenture dated as of February 1, 1993, between Dial Page, Inc., a Delaware corporation, as Issuer, and the Dial Page Indenture Trustee, as amended.

            "Dial Page Indenture Trustee" means Norwest Bank Minnesota, N.A. (as successor to First Union Bank of South Carolina), as Trustee under the Dial Page Indenture.

            "Dial Page Notes" means the 12 1/4% Senior Notes due 2000, issued pursuant to the Dial Page Indenture.

            "Diluted Basis" means after giving effect to (i) the issuance and distribution pursuant to this Plan of the Arch Capital Shares (including the Arch Capital Shares issued upon exercise of the Rights issued pursuant to the Rights Offering but excluding Arch Capital Shares issued or issuable upon exercise of the Arch Warrants) and (ii) the assumed issuance of all Arch Common Shares issuable upon conversion of all convertible preferred stock (including the Arch Series C Convertible Preferred Shares) and convertible debt securities of Arch outstanding as of the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement.

            "DIP Agent" means The Chase Manhattan Bank, in its capacity as agent for the DIP Lenders under the DIP Credit Agreement.

            "DIP Approval Orders" means, collectively, (i) the Final Order (I) Authorizing (A) Secured Post-Petition Financing On A Super Priority Basis Pursuant To 11 U.S.C. ss. 364, (B) Use Of Cash Collateral Pursuant to 11 U.S.C. ss. 363 and (C) Grant of Adequate Protection Pursuant To 11 U.S.C. ss.ss. 363 And 364, dated February 19, 1997, (ii) Order (I) Authorizing Extension of (A) Secured Post-Petition Financing On A Super Priority Basis Pursuant To 11 U.S.C. ss. 364, (B) Use Of Cash Collateral Pursuant To 11 U.S.C. ss. 363 And (C) Grant Of Adequate Protection Pursuant To 11 U.S.C. ss.ss. 363 And 364 And (II) Scheduling A Final Hearing Pursuant To Bankruptcy Rule 4001(c), dated January 27, 1998 and (iii) Order (I) Authorizing Extension of (A) Secured Post-Petition Financing On A Super Priority Basis Pursuant To 11 U.S.C. ss. 364, (B) Use Of Cash Collateral Pursuant To 11 U.S.C. ss. 363 And (C) Grant Of Adequate Protection Pursuant To 11 U.S.C. ss.ss. 363 And 364 And (II) Scheduling A Final Hearing Pursuant To Bankruptcy Rule 4001(c), dated July 28, 1998.

            "DIP Credit Agreement" means the Revolving Credit and Guarantee Agreement dated as of January 30, 1997, as amended, among Communications, as Borrower, MobileMedia, as Parent and Guarantor, each of the direct and indirect subsidiaries of Communications designated as Guarantor in Schedule 3.5 thereto, as Guarantors, the DIP Agent and the DIP Lenders.

            "DIP Lenders" means those financial institutions from time to time party to the DIP Credit Agreement as lenders.

            "Director Indemnification Obligations" means Indemnification Obligations with respect to any present or former director of any of the Debtors.

            "Disclosure Statement" means the Disclosure Statement respecting this Plan approved by order of the Bankruptcy Court, and all supplements and exhibits thereto.

            "Disputed Claim" means a Claim against any of the Debtors to the extent that such Claim is not Allowed.

            "Effective Date" means the date on which this Plan becomes effective which date shall be ten Business Days after all the conditions to the Effective Date set forth in Section 5.1 have first been satisfied or waived, or such earlier date (but not less than seven Business Days after such conditions have first been satisfied or waived) as the Debtors, Arch, the Pre-Petition Agent, the DIP Agent and the Committee shall agree.

            "Effective Date Allowed Claims" means those Class 6 Claims that have been Allowed by order of the Bankruptcy Court prior to the Effective Date or that are Allowed pursuant to this Plan, as set forth in a schedule delivered by the Debtors to the Exchange Agent and Arch two Business Days prior to the Effective Date, which schedule, absent manifest error, shall be conclusive for the purposes of calculating Class 6 Pro Rata Share and Class 6 Adjusted Pro Rata Share.

            "Effective Date Disputed Claims" means, on and as of the Effective Date, any Class 6 Claim that is a Disputed Claim on and as of such date, in the full amount set forth in any timely filed proof of claim or listed by the Debtors in the Schedules, as set forth in a schedule delivered by the Debtors to the Exchange Agent and Arch two Business Days prior to the Effective Date, which schedule, absent manifest error, shall be conclusive for purposes of calculating Class 6 Pro Rata Share and Class 6 Adjusted Pro Rata Share.

            "Estate Representative" has the meaning given such term in Section 4.2(C)(5).

            "Exchange Agent" means a bank trust company or other entity reasonably satisfactory to MobileMedia and the Committee, appointed by Arch to act as the exchange agent for making distributions to the holders of Allowed Class 6 Claims.

            "Excluded Indemnification Obligations" means Indemnification Obligations with respect to (i) any present or former officer of the Debtors considered as of the Effective Date by the FCC to be an alleged wrongdoer for purposes of the FCC Proceeding, (ii) any present or former officer of the Debtors now or hereafter named as a defendant in the Securities Actions, as to claims arising out of the matters alleged in the Securities Actions, (iii) any present or former officer of the Debtors named as a defendant in any action initiated after the date hereof based upon similar factual allegations, or alleging similar causes of action, to the Securities Actions, as to claims arising out of the matters alleged therein, (iv) any officer or employee of the Debtors that is not an officer or employee as of the Effective Date, (v) present or former professionals or advisors of the Debtors, including, without limitation, accountants, auditors, financial consultants, underwriters or attorneys, other than Indemnification Obligations arising out of post-petition agreements approved by the Bankruptcy Court, and (vi) any Indemnification Obligation of the kind described in section 510(b) of the Code.

            "FCC" means the Federal Communications Commission or any governmental authority succeeding to the rights and powers thereof.

            "FCC Proceeding" means the hearing in WT Docket No. 97-115, In the Matter of MobileMedia Corporation, et al.

            "Final Distribution Date" means the tenth Business Day after the day on which no Class 6 Claim remains a Disputed Claim.

            "Final Order" means, as to any court, administrative agency or other tribunal, an order or judgment of such tribunal as entered on its docket as to which the time to appeal or petition for certiorari has expired and as to which no appeal or petition for certiorari is pending or, if an appeal or petition for certiorari has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed as moot) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari has been denied, and the time to take any further appeal or to seek further certiorari has expired.

            "Fully Diluted Basis" means after giving effect to (i) the issuance and distribution pursuant to this Plan of the Arch Capital Shares (including the Arch Capital Shares issued upon exercise of the Rights issued pursuant to the Rights Offering), (ii) the assumed issuance of all Arch Common Shares issuable upon conversion of all convertible preferred stock (including the Arch Series C Convertible Preferred Shares) and convertible debt securities of Arch outstanding as of the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement, and (iii) the assumed issuance of all Arch Common Shares issuable upon the exercise of the Arch Warrants.

            "Indemnification Obligations" means the obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals or advisors of the Debtors, including, without limitation, accountants, auditors, financial consultants, underwriters or attorneys, whether pursuant to charter, by law, contract or statute, regardless of whether the indemnification is owed in connection with a pre-Petition Date or post-Petition occurrence.

            "Interest" means all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Code) of the Debtors, including, without limitation, the Common Stock, but excluding Common Stock Claims.

            "License Co. L.L.C." means the limited liability company to be formed as a wholly owned subsidiary of MCCA as reorganized pursuant to this Plan that will hold the Reorganized Debtors' Licenses after the Effective Date.

            "Licenses" means the licenses and other authorizations of the Debtors to operate their paging networks.

            "Lien" means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever affecting such interest in property.

            "Merger" means the merger of Communications into Merger Subsidiary contemplated by the Merger Agreement and Section 4.2(B).

            "Merger Agreement" means the Agreement and Plan of Merger by and among Arch, the Merger Subsidiary, MobileMedia and Communications dated as of August 18, 1998.

            "MCCA" means Mobile Communications Corporation of America, a Mississippi corporation.

            "Miscellaneous Secured Claim" means a Secured Claim not classified in Class 4 under this Plan.

            "Net Tower Sale Proceeds" shall be the Net Cash Proceeds (as defined in the DIP Credit Agreement) from the Debtors' sale of their towers and certain related assets, as set forth in the Tower Sale Agreement, which Net Cash Proceeds shall be at least $165 million.

            "Non-Priority Unsecured Claim" means any Unsecured Claim not classified in Class 3, 5, 7, 8 or 9 under this Plan.

            "Note Litigation Claim" means any Claim with respect to the Notes of the kind described in section 510(b) of the Code, including, without limitation, any such Claim asserted in or by the parties to the Securities Actions and any Claim by an officer, director or underwriter for contribution, reimbursement or indemnification related thereto.

            "Notes" means, collectively, the Dial Page Notes, the 93/8% Notes and the 10-1/2% Notes.

            "Person" means any person, including, without limitation, any individual, partnership, joint venture, corporation, company, trust, estate, unincorporated organization and any governmental unit.

            "Personal Injury Claim" means a Claim against any of the Debtors that is unliquidated or contingent as of the Confirmation Date and is of the kind described in 28 U.S.C. ss. 157(b)(5).

            "Petition Date" means January 30, 1997, the date on which the petitions initiating the Cases were filed with the Bankruptcy Court.

            "Plan" means this First Amended Joint Plan of Reorganization, as amended from time to time, and all addenda, exhibits, schedules and other attachments hereto, as the same may be amended from time to time, pursuant to this Plan or the Code, all of which are incorporated herein by reference.

            "Pre-Petition Agent" means The Chase Manhattan Bank, in its capacity as the agent for the Pre-Petition Lenders under the 1995 Credit Agreement.

            "Pre-Petition Lenders" means those financial institutions from time to time party to the 1995 Credit Agreement as lenders.

            "Priority Claim" means a Claim to the extent that it is of the kind described in, and entitled to priority under, section 507(a)(3), (a)(4) or
(a)(6) of the Code.

            "Priority Tax Claim" means a Claim to the extent that it is of the kind described in, and entitled to priority under, section 507(a)(8) of the Code.

            "Pro Rata Share" means proportionately, so that with respect to an Allowed Claim other than an Allowed Class 6 Claim, the ratio of (i) the amount of payments or other property distributable on account of a particular Allowed Claim in a particular Class under this Plan to (ii) the amount of such Allowed Claim in such Class is the same as the ratio of (a) the amount of payments or other property distributable on account of all Allowed Claims in such Class to
(b) the amount of all Allowed Claims in such Class.

            "Registration Rights Agreement" means a registration rights agreement to be entered into pursuant to Section 4.9 between Arch and any Person entitled to become a party to such registration rights agreement under Section 4.9, which shall be in substantially the form attached as Exhibit A.

            "Reorganized Communications" means, on and after the Effective Date, Merger Subsidiary, the successor to Communications (as reorganized under and pursuant to this Plan) and a wholly owned subsidiary of Arch as a result of the Merger.

            "Reorganized Debtors" means, on and after the Effective Date, Reorganized Communications and Reorganized MCCA.

            "Reorganized Debtor's Certificate of Incorporation" means, (i) as to Reorganized Communications, the Certificate of Incorporation of Merger Subsidiary, as amended by the Certificate of Merger relating to the Merger and except that the name of the corporation set forth therein shall be changed to "MobileMedia Communications, Inc.", and (ii) as to Reorganized MCCA, the Certificate of Incorporation of Delaware Subsidiary Co.

            "Reorganized Debtor's Bylaws" means, as to Reorganized Communications, the Bylaws of Merger Subsidiary, and as to Reorganized MCCA, the Bylaws of Delaware Subsidiary Co.

            "Reorganized MCCA" means Delaware Subsidiary Co., the successor to MCCA (as reorganized under and pursuant to this Plan) and a wholly owned subsidiary of Reorganized Communications.

            "Rights" means certificated, transferable rights issued by Arch for the purchase of (i) an aggregate number of Arch Capital Shares equal to approximately [34.5%-52.4%](2) of the issued and outstanding Arch Capital Shares, on the date the "Buyer Market Price" is determined in accordance with
Schedule II to the Merger Agreement, computed on a Diluted Basis after giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 Arch Common Shares are issued and outstanding immediately prior thereto (such number of Arch Capital Shares being herein called the "Rights Shares"), and (ii) Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of Arch Common Shares equal to 2.50% of the issued and outstanding Arch Capital Shares, computed on a Fully Diluted Basis on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement, computed on a Fully Diluted Basis after giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 Arch Common Shares are issued and outstanding immediately prior thereto, which Rights shall be issued to certain holders of Allowed Class 6 Claims pursuant to the Rights Offering, and which Rights shall have the terms set forth in Schedule III to the Merger Agreement. Each Right will be exercisable for one Unit.

            "Rights Offering" means the issuance of the Rights by Arch to holders of Allowed Class 6 Claims on the Rights Offering Commencement Date.

            "Rights Offering Commencement Date" means the date on which Arch commences the Rights Offering by mailing to holders of Allowed Class 6 Claims as of the Rights Offering Initial Record Date certificates representing the Rights and instructions for the exercise thereof, which date shall be as soon as practicable after the later to occur of (i) approval by the Bankruptcy Court of the Disclosure Statement and (ii) the effectiveness of the Registration Statement (as defined in the Merger Agreement).

            "Rights Offering Distribution Pool" means all of the Rights minus the Rights included in the Rights Reserve.

            "Rights Offering Expiration Date" means 5:00 p.m., New York City time, on the date on which the Rights Offering terminates, which date shall be established by Arch and Communications, on or prior to the Confirmation Date, but shall be not less than 15 calendar
--------

(2) Such percentage will be fixed prior to soliciting votes on this Plan based on the pricing mechanism set forth in Schedule II to the Merger Agreement.

days after the date on which all the conditions to effectiveness of this Plan shall have been satisfied or waived (other than (i) the requirement that the order entered by the FCC has become a Final Order in connection with the condition set forth in Section 5.1(e) of the Merger Agreement, and (ii) such conditions that by their nature are to be satisfied on the Effective Date).

            "Rights Offering Initial Record Date" means the date that is the record date to determine which holders of Claims are entitled to vote on this Plan.

            "Rights Offering Pro Rata Share" means, as to any Allowed Class 6 Claim, a fraction, (i) the numerator of which is the amount of such Allowed Class 6 Claim as of the date of determination and (ii) the denominator of which is the aggregate amount of Allowed Class 6 Claims as of the Rights Offering Initial Record Date.

            "Rights Offering Supplemental Record Date" means the Confirmation Date.

            "Rights Reserve" means, as of the Rights Offering Initial Record Date, a number of Rights equal to the product of (i) the total number of Rights, and (ii) a fraction, (A) the numerator of which is the sum of the estimated aggregate amount of (x) Class 6 Claims that are Disputed Claims and (y) Claims arising from the rejection of executory contracts and unexpired leases pursuant to Section 3.1 that are anticipated to become Allowed Claims, such estimate to be mutually agreed upon by the Debtors, the Committee and Arch, in good faith, or determined by the Bankruptcy Court if no such agreement can be reached, and
(B) the denominator of which is the sum of the estimated aggregate amount of (x) Class 6 Claims that are Disputed Claims, (y) Claims arising from the rejection of executory contracts and unexpired leases pursuant to Section 3.1 that are anticipated to become Allowed Claims, such estimate to be mutually agreed upon by the Debtors, the Committee and Arch, in good faith, or determined by the Bankruptcy Court if no such agreement can be reached, and (z) all Allowed Class 6 Claims as of such date.

            "Rights Shares" has the meaning included in the definition of Rights.

            "Schedules" means the joint Schedules of Assets, Liabilities and Executory Contracts filed by the Debtors with the Clerk of the Bankruptcy Court for the District of Delaware pursuant to Bankruptcy Rule 1007, as such schedules have been or may be amended or supplemented by the Debtors from time to time.

            "Secured Claim" means a Claim that is secured by a Lien on, or interest in, property of any of the Debtors, or that is subject to setoff under section 553 of the Code, but only to the extent of the value of the Creditor's interest (directly or by enforceable subrogation) in the Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506(a) of the Code or as provided in this Plan.

            "Securities Actions" means, collectively, the actions styled In re MobileMedia Securities Litigation, No. 96-5723 (AJL) (D. N.J. 1996), Allen T. Gilliland Trust v. Hellman & Friedman Capital Partners II, L.P., et al., Civil Action No. 97-3543 (N.D. Cal. 1997) and Allen T.

Gilliland Trust v. Hellman & Friedman MobileMedia Partners, L.L.C., et al., Case No. 989891 (Cal. Super. Ct. 1997).

            "Semi-Annual Distribution Date" means the last Business Day of each June and December after the Effective Date and prior to the Final Distribution Date; provided, that if the Effective Date is within 60 days before the end of June or December, the first Semi-Annual Distribution Date will be the last Business Day of the next succeeding June (if the Effective Date is in December) or December (if the Effective Date is in June).

            "Standby Purchase Commitment" means the various commitments of the Standby Purchasers to purchase Units in the event any Rights are not exercised in the Rights Offering, as evidenced by the letters attached hereto as Exhibits B-1 through B-6.

            "Standby Purchasers" means those creditors of the Debtors that have executed a Standby Purchase Commitment.

            "Subordinated Indemnification Obligation Claims" means Indemnification Obligations that are rejected pursuant to Section 7.5(A) and any Claims arising therefrom.

            "Subordinated Indentures" means, collectively, the 93/8% Note Indenture and the 10 1/2% Note Indenture.

            "Subordinated Noteholder Claims" means all Claims arising under or relating to the Subordinated Notes, the Subordinated Indentures and related agreements, other than Note Litigation Claims.

            "Subordinated Notes" means, collectively, the 93/8% Notes and the 10 1/2% Notes.

            "Subsidiary Claim" means any Claim by a Debtor against another
Debtor.

            "Subsidiary Interest" means any Interest held by a Debtor in another Debtor, including all options, warrants and other rights to purchase any such Interest in a Debtor held by another Debtor.

            "Tower Sale Agreement" means the Purchase Agreement between the Debtors and Pinnacle Towers Inc. dated July 7, 1998, as approved by the Bankruptcy Court on August 10, 1998, or as amended in accordance therewith and in accordance with the order of the Bankruptcy Court.

            "Unit" means (i) one Arch Capital Share and (ii) 0. of an Arch Warrant.(3)

--------

(3) The fraction of an Arch Warrant that will be included in each Unit will equal the fraction obtained by dividing (i) the total number of Arch Warrants purchasable upon exercise of Rights
                                                                  (continued...)

            "Unsecured Claim" means a Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim or a Secured Claim.

            "Voting Deadline" means that date set in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting this Plan.

            1.2 Interpretation. For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) unless otherwise provided in this Plan, any reference in this Plan to an existing document or Exhibit means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) unless otherwise specified herein, any reference to an entity as a holder of a Claim includes that entity's successors, assigns and affiliates; (e) unless otherwise specified, all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Plan; and (h) the rules of construction set forth in section 102 of the Code will apply.

            1.3 Computation of Time. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.


                                   ARTICLE II
              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

            The following is a designation of the Classes of Claims and Interests classified under this Plan, and the treatment to be provided to each such Class.

            A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. Administrative Claims and Priority Tax Claims have not been classified in accordance with section 1123(a)(1) of the Code, although the treatment for such unclassified Claims is set forth below.

----------

(3) (continued...)

by (ii) the total number of Arch Capital Shares purchasable upon exercise of Rights (which will be determined prior to soliciting votes on this Plan based on the pricing mechanism set forth in Schedule II to the Merger Agreement).

            The treatment of and consideration to be provided on account of Claims and Interests pursuant to this Plan shall be in full settlement, release and discharge of such Claims and Interests; provided, that such discharge shall not affect the liability of any other entity on, or the property of any other entity encumbered to secure payment of, any such Claim or Interest, except as otherwise provided in this Plan; and provided, further, that such discharge shall not affect the Reorganized Debtors' obligations under and pursuant to this Plan. The treatment of and consideration to be provided to Allowed Claim and Interest holders in each Class shall apply to all of the Cases.

            No Claim shall entitle the holder thereof to a distribution of cash or securities or to other consideration pursuant to this Plan unless, and only to the extent that, such Claim is an Allowed Claim.

UNCLASSIFIED CLAIMS
-------------------

            2.1   Administrative Claims.

                  A. General. Subject to the provisions of Section 4.4(A) and unless otherwise agreed by the holder of an Allowed Administrative Claim (in which event such other agreement shall govern), each holder of an Allowed Administrative Claim shall receive on account of such Administrative Claim: (i) cash equal to the unpaid amount of such Allowed Administrative Claim; or (ii) at the option of Reorganized Communications, payment in accordance with the ordinary business terms of such Allowed Administrative Claim.

                  B. Statutory Fees. On or before the Effective Date, Administrative Claims for fees payable pursuant to section 1930 of title 28 of the United States Code, 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash in an amount equal to the amount of such Administrative Claims. All such fees payable after the Effective Date will be assumed by the Reorganized Debtors.

                  C. Ordinary Course Liabilities. Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses will be assumed and paid by Reorganized MCCA pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims.

                  D. Funding of Certain Administrative Claims. Arch shall make available to Reorganized Communications any monies necessary for Reorganized Communications to make timely payment of all Administrative Claims; provided, that in the event the sum of Capped Administrative Claims and the costs and expenses of the Standby Purchasers as provided in the Standby Purchase Commitment exceeds $34,000,000, the number of Arch Common Shares constituting the Creditor Stock Pool shall be reduced by a number of shares equal to (i) the excess of the sum of (x) Capped Administrative Claims and (y) the costs and expenses of the Standby Purchasers as provided in the Standby Purchase Commitment over $34,000,000, divided by (ii) $25.315.

            2.2 Priority Tax Claims. Unless otherwise agreed by the holder of an Allowed Priority Tax Claim (in which event such other agreement shall govern), each holder of an Allowed Priority Tax Claim against any of the Debtors shall, on the Effective Date, receive, at Arch's option, either (a) cash equal to the amount of such Allowed Priority Tax Claim or (b) a promissory note payable by Reorganized Communications in a principal amount equal to the amount of such Allowed Priority Tax Claim on which interest shall accrue from and after the Effective Date at the rate of 7% or such higher or lower rate as is determined by the Bankruptcy Court to be appropriate under section 1129(a)(9)(C) of the Code and shall be paid semiannually in arrears; the principal amount of the promissory note shall be paid in full on a date or dates six (6) years after the date of assessment of such Allowed Priority Tax Claim.

CLASSIFIED CLAIMS AGAINST AND INTERESTS IN THE DEBTORS
------------------------------------------------------

            2.3   Class 1 Claims (Priority Claims).

                  A. Classification. Class 1 consists of all Priority Claims against any of the Debtors.

                  B. Allowance. Claims in Class 1 shall be allowed or disallowed in accordance with Section 4.4(B) of this Plan and applicable provisions of the Code and Bankruptcy Rules.

                  C. Treatment. Allowed Claims in Class 1 shall be paid in full in cash on the later of the Effective Date and a date that is as soon as practicable after the date upon which such Claim becomes an Allowed Priority Claim.

                  D. Impairment and Voting. Class 1 Claims are unimpaired and are not entitled to vote on this Plan.

            2.4   Class 2 Claims (Miscellaneous Secured Claims).

                  A. Classification. Class 2 consists of all Miscellaneous Secured Claims against any of the Debtors, if any.

                  B. Allowance. Claims in Class 2 shall be allowed or disallowed in accordance with Section 4.4(B) of this Plan and applicable provisions of the Code and Bankruptcy Rules.

                  C. Treatment. The legal, equitable and contractual rights to which each holder of an Allowed Claim in Class 2 is entitled shall be left unaltered or, at the option of the Reorganized Debtors, shall be left unimpaired in the manner described in section 1124(2) of the Code.

                  D. Impairment and Voting. Class 2 Claims are unimpaired and are not entitled to vote on this Plan.

            2.5   Class 3 Claims (Customer Refund Claims).

                  A. Classification. Class 3 consists of all Customer Refund Claims against any of the Debtors not otherwise classified in Class 1 or Class 2.

                  B. Allowance. Claims in Class 3 shall be allowed or disallowed in accordance with Section 4.4(B) of this Plan and applicable provisions of the Code and Bankruptcy Rules.

                  C. Treatment. The legal, equitable and contractual rights to which each holder of an Allowed Claim in Class 3 is entitled shall be left unaltered or, at the option of the Reorganized Debtors, shall be left unimpaired in the manner described in section 1124(2) of the Code.

                  D. Impairment and Voting. Class 3 Claims are unimpaired and are not entitled to vote on this Plan.

            2.6 Class 4 Claims (Claims arising under or related to the 1995 Credit Agreement).

                  A. Classification. Class 4 consists of all Secured Claims against any of the Debtors arising under or related to the 1995 Credit Agreement.

                  B. Allowance. Allowed Class 4 Claims shall consist of the following unpaid obligations arising under the 1995 Credit Agreement, and shall be Allowed in an aggregate amount equal to: (i) $649,000,000 minus the Net Tower Sale Proceeds actually paid to the Pre-Petition Agent on behalf of the holders of Allowed Class 4 Claims; (ii) reasonable accrued and unpaid commitment, letter of credit and similar fees under the 1995 Credit Agreement, in an amount, as of the Petition Date, equal to $179,148.29, together with any such amounts accrued after the Petition Date and unpaid as of the Effective Date; (iii) the unpaid, reasonable costs and expenses of the Pre-Petition Agent, to the extent provided in the 1995 Credit Agreement; and (iv) the unpaid, reasonable costs and expenses of the members of the Steering Committee for the Pre-Petition Lenders, other than the Pre-Petition Agent, up to the aggregate amount of $1,000,000. Adequate protection payments in connection with, and the costs and expenses of the Pre-Petition Agent arising under, the 1995 Credit Agreement shall continue to be paid in cash through the Effective Date at the rate and in the manner set forth under the DIP Approval Orders. Class 4 Claims shall not include interest accrued at the default rate under Section 5.4(c) of the 1995 Credit Agreement or otherwise.

                  C. Treatment. Each holder of an Allowed Claim in Class 4 shall receive, in full satisfaction of its Claim, cash equal to the amount of its Allowed Claim, payable in accordance with Section 4.3(A).

                  D. Impairment and Voting. Class 4 Claims are impaired and are entitled to vote on this Plan.

            2.7 Class 5 Claims (Claims arising under or related to the Dial Page Notes).

                  A. Classification. Class 5 consists of all Claims against any of the Debtors arising under or related to the Dial Page Notes, the Dial Page Indenture and related agreements, other than Note Litigation Claims.

                  B. Allowance. Class 5 Claims shall be Allowed Claims in the sum of: (i) the outstanding principal amount of the Dial Page Notes; (ii) unpaid interest on the Dial Page Notes accrued to the Effective Date calculated at the non-default rate set forth in the Dial Page Notes; and (iii) the unpaid reasonable fees and expenses of the trustee for the Dial Page Notes incurred prior to the Petition Date, to the extent provided for in the Dial Page Indenture.

                  C. Treatment. Each holder of an Allowed Claim in Class 5 shall receive, in full satisfaction of its Claim, cash equal to the full amount of its Allowed Claim, payable in accordance with Section 4.3(B).

                  D. Impairment and Voting. Class 5 Claims are impaired and are entitled to vote on this Plan.

            2.8   Class 6 Claims (Non-Priority Unsecured Claims).

                  A. Classification. Class 6 consists of all Non-Priority Unsecured Claims against any of the Debtors, including the Subordinated Noteholder Claims.

                  B. Allowance. (i) Class 6 Claims other than Subordinated Noteholder Claims and Personal Injury Claims shall be allowed or disallowed in accordance with Section 4.4(B) and applicable provisions of the Code and Bankruptcy Rules, (ii) Subordinated Noteholder Claims other than Claims of the indenture trustees under the Subordinated Indentures shall be Allowed Claims in the sum of: (x) the outstanding principal amount (or outstanding accreted principal amount, as the case may be) of the Subordinated Notes and (y) unpaid interest on the Subordinated Notes accrued prior to the Petition Date calculated at the non-default rate set forth in the Subordinated Notes, (iii) Subordinated Noteholder Claims for the indenture trustees under the Subordinated Indentures shall be Allowed Claims in an amount equal to the unpaid reasonable fees and expenses of each such indenture trustee incurred prior to and after the Petition Date through the Effective Date, to the extent provided for in the Subordinated Indentures, and (iv) Personal Injury Claims shall be liquidated and allowed or disallowed in the district court in which the Cases are pending, or in the district court in the district in which the claim arose, as determined by the district court in which the Cases are pending.

                  C.    Treatment.

                        1. Each holder of an Allowed Claim in Class 6 (other than the indenture trustees under the Subordinated Indentures) shall receive:

                        (a) for each holder of an Allowed Claim as of the Rights Offering Initial Record Date, from Arch on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Rights Offering Distribution Pool;

                        (b) for each holder of a Claim that becomes an Allowed Claim after the Rights Offering Initial Record Date but before the Rights Offering Supplemental Record Date, (i) from Arch, as soon as practicable after the Rights Offering Supplemental Record Date, an amount of Rights from the Rights Reserve equal to the amount of Rights that would have been such holder's Rights Offering Pro Rata Share of the Rights Offering Distribution Pool if such holder's Claim had been an Allowed Claim as of the Rights Offering Initial Record Date or, (ii) if the number of Rights in the Rights Reserve on the Rights Offering Supplemental Record Date is insufficient to make the distribution set forth in clause (i), from Arch, (x) its ratable share (based on such holders' respective amounts of Allowed Class 6 Claims) of the Rights in the Rights Reserve on such date and (y) its Cash Equivalent of each Right (or portion thereof) that would have been distributed pursuant to clause (i) if sufficient Rights had been available in the Rights Reserve on the Rights Offering Supplemental Record Date;

                        (c) from Arch on the Effective Date, if such holder has exercised any or all of its Rights in accordance with the terms and conditions thereof, for each Right so exercised, a Unit;

                        (d) for each holder of a Claim in Class 6 that is not Allowed as of the Rights Offering Supplemental Record Date, from Arch, instead of receiving any Rights, as soon as reasonably practical after such Claim becomes an Allowed Claim (but no sooner than the Effective Date), its Cash Equivalent;

                        (e) from the Exchange Agent (x) if such Claim is an Allowed Claim on the Effective Date, on or as soon as practicable after the Effective Date, its Class 6 Pro Rata Share of the Creditor Stock Pool or (y) if such Claim is not an Allowed Claim on the Effective Date, on a later date after which the Claim is Allowed, its Class 6 Pro Rata Share of the Creditor Stock Pool; and

                        (f) from the Exchange Agent on the Final Distribution Date, its Class 6 Adjusted Pro Rata Share of the Arch Common Shares remaining in the Creditor Stock Pool, if any, on such date; provided, that if there are fewer than 10,000 Arch Common Shares remaining in the Creditor Stock Pool on the Final Distribution

                        Date, no distribution will be made to holders of Allowed Class 6 Claims on such date, and the Arch Common Shares remaining in the Creditor Stock Pool on such date shall be returned to Arch and become treasury shares.

                        2. In lieu of the foregoing treatment, any holder of a Claim in Class 6 of $1,000 or less may elect, by marking the appropriate box on the Ballot sent to such holder, to receive cash equal to 50% of its Allowed Claim, or, if such holder's claim is in excess of $1,000, such holder may elect to have its Claim reduced to and Allowed at $1,000 and receive cash with respect to such reduced Claim in accordance with this Section 2.8(C)(2).

                        3. On the Effective Date, the Reorganized Debtors shall pay to the indenture trustees under the Subordinated Indentures cash equal to the amount of fees and expenses of the indenture trustees (including the reasonable fees and expenses of counsel retained by the indenture trustees), in accordance with and to the extent provided for in the Subordinated Indentures, whether incurred prior or subsequent to the Petition Date, without application by or on behalf of the indenture trustees or their respective counsel to the Bankruptcy Court.

                  D. Impairment and Voting. Class 6 Claims are impaired and are entitled to vote on this Plan.

            2.9   Class 7 Claims (Note Litigation Claims).

                  A. Classification. Class 7 consists of all Note Litigation Claims against any of the Debtors.

                  B. Treatment. The holders of Claims in Class 7 shall not be entitled to receive or retain any property pursuant to this Plan on account of their Claims.

                  C. Impairment and Voting. Class 7 Claims are impaired and are deemed not to have accepted this Plan.

            2.10 Class 8 Claims and Interests (Common Stock Claims and Interests and Subordinated Indemnification Obligation Claims).

                  A. Classification. Class 8 consists of all Interests arising from or related to the Common Stock, all Common Stock Claims and all Subordinated Indemnification Obligation Claims against any of the Debtors.

                  B. Treatment. Interests in Class 8 shall be canceled, and the holders of Claims and Interests in Class 8 shall not be entitled to receive or retain any property on account of their Claims and Interests.

                  C. Impairment and Voting. Class 8 Claims and Interests are impaired and are deemed not to have accepted this Plan.

            2.11  Class 9 Claims and Interests (Subsidiary Claims and
Interests).

                  A. Classification. Class 9 consists of all Subsidiary Claims and Subsidiary Interests.

                  B. Treatment. The Interests in Class 9 shall be canceled, except that, in accordance with Section 4.2(B), Reorganized Communications shall retain its Interests in Reorganized MCCA, and the holders of Claims and Interests in Class 9 shall not be entitled to receive or retain any property on account of such Claims and Interests.

                  C. Impairment and Voting. Class 9 Claims and Interests are impaired and are deemed not to have accepted this Plan.


                                   ARTICLE III
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
              -----------------------------------------------------

            3.1 Rejection. No later than 25 days prior to the Voting Deadline, the Debtors, at the direction of Arch, shall prepare a schedule of the executory contracts and unexpired leases to be rejected on the Effective Date (the "Rejection Schedule"). The Rejection Schedule shall be filed and served on each party to an executory contract or unexpired lease listed thereon to be rejected by the Debtors no later than twenty days prior to the Voting Deadline. Any claims for damages arising from the rejection of an executory contract or unexpired lease listed on the Rejection Schedule must be filed by the Voting Deadline and shall be determined, if necessary, at Confirmation. The Rejection Schedule may be amended from and after the Confirmation Date for sixty days thereafter (but in no event after the Effective Date) by the Debtors at the direction of Arch and with notice to any party to an executory contract or unexpired lease added to or removed from such schedule. Any claims for damages arising from the rejection of an executory contract or unexpired lease rejected after the Confirmation Date pursuant to this Section 3.1 must be filed within 20 days after receipt of notice of rejection of such contract. Any such Claims not filed within the applicable 20-day period shall be barred and may not thereafter be asserted.

            3.2   Assumption.

                  A. Assumed Contracts. Each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date, has not been rejected during the Cases prior to Confirmation, is not subject to a notice of rejection and is not rejected under this Plan shall, by the terms of this Plan, be assumed by Reorganized MCCA pursuant to sections 365 and 1123(b)(2) of the Code on the Effective Date. All such assumed contracts, unexpired leases, franchises and permits, and any contracts or unexpired leases assumed by the Debtors by order of the Bankruptcy Court prior to the Confirmation Date, shall be vested in and continue in effect for the benefit of the Reorganized Debtors.

                  B. Cure Payments and Release of Liability. The Debtors shall, at least twenty days prior to the Voting Deadline, file and serve on all parties to executory contracts and unexpired leases to be assumed as of the Effective Date, and on the Pre-Petition Agent, the Committee and Arch a schedule setting forth the amount of cure and compensation payments to be provided by the Reorganized Debtors in accordance with section 365(b)(1) of the Code, which schedule shall be acceptable to Arch. Objections to any such proposed cure payment must be made by the Voting Deadline, and shall be determined, if necessary, at the Confirmation Hearing. In the event the Debtors amend the Rejection Schedule pursuant to Section 3.1 after the Confirmation Date to remove an executory contract or unexpired lease therefrom, the Debtors shall, within five days after such amendment to the Rejection Schedule, file and serve on all parties to executory contracts and unexpired leases to be assumed as a result of any such Schedule amendment, and on the Pre-Petition Agent, the Committee and Arch, a supplemental schedule setting forth the amount of cure and compensation payments to be provided by the Reorganized Debtors in accordance with section 365(b)(1) of the Code, which supplemental schedule of cure payments shall be reasonably acceptable to Arch. Objections to any proposed cure payment set forth in the supplemental schedule must be made within 20 days after receipt thereof. A party to an assumed executory contract or unexpired lease that has not filed an appropriate pleading with the Bankruptcy Court on or before the applicable 20-day period shall be deemed to have waived its right to dispute such amount. All unpaid cure and compensation payments under any executory contracts or unexpired leases that are assumed or assumed and assigned under this Plan (including, without limitation, Claims filed in the Cases or listed in the Schedules and Allowed by order of the Bankruptcy Court prior to the Confirmation Date that relate to executory contracts or unexpired leases that are assumed or assumed and assigned under this Plan) shall be made by the Reorganized Debtors as soon as practicable after the Effective Date, but not later than thirty days after the Effective Date; provided, that, in the event of a dispute regarding the amount of any cure and compensation payments, the Reorganized Debtors shall make such cure and compensation payments as may be required by section 365(b)(1) of the Code following the entry of a Final Order resolving such dispute.

                  C. Continuation of Employment Agreements and Benefits Agreements. On the Effective Date, the Debtors shall assume pursuant to sections 365 and 1123(b)(2) of the Code the employment and benefit agreements set forth on Schedule 1.

            3.3 Post-Petition Contracts and Leases. All contracts and leases entered into by the Debtors after the Petition Date, including (a) the Tower Sale Agreement and (b) the Master Lease between Communications and Pinnacle Towers Inc. to be entered into pursuant to the Tower Sale Agreement, but excluding the DIP Credit Agreement, shall be deemed assigned by the Debtors to Reorganized MCCA on the Effective Date.

                                   ARTICLE IV
                             IMPLEMENTATION OF PLAN
                             ----------------------

            4.1   Actions Occurring Prior to the Effective Date.

                  A.    Actions Occurring Before the Confirmation Date.

                        1. Rights Offering. Pursuant to the Merger Agreement, Arch will commence the Rights Offering.

                        2. Standby Purchase Commitments. Each of the Standby Purchasers has executed the Standby Purchase Commitment, copies of which are attached hereto as Exhibits B-1 through B-6.

                  B. Actions Occurring Between the Confirmation Date and the Effective Date.

                        1. Management and Operation of Debtors. After the Confirmation Date and until the Effective Date, the Debtors shall be managed by substantially the same personnel that managed and operated the Debtors on the Confirmation Date, subject to such changes as may be determined by the Board of Directors of a Debtor in accordance with the Bylaws and Articles or Certificate of Incorporation of such Debtor. During such period, the Debtors will conduct their business in the usual, regular and ordinary course, in a manner consistent with past practice, sound business practice and the terms of this Plan and the Merger Agreement, and subject to their obligations as debtors-in-possession pursuant to the Code.

                        2. Continuation of Committee. The Committee shall continue to exist after the Confirmation Date until the Effective Date with the same power and authority, and the same ability to retain and compensate professionals, as it had prior to the Confirmation Date, and shall be dissolved on the Effective Date.

                        3. Rights of Creditors and Committee. Between the Confirmation Date and the Effective Date, the Committee, the holders of Claims against and Interests in the Debtors and the indenture trustees for the Notes shall be parties-in-interest in all proceedings in the Bankruptcy Court with the same rights to participate in such proceedings as such persons had prior to Confirmation.

                        4. Term of Injunctions or Stays. All injunction or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Cases pursuant to sections 105 or 362 of the Code or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                        5. Sale of Rights Reserve. Arch shall select an agent independent of Arch (as such term is defined in Regulation M promulgated under the Securities

Exchange Act of 1934), which independent agent shall be reasonably acceptable to the Debtors and the Committee, to sell Rights from the Rights Reserve in the over-the-counter market on a date or dates no more than five business days in advance of the Rights Offering Expiration Date.
All proceeds derived from such sale shall be distributed to Arch.

            4.2   Actions Occurring on the Effective Date.

                  A. Revesting of Assets. Except as provided in this Plan, all property of the estate, to the full extent of section 541 of the Code, and any and all other rights and assets of the Debtors of every kind and nature shall, on the Effective Date of this Plan, revest in the Reorganized Debtors free and clear of all Liens, Claims and Interests other than those Liens, Claims and Interests retained or created pursuant to this Plan.

                  B. Merger. Effective as of the Effective Date but immediately following the discharge of the Debtors described in Section 6.1, each of the following transactions shall occur in the order listed: (i) MobileMedia shall contribute all of its assets to Communications and thereafter immediately dissolve, at which time the separate corporate existence of MobileMedia shall cease; (ii) Communications shall merge with and into Merger Subsidiary, and the separate corporate existence of Communications shall cease as contemplated by the Merger Agreement; (iii) MCCA shall merge with and into Delaware Subsidiary Co., a Delaware corporation originally a wholly owned direct subsidiary of Communications and a wholly owned direct subsidiary of Merger Subsidiary as a result of the merger described in clause (ii) of this Section 4.2(B), and the separate corporate existence of MCCA shall cease; (iv) all wholly owned direct subsidiaries of MCCA shall be merged with and into Delaware Subsidiary Co. (as successor to MCCA); (v) Merger Subsidiary (as successor to Communications) shall contribute its interest in the common stock of FWS Radio, Inc. to Delaware Subsidiary Co. (as successor to MCCA), and FWS Radio, Inc. shall then be merged with and into Delaware Subsidiary Co. (as successor to MCCA); (vi) MobileComm of the West, Inc., a wholly owned direct subsidiary of Delaware Subsidiary Co. (as successor to MCCA) as a result of the mergers described in clause (iv) of this Section 4.2(B), shall be merged with and into Delaware Subsidiary Co. (as successor to MCCA); (vii) Dial Page Southeast, Inc., MobileMedia Communications, Inc. (California), MobileMedia DP Properties, Inc., MobileMedia Paging, Inc., MobileMedia PCS, Inc. and Radio Call Co. of Virginia, Inc., all wholly owned direct subsidiaries of Merger Subsidiary (as successor to Communications) shall be merged with and into Delaware Subsidiary Co. (as successor to MCCA); (viii) Merger Subsidiary shall transfer its assets (other than its shares of Delaware Subsidiary Co.) to Delaware Subsidiary Co.; and (ix) Delaware Subsidiary Co. shall organize License Co. L.L.C. as a wholly owned limited liability company of Delaware Subsidiary Co. and shall transfer the Licenses then held by it to License Co. L.L.C. It is anticipated that License Co. L.L.C. will be taxed as a branch of Delaware Subsidiary Co. Notwithstanding the foregoing, Arch and the Reorganized Debtors retain their right to make such changes in the post-Effective Date corporate structure of Arch and the Reorganized Debtors as is determined in the business judgment of Arch and Reorganized Communications.

                  C. Amended Certificates of Incorporation and Corporate Governance.

                        1. Certificates of Incorporation. As of the Effective Date, each Reorganized Debtor's Certificate of Incorporation shall comply with section 1123(a)(6) of the Code.

                        2. Bylaws. As of the Effective Date, the bylaws of Reorganized Communications shall be the same as the bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Date (except that the name of the corporation set forth therein shall be changed to "MobileMedia Communications, Inc."), and the bylaws of Reorganized MCCA shall be the same as the by laws of Delaware Subsidiary Co. as in effect immediately prior to the Effective Date (except that the name of the corporation set forth therein shall be changed to "Mobile Communications Corporation of America"). Each Reorganized Debtor's Bylaws will be effective as of the Effective Date.

                        3. Corporate Governance. The directors and officers of each Debtor shall continue to serve in such capacities until the Effective Date. As of the Effective Date, the directors and officers of each Debtor that is not a Reorganized Debtor will be terminated, the directors and officers of Merger Subsidiary immediately prior to the Effective Date shall become the directors and officers of Reorganized Communications, the directors of Merger Subsidiary immediately prior to the Effective Date shall become the directors of Reorganized MCCA and the officers of Delaware Subsidiary Co. immediately prior to the Effective Date shall become the officers of Reorganized MCCA. The Debtors shall file with the Bankruptcy Court no later than ten (10) Business Days prior to the Voting Deadline a statement setting forth the office, the names and affiliations of, and the compensation proposed to be paid to, the individuals intended to serve as directors and officers of each Reorganized Debtor, as well as of Arch, on and after the Effective Date. On and after the Effective Date, each Reorganized Debtor shall be governed in accordance with such Reorganized Debtor's Certificate of Incorporation and such Reorganized Debtor's Bylaws.

                        4. Amendments after the Effective Date. After the Effective Date, each Reorganized Debtor's Certificate of Incorporation, each Reorganized Debtor's Bylaws and the officers and directors of each Reorganized Debtor shall be subject to such amendments or changes as may be made by law, or by such Reorganized Debtor's Certificate of Incorporation or such Reorganized Debtor's Bylaws.

                        5. Estate Representative. Within 15 days after the Confirmation Date, the Committee shall designate a person, subject to Arch's and the Debtors' consent (which consent shall not be unreasonably withheld) (the "Estate Representative"), who shall be responsible for the winding up of the Debtors' estates after the Effective Date. The Estate Representative shall have the authority to hire counsel and other advisors, to prosecute and settle Disputed Claims, to oversee distributions by the Exchange Agent, to pursue any preserved Causes of Action and otherwise to effect the closing of the Cases. The Estate Representative shall be reimbursed for all reasonable expenses incurred in the performance of his or her duties as Estate Representative by Arch based on a monthly budget to be submitted to Arch no later than ten Business Days prior to the end of each month after the Effective Date for the succeeding month, which Budget shall set forth in reasonable detail the proposed activities to be undertaken by the Estate Representative during such month and the estimated costs and expenses therefor. If Arch does not object to such Budget within five Business Days after receipt thereof, it shall be the final budget for such month. At least once every calendar quarter, the Estate Representative shall report to Arch on the material activities taken in the prior quarter and to be taken in the succeeding quarter, which activities shall be reasonably acceptable to Arch.

                  D. Cancellation of Stock. On and as of the Effective Date, the Common Stock, and each share of capital stock of each Debtor other than MobileMedia not owned, beneficially and of record, by MobileMedia or one of the other Debtors, shall be canceled and rendered null and void.

            4.3   Distributions Occurring On and After the Effective Date.

                  A. Distributions to Holders of Allowed Class 4 Claims. The cash distribution to be made to the holders of Allowed Class 4 Claims shall be made by wire transfer by Arch on the Effective Date or the first Business Day thereafter to the Pre-Petition Agent, which shall, subject to the rights of the Pre-Petition Agent, if any, against the other holders of Allowed Class 4 Claims under the 1995 Credit Agreement, promptly transmit to each such holder its Pro Rata Share of the cash provided by Arch; provided, that, if requested by a Standby Purchaser in writing at least two days prior to the Effective Date, any cash to be distributed to the Standby Purchaser on account of such Standby Purchaser's Allowed Class 4 Claim shall, in accordance with the instructions included in such written request, be applied on behalf of the Standby Purchaser first to the payment of any amounts required to be paid by such Standby Purchaser in accordance with its Standby Purchase Commitment.

                  B.    Distributions to Holders of Dial Page Notes.

                        1. Exchange of Notes. The cash distribution to be made to the holders of Allowed Class 5 Claims shall be made by Reorganized Communications to the Dial Page Indenture Trustee on the Effective Date or the first Business Day thereafter, which shall, subject to the rights of such Dial Page Indenture Trustee as against holders of the Dial Page Notes under the Dial Page Indenture, transmit, upon surrender by a holder of its Dial Page Notes, the cash to which such holder is entitled under Section 2.7(C). The reasonable fees and expenses of the Dial Page Indenture Trustee incurred solely in connection with making such distributions, unless otherwise paid hereunder, shall be paid by Reorganized Communications to the extent so required by the Dial Page Indenture or as otherwise agreed between Reorganized Communications, the Dial Page Indenture Trustee and Arch, and in any case subject to required approvals of the Bankruptcy Court, if any.

                        2. Lost Notes. If a holder of a Dial Page Note is unable to surrender such Note because it has been destroyed, lost or stolen, such holder may receive a distribution with respect to such Note upon request to the Dial Page Indenture Trustee in an acceptable form with: (i) proof of such holder's title to such Note; (ii) proof of the destruction or theft of such Note, or an affidavit to the effect that the same has been lost and after diligent search cannot be found; and (iii) such indemnification as may reasonably be required by the Reorganized Debtors to indemnify Arch, the Reorganized Debtors, the Dial Page Indenture Trustee and all other persons deemed appropriate by the Reorganized Debtors, against any loss, action, suit or other claim whatsoever that may be made as a result of such holder's receipt of a distribution on account of such Dial Page Note under this Plan.

                  C. Distributions from Arch. Arch will distribute to each holder of an Allowed Class 6 Claim and each Standby Purchaser that exercised its Rights in accordance with the terms thereof (and, in the case of the Standby Purchasers, in accordance with the terms of the Standby Purchase Commitment), on the Effective Date, for each Right so exercised, the Arch Common Shares or Arch Class B Shares, as applicable, and Arch Warrants together comprising the Units subscribed for. Arch will distribute to each holder of an Allowed Class 6 Claim that was not Allowed as of the Rights Offering Supplemental Record Date, as soon as practicable after such Claim is Allowed (but no sooner than the Effective
Date), its Cash Equivalent, as provided in Section 2.8(C)(1)(d). In the event the exercise of Rights and the purchase of the Units would cause (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934) or (ii) the Standby Purchasers collectively, on the Effective Date, in the aggregate, to beneficially own, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and Rule 13d-3 and 13d-5 promulgated thereunder (except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), (a) more than 49.0% of the number of shares of the capital stock of Arch generally entitled to vote in the election of directors or (b) more than 49.0% of the total voting power of the capital stock of Arch, then, the "person" or "group" or the Standby Purchasers, shall receive in lieu of the Arch Common Shares included in such Units, Arch Class B Common Shares such that
(x) such "person" or "group" or (y) the Standby Purchasers collectively, on the Effective Date, in the aggregate, beneficially own, within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, and Rule 13d-3 and 13d-5 promulgated thereunder (except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), (i) no more than 49.0% of the number of shares of the capital stock of Arch generally entitled to vote in the election of directors and (ii) no more than 49.0% of the total voting power of the capital stock of Arch on the Effective Date. For purposes of calculating the percentages referred to above, it will be assumed that no additional Class 6 Claims are Allowed after the Effective Date and all of the Arch Common Shares in the Creditor Stock Pool are distributed to the Allowed Class 6 Claims as of the Effective Date.

                  D. Distributions from the Exchange Agent. On the Effective Date, Arch will deliver to the Exchange Agent a certificate, in the name of the Exchange Agent, for the number of Arch Common Shares comprising the Creditor Stock Pool. Distributions to the holders of Allowed Class 6 Claims other than on account of the Rights, on the Effective Date and thereafter, shall be made by the Exchange Agent on behalf of Reorganized Communications from the Arch Common Shares evidenced by the certificate so delivered by Arch.

                        1. Holders of the Subordinated Notes. As soon as practicable after the Effective Date, Reorganized Communications shall cause the Exchange Agent to send a notice and a transmittal form (which shall specify that delivery shall be effected and risk of loss and title to the Subordinated Notes shall pass, only upon delivery of the Subordinated Notes to the Exchange Agent, and shall be in such form and have such other reasonable provisions as Arch may reasonably specify) to each holder of a Subordinated Note advising such holder of the effectiveness of the Merger and this Plan and the procedure for surrendering to the Exchange Agent such Subordinated Note in exchange for the Arch Common Shares issuable to it pursuant to Section 2.8(C).

            Commencing on the Effective Date, the Exchange Agent shall distribute to each holder of an Allowed Claim that constitutes a Subordinated Noteholder Claim, upon proper surrender of its Subordinated Notes, its Pro Rata Share of the Creditor Stock Pool. Thereafter, on each Semi-Annual Distribution Date, distributions of a holder's Pro Rata Share of the Creditor Stock Pool shall be made to the holders of Allowed Class 6 Claims that constitute Subordinated Noteholder Claims who have surrendered their Subordinated Notes since the preceding SemiAnnual Distribution Date (or, with respect to the first Semi-Annual Distribution Date, since the Effective Date). Final distributions of Arch Common Shares shall be made on the Final Distribution Date to each holder of an Allowed Class 6 Claim constituting a Subordinated Noteholder Claim based on its Class 6 Adjusted Pro Rata Share of the remaining shares in the Creditor Stock Pool (subject to Section 2.8(C)(1)(f)).

            In the event of a transfer of ownership of Subordinated Notes that is not registered on the transfer records of the indenture trustee for such Subordinated Notes, the securities to be distributed may be distributed to a transferee of the Subordinated Notes if an executed letter of transmittal in form satisfactory to the Exchange Agent is presented to the Exchange Agent, accompanied by such documents as are required to evidence and effect such transfer and by evidence that any applicable transfer taxes have been paid.

            After the Effective Date, there shall be no further registration of transfers on the record books of Reorganized Communications of the Subordinated Notes outstanding prior to the Effective Date. If, after the Effective Date, the Subordinated Notes are presented to Reorganized Communications for any reason, they shall be canceled and exchanged as provided in this Section 4.3(D)(1).

            If any Arch Common Shares are to be issued in the name of a person other than the person in whose name the Subordinated Note surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Arch Common Shares that (i) the Subordinated Note so surrendered shall be transferable, and shall be properly assigned and endorsed, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Person shall be liable to a holder of Subordinated Notes for any Arch Common Shares issuable to such holder pursuant to

Section 2.8(C) that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            No dividends or other distributions that are payable to the holders of record of Arch Common Shares as of a date on or after the Effective Date shall be paid to holders of Allowed Class 6 Claims entitled to receive Arch Common Shares pursuant to Section 2.8(C) until such holders surrender their Subordinated Notes in accordance with this Section 4.3(D)(1). Upon such surrender, Arch shall pay or deliver to the persons in whose name the certificates representing such Arch Common Shares are issued any dividends or other distributions that have been paid or are payable to the holders of record of Arch Common Shares as of a date on or after the Effective Date and which were paid or delivered between the Effective Date and the time of such surrender; provided, that no such person shall be entitled to receive any interest on such interest payments, dividends or other distributions.

            If a holder of a Subordinated Note is unable to surrender such Note because it has been destroyed, lost or stolen, such holder may receive a distribution with respect to such Note upon request to the Exchange Agent in an acceptable form with: (i) proof of such holder's title to such Note; (ii) proof of the destruction or theft of such Note, or an affidavit to the effect that the same has been lost and after diligent search cannot be found; and (iii) such indemnification as may reasonably be required by the Reorganized Debtors to indemnify Arch, the Reorganized Debtors, the Exchange Agent and all other persons deemed appropriate by the Reorganized Debtors against any loss, action, suit or other claim whatsoever that may be made as a result of such holder's receipt of a distribution on account of such Subordinated Note under this Plan.

                        2. Holders of Allowed Class 6 Claims other than the Subordinated Noteholder Claims. On the Effective Date, the Exchange Agent shall distribute to each holder of an Effective Date Allowed Claim other than a Subordinated Noteholder Claim its Class 6 Pro Rata Share of the Creditor Stock Pool. Thereafter, on each Semi-Annual Distribution Date, distributions of a holder's Pro Rata Share of the Creditor Stock Pool shall be made to each holder of a Class 6 Claim other than a Subordinated Noteholder Claim whose Claim has been Allowed (as certified by the Estate Representative to the Exchange Agent) since the preceding Semi-Annual Distribution Date (or, with respect to the first Semi-Annual Distribution Date, since the Effective Date). Final distributions of Arch Common Shares shall be made on the Final Distribution Date to each holder of an Allowed Class 6 Claim other than a Subordinated Noteholder Claim based on its Class 6 Adjusted Pro Rata Share of any shares remaining in the Creditor Stock Pool (subject to Section 2.8(C)(1)(f)).

                        3. Fractional Interests. The Arch Capital Shares shall be issued and distributed in whole shares, and not in fractional shares. To the extent that any holder would be entitled to a fractional Arch Capital Share but for this provision, such holder shall, at Arch's option, (i) be paid by Reorganized Communications cash in an amount equal to the fraction of said share multiplied by the price of an Arch Capital Share on the Effective Date, or
(ii) receive the number of whole shares determined by rounding up to the next whole number of shares. Arch Warrants shall be issued and distributed in whole units, and not in fractional units. To the extent that any holder would be entitled to a fractional Arch Warrant but for this provision, such holder shall receive the number of whole warrants determined by rounding up to the next whole number of warrants. For purposes of this Section 4.3(D), holders of Allowed Claims under or evidenced by the Notes shall, in the case of Notes held in street name, mean the beneficial holders thereof.

                  E.    Undeliverable Distributions.

                        1. Method of Distribution. All property under this Plan to be distributed by mail shall be sent to the latest mailing address filed of record with the Bankruptcy Court for the party entitled thereto or, if no such mailing address has been so filed, the mailing address reflected in the Schedules or, in the case of the holder of Notes, to the latest mailing address maintained of record by the pertinent indenture trustee or, if no mailing address is maintained of record, to the pertinent indenture trustee.

                        2. Holding and Investment of Undeliverable Distributions. If any Allowed Claim holder's distribution is returned to the Debtors, Reorganized Debtors, Arch or the Exchange Agent as undeliverable, no further distributions will be made to such holder unless the Debtors, Reorganized Debtors, Arch or the Exchange Agent, as applicable, are notified in writing of such holder's then-current address. Undeliverable distributions will remain in the possession of the Debtors, Reorganized Debtors, Arch or the Exchange Agent, as applicable, pursuant to this Section 4.3(E)(2) until such time as a distribution becomes deliverable. Undeliverable cash will be held in a segregated bank account in the name of the Reorganized Debtors for the benefit of the potential claimants of such funds and, until such time as such cash becomes property of Arch pursuant to Section 4.3(E)(4), such cash will not constitute property of Arch. The Reorganized Debtors will invest any undeliverable cash in a manner consistent with the Reorganized Debtors' investment and deposit practices. Undeliverable shares of newly-issued Arch Common Shares will be held by the Exchange Agent for the benefit of the potential claimants of such securities until the expiration of the time period set forth in Section 4.3(E)(4).

                        3. After Distributions Become Deliverable. On each Semi-Annual Distribution Date and on the Final Distribution Date, the Debtors, Reorganized Debtors, Arch or the Exchange Agent, as applicable, will make all distributions that have, prior to such date, become deliverable to holders of Allowed Claims. Each such distribution will include, to the extent applicable, dividends or other distributions, if any, that would have been paid in respect of the shares of Arch Common Shares or Arch Class B Common Shares distributed to such holder from the Effective Date through the date of such distribution (without any interest thereon).

                        4. Undistributed Property. Any property that remains undeliverable to the holders of Allowed Claims as of the later of the Final Distribution Date and the date that is two years after the Effective Date shall be delivered to, and become the property of, Arch.

                  F.    Compliance with Tax Requirements.

                        1. In connection with this Plan, to the extent applicable, the Reorganized Debtors will comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to this Plan that may be necessary or appropriate to comply with such withholding and reporting requirements.

                        2. Notwithstanding any other provision of this Plan, each entity that has received any distribution pursuant to this Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

            4.4   Procedure For Determination of Claims and Interests.

                  A.    Bar Date For Administrative Claims.

                        1. All applications for compensation of professional persons employed by the Debtors or the Committee pursuant to orders entered by the Bankruptcy Court and on account of services rendered prior to the Confirmation Date and all other requests for payment of administrative costs and expenses incurred prior to the Confirmation Date pursuant to sections 507(a)(1) or 503(b) of the Code (except for claims for taxes, trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be served on the Reorganized Debtors, the DIP Agent, the Pre-Petition Agent, the Committee and Arch, and filed with the Bankruptcy Court, no later than 15 days after the Confirmation Date. Any such claim that is not filed and served within this time shall be forever barred. Objections to any such application must be filed within 15 days after receipt thereof; provided, that Arch shall have no right to object to any such application for professional fees. From and after the hearing on such applications, the Debtors (or the Reorganized Debtors if the hearing is after the Effective Date) shall be authorized to pay all of its and the Committee's professionals in full based on monthly statements delivered to the Debtors subject to the final hearing described in Section 4.4(A)(2).

                        2. All applications for final compensation of professional persons employed by the Debtors or the Committee pursuant to orders entered by the Bankruptcy Court and on account of services rendered on or after the Confirmation Date and prior to the Effective Date and all other requests for payment of administrative costs and expenses incurred on or after the Confirmation Date and prior to the Effective Date pursuant to sections 507(a)(1) or 503(b) of the Code (except for claims for taxes, trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be served on the Reorganized Debtors, the DIP Agent, the Pre-Petition Agent, the Committee and Arch, and filed with the Bankruptcy Court, no later than 15 days after the Effective Date. Any such claim that is not served and filed within this time shall be forever barred. Objections to any such application must be filed within 15 days after receipt thereof; provided, that Arch shall have no right to object to any such application for professional fees.

                  B.    Objections To Claims.

                        1. Objections to any Administrative Claim (other than Administrative Claims governed by Section 4.4(A)) and to any other Claim (other than Class 6 Claims governed by the next sentence of this Section 4.4(B)(1)) must be filed no later than the Effective Date. Objections must be filed no later than the Rights Offering Commencement Date as to any Class 6 Claim other than Class 6 Claims relating to the rejection of executory contracts or unexpired leases pursuant to this Plan. Objections shall be served on the holder of any Claim being objected to and counsel for each of Arch, the Pre-Petition Agent, the DIP Agent and the Committee. No distribution shall be made on account of any Claim that is not Allowed. To the extent any property is distributed to an entity on account of a Claim that is not an Allowed Claim, such property shall be held in trust for and shall promptly be returned to the Reorganized Debtors.

                        2. On and after the Effective Date, only the Estate Representative shall have authority to continue to prosecute, settle or withdraw objections to Claims. After the Effective Date, the Estate Representative shall be entitled to compromise or settle any Disputed Claim without seeking approval of the Bankruptcy Court. The Estate Representative shall be paid subject to the budget described in Section 4.2(C)(5), but without seeking approval of the Bankruptcy Court.

                        3. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, payments and distributions on account of such Allowed Claim shall be made in accordance with the provisions of this Plan governing the Class of Claims to which such Claim belongs. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, any property that would have been distributed prior to the date on which a Disputed Claim becomes an Allowed Claim shall be distributed, together with any dividends, payments or other distributions made on account of such property from the date such distributions would have been due had such Claim then been an Allowed Claim to the date such distributions are made (without any interest thereon).

            4.5 Issuance of Arch Capital Shares. On and as of the Effective Date, Arch will issue the Arch Common Shares and, if applicable pursuant to
Section 4.3(C), Arch Class B Common Shares to be distributed to the holders of Allowed Class 6 Claims, to all persons that exercised Rights and, if applicable, the Standby Purchasers.

            4.6 Issuance of Arch Warrants. On and as of the Effective Date, Arch will issue the Arch Warrants contemplated by this Plan, the Rights, the Standby Purchase Commitment and the Merger Agreement.

            4.7 Issuance of Rights. On and as of the Rights Offering Commencement Date, Arch will issue the Rights, as contemplated by this Plan and the Merger Agreement.

            4.8 Exemption from Securities Laws. All notes, instruments, stock and other securities distributed pursuant to this Plan (other than the Rights and the Units) are entitled to the benefits and exemptions provided by section 1145 of the Code.

            4.9 Registration Rights Agreement. Each Person (other than the Standby Purchasers) that, as a result of the transactions contemplated by this Plan, becomes the beneficial owner (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of at least 10% of the outstanding Arch Capital Shares, shall be entitled to become a party to the Registration Rights Agreement.

            4.10 Effectuating Documents; Further Transactions; Exemption From Certain Transfer Taxes. The Chief Executive Officer, President, Chief Financial Officer or any Vice President of Reorganized Communications or the Debtors, or such other persons as the Bankruptcy Court may designate at the request of the Debtors, will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan. The Secretary or any Assistant Secretary of each Debtor or the Reorganized Debtors or such other persons as the Bankruptcy Court may designate at the request of the Debtors will be authorized to certify or attest to any of the foregoing actions.

                  Pursuant to section 1146(c) of the Code (a) the issuance, transfer or exchange of Arch Capital Shares, (b) the creation of any mortgage deed or trust or other security interest and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with the Merger Agreement, will not be subject to any stamp, real estate transfer tax or similar tax.

            4.11 Release of Security Interests. Within ten Business Days after the Confirmation Date, the Pre-Petition Agent shall deliver to Communications UCC-3 termination statements and such other documents as are reasonably requested by Communications to evidence the termination of the security interests granted to the Pre-Petition Agent to secure amounts outstanding under the 1995 Credit Agreement, which statements and other documents shall be held by Communications in escrow and released for filing only upon receipt by the Pre-Petition Agent of the distribution provided for in Section 4.3(A).


                                    ARTICLE V
                          CONDITIONS TO EFFECTIVE DATE
                          ----------------------------

            5.1 Conditions to Occurrence of Effective Date. Each of the following is a condition to the Effective Date:

                  A. That the Confirmation Order has been entered by the Bankruptcy Court, more than ten (10) days have elapsed since the Confirmation Date, no stay of the

Confirmation Order is in effect and the Confirmation Order has not been reversed, modified or vacated;

                  B. That all conditions to the Closing under the Merger Agreement (other than the condition set forth in Section 5.1(j) of the Merger Agreement) have been satisfied or waived by the party entitled thereto, and the Merger shall occur as contemplated by Section 4.2(B)(ii); and

                  C. The commitments under the DIP Credit Agreement shall have terminated, all amounts owing under or in respect of the DIP Credit Agreement shall have been paid in full in cash and any outstanding letters of credit issued under and in connection with the DIP Credit Agreement or the 1995 Credit Agreement shall have been terminated or satisfied, or the Debtors shall have provided cash collateral therefor in accordance with the terms of the DIP Credit Agreement or the 1995 Credit Agreement, as applicable.

            5.2 Effect of Non-occurrence of Conditions to the Effective Date. If the Merger Agreement is terminated in accordance with its terms, then the Confirmation Order shall be vacated by the Bankruptcy Court unless the Debtors, Arch or the Committee files a motion opposing the vacation of the Confirmation Order within ten Business Days after termination of the Merger Agreement. The Confirmation Order may not be vacated after all the conditions to the Effective Date have either occurred or been waived.

            5.3 Non-consensual Confirmation. Because Classes 7, 8 and 9 are deemed not to have accepted this Plan pursuant to section 1126(g) of the Code, as to such Classes and any other Class that votes to reject this Plan, the Debtors are seeking confirmation of this Plan in accordance with section 1129(b) of the Code either under the terms provided herein or upon such terms as may exist if this Plan is modified in accordance with section 1127(d) of the Code. In the event Class 4 votes to reject this Plan, the Debtors, the Committee and Arch each reserves the right to contest all or any portion of the amount of the Allowed Class 4 Claims as set forth in Section 2.6(B).


                                   ARTICLE VI
           DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS
           -----------------------------------------------------------

            6.1   Discharge of Claims and Termination of Interests.

                  A. Except as provided in the Confirmation Order, the rights afforded under this Plan and the treatment of Claims and Interests under this Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in this Plan or the Confirmation Order, Confirmation will, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Code, whether or not (x) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Code,

(y) a Claim based on such debt is allowed pursuant to section 502 of the Code, or (z) the holder of a Claim based on such debt has accepted this Plan and (ii) satisfy or terminate all Interests and other rights of equity security holders in the Debtors.

                  B. As of the Effective Date, except as provided in this Plan or the Confirmation Order, all entities will be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and satisfaction or termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

            6.2   Injunctions.

                  A. Except as provided in this Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors or the Reorganized Debtors or Arch or its subsidiaries or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors or the Reorganized Debtors or Arch or its subsidiaries or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors or the Reorganized Debtors or Arch or its subsidiaries or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors or Arch or its subsidiaries or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

                  B. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to this Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan.

                  C. By accepting a distribution pursuant to this Plan, each holder of an Allowed Claim receiving such distribution pursuant to this Plan will be deemed to have specifically consented to the injunctions set forth in this Section 6.2.

            6.3 Termination of Subordination Rights and Settlement of Related Claims and Controversies.

                  A. The classification and manner of satisfying all Claims and Interests under this Plan takes into consideration all contractual, legal and equitable subordination and turnover rights, whether arising under general principles of equitable subordination, section 510(c) of the Code or otherwise, that a holder of a Claim or Interest or the Debtors may have against other Claim holders with respect to any distribution made pursuant to this Plan. On the Effective Date, all contractual, legal, equitable subordination and turnover rights that a holder of a Claim or Interest or the Debtors may have with respect to any distribution to be made pursuant to this Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to this Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

                  B. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the enforcement or termination of all contractual, legal and equitable subordination and turnover rights that a holder of a Claim or Interest or the Debtors may have with respect to any Allowed Claim or Interest, or any distribution to be made pursuant to this Plan on account of such Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.


                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

            7.1 Retention of Jurisdiction. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is set forth in this Plan. Without in any manner limiting the scope of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                  A. To determine the allowability, classification, priority or subordination of Claims and Interests upon objection, or to estimate, pursuant to section 502(c) of the Code, the amount of any Claim that is or is anticipated to be contingent or unliquidated as of the Effective Date, or to hear proceedings to subordinate Claims or Interests brought by any party in interest with standing to bring such objection or proceeding;

                  B. To construe and to take any action authorized by the Code and requested by the Reorganized Debtors or any other party in interest to enforce this Plan and the documents and agreements filed in connection with this Plan, issue such orders as may be necessary for the implementation, execution and consummation of this Plan, including, without limiting the generality of the foregoing, orders to expedite regulatory decisions for the implementation of this Plan and to ensure conformity with the terms and conditions of this Plan, such documents and agreements and other orders of the Bankruptcy Court, notwithstanding any otherwise applicable non-bankruptcy law;

                  C. To determine any and all applications for allowance of compensation and expense reimbursement of professionals retained by the Debtors, the Reorganized Debtors or the Committee, and for members of the Committee, for periods on or before the Effective Date, and to determine any other request for payment of administrative expenses;

                  D. To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date;

                  E. To resolve any dispute regarding the implementation or interpretation of this Plan, the Merger Agreement or any related agreement or document that arises at any time before the Cases are closed, including determination, to the extent a dispute arises, of the entities entitled to a distribution within any particular Class of Claims and of the scope and nature of the Reorganized Debtors' obligations to cure defaults under assumed contracts, leases, franchises and permits;

                  F. To determine any and all applications pending on the Confirmation Date for the rejection, assumption or assignment of executory contracts or unexpired leases entered into prior to the Petition Date, and the allowance of any Claim resulting therefrom;

                  G. To determine all applications, adversary proceedings, contested matters and other litigated matters that were brought or that could have been brought on or before the Effective Date;

                  H. To determine matters concerning local, state and federal taxes in accordance with sections 346, 505 and 1146 of the Code, and to determine any tax claims that may arise against the Debtors or Reorganized Debtors as a result of the transactions contemplated by this Plan;

                  I. To resolve any dispute arising out of actions taken by the Estate Representative;

                  J. To modify this Plan pursuant to section 1127 of the Code, or to remedy any apparent nonmaterial defect or omission in this Plan, or to reconcile any nonmaterial inconsistency in this Plan so as to carry out its intent and purposes; and

                  K. For such other purposes as may be provided for in the Confirmation Order.

            Prior to the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date.

            7.2   Retention and Enforcement Of Causes Of Action. Pursuant to
section 1123(b)(3)(B) of the Code, but subject to Sections 7.3 and 7.4 of this Plan, the Reorganized Debtors, on behalf of themselves and holders of Allowed Claims and Interests, shall retain all Causes of Action that the Debtors had or had power to assert immediately prior to the Effective Date, and may commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of such Causes of Action. All Causes of Action shall remain the property of the Reorganized Debtors. Nothing contained in this Plan shall constitute a waiver of the rights, if any, of the Debtors or the Reorganized Debtors to a jury trial with respect to any Cause of Action or objection to any Claim or Interest.

            7.3 Limitation of Liability. None of the Debtors, the Reorganized Debtors, Arch or any affiliate thereof, the Committee, the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent, the DIP Lenders, the Standby Purchasers, the indenture trustees for the Notes, Arch's financing sources, nor any of their respective officers, directors, employees, members, agents, underwriters or investment bankers, nor any other professional Persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan. The Exculpated Persons shall have no liability to any Debtor, holder of a Claim, holder of an Interest, other party in interest in the Cases or any other Person for actions taken or not taken under this Plan, in connection herewith or with respect hereto, or arising out of their administration of this Plan or the property to be distributed under this Plan, in good faith, including, without limitation, failure to obtain Confirmation of this Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

            7.4   Releases.

                  A. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' estates, in consideration of services rendered in the Cases and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are deemed to release unconditionally, each of the Debtors'
(1) present officers and directors, (2) former officers and directors (other than those former officers and directors considered or determined as of the Effective Date by the FCC to be alleged or actual wrongdoers for purposes of the FCC Proceeding), (3) the entities that elected such directors to the extent they are or may be liable for the actions or inactions of such directors and (4) their respective professional advisers (collectively, the "Officer and Director Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Cases or this Plan (collectively, the "Released Matters"); provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior; and provided, further, that such release shall not be granted to any Officer or Director Releasee who has a Disputed Claim as of the Effective Date.

                  B. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' estates, in consideration of services rendered in the Cases and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are deemed to release unconditionally, each of (1) the Pre-Petition Lenders, the Pre-Petition Agent, the DIP Lenders and the DIP Agent and (2) their respective professional advisers (collectively, the "Lender Releasees"), from the Released Matters; provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

                  C. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' estates, in consideration of services rendered in the Cases and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are deemed to release unconditionally, (1) each member of the Committee, the Committee and their respective present or former members, officers, directors, employees, affiliates, advisors, attorneys or agents (collectively, the "Representatives"), (2) the Standby Purchasers and their Representatives, and (3) their respective professional advisers (collectively, the "Creditor Releasees"), from the Released Matters; provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

                  D. On the Effective Date, the Reorganized Debtors, on their own behalf and as representatives of the Debtors' estates, in consideration of services rendered in the Cases and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, release unconditionally, and are deemed to release unconditionally, Arch, any affiliate of Arch, or Arch's financing sources, agents, underwriters and investment bankers and their respective professional advisers (collectively, the "Arch Releasees") from the Released Matters; provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

                  E. On the Effective Date, Arch and its subsidiaries shall be deemed to have unconditionally released the Officer and Director Releasees, the Lender Releasees and the Creditor Releasees from the Released Matters; provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior; and provided, further, that such release shall not be granted to any Officer or Director Releasee who has a Disputed Claim as of the Effective Date.

                  F. On the Effective Date, each holder of a Claim that is entitled to vote on this Plan shall be deemed to have unconditionally released the Officer and Director Releasees, the Lender Releasees, the Creditor Releasees and the Arch Releasees from the Released Matters; provided, that the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior and shall not constitute a release of any recovery such holder would be entitled to as a plaintiff or putative plaintiff in the Securities Actions or any action initiated after the date hereof based upon similar factual allegations or alleging similar causes of action to the Securities Actions; and provided, further, that a holder (other than Arch) may elect, by checking the appropriate box or boxes provided on the Ballot, not to grant such release as to the Officer and Director Releasees, the Lender Releasees, the Creditor Releasees or the Arch Releasees, or all of them.

                  G. The Confirmation Order shall contain a permanent injunction to effectuate the releases granted in the foregoing Sections 7.4(A),
(B), (C), (D), (E) and (F). Any release granted pursuant to the foregoing Sections 7.4(A), (B), (C), (D), (E) and (F) shall be ineffective and null and void automatically and immediately upon the assertion by any released party of any claim in any manner or in any forum against any party that granted the release, and all Causes of Action that the Debtors had or had the power to assert immediately prior to the Effective Date with respect to any such party shall be preserved and become the property of the Reorganized Debtors pursuant to Section 7.2.

            7.5 Indemnification Obligations; Directors' and Officers' Liability Insurance.

                  A. Director Indemnification Obligations and Excluded Indemnification Obligations shall be deemed to be, and shall be treated as if they are, executory contracts that are rejected pursuant to section 365 of the Code. Any Claims arising out of the rejection of the Indemnification Obligations pursuant to this Section 7.5(A) shall be subordinated in full under sections 510(b) and 510(c) of the Code.

                  B. Benefit Plan Indemnification Obligations and Indemnification Obligations with respect to officers and employees who are officers and employees of the Debtors as of the Effective Date (other than Excluded Indemnification Obligations) shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed agreements under this Plan and such obligations (subject to any defenses thereto) shall remain unaffected and shall not be discharged or impaired hereby, and any Claim for indemnification filed by any such party shall not be an Allowed Claim hereunder; provided, that the foregoing assumption shall not affect any release of any such obligation given in writing to the Debtors before the Effective Date or to the Reorganized Debtors on or after the Effective Date or any other releases under Section 7.4.

                  C. On the Effective Date, the Reorganized Debtors shall purchase a "run-off" policy for the Debtors' current and former directors and officers (other than those former officers and directors considered or determined as of the Effective Date by the FCC to be alleged or actual wrongdoers for purposes of the FCC Proceeding), which policy shall provide for aggregate coverage up to $40 million (or such lesser amount as can be purchased for a premium of $750,000) for claims made during a period of at least three (3) years following the Effective Date based on alleged "wrongful acts" through the Effective Date, and shall contain such other usual and customary terms and conditions as are approved by the Board of Directors of MobileMedia.

                  D. As of the Effective Date, Arch shall make available up to an aggregate amount of $1,000,000 (the "Defense Fund") to be used by present and former officers and directors (other than those former officers and directors considered or determined as of the Effective Date by the FCC to be alleged or actual wrongdoers for purposes of the FCC Proceeding) of the Debtors solely for the costs and expenses (including reasonable attorneys' fees and expenses) of defending the Securities Actions not otherwise covered by the Debtors' insurance. The Defense Fund is being provided by Arch at its election and not in exchange for any Claim or Interest by any officer or director. Provision of the Defense Fund hereunder shall not negate, constitute a waiver or modification of or otherwise impair the discharge of the Debtors and the Reorganized Debtors under sections 524 and 1141 of the Code and this Plan. As a condition to any officer or director obtaining amounts from the Defense Fund, such officer or director shall deliver to Arch, at Arch's request, a release, in form and substance reasonably acceptable to Arch, confirming the unconditional release and discharge of the Arch Releasees and the Reorganized Debtors from the Released Matters. Any officer or director shall be required to reimburse Arch for any amounts obtained from the Defense Fund that are subsequently covered by insurance.

            7.6 Terms Binding. Upon the entry of the Confirmation Order, all provisions of this Plan, including all agreements, instruments and other documents filed in connection with this Plan and executed by the Debtors, Arch or the Reorganized Debtors in connection with this Plan, shall be binding upon the Debtors, Arch, the Reorganized Debtors, all Claim and Interest holders and all other entities that are affected in any manner by this Plan. All agreements, instruments and other documents filed in connection with this Plan shall have full force and effect, and shall bind all parties thereto as of the entry of the Confirmation Order, whether or not such exhibits actually shall be executed by parties other than the Debtors or the Reorganized Debtors, or shall be issued, delivered or recorded on the Effective Date or thereafter.

           7.7 Additional Terms of Securities and Other Instruments. Any modification of the Merger Agreement, the Arch Warrants, Arch Common Shares and Arch Class B Common Shares, and all other securities or agreements issued or entered into pursuant to this Plan after the Voting Deadline, shall be treated as a Plan modification and shall be governed by section 1127 of the Code.

            7.8 Post-Consummation Effect of Evidences of Claims or Interests. Notes, stock certificates and other evidence of Claims against or Interests in the Debtors shall, effective on the Effective Date, represent only the right to participate in the distributions contemplated by this Plan.

            7.9 Payment Dates. Whenever any payment to be made under this Plan is due on a day other than a Business Day, such payment shall instead be made, without interest, on the next succeeding Business Day.

            7.10 Successors and Assigns. The rights, benefits and obligations of any person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assignee of such person.

            7.11 Inconsistencies. In the event that there is any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or any other instrument or document created or executed pursuant to this Plan, this Plan shall govern.

            7.12 Compliance with Applicable Law. It is intended that the provisions of this Plan (including the implementation thereof) shall be in compliance with applicable law, including, without limitation, the Code, the Delaware General Corporation Law, as amended, the Communications Act of 1934, as amended, the Securities Act of 1933, as amended, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as, in each case, any rules and regulations promulgated thereunder. If the Debtors shall conclude that this Plan may not comply with any of the foregoing, then and in such event the Debtors intend to amend this Plan in such respects as they deem necessary to bring this Plan into compliance therewith.

            7.13 Governing Law. Except to the extent that the Code or any other federal law is applicable or to the extent the law of a different jurisdiction is validly elected by the Debtors, the rights, duties and obligations arising under this Plan shall be governed in accordance with the substantive laws of the United States of America and, to the extent federal law is not applicable, the laws of the State of Delaware.

            7.14 Severability. If the Bankruptcy Court determines at the Confirmation Hearing that any material provision of this Plan is invalid or unenforceable, such provision, to the extent the Debtors, Arch and the Committee agree, but subject to section 1127 of the Code, shall be severable from this Plan and null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of this Plan.

            7.15 Incorporation by Reference. Each Exhibit or Schedule hereto is incorporated herein by reference.

                 MOBILEMEDIA COMMUNICATIONS, INC.
                 MOBILEMEDIA CORPORATION
                 MOBILEMEDIA COMMUNICATIONS, INC. (CALIFORNIA)
                 MOBILEMEDIA DP PROPERTIES, INC.
                 MOBILEMEDIA PCS, INC.
                 DIAL PAGE SOUTHEAST, INC.
                 RADIO CALL COMPANY OF VA. INC.
                 MOBILEMEDIA PAGING, INC.
                 MOBILE COMMUNICATIONS CORPORATION OF AMERICA
                 MOBILECOMM OF THE SOUTHEAST, INC.
                 MOBILECOMM OF THE NORTHEAST, INC.
                 MOBILECOMM NATIONWIDE OPERATIONS, INC.
                 MOBILECOMM OF TENNESSEE, INC.
                 MOBILECOMM OF THE SOUTHEAST PRIVATE CARRIER
                   OPERATIONS, INC.
                 MOBILECOMM OF THE SOUTHWEST, INC.
                 MOBILECOMM OF FLORIDA, INC.
                 MOBILECOMM OF THE MIDSOUTH, INC.
                 FWS RADIO, INC.
                 MOBILECOMM OF THE WEST, INC.

                 Debtors and Debtors-in-Possession


                 By:
                    ------------------------------------------
                    Joseph A. Bondi
                     Chairman-Restructuring of
                     MobileMedia Corporation

J. Ronald Trost
James D. Johnson
Shelley C. Chapman
Lee M. Stein
SIDLEY & AUSTIN
875 Third Avenue
New York, New York  10022
(212) 906-2000

James L. Patton, Jr. (No. 2202)
Joel A. Waite (No. 2925)
YOUNG CONAWAY STARGATT & TAYLOR, LLP
11th Floor - Rodney Square North
P.O. Box 391
Wilmington, Delaware  19899
(302) 571-6600


COUNSEL TO DEBTORS AND DEBTORS-IN-POSSESSION

                                TABLE OF CONTENTS

                                                                            Page


INTRODUCTION.................................................................  1

ARTICLE I
DEFINITIONS; INTERPRETATION..................................................  1
      1.1   Definitions......................................................  1
      1.2   Interpretation................................................... 14
      1.3   Computation of Time.............................................. 14

ARTICLE II
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS......................... 14
      2.1   Administrative Claims............................................ 15
      2.2   Priority Tax Claims.............................................. 15
      2.3   Class 1 Claims (Priority Claims)................................. 16
      2.4   Class 2 Claims (Miscellaneous Secured Claims).................... 16
      2.5   Class 3 Claims (Customer Refund Claims).......................... 16
      2.6   Class 4 Claims (Claims arising under or related to
            the 1995 Credit Agreement)....................................... 17
      2.7   Class 5 Claims (Claims arising under or related
            to the Dial Page Notes).......................................... 17
      2.8   Class 6 Claims (Non-Priority Unsecured Claims)................... 18
      2.9   Class 7 Claims (Note Litigation Claims).......................... 20
      2.10  Class 8 Claims and Interests (Common Stock Claims and Interests
            and Subordinated Indemnification Obligation Claims).............. 20
      2.11  Class 9 Claims and Interests (Subsidiary Claims and Interests)... 21

ARTICLE III
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................ 21
      3.1   Rejection........................................................ 21
      3.2   Assumption....................................................... 21
      3.3   Post-Petition Contracts and Leases............................... 22

ARTICLE IV
IMPLEMENTATION OF PLAN....................................................... 23
      4.1   Actions Occurring Prior to the Effective Date.................... 23
      4.2   Actions Occurring on the Effective Date.......................... 24
      4.3   Distributions Occurring On and After the Effective Date.......... 26
      4.4   Procedure For Determination of Claims and Interests.............. 31
      4.5   Issuance of Arch Capital Shares.................................. 32
      4.6   Issuance of Arch Warrants........................................ 32
      4.7   Issuance of Rights............................................... 32
      4.8   Exemption from Securities Laws................................... 32

      4.9   Registration Rights Agreement.................................... 32
      4.10  Effectuating Documents; Further Transactions; Exemption From
            Certain Transfer Taxes........................................... 33
      4.11  Release of Security Interests.................................... 33

ARTICLE V
CONDITIONS TO EFFECTIVE DATE................................................. 33
      5.1   Conditions to Occurrence of Effective Date....................... 33
      5.2   Effect of Non-occurrence of Conditions to the Effective Date..... 34
      5.3   Non-consensual Confirmation...................................... 34

ARTICLE VI
DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS.................. 34
      6.1   Discharge of Claims and Termination of Interests................. 34
      6.2   Injunctions...................................................... 35
      6.3   Termination of Subordination Rights and Settlement of Related
            Claims and Controversies......................................... 35

ARTICLE VII
MISCELLANEOUS................................................................ 36
      7.1   Retention of Jurisdiction........................................ 36
      7.2   Retention and Enforcement Of Causes Of Action.................... 38
      7.3   Limitation of Liability.......................................... 38
      7.4   Releases......................................................... 38
      7.5   Indemnification Obligations; Directors' and Officers'
            Liability Insurance.............................................. 40
      7.6   Terms Binding.................................................... 41
      7.7   Additional Terms of Securities and Other Instruments............. 41
      7.8   Post-Consummation Effect of Evidences of Claims or Interests..... 41
      7.9   Payment Dates.................................................... 41
      7.10  Successors and Assigns........................................... 41
      7.11  Inconsistencies.................................................. 42
      7.12  Compliance with Applicable Law................................... 42
      7.13  Governing Law.................................................... 42
      7.14  Severability..................................................... 42
      7.15  Incorporation by Reference....................................... 42


Exhibit A                                      Registration Rights Agreement
                                               (10% Holders)
Exhibits B-1 through B-4                       Standby Purchase Commitment

Schedule 1                                     Assumed Employment and Benefit
                                               Agreements

                                                                       EXHIBIT B
                                                                       ---------


                            [Form for Buyer Warrants]

================================================================================







                                WARRANT AGREEMENT


                                     between


                               ARCH COMMUNICATIONS
                                   GROUP, INC.

                                       and

                              THE BANK OF NEW YORK







                                _________, 199__




================================================================================

                                WARRANT AGREEMENT
                                -----------------

      This WARRANT AGREEMENT, dated as of ___________, 199__ (the "Agreement"), is made and entered into by and between Arch Communications Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a
_______________________, as warrant agent (the "Warrant Agent").

                                    RECITALS
                                    --------

      WHEREAS, a plan of reorganization under Chapter 11 of the United States Bankruptcy Code for MobileMedia Communications, Inc. ("MobileMedia"), MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (the "Plan") was confirmed on ________, 199_ by order of the United States Bankruptcy Court for the District of Delaware in Case Nos. 97-174 (PJW) through and including 97-192 (PJW), and has become effective;

      WHEREAS, in connection with the Plan, the Company, a wholly owned subsidiary of the Company ("Merger Sub"), Parent and MobileMedia entered into an Agreement and Plan of Merger, dated as of August ___, 1998 (the "Merger Agreement"), pursuant to which MobileMedia has been merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of the Company;

      WHEREAS, the Plan and the Merger Agreement provide for the execution and delivery of this Agreement by the Company and the issuance of warrants (the "Warrants"), each Warrant initially representing the right to purchase one share of Common Stock (as defined in Section 4.1(h)), on the terms and subject to the conditions herein set forth; and

      WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of Warrant Certificates (as defined in Section 1.2) and other matters as provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

      1.    Issuance of Warrants; Form of Warrants.

      1.1. Issuance of Warrants. On the terms and subject to the conditions set forth in the Plan and the Merger Agreement, the Company will issue and deliver:
(a) an aggregate of ______________ Warrants issuable upon the proper exercise of Rights (as defined in the Plan) or as contemplated by the Standby Purchase Commitments (as defined in the Plan) in respect of unexercised Rights, (b) an aggregate of __________ Warrants as contemplated by the Standby Purchase Commitments as consideration for the commitments set forth therein, and (c) an aggregate of __________ Warrants pursuant to the Buyer Distribution (as defined in the Merger Agreement) as provided in Section 1.7(a) of the Merger Agreement. The shares of Common

Stock purchasable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The purchase price per Warrant Share payable upon the exercise of a Warrant (the "Warrant Price") will initially be $8.19. The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment pursuant to the provisions of Section 4.

      1.2. Form of Warrants. Each Warrant, including without limitation any Warrants that may be issued upon partial exercise, replacement, or transfer of Warrants, will be evidenced by, and subject to the terms of, a Warrant certificate (including the Form of Exercise Notice and Form of Assignment to be printed on the reverse thereof, a "Warrant Certificate") in substantially the form of Exhibit A, with such changes, marks of identification or designation, and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto. Notwithstanding the foregoing, Warrant Certificates evidencing Warrants issued as contemplated by clause (a) or clause
(b) of the first sentence of Section 1.1 will not bear restrictive legends.

      1.3. Countersignature of Warrants. The Warrant Certificates will be executed on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, President, or any Vice President, and attested by its Secretary or any Assistant Secretary. The Warrant Certificates will be manually countersigned by the Warrant Agent and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Warrant Certificates ceases to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, is a proper officer of the Company to sign such Warrant Certificate, although on any other date such person was not such an officer. Warrant Certificates will be dated the date of countersignature by the Warrant Agent.

      1.4 Registration of Warrants. The Warrant Agent, on behalf of the Company, will keep or cause to be kept, at the principal office of the Warrant Agent designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder by the Company. Such books will show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates. The Company and the Warrant Agent will be entitled to treat the registered holder of any Warrant Certificate (the "Holder") as the sole owner of the Warrants represented by such Warrant Certificate for all purposes and will not be bound to recognize any equitable or other claim or interest in such Warrants on the part of any other person. Neither the Company nor the Warrant Agent will be liable for any registration of transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

      2.    Transfer and Exchange of Warrants.

      2.1. Transfer and Exchange. Any Warrant Certificate may, except to the extent otherwise prohibited pursuant to this Agreement, be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered then entitled such Holder (or former Holder in the case of a transfer) to purchase. Any Holder desiring to transfer, split up, combine, or exchange any such Warrant Certificate will make such request in writing delivered to the Warrant Agent, and will surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined, or exchanged, with the Form of Assignment duly executed by the Holder thereof, at the principal office of the Warrant Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, the Company will prepare, execute, and deliver to the Warrant Agent, and the Warrant Agent will countersign and deliver, a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. Neither the Company nor the Warrant Agent will be required to issue or deliver any Warrant Certificates in connection with any transfer, split up, combination, or exchange of Warrants or Warrant Certificates unless and until the person or persons requesting the issuance or delivery thereof has paid to the Warrant Agent the amount of any tax or governmental charge that may be payable in connection with such transfer, split up, combination, or exchange or has established to the satisfaction of the Warrant Agent that any tax or governmental charge has been paid. Holders will not be required to pay any other charge in connection with the transfer, split up, combination, or exchange of Warrants.

      2.2. Lost, Stolen, and Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will prepare, execute, and deliver a new Warrant Certificate of like tenor to the Warrant Agent and the Warrant Agent will countersign and deliver such new Warrant Certificate to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed, or mutilated.

      2.3. Payment of Taxes. The Company will pay all documentary or stamp taxes, if any, attributable to the initial issuance of the Warrants and the initial issuance of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company's obligations in this regard will in all events be conditioned upon the Holder cooperating with the Company and the Warrant Agent in any reasonable arrangement designed to minimize or eliminate any such taxes. Neither the Company nor the Warrant Agent will be required to pay any tax or governmental charge that may be payable in connection with any transfer, split up, combination, or exchange of Warrants or

Warrant Certificates, and the Company will not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof has paid to the Company the amount of such tax or governmental charge or has established to the satisfaction of the Company that such tax or governmental charge has been paid.

      2.4. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange will, if surrendered to the Company, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, will be canceled by it, and no Warrant Certificates will be issued in lieu thereof except as expressly permitted by this Agreement. The Company will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent will deliver all canceled Warrant Certificates to the Company, or will, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

      3.    Duration and Exercise of Warrants.

      3.1. Duration and Exercise of Warrants. (a) Warrants may be exercised by the Holder thereof, in whole or in part, at any time and from time to time after the date hereof and prior to 5:00 p.m., New York City time, on September 1, 2001 (the "Expiration Date"); provided that Holders shall be able to exercise their Warrants only if (i) (A) the Warrant Shares Registration Statement (as defined in Section 10) is then in effect and the Company has delivered to each person exercising a Warrant a current prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (B) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the Holder of the Warrants to be exercised, and, if applicable, the persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants, reside. The Holder of Warrants may exercise them by delivering to the Warrant Agent, at its principal office designated for such purpose, the following:

            (i) the Warrant Certificate or Warrant Certificates representing the Warrants to be exercised, with the Form of Exercise Notice duly completed and executed by the Holder thereof; and

            (ii) cash, a certified or bank cashier's check payable to the order of the Company, or a wire transfer of immediately available funds to an account designated by the Warrant Agent, in each case in an amount equal to the product of (A) the number of Warrant Shares purchasable upon the exercise of the Warrants designated for exercise in the Form of Exercise Notice and (B) the Warrant Price.

      (b) Subject to Section 2.3 hereof, as promptly as practicable after an exercise of Warrants in accordance with Section 3.1(a), and in any event within 10 Business Days (as defined in Section 3.2) after such exercise, the Warrant Agent will (i) requisition from any transfer agent for the Common Stock (or make available, if the Warrant Agent is the transfer agent) certificates representing the number of Warrant Shares to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests),
(ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the Holder exercising such Warrants, registered in such name or names as may be designated by such Holder, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional Warrant Shares in accordance with the provisions of
Section 5, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the Holder exercising such Warrants.

      (c) If the number of Warrants represented by a Warrant Certificate are not exercised in full, the Company will prepare, execute, and deliver to the Warrant Agent a new Warrant Certificate evidencing Warrants equivalent to such Warrants remaining unexercised and the Warrant Agent will countersign and deliver such new Warrant Certificate to or upon the order of the Holder exercising such Warrants, registered in such name or names as may be designated by such Holder.

      (d) The Company will take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise of Warrants, at the time of delivery of the certificates for such Warrant Shares, will (subject to payment of the Warrant Price) be duly and validly authorized and issued, fully paid, and nonassessable and, if shares of Common Stock are then listed on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or qualified for quotation on The Nasdaq Stock Market, will be duly listed or qualified for quotation thereon, as the case may be.

      (e) In the event that the Company is obligated to pay cash in lieu of fractional Warrant Shares pursuant to Section 5 in connection with any exercise of Warrants, it will make all arrangements necessary so that such cash is available for distribution by the Warrant Agent, if and when appropriate.

      (f) The Company will pay all expenses, taxes, and other charges payable in connection with the preparation, issuance, and delivery of certificates representing Warrant Shares or Warrant Certificates representing unexercised Warrants in connection with any exercise of Warrants in accordance with Section 3.1(a), except that, if any such certificates representing Warrant Shares or any such Warrant Certificates are to be registered in a name or names other than that of the Holder at the time of any such exercise of Warrants, funds sufficient to pay all transfer or similar taxes payable as a result of such transfer shall be paid by the Holder at the time of such exercise or promptly upon receipt of a written request of the Company for payment thereof. In connection with any exercise of Warrants in accordance with Section 3.1(a), the Warrants will be deemed to have been exercised, any certificate representing Warrant Shares or any Warrant Certificate issued on account thereof will be deemed to have been issued, and the person in whose name any such certificate or Warrant Certificate is issued will be deemed for all purposes to have become a Holder of record of the Warrant Shares or Warrants, as the case may be, represented thereby as of the date of such exercise.

      3.2. Certain Definitions. For purposes of this Agreement, (a) the term "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the state of New York are authorized or obligated by law or executive order to close and (b) the term "Trading Day" means any day on which shares of Common Stock are traded on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if shares of Common Stock are not so listed or admitted to trading, in the over-the-counter market.

      4. Adjustments of Warrant Price and Warrant Shares. The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants will be subject to adjustment from time to time upon the occurrence of certain events as provided in this Section 4.

      4.1. Mechanical Adjustments. The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of a Warrant will be subject to adjustment as follows:

            (a) Subject to Section 4.1(e), if the Company (i) pays a dividend or otherwise distributes to holders of its Common Stock, as such, shares of its capital stock (whether Common Stock or capital stock of any other class), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or
      (iv) issues any shares of its capital stock in a reclassification of its outstanding shares of Common Stock (including any such reclassification in connection with a consolidation, merger, or other business combination transaction in which the Company is the continuing or surviving corporation), then the number and kind of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto will be adjusted so that the Holder of each Warrant will be entitled to receive (A) in the case of a dividend or distribution, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such dividend or distribution by virtue of its ownership of such Warrant Shares, (B) in the case of a subdivision or combination, the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise, adjusted to give effect to such subdivision or combination as if such Warrant Shares had been subject thereto, or (C) in the case of an issuance in a reclassification, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and retained after giving effect to such reclassification as if such Warrants Shares had been subject thereto and

      (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such reclassification as if such Warrant Shares had been subject thereto. An adjustment made pursuant to this paragraph (a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and will become effective immediately after the effective date of such subdivision, combination, or reclassification in the case of a subdivision, combination, or reclassification. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the exercise privilege and the Warrant Price of each class of capital stock shall thereafter be subject to adjustments as nearly equivalent as may be practicable to the adjustments provided for Common Stock in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) Subject to Section 4.1(e), if the Company distributes to holders of its Common Stock, as such, (i) evidences of indebtedness or assets (excluding regular cash dividends or cash distributions payable out of consolidated retained earnings) of the Company or any corporation or other legal entity a majority of the voting equity securities or equity interests of which are owned, directly or indirectly, by the Company (a "Subsidiary"), (ii) shares of capital stock of any Subsidiary, (iii) securities convertible into or exchangeable for capital stock of the Company (including Common Stock or capital stock of any other class) or any Subsidiary, or (iv) any rights, options, or warrants to purchase any of the foregoing (excluding those described in Section 4.1(c)), then the number of Warrant Shares thereafter purchasable upon exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment by a fraction, the numerator of which will be the Current Market Price per share (as defined in Section 4.1(d)) of Common Stock on the record date for such distribution, and the denominator of which will be such Current Market Price per share of Common Stock less the fair value (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive if based on the financial advice of a nationally recognized investment banking firm) of the portion of the evidences of indebtedness, assets, securities, or rights, options, or warrants so distributed on account of one share of Common Stock. Such adjustment will be made whenever any such distribution is made, and will become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Except as provided in Section 4.1(h), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible or exchangeable for shares of Common Stock or upon exercise of such rights, warrants, or options for shares of Common Stock.

            (c) Subject to Section 4.1(e), if the Company issues rights, options, or warrants to holders of the outstanding shares of Common Stock, as such, entitling the holders of such rights, options, or warrants (for a period expiring within 60 calendar days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower on the record date mentioned below than the Current Market Price per share of Common Stock on such record date, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, options, or warrants for subscription or purchase and the denominator of which will be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment will be made whenever such rights, options, or warrants are issued, and will become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants. In case such subscription or purchase price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board of Directors of the Company, whose determination will be conclusive if based on the financial advice of a nationally recognized investment banking firm. Except as provided in Section 4.1(h), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon exercise of such rights, options, or warrants.

            (d) For purposes of this Agreement, the "Current Market Price" per share of Common Stock on any date will be the average of the daily Closing Prices (as defined below in this Section 4.1(d)) for 30 consecutive Trading Days commencing 45 Trading Days before the date of such computation. The closing price for each day (the "Closing Price") will be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market as reported by The Nasdaq Stock Market or any comparable system, or if not so reported by any such organization on such day, the average of the bid and asked prices furnished by a professional market maker selected by the Board of Directors of the Company. In the absence of one or more such quotations, the Board of Directors of the Company will determine the Current Market Price in good faith on the basis of such quotations or other relevant information as it considers appropriate.

            (e) No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be required unless such adjustment would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of at least 1%; provided, however, that any adjustments which by reason of this paragraph
      (e) are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of 1% or more. All calculations with respect to the number of Warrant Shares will be made to the nearest one-thousandth of a share and all calculations with respect to the Warrant Price will be to the nearest whole cent. No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made under paragraph (b) or (c) of this Section 4.1 if the Company issues or distributes to each Holder the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets, or other securities referred to in the applicable paragraph that such Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event on the record date with respect thereto (provided that, in any case in which such Holder would have been so entitled to receive a fractional interest in any such securities or assets, the Company may distribute to such Holder in lieu of such fractional interest cash in an amount equal to the fair value of such fractional interest as determined in good faith by the Board of Directors of the Company). No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock.

            (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Warrant Price will be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which will be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which will be the number of Warrant Shares so purchasable immediately thereafter.

            (g) For the purpose of this Agreement, the term "Common Stock" means (i) the class of shares designated as the Common Stock of the Company as of the date of this Agreement, (ii) all shares of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which are ordinarily entitled to vote generally in the election of directors of the Company, or
      (iii) any other class of shares resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 4.1(a), the Warrants become exercisable to purchase Warrant Shares other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each

      Warrant and the Warrant Price payable in respect of such other shares upon the exercise of each Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Warrant Price contained in this Section 4.1.

            (h) Upon the expiration of any rights, options, warrants, or conversion or exchange privileges, if any thereof have not been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion or exchange rights and
      (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion, or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants, or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment will have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion or exchange privileges.

      4.2. Notice of Adjustment. Whenever the Warrant Price or the number or kind of Warrant Shares purchasable upon exercise of the Warrants is adjusted pursuant to any of the provisions of this Agreement, the Company will promptly give notice to the Holders of such adjustment or adjustments, together with a certificate of a firm of independent public accountants selected by the Company (who may be the regular accountants employed by the Company) setting forth the adjustments in the Warrant Price and the number or kind of Warrant Shares purchasable upon exercise of each Warrant, and also setting forth a brief statement of the facts requiring such adjustments and the computations upon which such adjustments are based. Such certificate will be conclusive evidence of the correctness of such adjustments.

      4.3. No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment or payment in respect of any dividends will be made at any time.

      4.4 Voluntary Reduction. The Company from time to time may reduce the Warrant Price by any amount for any period of time, if the period is at least 20 calendar days and if the reduction is irrevocable during the period; provided that in no event may the Warrant Price be less than the par value of the Common Stock. Whenever the Warrant Price is so reduced, the Company will mail to Holders a notice of the reduction at least 15 calendar days before the date the reduced Warrant Price takes effect. Such notice will state the reduced Warrant Price and the period during which it will be in effect. Failure to mail the notice or any defect therein will not affect the legality or validity of the reduction. A reduction of the Warrant Price does not change or adjust the Warrant Price otherwise in effect for purposes of Section 4.1.

      4.5. Preservation of Purchase Rights Upon Merger, Consolidation, Etc. In case of any consolidation, merger, or other business combination transaction in which the Company is not the continuing or surviving corporation, or in case of any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, the Company and such successor or purchasing corporation, as the case may be, will execute an agreement providing that each Holder will have the right thereafter, upon payment of an amount equal to the amount payable upon the exercise of a Warrant immediately prior thereto, to purchase upon exercise of each Warrant the kind and amount of securities or property that it would have owned or have been entitled to receive after giving effect to such consolidation, merger, sale, transfer, or lease on account of the Warrant Shares that would have been purchasable upon the exercise of such Warrant had such Warrant been exercised immediately prior thereto (provided that, to the extent that such Holder would have been so entitled to receive cash on account of such Warrant Shares, such Holder may elect in connection with the exercise of a Warrant in accordance with Section 3.1 to reduce the amount of cash that it would be entitled to receive upon such exercise in exchange for a corresponding reduction in the amount payable upon such exercise); provided, however, that no adjustment in respect of dividends, interest, or other income on or from such shares or other securities or property will be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4.5 will similarly apply to successive consolidations, mergers, sales, transfers, or leases.

      4.6. Warrant Certificates. Whether or not any adjustments in the Warrant Price or the number or kind of Warrant Shares purchasable upon the exercise of the Warrants has been made, Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Price and number and kind of Warrant Shares as are stated in the Warrant Certificate initially issued.

      5. Fractional Interests. Neither the Company nor the Warrant Agent will be required to issue fractional Warrant Shares or fractional interests in any other securities upon the exercise of the Warrants. If any fraction of a Warrant Share or other security would, except for the provisions of this Section 5, be issuable upon the exercise of the Warrants, the Company will pay an amount (computed to the nearest cent) in cash (a) in lieu of a fractional Warrant Share, equal to the Current Market Price for one share of Common Stock, as defined in Section 4.1(d), on the Trading Day immediately preceding the date on which the Warrants are presented for exercise, multiplied by such fraction of a Warrant Share or (b) in lieu of a fractional interest in any other security, equal to the fair value of such fractional interest, determined in a manner as similar as possible, taking into account the difference in the fractional interest being valued, to the calculation described in the foregoing clause (a).

      6.    Warrant Agent Matters.

      6.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as warrant agent in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

      6.2. Concerning the Warrant Agent. (a) The Company will pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and will reimburse the Warrant Agent for its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

      (b) The Warrant Agent will incur no liability to the Company or to any Holder for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate evidencing Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper person or persons.

      6.3. Merger or Consolidation or Change of Name of Warrant Agent. (a) Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent is a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, will be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.5. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant

Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      6.4. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, will be bound:

      (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

      (b) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, or any Vice President of the Company and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      (c) The Warrant Agent's duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith, or willful misconduct; provided, however, that the Warrant Agent shall not be liable for any indirect, special, punitive or consequential damages.

      (d) The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

      (e) The Warrant Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except the due countersignature thereof by the Warrant Agent); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible for any adjustment required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid, and nonassessable.

      (f) The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

      (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      (h) The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

      (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer, or exchange of Warrant Certificates.

      6.5. Change of Warrant Agent. The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 calendar days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who will, with such notice, submit his Warrant Certificate for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent will be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50 million. After appointment, the successor Warrant Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent will deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail by first class mail a notice thereof to each Holder. Failure to give any notice provided for in this Section 6.5, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

      7.1 No Rights as a Stockholder; Notices to Holders. Nothing contained in this Agreement or in the Warrant Certificate will be construed as conferring upon the Holders or their transferees the right to vote, or to receive dividends, or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that if, at any time prior to the Expiration Date and prior to the exercise of all of the Warrants, any of the following events occur:

            (a) The Company declares any dividend payable in any securities upon its shares of Common Stock or makes any distribution (other than a regular cash dividend payable out of consolidated retained earnings) to the holders of its shares of Common Stock;

            (b) The Company offers to the holders of its Common Stock any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary or any option, right, or warrant to subscribe for or purchase any thereof;

            (c) The Company distributes to the holders of its Common Stock evidences of indebtedness or assets (including any cash dividend which would result in an adjustment under Section 4.1) of the Company or any Subsidiary;

            (d) Any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company into another corporation, any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, or any proposal of the Company to effect any of the foregoing transactions that has been publicly announced by the Company; or

            (e) Any proposal by the Company to effect a dissolution, liquidation, or winding up of the Company that has been publicly announced by the Company;

then in any one or more of such events the Company will give notice of such event to the Holders, as provided in Section 12 hereof, such giving of notice to be completed at least 10 business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or at least 20 business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of stockholders entitled to vote on such proposed reclassification, consolidation, merger, sale, transfer, or lease, dissolution, liquidation, or winding up. Such notice will specify such record date or the date of closing the transfer books, as the case may be, for such event. Failure to mail or receive such notice or any defect therein or in the mailing thereof will not affect the validity of any action taken in connection with such event.

      7.2. Reports to Holders. The Company will deliver to the Warrant Agent, within 15 calendar days after it files them with the Securities and Exchange Commission (the "SEC"), copies of its annual report and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. To the extent any such information, documents, or other reports are required to be sent by the Company to the holders of outstanding Common Stock, the Company will simultaneously send copies thereof to the Holders of Warrants. The Warrant Agent will provide to any Holder promptly upon request a copy of any document delivered to the Warrant Agent by the Company pursuant to this Section 7.2.

      7.3. Agreements Respecting Warrants. The Company will not enter into any agreement or instrument which would preclude the exercise of the Warrants as herein provided.

      8. Agreement of Warrant Holders. Every Holder by accepting a Warrant Certificate consents and agrees with the Company and the Warrant Agent and with every other Holder that:

      (a) The Warrant Certificates are transferable only in accordance with the terms of this Agreement and only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and otherwise in compliance with Section 2;

      (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary;

      (c) Such Holder expressly waives any right to receive any fractional Warrants and any fractional securities upon exercise or exchange of a Warrant; and

      (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent will have any liability to any Holder or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use reasonable efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

      9. Reservation of Common Stock. The Company will, for so long as Warrants remain outstanding, reserve and keep available, solely for issuance and delivery upon the exercise of Warrants, a number of shares of Common Stock (or, if applicable, other securities) sufficient to provide for the exercise of all outstanding Warrants. The transfer agent for the Common Stock (or, if applicable, other securities) will be irrevocably authorized and directed at all times until the exercise or expiration of the Warrants to reserve such number of authorized shares of Common Stock (or, if applicable, other securities) as necessary for such purpose. The Company will keep copies of this Agreement on file with the transfer agent and will supply the transfer agent with duly executed stock certificates for such purpose.

      10. Listing and Registration. (a) The [Warrants and the]1 Warrant Shares have been listed for trading on the Nasdaq National Market, and the Company will use its reasonable best efforts to maintain such listing. [In addition, the Company will use its reasonable best efforts to secure and maintain the listing of the Warrants on the Nasdaq National Market.](1)

----------

(1) The language in this section is bracketed because the language to be included in the definitive agreement depends upon whether the Warrants will have been listed as of the date of the definitive agreement.

      (b) The Warrants issued as contemplated by clauses (a) and (b) of the first sentence of Section 1.1 have been registered for public distribution under the Securities Act pursuant to a registration statement (No. 333-___________) filed by the Company with the SEC. The Warrant Shares have been registered for public distribution upon exercise of the Warrants under the Securities Act pursuant to registration statement (No. 333-________________) (together with any amendments thereto, the "Warrant Shares Registration Statement") filed by the Company with the SEC. Subject to Black Out Periods (as defined below in this Section 10(b)), the Company will use its reasonable best efforts to keep the Warrant Shares Registration Statement continuously effective under the Securities Act until the expiration or exercise of all Warrants in order to permit the prospectus included therein to be lawfully delivered by the Company to the Holders exercising such Warrants and by Holders of such Warrants to prospective purchasers of such Warrants. Notwithstanding the foregoing, the Company shall not be required to amend or supplement the Warrant Shares Registration Statement, any related prospectus or any document incorporated therein by reference for a period (a "Black Out Period"), beginning on the date the Company gives notice (the "Black Out Notice") to the Warrant Agent and the Holders that such a period has commenced and ending on the earlier of (i) the date the information responsible for the Black Out Period is disclosed to the public and (ii) 60 calendar days after any such Black Out Notice is given, in the event that (A) an event occurs and is continuing as a result of which the Warrant Shares Registration Statement, any related prospectus, or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(B) (1) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations, or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction, including without limitation any bona fide financing plan, that has not yet been publicly disclosed; provided, however, that (x) no Black Out Period may be in effect during the six months immediately prior to the Expiration Date, (y) there shall be no more than two Black Out Periods during any period of 180 consecutive calendar days, and (z) there shall be no more than three Black Out Periods during the term of the Warrants.

      (c) The Company will cause any amendment or supplement to the Warrant Shares Registration Statement or the related prospectus, as of the effective date of the Warrant Shares Registration Statement, amendment, or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (d) The Company will give prompt written notice to the Warrant Agent and the Holders of (i) the effectiveness of any post-effective amendment to the Warrant Shares Registration Statement, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Warrant Shares Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the Company to make changes in the Warrant Shares Registration Statement or the related prospectus in order to make the statements therein not misleading, and (v) the commencement and termination of any Black Out Period.

      (e) The Company will use its reasonable best efforts to prevent the issuance or obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Warrant Shares Registration Statement.

      (f) Upon the occurrence of any event contemplated by Section 10(d)(iv) hereof or, if any such event occurs during a Black Out Period, upon the termination of such Black Out Period, the Company will promptly prepare and file a post-effective amendment to the Warrant Shares Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders of Warrants, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

      (g) The Company will comply with all applicable rules and regulations of the SEC and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days (plus any extension permitted by Rule 12b-25 under the Exchange Act after the end of a 12-month period (or 90 days, if such period is a fiscal year (plus any extension permitted by Rule 12b-25 under the Exchange
Act)) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

      (h) The Company will register or qualify or cooperate with the Holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such state of the United States as any Holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

      (i) The Company will bear all expenses incurred by it in connection with the performance of its obligations under this Section 10.

      (j) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 10 will be inadequate and that, in addition to any other remedies that the

Holders may have, the Holders will be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section
10. The election of any one or more remedies by the Holders hereunder will not constitute a waiver of the right to pursue other available remedies.

      11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Agent that:

            (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver, and perform its obligations hereunder and to consummate the transactions contemplated hereby;

            (b) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company;

            (c) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement, or instrument by which the Company is bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which the Company is subject;

            (d) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and

            (e) The Warrants, when issued and delivered to the initial Holders as provided in this Agreement, and the Warrant Shares issued upon exercise of the Warrants, when issued, paid for, and delivered as provided in this Agreement, will be duly and validly issued and outstanding, fully paid, and nonassessable.

      12. Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") must be in writing. Except as expressly otherwise provided herein with respect to manner of delivery, notices will be deemed sufficiently given for all purposes when delivered in person, when dispatched by telegram or electronic facsimile transmission, when sent by first-class mail, postage prepaid, or upon confirmation of receipt when dispatched by a nationally recognized overnight courier service to the appropriate party as follows: (a) if to a Holder, at the address of such Holder as shown in the registry books maintained by the Warrant Agent; (b) if to the Company, at The Bank of New

York, 601 Barclay Street, 12W, New York, New York 10286, Telecopy No. (___) ___-____ (marked for the attention of the Chief Financial Officer and the General Counsel), or at such other address as the Company may have furnished to the Holders and the Warrant Agent in writing; and (c) if to the Warrant Agent, at _________, ________, ________ _____, Telecopy No. (___) ___- ____ (marked for the attention of _______________) or at such other address as the Warrant Agent may have furnished to the Company and the Holders in writing.

      13. Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder (other than a failure to exercise Warrants in accordance with the provisions hereof) will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case will entitle the Company to any other or future notice or demand in similar or other circumstances. Subject to the last sentence of this Section 13, (a) if the Company so directs, the Company and the Warrant Agent will supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrants or the Warrant Agent and (b) the Company and the Warrant Agent may from time to time supplement or amend this Agreement, with the consent of Holders of at least 50% of the Warrants then outstanding, for any other purpose. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment which increases the Warrant Price, decreases the period of time remaining during which the Warrants may be exercised, or changes in a manner adverse to Holders the number of Warrant Shares purchasable upon the exercise of Warrants will be made without the consent of all Holders. Any such amendment, modification, or waiver effected pursuant to and in accordance with the provisions of this Section 13 will be binding upon all Holders and upon each future Holder, the Company, and the Warrant Agent. In the event of any such amendment, modification, or waiver, the Company will give prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

      14. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Company, the Warrant Agent, and their respective successors and assigns, and, subject to Sections 1.4 and 8(b), all Holders.

      15. Rights of the Parties. Except as provided in Section 14, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the Company, the Warrant Agent, and the Holders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby. This Agreement will be for the sole and exclusive benefit of the Company, the Warrant Agent, and the Holders. All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or any other Holder may, on such Holder's own behalf and for such Holder's own benefit, enforce such Holder's rights hereunder, including the right to exercise, exchange, or surrender for transfer such Holder's Warrant Certificates in accordance with the provisions hereof.

      16. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      17. Certain Interpretive Matters and Definitions. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits of or to this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) "or" is disjunctive but not necessarily exclusive, and (d) words in the singular include the plural and vice versa. All references to "$" or dollar amounts are to lawful currency of the United States of America.

      18. Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein.

      19. Severability. In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby. The Company and the Warrant Agent will endeavor in good faith to replace the invalid, illegal, or unenforceable provisions with valid, legal, and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

      20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

      21. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original; such counterparts will together constitute but one agreement.

      IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                                       ARCH COMMUNICATIONS
                                       GROUP, INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       THE BANK OF NEW YORK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A
                                    ---------

                           FORM OF WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT (AS HEREINAFTER DEFINED), A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST. THE TRANSFER OR EXCHANGE OF THESE WARRANTS MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT AGREEMENT.


NO.                                                            WARRANTS
   ----------------                                                    ---------

                      VOID AT 5:00 P.M., NEW YORK CITY TIME
                              ON SEPTEMBER 1, 2001

               Arch Communications Group, Inc. Warrant Certificate


      THIS CERTIFIES THAT for value received, __________, or its registered assigns (the "Holder"), is the owner of the number of Warrants set forth above that initially entitle it to purchase from Arch Communications Group, Inc., a Delaware corporation (the "Company"), at any time and from time to time prior to 5:00 p.m., New York City time, on September 1, 2001 (the "Expiration Date"), a like number of fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") at an initial purchase price of $8.19 per share (the "Warrant Price"), subject to adjustment as provided in the Warrant Agreement. No Warrant may be exercised at or after 5:00 p.m., New York City time, on the Expiration Date, and to the extent not exercised by such time, such Warrant shall become void. The shares of Common Stock purchasable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." On the terms and subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised by surrendering to the Warrant Agent (as hereinafter defined) this Warrant Certificate, with the Form of Exercise Notice on the reverse side hereof duly executed, together with cash, a certified or bank cashier's check payable to the order of the Company, or a wire transfer of immediately available funds to an account designated by the Warrant Agent, in each case in an amount of lawful currency of the United States of America equal to the product of (a) the number of Warrant Shares purchasable upon the exercise of the Warrants designated for exercise in the Form of Exercise Notice and (b) the Warrant Price.

      The number and kind of Warrant Shares that may be purchased upon exercise of the Warrants evidenced by this Warrant Certificate are the number as of the date of the original issue of such Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement, the Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment.

      This Warrant Certificate and the Warrants it represents are subject to, and entitled to the benefits of, all of the terms, provisions, and conditions of the Warrant Agreement, dated as of _____________, 199__ (the "Warrant Agreement"), by and between the Company and The Bank of New York, a _________ corporation (the "Warrant Agent"), which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, and duties hereunder of the Company and the Holder. A copy of the Warrant Agreement will be made available to the Holders by the Company upon request of the Holders.

      Subject to the provisions set forth in the Warrant Agreement or in this Certificate, this Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered entitled such Holder (or former Holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Warrant Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

      The Company will not be required to issue fractional Warrant Shares or other fractional interests in securities upon the exercise of any Warrants evidenced by this Warrant Certificate, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

      Nothing contained in the Warrant Agreement or in this Warrant Certificate will be construed as conferring upon the Holder of this Warrant Certificate the right to vote, or to receive dividends, or to consent or (except as provided in the Warrant Agreement) to receive notice in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

      This Warrant Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Warrant Agent. This Warrant Certificate will be governed and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed on this ____ day of __________, ____, by its corporate officers duly authorized.


Attest:                                  ARCH COMMUNICATIONS GROUP, INC.



                                         By:
-----------------------------------         ------------------------------------
[Name, title]                                   [Name, title]


Dated:
      ----------------

Countersigned:

THE BANK OF NEW YORK



By:
   -------------------------------
    [Authorized Signature]
     [Title]

                   Form of Reverse Side of Warrant Certificate

                               FORM OF ASSIGNMENT

           (To be executed if the Holder desires to transfer Warrants)

                  FOR VALUE RECEIVED,
                                     -------------------------------------------
hereby sells, assigns, and transfers unto
                                         ---------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      ---------------------



                                          --------------------------------------
                                          Signature


Signature Guaranteed:

                             FORM OF EXERCISE NOTICE
                             -----------------------


           (To be executed if the Holder desires to exercise Warrants)


TO ARCH COMMUNICATIONS GROUP, INC.:

      The undersigned hereby irrevocably elects to exercise __________ Warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificates for such Warrant Shares be issued in the name of:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security or
other identifying number:
                         -------------------------------------------------------

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Please insert social security or
other identifying number:
                         -------------------------------------------------------

Dated:
      ----------------------

                                          --------------------------------------
                                          Signature

Signature Guaranteed:

                                     NOTICE
                                     ------

            Signatures on the foregoing Form of Assignment and Form of Exercise Notice and in the related Warrant Certificates must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

            Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                                                       EXHIBIT C
                                                                       ---------




                          [Form for Standby Purchasers]

================================================================================






                          REGISTRATION RIGHTS AGREEMENT


                                      among


                         ARCH COMMUNICATIONS GROUP, INC.

                                       and

                                THE OTHER PERSONS
                                SIGNATORY HERETO







                                _________, 199__



================================================================================

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of __________, 199_ (the "Effective Date"), by and among (i) Arch Communications Group, Inc. (the "Company"), (ii) W.R. Huff Asset Management Co., L.L.C. ("Huff"), (iii) Whippoorwill Associates, Inc. ("Whippoorwill"), (iv) Credit Suisse First Boston Corporation ("CSFB"), and (v) The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its General Annuity Separate Account and Northwestern Mutual Series Fund, Inc. - High Yield Bond Portfolio (collectively, "Northwestern"). (Huff, Whippoorwill, CSFB and Northwestern are referred to herein collectively as the "Stockholders.").

                                    RECITALS
                                    --------

      A. A plan of reorganization under Chapter 11 of the United States Bankruptcy Code for MobileMedia Communications, Inc. ("MobileMedia"), MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (the "Plan") was confirmed on _________, 199__ by order of the United States Bankruptcy Court for the District of Delaware in Case Nos. 97-174 (PJW) through and including 97-192 (PJW), and has become effective.

      B. In connection with the Plan, the Company, a wholly owned subsidiary of the Company ("Merger Sub"), Parent and MobileMedia entered into an Agreement and Plan of Merger, dated as of August ___, 1998 (the "Merger Agreement"), pursuant to which MobileMedia has been merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of the Company.

      C. As a result of the Plan and the Merger Agreement and the transactions contemplated thereby, each of the Stockholders has become the Beneficial Owner (as defined below) of (i) shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares"), [(ii) shares of Class B Common Stock, par value $.01 per share, of the Company, which shares are convertible into Common Shares in accordance with their terms (the "Class B Common Shares")],(1) and (iii) warrants to purchase Common Shares (the "Warrants"), in each case as indicated on Schedule I hereto.

      D. In accordance with the Plan and the Merger Agreement, the Company desires to provide for the registration of the sale by the Stockholders of the Registrable Securities (as defined below) from time to time, on the terms and subject to conditions set forth below.

      NOW, THEREFORE, the parties hereto hereby agree as follows:


----------

(1) To be included only if Class B Common Shares are actually issued on the Effective Date.

                                 I. DEFINITIONS

      1.1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

            (a) Adelphia Agreement: Registration Rights Agreement, dated as of June 29, 1998, by and among the Company, Adelphia Communications Corporation and Lisa-Gaye Shearing, as in effect on the date hereof.

            (b)   Advice: As defined in Section 6.3.

            (c)   Affiliate: As defined in Rule 12b-2 under the Exchange Act.

            (d)   Agreement: As defined in the introductory paragraph hereof.

            (e) Beneficial Owner or Beneficial Ownership: As defined in Rule 13d-3 under the Exchange Act.

            [(f)  Class B Common Shares: As defined in Recital C.](2)

            (g)   Common Shares: As defined in Recital C.

            (h)   Company: As defined in the introductory paragraph hereof.

            (i)   CSFB: As defined in the introductory paragraph hereof.

            (j)   Demand Notice: As defined in Section 3.1.

            (k)   Demand Registration: As defined in Section 3.1.

            (l) Effective Date: As defined in the introductory paragraph hereof.

            (m)   Exchange Act: The Securities Exchange Act of 1934, as amended.

            (n)   Huff: As defined in the introductory paragraph hereof.

            (o)   Indemnified Party: As defined in Section 7.3.

            (p)   Indemnifying Party: As defined in Section 7.3.

            (q)   Losses: As defined in Section 7.1.

--------

(2) To be included only if Class B Common Shares are actually issued on the Effective Date.

            (r)   Merger Agreement: As defined in Recital B.

            (s)   Merger Sub: As defined in Recital B.

            (t)   MobileMedia: As defined in Recital A.

            (u)   NASDAQ: As defined in Section 6.1(l).

            (v)   Northwestern: As defined in the introductory paragraph hereof.

            (w)   Notice: As defined in Section 3.2(d).

            (x) Other Equity Securities: Any shares of capital stock of the Company and any other securities issued by the Company in respect of any Owned Common Shares [or Owned Class B Common Shares].(3)

            (y)   Other Stockholders: As defined in Section 3.2(e).

            [(z) Owned Class B Common Shares: Class B Common Shares owned by a Stockholder, whether acquired on or after the Effective Date, including without limitation those that are acquired by a Stockholder on the Effective Date as contemplated by the Plan and the Merger Agreement (including without limitation pursuant to the Standby Purchase Commitment).](3)

            (aa) Owned Common Shares: Common Shares owned by a Stockholder, whether acquired before, on or after the Effective Date, including without limitation those that are acquired by a Stockholder on the Effective Date as contemplated by the Plan and the Merger Agreement (including without limitation pursuant to the Standby Purchase Commitment).

            (bb) Owned Warrants: Warrants owned by a Stockholder, whether acquired on or after the Effective Date, including without limitation those that are acquired by a Stockholder on the Effective Date as contemplated by the Plan and the Merger Agreement (including without limitation pursuant to the Standby Purchase Commitment).

            (cc) Permitted Assignee: With respect to any Stockholder, means (i) an Affiliate of such Stockholder and (ii) any Person who acquires, in a single transaction, from such Stockholder either (A) Beneficial Ownership of at least 5.0% of the voting power of the Company's outstanding capital stock, calculated as of immediately after such acquisition, or (B) all of the Common Shares with respect to which such Stockholder has Beneficial Ownership, even if such Common Shares constitute less than 5.0% of the voting power of the Company's outstanding capital stock.

----------

(3) To be included only if Class B Common Shares are actually issued on the Effective Date.

            (dd) Person (or person): Any individual, corporation, general or limited partnership, joint venture, trust or other entity or association, including without limitation any governmental authority.

            (ee)  Piggyback Notice: As defined in Section 4.1.

            (ff)  Piggyback Registration: As defined in Section 4.1.

            (gg)  Plan: As defined in Recital A.

            (hh) Prospectus: The prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, all other amendments and supplements to such prospectus (including post-effective amendments), and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            (ii) Registrable Securities: The Owned Common Shares, [the Owned Class B Common Shares, the Common Shares issuable upon conversion of the Owned Class B Common Shares,](4) the Owned Warrants, the Common Shares issuable upon exercise of the Owned Warrants and the Other Equity Securities; provided, however, that as to any Registrable Securities, such securities will cease to constitute "Registrable Securities" for purposes of this Agreement if and when
(i) a Registration Statement with respect to the sale of such securities has been declared effective by the Commission and such securities have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such Registration Statement, (ii) such securities have been sold in satisfaction of all applicable resale provisions of Rule 144 under the Securities Act, (iii) such securities have been transferred to any person or entity other than a Permitted Assignee, or (iv) such securities may be freely sold publicly without either (A) registration under the Securities Act or (B) compliance with any restrictions (including without limitation restrictions as to volume or manner of sale) under Rule 144 of the Securities Act.

            (jj)  Registration Expenses: As defined in Section 6.4.

            (kk) Registration Statement: Any registration statement of the Company under the Securities Act (including the Shelf Registration Statement) that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

----------

(4) To be included only if Class B Common Shares are actually issued on the Effective Date.

            (ll) Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            (mm)  SEC: The Securities and Exchange Commission.

            (nn)  Securities Act: The Securities Act of 1933, as amended.

            (oo)  Shelf Registration Statement: As defined in Section 2.1.

            (pp) Stockholder: As defined in the introductory paragraph hereof. For all purposes hereof, the persons comprising Northwestern will be treated as a single Stockholder and will be required to act jointly to exercise their rights hereunder (with persons holding at least 85% of the aggregate number of Registerable Securities then held by all such persons to control with respect to any such exercise).

            (qq) Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

            (rr)  Warrants: As defined in Recital C.

            (ss)  Whippoorwill: As defined in the introductory paragraph hereof.

                             II. SHELF REGISTRATION

      2.1. General. On or before the date of this Agreement, there has become effective under the Securities Act a Registration Statement (No. 333-________) relating to the resale, from time to time, of the Registrable Securities owned by the Stockholders as of the Effective Date in accordance with the plan and method of distribution set forth in the Prospectus included in such Registration Statement (the "Shelf Registration Statement").

      2.2. Effective Period. Subject to Section 5.1, the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (a) March 1, 2003 (subject to extension as provided in Section 5.1 and Section 6.3), (b) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution intended by the Stockholders and disclosed in the Prospectus included in the Shelf Registration Statement, and (c) the date on which all Registrable Securities covered by the Shelf Registration Statement have otherwise ceased to be Registrable Securities.

                            III. DEMAND REGISTRATION

      3.1. Demand Registration. (a) At any time and from time to time, each Stockholder will have the right by written notice delivered to the Company (a "Demand Notice") to require the Company to register (a "Demand Registration"), in accordance with the provisions of the Securities Act, all or any portion of such Stockholder's Registrable Securities; provided, however, that (i) no Demand Notice may be given prior to 90 days after the effective date of the immediately preceding Demand Registration and (ii) no Demand Notice may be given unless Registrable Securities having an aggregate offering price of at least $1.0 million are to be offered pursuant to such Demand Registration.

            (b)   The number of Demand Registrations pursuant to this Section
3.1 will not exceed two for Huff (including its Permitted Assignees), two for Whippoorwill (including its Permitted Assignees), two for CSFB (including its Permitted Assignees), and two for Northwestern (including its Permitted Assignees); provided, however, that in determining the number of Demand Registrations to which a Stockholder is entitled, there will be excluded any Demand Registration in which any Registrable Securities requested by a Stockholder to be registered under this Article III are excluded from such Demand Registration pursuant to Section 3.3 hereof.

            (c) Notwithstanding anything to the contrary herein contained, (i) the Company will not be required to effect any Demand Registration pursuant to any Registration Statement other than the Shelf Registration Statement at any time when the Shelf Registration Statement is effective and may be used for the offering or sale proposed to be effected pursuant to such Demand Registration and (ii) the Company will not be required to effect any Demand Registration of an offering or sale that can otherwise be effected in compliance with Rule 144.

            (d) Notwithstanding anything to the contrary herein contained, a registration will not count as a Demand Registration until it has become effective (unless the requesting Stockholder withdraws from such registration all its Registrable Securities and the Company has performed its obligations hereunder (including without limitation under Section 3.2(c)) in all material respects, in which case such registration will count as a Demand Registration unless the requesting Stockholder pays all of the Registration Expenses in connection with such withdrawn registration); provided that, if, after it has become effective but prior to the distribution of all of the Registrable Securities covered thereby, (i) the offering of Registrable Securities pursuant to such registration is terminated by any stop order, injunction or other order of the SEC or other governmental agency or court or (ii) such registration otherwise is not maintained effective for the period required pursuant to
Section 3.2 hereof, such registration will be deemed not to have been effected and will not count as a Demand Registration.

      3.2. Filing and Effectiveness. (a) The Company will file a Registration Statement relating to any Demand Registration as soon as practicable (but no later than 60 calendar days after the date on which the Company receives from the Stockholder the Demand Notice relating to such Demand Registration) and will use its best efforts to cause the same to be declared effective by the SEC as soon as practicable (but no later than 120 calendar days after such date).

            (b) All requests made pursuant to Section 3.1(a) will specify (i) the number of Registrable Securities to be registered and (ii) the intended method or methods of disposition thereof. Any offering of Registrable Securities pursuant to a Demand Registration will be in the form of an Underwritten Offering or such other lawful form as the Stockholder delivering the Demand Notice may reasonably specify.

            (c) The Company will use its reasonable best efforts to keep the Registration Statement relating to any Demand Registration continuously effective until the earliest of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the Prospectus included on such Registration Statement, (ii) the date on which all Registrable Securities covered by such Registration Statement have otherwise ceased to be Registrable Securities, and (iii) (x) in the case of an Underwritten Offering, 90 days from the effective date of such Registration Statement or (y) in the case of an offering that is not an Underwritten Offering, 180 days from the date of such Registration Statement.

            (d) Within 10 business days after receipt of a Demand Notice, the Company will send written notice thereof (the "Notice") to each Stockholder (other than the Stockholder that delivered the Demand Notice). Subject to
Section 3.3 hereof, the Company will include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within 10 business days after the receipt of the Notice by any such other Stockholder.

            (e) With respect to any Demand Registration, the Company may also provide written notice to holders of its equity securities other than the Stockholders who at the time have piggyback registration rights with respect thereto ("Other Stockholders"), and will, subject to Section 3.3 hereof, permit all such Other Stockholders who request to be included in the Demand Registration to include any or all of their equity securities in such Demand Registration on the same terms and conditions as the Registrable Securities.

      3.3. Priority on Demand Registration. With respect to any Demand Registration, if the managing underwriter or underwriters of such Underwritten Offering advise the Company and the selling Stockholder or Stockholders that the total amount of Registrable Securities and equity securities of Other Stockholders who have piggyback registration rights and who request to be included in such Demand Registration as contemplated by Section 3.2(e) hereof will in the aggregate materially and adversely affect the success of such Underwritten Offering, then (subject to the rights of Other Stockholders having rights under the Adelphia Agreement): (i) first, the amount of equity securities of such Other Stockholders will be reduced to zero if necessary (pro rata among such Other Stockholders on the basis of the amount of such equity securities requested to be included therein by each such holder) and (ii) second, the amount of Registrable

Securities of all Stockholders who have requested to have Registrable Securities included in the Demand Registration will be reduced (pro rata among such Stockholders on the basis of the amount of such Registrable Securities requested to be included therein by each such Stockholder) so that, after such reduction, there will be included in such Underwritten Offering the amount of securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering.

      3.4. Postponement of Demand Registration. The Company will be entitled to postpone by written notice to the Stockholders the filing period (or suspend the effectiveness) of any Demand Registration for a reasonable period of time not in excess of 90 calendar days, if the Board of Directors of the Company determines, in the good faith exercise of its reasonable business judgment, that such registration would (i) materially interfere with bona fide financing plans of the Company or (ii) require disclosure of information not otherwise required to be disclosed, the disclosure of which could materially and adversely affect the Company; provided, however, that the Company will not be entitled to exercise its rights under this Section 3.4 more than twice in any 360-day period. If the Company postpones the filing of a Registration Statement, it will promptly notify the selling Stockholder or Stockholders in writing when the events or circumstances permitting such postponement have ended.

      3.5. Registration of Securities Other than Registrable Securities. Without the written consent of each Stockholder that then holds Registrable Securities, the Company will not after the date hereof grant to any person the right to require the Company to register, in accordance with the provisions of the Securities Act, any securities of the Company, unless the rights so granted, if exercised, would not violate the provisions of this Agreement.

                           IV. PIGGYBACK REGISTRATION

      4.1. Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to employees of the Company), whether or not for its own account, then the Company will give written notice (the "Piggyback Notice") of such proposed filing to the Stockholders at least 30 calendar days before the anticipated filing date. Such notice will offer the Stockholders the opportunity to register such amount of Registrable Securities as each Stockholder may request (a "Piggyback Registration"). Subject to Section 4.2 hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 calendar days after the receipt of the Piggyback Notice. The Stockholders will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the third calendar day immediately preceding the effective date of such Piggyback Registration.

      4.2. Priority on Piggyback Registrations. The Company will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Stockholders that have requested Registrable Securities to be included in the Piggyback Registration for such offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company and the selling Stockholder or Stockholders that the total amount of securities that the Company, such Stockholders and any other persons having rights to participate in such Piggyback Registration propose to include in such offering is such as to materially and adversely affect the success of such Underwritten Offering, then (subject to the rights of Other Stockholders having rights under the Adelphia Agreement):

            (a) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback
Registration: (i) first, all securities to be offered by the Company and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Stockholders and Other Stockholders having rights to participate in such Piggyback Registration (allocated pro rata among such Stockholders and Other Stockholders on the basis of the amount of securities requested to be included therein by each such Stockholder or Other Stockholder) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering; and

            (b) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company other than the Stockholders, the Company will include in such registration: (i) first, all securities of the persons exercising "demand" registration rights requested to be included therein (including without limitation the person who demands registration and any persons who are entitled to participate in such Piggyback Registration pursuant to the same agreement as the person demanding such Piggyback Registration) and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by the Stockholders and Other Stockholders having rights to participate in such Piggyback Registration (allocated pro rata among such Stockholders and Other Stockholders on the basis of the amount of securities requested to be included therein by each such Stockholder or Other Stockholder) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such Underwritten Offering.

                             V. RESTRICTIONS ON SALE

      5.1. Restrictions on Sale by Stockholders. Each Stockholder whose Registrable Securities are covered by a Registration Statement filed pursuant to
Article II, Article III or Article IV hereof agrees that, if such Stockholder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in any Underwritten Offering by the Company for its own account, not to effect any public or private sale or distribution of any

Registrable Securities (except as part of such Underwritten Offering), including a sale pursuant to Rule 144, during the 10 calendar day period prior to, and during the 90 calendar day period beginning on, the closing date of such Underwritten Offering; provided, however, that the foregoing shall not apply to any Stockholder that is the Beneficial Owner of less than 4.0% of the outstanding Common Shares. If a request is made pursuant to this Article V, the time period during which the Shelf Registration Statement is required to remain continuously effective pursuant to Section 2.2 will be extended by 100 calendar days or such shorter period that will terminate when all Registrable Securities included therein have been sold thereunder in accordance with the plan and method of distribution intended by the Stockholders and disclosed in the Prospectus included therein or all Registrable Securities covered by the Shelf Registration Statement have otherwise ceased to be Registrable Securities. In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.

      5.2. Restrictions on Sale by the Company and Others. The Company, if so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in any Underwritten Offering pursuant to a Demand Registration, will not effect any registration of its equity securities (other than a registration statement on Form S-4, S-8 or any successor forms thereto), or effect any public or private sale or distribution of any of its securities (other than in connection with a business combination or acquisition transaction in which the recipients of its equity securities agree to a restriction no less restrictive than those contained in this Section 5.2), including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of its equity securities (other than pursuant to and in accordance with this Agreement), from the date of a request to register Registrable Securities pursuant to and in accordance with Article III hereof in connection with such Underwritten Offering until 90 days after the effective date of such Demand Registration. The Company will cause each holder of its equity securities acquired from the Company at any time on or after the date of this Agreement other than in a registered public offering or pursuant to the Plan or the Merger Agreement (provided such acquisition involves an amount of securities equal to at least 1% of such class of securities) to agree not to effect any public or private sale or distribution of any such securities during such period, including a sale pursuant to Rule 144.

                           VI. PROCEDURES AND EXPENSES

      6.1. Registration Procedures. In connection with the Company's registration obligations pursuant to Article II, Article III and Article IV hereof, the Company will effect such registrations to permit the sale of Registrable Securities by a Stockholder in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:

            (a) Prepare and file with the SEC a Registration Statement or Registration Statements on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Stockholder in accordance with the intended method or methods of distribution thereof; provided, however, that the Company (i) will, before filing, furnish to the selling Stockholder, its counsel and the managing underwriter or underwriters, if any, copies of the Registration Statement or Prospectus proposed to be filed, which documents will be subject to the review of such Stockholder, its counsel and such underwriters, (ii) will provide such Persons with a reasonable opportunity to review and comment on such Registration Statement or Prospectus, and (iii) will not file any such Registration Statement or Prospectus to which the selling Stockholder, its counsel or such underwriter, if any, shall reasonably object within three business days after the receipt thereof.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2.2 or Section 3.2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the selling Stockholder set forth in such Registration Statement as so amended, or in such Prospectus as so supplemented.

            (c) Promptly notify the selling Stockholder, its counsel and the managing underwriter or underwriters, if any, orally (with subsequent written confirmation) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of any event which makes any statement made in such Registration Statement or Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement or Prospectus or other documents so that, (A) in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date.

            (e) If requested by the managing underwriter or underwriters, if any, or the selling Stockholder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, and such selling Stockholder agree should be included therein under applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 6.1(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

            (f) Furnish to the selling Stockholder, its counsel and each managing underwriter, if any, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits).

            (g) Deliver to the selling Stockholder, its counsel and the underwriter or underwriters, if any, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary Prospectus) and any amendment or supplement thereto as such persons may reasonably request and, by such delivery, the Company will be deemed to have consented to the use of such Prospectus or such amendment or supplement thereto by the selling Stockholder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, to register or qualify, or cooperate with the selling Stockholder, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Stockholder or underwriter or underwriters reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any jurisdiction in which it is not then so subject.

            (i) Cooperate with the selling Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing

Registrable Securities to be sold, which certificates will not bear any restrictive legends; and cause such certificates to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

            (j) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, including such as may be required solely as a consequence of the nature of the selling Stockholder's business.

            (k) As promptly as practicable upon the occurrence of any event contemplated by Section 6.1(c)(v) or 6.1(c)(vi) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (l) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted on The Nasdaq Stock Market ("NASDAQ") and on the Nasdaq National Market of NASDAQ if the securities qualify to be so quoted; in each case, if requested by the selling Stockholder or the managing underwriter or underwriters, if any.

            (m)   Prior to the effective date of the first Demand Registration,
(i) engage an appropriate transfer agent and provide such transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

            (n) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the selling Stockholder or, in the event of an Underwritten Offering, those reasonably requested by the managing underwriter or underwriters) reasonably necessary or desirable to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the selling Stockholder and the underwriter or underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement or Prospectus, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any, and the selling Stockholder) addressed to the selling Stockholder and the underwriter or underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the selling Stockholder and underwriter or underwriters, if any, including without limitation the matters referred to in Section 6.1(n)(i) hereof, (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to the selling Stockholder and each of the underwriter or underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with Underwritten Offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the selling Stockholder, its counsel or the managing underwriter or underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

            (o) Make available for inspection by a representative of the selling Stockholder, any underwriter, and any attorney or accountant retained by such selling Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available (other than by reason of breach of this confidentiality provision), (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law or regulation (including without limitation pursuant to the requirements of the Securities Act or regulations promulgated thereunder); provided, however, that, in the case of subsections (ii) and (iii) hereof, prior to making such disclosure the Stockholder will advise and consult with the Company and its counsel as to such disclosure and the nature and wording of such disclosure and will use its reasonable best efforts to obtain confidential treatment therefor.

            (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover such 12-month period.

      6.2. Information from Stockholder. (a) The Company may require each selling Stockholder that has requested inclusion of its Registrable Securities in any Registration Statement to furnish to the Company such information regarding the Stockholder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such selling Stockholder's Registrable Securities if such selling Stockholder unreasonably fails to furnish such information within a reasonable time after receiving such request.

            (b) Each selling Stockholder will as expeditiously as possible (i) notify the Company of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus regarding such selling Stockholder untrue in any material respect or that requires the making of any changes in a Registration Statement or Prospectus so that, in such regard, (A) in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus as contemplated by Section 6.1(k).

            (c) With respect to any Registration Statement for an Underwritten Offering, the inclusion of a Stockholder's Registrable Securities therein will be conditioned upon such Stockholder's participation in such Underwritten Offering and the execution and delivery by such Stockholder of an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings.

      6.3. Suspension of Disposition. Each selling Stockholder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(iv), 6.1(c)(v) or 6.1(c)(vi) hereof, such Stockholder will discontinue disposition of Registrable Securities covered by a Registration Statement or Prospectus until such Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.1(k) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 3.2(c) hereof will be extended by the number of days during the time period from the date of the giving of such notice to the date when such selling Stockholder shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6.1(k) hereof or (y) the Advice and any such additional or supplemental filings referred to above.

      6.4. Registration Expenses. (a) All fees and expenses incurred by the Company in complying with Articles II, III, IV and VI hereof ("Registration Expenses") will be borne by the Company. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters and selling Stockholder in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the Selling Stockholder may designate)), (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the selling Stockholder), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) reasonable fees and disbursements of one counsel for all selling Stockholders collectively (which counsel, in the case of a Demand Registration, will be selected by the Stockholder that delivers the Demand Notice relating to the Registration Statement for which Registration Expenses are being incurred and, in all other cases, will be selected by Stockholders holding a majority of the Registrable Securities sought to be included in the Registration Statement), (vi) reasonable fees and disbursements of all independent certified public accountants referred to in Section 6.1(n)(iii) hereof (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vii) reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 2720(c) of the Conduct Rules of the National Association of Securities Dealers, Inc., and (viii) reasonable fees and expenses of all other persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange, if any, on which similar securities issued by the Company are then listed or the quotation of such securities on the NASDAQ.

            (b) Notwithstanding anything to the contrary herein contained, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Stockholder owning such Registrable Securities.

            (c) Notwithstanding anything to the contrary herein contained, each selling Stockholder may have its own separate counsel in connection with the registration of any of its Registrable Securities, which counsel may participate therein to the full extent provided herein; provided, however, that all fees and expenses of such separate counsel will be paid for by such selling Stockholder.

      6.5. Selection of Underwriter. The investment banker or investment bankers and manager or managers that will manage any Demand Registration offering will be jointly selected by the Company and the selling Stockholder that gave the original Demand Notice in connection with such Demand Registration.

                              VII. INDEMNIFICATION

      7.1. Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder owning Registrable Securities registered pursuant to this Agreement, its officers, directors, trustees, agents and employees, each person who controls such Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Stockholder expressly for use therein; provided, however, that the Company will not be liable to any Stockholder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) such Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Stockholder of a Registrable Security to the person asserting the claim from which such Losses arise and (B) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) such untrue statement or alleged untrue statement or such omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such Stockholder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

      7.2. Indemnification by Stockholders. Each Stockholder will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents and employees of any such controlling person, from and against all Losses, as incurred, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Stockholder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

      7.3. Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party will give prompt notice to the party from which such indemnity is sought (the "Indemnifying Party") of any claim or of the commencement of any action or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof, or (iii) the Indemnified Party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses available to the Indemnified Party. If any of the events specified in clause (i), (ii) or (iii) of the immediately preceding sentence are applicable, then the fees and expenses of separate counsel for the Indemnified Party shall be borne by the Indemnifying Party. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Section 7 will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything to the contrary contained in this Section 7.3, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Indemnifying Party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article VII, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

      7.4.  Contribution, Etc. (a) If the indemnification provided for in this
Article VII is unavailable to an Indemnified Party under Section 7.1 or 7.2 hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, will, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnifying Parties or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

            (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 7.4 to the contrary, an Indemnifying Party that is a selling Stockholder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were sold by such selling Stockholder to the public exceeds the amount of any damages which such selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (c) The provisions of this Article VII will survive indefinitely, notwithstanding any transfer of the Registrable Securities by any Stockholder.

                                 VIII. RULE 144

            The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act, and will cooperate with any Stockholder (including without limitation by making such representations as any such Stockholder may reasonably request), all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such filing requirements.

                                IX. MISCELLANEOUS

      9.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by courier service, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

            (a)   If to the Company:

                  Arch Communications Group, Inc.
                  1800 West Park Drive, Suite 250
                  Westborough, MA  01581
                  Attention:  J. Roy Pottle
                  Fax No.:    (508) 366-0846

                  with a copy to:

                  Hale and Dorr L.L.P.
                  60 State Street
                  Boston, MA  02109
                  Attention:  David A. Westenberg
                  Fax No.:    (617) 526-5000

            (b) If to a Stockholder, to the following respective addresses thereof:

                  (i)  Huff:                       (iii)  CSFB:
                  W.R. Huff Asset                  Credit Suisse First
                    Management Co., L.L.C.           Boston Corporation
                  67 Park Place, 9th Floor         11 Madison Avenue
                  Morristown, New Jersey 07960     New York, New York  10010
                  Attention: _________________     Attention:  David J. Matlin
                  Fax No.:  (___) ___-________                 Alex Lagetko
                                                   Fax No.:  (212) 325-8290

                  with a copy to:                  with a copy to:

                  ____________________________     Cadwalader, Wickersham & Taft
                  ____________________________     100 Maiden Lane
                  ____________________________     New York, New York  10038
                  Attention: _________________     Attention:  Michael J. Sage
                  Fax No.:  (___) ___-________     Fax No.:  (212) 504-6666

                  (ii)  Whippoorwill:              (iv)  Northwestern:
                  Whippoorwill Associates, Inc.    The Northwestern Mutual Life
                  11 Martine Avenue                  Insurance Company
                  White Plains, New York 10606     720 E. Wisconsin Avenue
                  Attention:  ________________     Milwaukee, Wisconsin  53202
                  Fax No.:  (___) ___-________     Attention: Securities
                                                              Department
                                                   Fax No.:  (414) 299-7124

                  with a copy to:                  with a copy to:

                  ____________________________     The Northwestern Mutual Life
                  ____________________________       Insurance Company
                  ____________________________     720 E. Wisconsin Avenue
                  ____________________________     Milwaukee, Wisconsin  53202
                  Attention: _________________     Attention:  Law Department
                  Fax No.:  (___) ___-________     Fax No.:  (414) 299-7016

All such notices and communications will be deemed to have been delivered or given: upon delivery, if personally delivered; one business day after being dispatched, if dispatched by same-day or next-day courier guaranteeing timely delivery; when receipt acknowledged, if sent by facsimile transmission; and five business days after being deposited in the mail, if mailed.

      9.2. Assignment. Neither this Agreement nor the rights and obligations hereunder may be assigned by operation of law or otherwise (except that this Agreement and rights and obligations hereunder may be assigned by any Stockholder to a Permitted Assignee thereof, whereupon such Permitted Assignee shall be deemed to be a Stockholder and a party hereto for all purposes of this Agreement). Notwithstanding the foregoing, nothing herein contained shall restrict the right of any Stockholder to transfer securities of the Company held by it.

      9.3. No Third-Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      9.4. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

      9.5. No Inconsistent Agreements. Except for the Adelphia Agreement, the Company does not have, as of the Effective Date, and will not, on or after the Effective Date, enter into, any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholders in this Agreement or otherwise conflicts with the provisions hereof.

      9.6. Amendment and Waiver. This Agreement may not be amended or modified or any provision hereof waived except by an instrument in writing signed by or on behalf of each party. Notwithstanding anything contained herein to the contrary, a waiver that does not adversely affect all of the parties hereto may be executed by only the adversely affected party or parties.

      9.7. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.8. Certain Interpretative Matters and Definitions. Unless the context otherwise requires, (i) all references to Articles, Sections, or Schedules are to Articles, Sections, or Schedules of this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) all uses of "herein," "hereto," "hereof" and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Article, Section, or provision in which it appears, (iv) "or" is disjunctive but not necessarily exclusive, and
(v) words in the singular include the plural and vice versa.

      9.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

      9.10. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state.

      9.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      9.12. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party will be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

      9.13. Further Assurances. The parties hereto will do such further acts and things necessary to ensure that the terms of this Agreement are carried out and observed.

      9.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which together will constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.


                                          ARCH COMMUNICATIONS GROUP, INC.

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                          W.R. HUFF ASSET MANAGEMENT CO., L.L.C.

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                          WHIPPOORWILL ASSOCIATES, INC.

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                          CREDIT SUISSE FIRST BOSTON CORPORATION

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Its Authorized Representative

                                          THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY FOR ITS GROUP
                                          ANNUITY SEPARATE ACCOUNT

                                          By: NORTHWESTERN INVESTMENT
                                          MANAGEMENT COMPANY

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                          NORTHWESTERN MUTUAL SERIES FUND, INC.
                                          FOR THE HIGH YIELD BOND PORTFOLIO

                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                                                      SCHEDULE I
                                                                      ----------

                                INITIAL OWNERSHIP
                                -----------------

                                                                                [Number of
                                                          Number of               Class B
                                                            Common                Common              Number of
                     Stockholder                            Shares                Shares](5)          Warrants
                     -----------                            ------                --------            --------
W.R. Huff Asset Management Co., L.L.C................

Whippoorwill Associates, Inc.........................

Credit Suisse First Boston Corporation...............

The Northwestern Mutual Life Insurance
Company..............................................

The Northwestern Mutual Life Insurance
Company for its Group Annuity Separate Account.......

Northwestern Mutual Series Fund, Inc. for the
High Yield Bond Portfolio............................

----------

(5) To be included only if Class B Common Shares are actually issued on the Effective Date

                                                                       Exhibit G
                                                                       ---------



                      NORTHWESTERN MUTUAL SERIES FUND, INC.
                        for the High Yield Bond Portfolio
                            720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                 August 18, 1998



Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

                  Re:   Commitment to Purchase Stock and Warrants
                        -----------------------------------------

Gentlemen:

         Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2


Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan
(i) shares of Existing Arch Common Stock and (ii) rights to purchase ("Rights") for cash units consisting of (A) shares of Existing Arch Common Stock and (B) Arch Warrants; (d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and
(f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash.

      Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

      1. The Commitment. In connection with the foregoing, Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio (the "Standby Purchaser") hereby advises you of its commitment (the "Commitment"), subject to the conditions set forth herein:

            (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such Rights, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

            (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of (A) the Rights distributed to it in accordance with the Plan or
      (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


      the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

            (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to
      Section 3(b) below, Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Sections 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights.

      2. Arch Class B Common Stock. (a) Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by
Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock included in the units so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            (b)   For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

            (c) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                  (i) first, to the extent that the Standby Purchaser or any Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                  (ii) second, if necessary, among the Standby Purchaser and the Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

            (d) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

      3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

      (b)   Notwithstanding the provisions of clause (Y) of the proviso in
Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) units consisting of shares of Arch Common Stock and Arch Warrants underlying a number of unexercised Rights up to the amount of Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such units are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such units pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in
Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

      4. The Closing. (a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


distribution thereof pursuant to the Plan and in accordance with the instruction included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

            (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and the Arch Warrants, in each case, (i) issuable upon exercise of any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment.

            (c) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall (i) specify the amounts payable at the Closing by it in satisfaction of the Commitment, (ii) specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d) may to be delivered, and (iii) indicate the matters required to be addressed in such notice.

            (d) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

      5. Certain Conditions. The Commitment is subject to the conditions that:

            (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


            (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and Section 5.3(a),
      (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement) and (ii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants (the securities referred to in the foregoing clauses (i) and (ii) are referred to herein as the "Registrable Securities");

            (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

            (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement or (ii) waivers of Unilateral Conditions) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

            (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


      at clauses (a)(vii) and (a)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

            (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (b)(vii) and (b)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

            (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
      Section 1.3 of the Merger Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

            (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


      issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and
      (ii)(A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants as contemplated by Section 1 and Section 3 above and the Arch Warrants as contemplated by Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

            (k) (i) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party or (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

            (l) any applicable waiting period under the HSR Act shall have expired or been terminated early; and

            (m) Arch shall have filed with the SEC no later than Friday, August 21, 1998 a preliminary Proxy Statement which shall not include any information that a reasonable investor would consider important in determining whether to make an investment decision regarding a purchase of Existing Arch Common Stock and would view its disclosure as significantly altering the total mix of information otherwise contained therein, which information is not included in the Draft Proxy Statement; provided, however, that the Standby Purchaser may not assert the condition in this clause (m) unless (i) the information with respect to which the Standby Purchaser seeks to assert such condition relates to information other than the descriptions of the Merger, the Plan and the other exhibits thereto contained in the preliminary Proxy Statement and (ii) such condition is asserted by the Standby Purchaser not later than two business days after Arch delivers to the Standby Purchaser a copy of the preliminary Proxy Statement as filed with the SEC

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


      indicating the changes therein from the Draft Proxy Statement (which copy Arch will deliver as promptly as practicable following filing the same with the SEC).

The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliated with each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below, and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decision to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

      6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than events which affect generally the economy or the industry in which Buyer and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole (collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

      7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


Diluted Basis (as defined in the Plan) on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

      8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

      9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                  (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the approval of the Buyer Charter Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                  (iii) This letter agreement constitutes the legal, valid and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                  (iv) Subject to entry of the Certification Order, and except as described in Section 3.3 of the Buyer Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which Arch is bound or any judgment, order, decree, law, statute,

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


            rule, regulation or other judicial or governmental restriction to which Arch is subject;

                  (v) Except as described in the Buyer Disclosure Schedule, the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and
            3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                  (vi) True, complete and correct copies of the following documents are attached hereto as indicated:


                            Document                        Exhibit Hereto
            ----------------------------------------        --------------
            Merger Agreement (including all exhibits             A
            and schedules thereto)

            Buyer Disclosure Schedule                            B

            Other Standby Purchase Commitments                   C

            Certificate of Incorporation of Arch, as             D
            amended through the date hereof

            By-laws of Arch, as amended through the              E
            date hereof

            Rights Agreement, dated as of October 13,            F
            1995, between Arch and the Bank of New
            York, as Rights Agent, as amended
            through the date hereof  (the "Rights
            Agreement")

            Draft of the Proxy Statement dated                   G
            August 18, 1998 (the "Draft Proxy
            Statement")

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13


                            Document                        Exhibit Hereto
            ----------------------------------------        --------------
            Existing Registration Rights Agreements              H
            (as defined in Section 9(a)(xi) below),

            Bridge Commitment Letter                             I

                  (vii) As of the date hereof, the Draft Proxy Statement
            contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                  (viii) No representation or warranty of Arch contained in this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

                  (ix) Between the Buyer Balance Sheet Date and the date hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                  (x) The shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


            Class B Common Stock, if applicable, and the Arch Warrants to be issued and delivered as contemplated by Section 1 and Section 3 above, and the Arch Warrants to be issued as contemplated by Section 7 above, in each case when so issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversion of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and the shares of Existing Arch Common Stock issued upon exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                  (xi) Schedule 9(a)(xi) hereto sets forth a true, complete and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in Schedule 9(a)(xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

            (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                  (i) MobileMedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the entry of the Confirmation Order, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                  (iii) Subject to the entry of the Confirmation Order and the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


                  (iv) Subject to entry of the Confirmation Order, and except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                  (v) Except as described in the Company Disclosure Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7,
            2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                  (vi) True, complete and correct copies of the following documents are attached hereto as indicated:


                            Document                        Exhibit Hereto
            ----------------------------------------        --------------
            Merger Agreement (including all exhibits              A
            and schedules thereto)

            Other Standby Purchase Commitments                    C

            Company Disclosure Schedule                           J

            Agreement, dated the date hereof (the                 K
            "Debtor/Committee Agreement"), between
            MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                  (vii) As of the date hereof, the information included in the
            Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


            untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                  (viii) No representation or warranty of MobileMedia contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                  (ix) Between the Company Balance Sheet Date and the date hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

            (c) The Standby Purchaser hereby represents and warrants to each of Arch and MobileMedia that:

                  (i) The Standby Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) The execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Standby Purchaser;

                  (iii) This letter agreement constitutes the legal, valid and binding obligation of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


                  (iv) Except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement, or instrument by which the Standby Purchaser is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Standby Purchaser is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Standby Purchaser to consummate the transactions contemplated hereby;

                  (v) No representation or warranty of the Standby Purchaser contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Standby Purchaser pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                  (vi) As of the date hereof, the Standby Purchaser holds the aggregate stated principal amount of 9 3/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

            (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

      10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


            (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

            (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

            (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

            (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

            (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, on behalf of the Standby Purchaser, or reimburse the Standby Purchaser for, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


counsel), incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby; provided, however, the reimbursable costs and expenses of the Affiliated Standby Purchasers shall not exceed $100,000 in the aggregate.

      11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not, without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

      12. Voting Agreement. The Standby Purchaser hereby covenants that (a) so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (i) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (ii) it will not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and
(iii) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan) and (b) except with respect to accounts which cease to be within the Standby Purchaser's control and investment funds which cease to be under its management, it will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the form attached as Annex III hereto
(i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and (ii) not to sell or otherwise transfer such Unsecured Claims unless its

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20


transferee shall agree to be bound in the same manner provided in this clause
(b) with respect to such Unsecured Claims.

      13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

            (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

      14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

            (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

      15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii), (iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

            (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect to its securities, or amend any existing agreement with respect to its securities (including without

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

      16. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

            (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

            (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

                                   * * * * *

      If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties thereto. Once effective, this letter agreement will terminate on
(i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following execution thereof, with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22


to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998, unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date,
(iii) March 31, 1999, unless the Confirmation Order shall have been entered by the Bankruptcy Court on or before such date, (iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.


      All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 23


      This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                       Very truly yours,

                                       Northwestern Mutual Series Fund, Inc.
                                       for the High Yield Bond Portfolio


                                       By:
                                          --------------------------------------
                                       Name: Timothy S. Collins
                                       Its:  Vice President

                                       Address: c/o The Northwestern Mutual Life
                                                Insurance Company
                                                720 E. Wisconsin Avenue
                                                Milwaukee, Wisconsin 53202
                                                Attention: Securities Department

ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.


By:
   --------------------------------------
Name:
     ------------------------------------
Its:
    -------------------------------------

Address: 1800 West Park Drive, Suite 250
         Westborough, MA  01581
         Attn: Chairman and Chief
               Executive Officer

With copy to:  Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attn: Jay E. Bothwick

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 24



Subject to entry of the Confirmation Order:

MobileMedia Communications, Inc.


By:
   --------------------------------------
Name:
     ------------------------------------
Its:
    -------------------------------------

Address:      Fort Lee Executive Park
              One Executive Drive, Suite 500
              Fort Lee, NJ 07024
              Attn:  Chairman - Restructuring

With copy to: Sidley & Austin
              875 Third Avenue, Suite 1400
              New York, New York 10022
              Attn:  James D. Johnson

                                                                         ANNEX I
                                                                         -------

                               COMMITMENT AMOUNTS
                               ------------------
                              (dollars in millions)

                                                        Column A                Column B               Column C           Column D
                                                        --------                --------               --------           --------

                                                     Rights Exercise       Unexercised Rights            Total
                                                       Commitment              Commitment             Commitment         Commitment
Name and Address of Standby Purchasers                 Amount (1)              Amount (2)               Amount           Percentage
--------------------------------------                ------------            ------------             --------         -----------
W.R. Huff Asset Management Co., L.L.C., as                $39.27                 $35.80                 $75.07             34.60%
   agent for its affiliates and discretionary
   accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$ 57,847,000
Stated Principal Amount of 10 1/2% Notes:
$ 27,970,000

The Northwestern Mutual Life Insurance                    $10.95                  $9.97                 $20.92              9.64%
   Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$ 19,776,000
Stated Principal Amount of 10 1/2% Notes:
$  3,350,000

The Northwestern Mutual Life Insurance                     $2.65                  $2.42                  $5.07              2.34%
   Company for its Group Annuity Separate
   Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$  7,000,000

----------

* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                               ------------------
                              (dollars in millions)

                                                           Column A                Column B              Column C          Column D
                                                           --------                --------              --------          --------

                                                        Rights Exercise       Unexercised Rights           Total
                                                          Commitment              Commitment            Commitment        Commitment
Name and Address of Standby Purchasers                    Amount (1)              Amount (2)              Amount          Percentage
--------------------------------------                   ------------            ------------            --------        -----------
Northwestern Mutual Series Fund, Inc. for the                   $.75                   $.69               $1.44              0.66%
   High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes:
$  2,000,000

Credit Suisse First Boston Corporation                        $29.48                 $26.88              $56.36             25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$ 32,453,000
Stated Principal Amount of 10 1/2% Notes:
$ 35,930,000

Whippoorwill Associates, Inc., as general partner             $30.42                 $27.72              $58.14             26.79%
   and/or agent for the parties set forth on
   Schedule A hereto in the percentages noted
   thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$ 37,855,000
Stated Principal Amount of 10 1/2% Notes:
$ 31,410,000
                                                Total:       $113.52                $103.48             $217.00            100.00%
                                                             -------                -------             -------

----------

(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan) and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                        ANNEX II
                                                                        --------


                                   UNDERTAKING
                                   -----------

            The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                       THE OFFICIAL COMMITTEE
                                       OF UNSECURED CREDITORS


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                                                       ANNEX III
                                                                       ---------


                                VOTING AGREEMENT
                                ----------------

      The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

      1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

      2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

      3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

      4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

      IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.

                                         [TRANSFEREE]


                                         By:
                                            ------------------------------------
                                            Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT


[Describe Claim.]

                                                               SCHEDULE 9(a)(xi)
                                                               -----------------

Existing Registration Rights Agreement
--------------------------------------

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:
----------------

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.

                                                                       Exhibit H
                                                                       ---------


                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                     for its Group Annuity Separate Account
                            720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202


                                 August 18, 1998



Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

               Re:    Commitment to Purchase Stock and Warrants
                      -----------------------------------------

Gentlemen:

        Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (as amended by the First Amendment thereto dated as of September 3, 1998 (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) either (A) if a Rights Offering Adjustment (as defined in Schedule II to the Merger Agreement) shall not have occurred, warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2


the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement") or (B) if a Rights Offering Adjustment shall have occurred, warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Participation Warrants"), with such Arch Participation Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B-1 to the Merger Agreement (the "Arch Participation Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan (i) shares of Existing Arch Common Stock and (ii) rights to purchase ("Rights") for cash either (A) if a Rights Offering Adjustment shall not have occurred, units ("Units") consisting of (x) shares of Existing Arch Common Stock and (y) Arch Warrants or (B) if a Rights Offering Adjustment shall have occurred, shares of Existing Arch Common Stock ("Rights Shares"); (d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and (f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash. Arch will conduct the Stockholder Rights Offering, in which it will issue to holders of Buyer Stock Stockholder Rights to acquire shares of Existing Arch Common Stock if a Rights Offering Adjustment shall have occurred, and, in addition, if a Rights Offering Adjustment shall have occurred, immediately following the Combination, Arch will issue Arch Participation Warrants to the stockholders of Arch to the extent any Stockholder Rights issued to such Stockholder Rights Holder were not exercised.

        Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

        1. The Commitment. In connection with the foregoing, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account (the "Standby Purchaser") hereby advises you of its commitment (the "Commitment"), subject to the conditions set forth herein:

               (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase either
        (i) if a Rights Offering Adjustment shall not have occurred, Units or
        (ii) if a Rights Offering Adjustment shall have occurred, Rights Shares, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


               (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of the (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by
        Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) either (x) if a Rights Offering Adjustment shall not have occurred, identical Units or (y) if a Rights Offering Adjustment shall have occurred, Rights Shares underlying, in each case, such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

               (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in
        Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to Section 3(b) below, Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Sections 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights ) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto either (x) if a Rights Offering Adjustment shall not have occurred, identical Units or (y) if a Rights Offering Adjustment shall have occurred, Rights Shares, underlying, in each case, such unexercised Rights.

        2. Arch Class B Common Stock. Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by
Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.


               (a) For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

               (b) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                      (i) first, to the extent that the Standby Purchaser or any
               Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                      (ii) second, if necessary, among the Standby Purchaser and the Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

               (c) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


        3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

        (b) Notwithstanding the provisions of clause (Y) of the proviso in
Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) either (x) if a Rights Offering Adjustment shall not have occurred, Units or (y) if a Rights Offering Adjustment shall have occurred, Rights Shares, underlying, in each case, a number of unexercised Rights up to the amount of Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such Units or Rights Shares, as the case may be, are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such Units or Rights Shares, as the case may be, pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


        4. The Closing.(a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and, if a Rights Offering Adjustment shall not have occurred, Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the distribution thereof pursuant to the Plan and in accordance with the instructions included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

               (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and, if a Rights Offering Adjustment shall not have occurred, the Arch Warrants, in each case, (i) issuable upon exercise of any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment. At the Closing, Arch will also deliver to the Standby Purchaser (or its designees) certificates representing the Arch Warrants or Arch Participation Warrants, as the case may be, contemplated by Section 7 below.

               (c) (i) Arch will deliver to the Standby Purchaser two business days after the expiration of the Stockholder Rights Offering a written notice which shall (A) specify the amounts payable at the Closing by it in satisfaction of the Commitment (without taking into account Section 4(e) below), (B) specify the Maximum Reduction Number (as defined in
        Section 4(e) below, (C) specify the last date on which the notice referred to in Section 4(c) (ii) below may be delivered, and (D) indicate the matters required to be addressed in such notice.

                      (ii) Within 10 business days after its receipt of the notice referred to in Section 4(c)(i) above, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the Elected Reduction Number (as defined in Section 4(e) below) determined by the Standby Purchaser in accordance with Section 4(e) below.

               (d) (i) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d)(ii) below may be delivered.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


                      (ii) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

               (e) If a Rights Offering Adjustment shall have occurred, notwithstanding anything to the contrary herein contained, the Standby Purchaser may elect to reduce the number of Rights Shares required to be purchased by the Standby Purchaser in satisfaction of its Commitment by a number (the "Elected Reduction Number") of Rights Shares equal to or less than the product of (i) the number of shares of Existing Arch Common Stock to be issued by Arch in the Stockholder Rights Offering and
        (ii) the percentage in Column D of Annex I hereto specified opposite the Standby Purchaser's name (such product being referred to herein as the "Maximum Reduction Number"). Subject to the immediately preceding sentence, the Standby Purchaser shall determine the Elected Reduction Number in its sole discretion.

        5. Certain Conditions. The Commitment is subject to the conditions that:

               (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in
        Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause
        (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in
        Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and
        Section 5.3(a), (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


        the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and, if a Rights Offering Adjustment shall not have occurred, all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement), (ii) if a Rights Offering Adjustment shall have occurred, all Arch Participation Warrants received by the Standby Purchaser pursuant to this letter agreement, and (iii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants or Arch Participation Warrants, as the case may be (the securities referred to in the foregoing clauses
        (i), (ii) and (iii) are referred to herein as the "Registrable Securities");

               (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

               (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement, the Arch Participation Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement, (ii) waivers of Unilateral Conditions or (iii) any amendment to the Merger Agreement solely to reduce the amount of the Buyer Breakup Fee) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

               (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses
        (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (a)(vii) and (a)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


        certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

               (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (b)(vii) and (b)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

               (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
        Section 1.3 of the Merger Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter (the "Bridge Commitment Letter"); provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

               (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and (ii)(A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and, if a Rights Offering Adjustment shall not have occurred, the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and, if a Rights Offering Adjustment shall not have occurred, the Arch Warrants as contemplated by Section 1 and Section 3 above and the Arch Warrants or Arch Participation Warrants, as the case may be, as contemplated by

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


        Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or Arch Participation Warrants, as the case may be, or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

               (k) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party or (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

               (l) any applicable waiting period under the HSR Act shall have expired or been terminated early.


The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliated with each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below; and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decision to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

        6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


(collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

        7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of either (a) if a Rights Offering Adjustment shall not have occurred, Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully Diluted Basis (as defined in the Plan) on the date the "Initial Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto or (b) if a Rights Offering Adjustment shall have occurred, Arch Participation Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully Diluted Basis on the Rights Offering Adjustment Determination Date giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants or Arch Participation Warrants, as the case may be, will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

        8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

        9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                      (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


                      (ii) Subject to the approval of the Buyer Charter
               Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                      (iv) Except as described in Section 3.3 of the Buyer
               Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which Arch is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which Arch is subject;

                      (v) Except as described in the Buyer Disclosure Schedule,
               the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and 3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:

                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------
               Merger Agreement (including all exhibits              A
               and schedules thereto)

               Buyer Disclosure Schedule                             B

               Other Standby Purchase Commitments                    C

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13


                                 Document                     Exhibit Hereto
               --------------------------------------------   --------------
               Certificate of Incorporation of Arch, as              D
               amended through the date hereof

               By-laws of Arch, as amended through the               E
               date hereof

               Rights Agreement, dated as of October 13,             F
               1995, between Arch and the Bank of New
               York, as Rights Agent, as amended
               through the date hereof  (the "Rights
               Agreement")

               Draft of the Proxy Statement dated                    G
               August 18, 1998 (the "Draft Proxy
               Statement")

               Existing Registration Rights Agreements               H
               (as defined in Section 9(a)(xi) below),

               Bridge Commitment Letter                              I

                      (vii) As of the date hereof, the Draft Proxy Statement
               contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                      (viii) No representation or warranty of Arch contained in
               this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


                      (ix) Between the Buyer Balance Sheet Date and the date
               hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                      (x) The shares of Existing Arch Common Stock to be issued
               and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and either the Arch Warrants to be issued and delivered as contemplated by Section 1 and Section 3 above and the Arch Warrants to be issued as contemplated by Section 7 above or, if a Rights Offering Adjustment shall have occurred, the Arch Participation Warrants to be issued as contemplated by Section 7 above, in each case, when so issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversation of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and either, if a Rights Offering Adjustment shall not have occurred, the shares of Existing Arch Common Stock issued upon exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement or, if a Rights Offering Adjustment shall have occurred, the shares of Existing Arch Common Stock issued upon exercise of Arch Participation Warrants, when issued, paid for and delivered as provided in the Arch Participation Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                      (xi) Schedule 9(a)(xi) hereto sets forth a true, complete
               and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in
               Schedule 9(a) (xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

               (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                      (i) MobileMedia is a corporation duly organized, validly
               existing and in good standing under the laws of the State of Delaware and, subject to the entry of

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


               the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                      (ii) Subject to the entry of the Confirmation Order, the
               execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                      (iii) Subject to the entry of the Confirmation Order and
               the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

                      (iv) Subject to entry of the Confirmation Order, and
               except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                      (v) Except as described in the Company Disclosure
               Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7, 2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:

                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------

               Merger Agreement (including all exhibits              A
               and schedules thereto)

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


                                 Document                     Exhibit Hereto
               -----------------------------------------      --------------
               Other Standby Purchase Commitments                    C

               Company Disclosure Schedule                           J

               Agreement, dated the date hereof (the                 K
               "Debtor/Committee Agreement"), between
               MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                      (vii) As of the date hereof, the information included in
               the Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                      (viii) No representation or warranty of MobileMedia
               contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (ix) Between the Company Balance Sheet Date and the date
               hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

               (c) The Standby Purchaser hereby represents and warrants to each of Arch and MobileMedia that:

                      (i) The Standby Purchaser is a corporation duly organized, validly existing under the laws of the State of Wisconsin and has all requisite corporate

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


               power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                      (ii) The execution, delivery and performance of this
               letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Standby Purchaser;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms;

                      (iv) Except for the Applicable Requirements, the
               execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement, or instrument by which the Standby Purchaser is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Standby Purchaser is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Standby Purchaser to consummate the transactions contemplated hereby;

                      (v) No representation or warranty of the Standby Purchaser contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Standby Purchaser pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (vi) As of the date hereof, the Standby Purchaser holds
               the aggregate stated principal amount of 93/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

               (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


        10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

               (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

               (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

               (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

               (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


               (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, on behalf of the Standby Purchaser, or reimburse the Standby Purchaser for, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal counsel) incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby; provided, however, the reimbursable costs and expenses of the Affiliated Standby Purchasers shall not exceed $100,000 in the aggregate.

        11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D-1 to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not, without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

        12. Voting Agreement. The Standby Purchaser hereby covenants that (a) so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (i) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (ii) it will not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and
(iii) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan) and (b) except with respect to accounts which cease to be within the Standby Purchaser's control and investment funds which

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20


cease to be under its management, it will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the form attached as Annex III hereto (i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and
(ii) not to sell or otherwise transfer such Unsecured Claims unless its transferee shall agree to be bound in the same manner provided in this clause
(b) with respect to such Unsecured Claims.

        13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

               (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

        14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

               (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

        15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii), (iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

               (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


to its securities, or amend any existing agreement with respect to its securities (including without limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

        16. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

        (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

               (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

                                   *     *     *     *     *

        If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties thereto. Once effective, this letter agreement will terminate on
(i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement (which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following the execution thereof) with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998, unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date, (iii) March 31, 1999, unless the Confirmation

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22


Order shall have been entered by the Bankruptcy Court on or before such date,
(iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.

        All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 23


        This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                     Very truly yours,

                                     Northwestern Mutual Life
                                       Insurance Company
                                     for its Group Annuity Separate Account

                                     By:    Northwestern Investment Mangement
                                            Company


                                     By:
                                        ---------------------------------------
                                     Name:  Steven P. Swanson
                                     Its:   Managing Director

                                     Address:  720 E. Wisconsin Avenue
                                               Milwaukee, Wisconsin 53202
                                               Attention:  Securities Department

ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.


By:
   --------------------------------
Name:
     ------------------------------
Its:
    -------------------------------

Address:  1800 West Park Drive, Suite 250
          Westborough, MA  01581
          Attn:  Chairman and Chief
                  Executive Officer

With copy to:  Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attn:  Jay E. Bothwick

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 24


Subject to entry of the Confirmation Order:

MobileMedia Communication, Inc.


By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------

Address:  Fort Lee Executive Park
          One Executive Drive, Suite 500
          Fort Lee, NJ  07024
          Attn:  Chairman - Restructuring

With copy to:  Sidley & Austin
               875 Third Avenue, Suite 1400
               New York, New York  10022
               Attn:  James D. Johnson

                                                                         ANNEX I
                                                                         -------

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                     Column A           Column B           Column C       Column D
                                                     --------           --------           --------       --------

                                                 Rights Exercise   Unexercised Rights       Total
                                                    Commitment         Commitment        Commitment      Commitment
Name and Address of Standby Purchasers              Amount (1)         Amount (2)           Amount       Percentage
--------------------------------------             ------------       ------------         --------     -----------
W.R. Huff Asset Management Co., L.L.C., as             $39.27            $35.80             $75.07         34.60%
   agent for its affiliates and discretionary
   accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$  57,847,000
Stated Principal Amount of 10 1/2% Notes:
$  27,970,000

The Northwestern Mutual Life Insurance                 $10.95             $9.97             $20.92          9.64%
   Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$  19,776,000
Stated Principal Amount of 10 1/2% Notes:
$  3,350,000

The Northwestern Mutual Life Insurance                  $2.65             $2.42              $5.07          2.34%
   Company for its Group Annuity Separate
   Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$   7,000,000

--------
* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                      Column A           Column B           Column C       Column D
                                                      --------           --------           --------       --------

                                                  Rights Exercise   Unexercised Rights       Total
                                                    Commitment         Commitment          Commitment     Commitment
Name and Address of Standby Purchasers               Amount (1)         Amount (2)           Amount       Percentage
--------------------------------------              ------------       ------------         --------     -----------
Northwestern Mutual Series Fund, Inc. for the              $.75              $.69             $1.44          0.66%
   High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$       -0-
Stated Principal Amount of 10 1/2% Notes:
$    2,000,000

Credit Suisse First Boston Corporation                   $29.48            $26.88            $56.36         25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$   32,453,000
Stated Principal Amount of 10 1/2% Notes:
$   35,930,000

Whippoorwill Associates, Inc., as general partner        $30.42            $27.72            $58.14         26.79%
   and/or agent for the parties set forth on
   Schedule A hereto in the percentages noted
   thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$   37,855,000
Stated Principal Amount of 10 1/2% Notes:
$   31,410,000
                                       Total:           $113.52           $103.48           $217.00        100.00%
                                                        -------           -------           -------

(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan) and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                        ANNEX II
                                                                        --------

                                   UNDERTAKING
                                   -----------

               The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                            THE OFFICIAL COMMITTEE
                                            OF UNSECURED CREDITORS


                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                                                       ANNEX III
                                                                       ---------

                                VOTING AGREEMENT
                                ----------------

        The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

        1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

        2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

        3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

        4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

        IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.


                                         [TRANSFEREE]



                                         By:
                                            --------------------------
                                            Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A


[Describe Claim.]

                                                              SCHEDULE 9(a) (xi)
                                                              ------------------

Existing Registration Rights Agreement

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.

                                                                       EXHIBIT I

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
                            720 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202


                                 August 18, 1998

Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

               Re:    Commitment to Purchase Stock and Warrants
                      -----------------------------------------

Gentlemen:

        Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan (i) shares of Existing Arch Common Stock and (ii) rights to purchase ("Rights") for cash units consisting of (A) shares of Existing Arch Common Stock and (B) Arch Warrants; (d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2


the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and
(f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash.

        Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

        1. The Commitment. In connection with the foregoing, The Northwestern Mutual Life Insurance Company (the "Standby Purchaser") hereby advises you of its commitment (the "Commitment"), subject to the conditions set forth herein:

               (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such Rights, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

               (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

               (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in
        Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to Section 3(b) below,

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


        Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Sections 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights.

        2. Arch Class B Common Stock. (a) Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock included in the units so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

               (b) For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


               (c) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                      (i) first, to the extent that the Standby Purchaser or any
               Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                      (ii) second, if necessary, among the Standby Purchaser and the Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

               (d) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

        3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

        (b) Notwithstanding the provisions of clause (Y) of the proviso in
Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) units consisting of shares of Arch Common Stock and Arch Warrants underlying a number of unexercised Rights up to the amount of
Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such units are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such units pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

        4. The Closing. (a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the distribution thereof pursuant to the Plan and in accordance with the instruction included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

               (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and the Arch Warrants, in each case, (i) issuable upon exercise of any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment.

               (c) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall (i) specify the amounts payable at the Closing by it in satisfaction of the Commitment, (ii) specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d) may to be delivered, and (iii) indicate the matters required to be addressed in such notice.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


               (d) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

        5. Certain Conditions. The Commitment is subject to the conditions that:

               (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in
        Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause
        (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in
        Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and
        Section 5.3(a), (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement) and (ii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants (the securities referred to in the foregoing clauses (i) and (ii) are referred to herein as the "Registrable Securities");

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


               (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

               (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement or (ii) waivers of Unilateral Conditions) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

               (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses
        (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (a)(vii) and (a)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

               (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (b)(vii) and (b)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

               (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
        Section 1.3 of the Merger

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


        Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

               (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and (ii)(A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants as contemplated by Section 1 and Section 3 above and the Arch Warrants as contemplated by Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

               (k) (i) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party or (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

               (l) any applicable waiting period under the HSR Act shall have expired or been terminated early; and

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


               (m) Arch shall have filed with the SEC no later than Friday, August 21, 1998 a preliminary Proxy Statement which shall not include any information that a reasonable investor would consider important in determining whether to make an investment decision regarding a purchase of Existing Arch Common Stock and would view its disclosure as significantly altering the total mix of information otherwise contained therein, which information is not included in the Draft Proxy Statement; provided, however, that the Standby Purchaser may not assert the condition in this clause (m) unless (i) the information with respect to which the Standby Purchaser seeks to assert such condition relates to information other than the descriptions of the Merger, the Plan and the other exhibits thereto contained in the preliminary Proxy Statement and
        (ii) such condition is asserted by the Standby Purchaser not later than two business days after Arch delivers to the Standby Purchaser a copy of the preliminary Proxy Statement as filed with the SEC indicating the changes therein from the Draft Proxy Statement (which copy Arch will deliver as promptly as practicable following filing the same with the
        SEC).

The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliates of each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below, and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decisions to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

        6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole (collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

        7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully Diluted Basis (as defined in the Plan) on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

        8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

        9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                      (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                      (ii) Subject to the approval of the Buyer Charter
               Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                      (iv) Except as described in Section 3.3 of the Buyer
               Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


               Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which Arch is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which Arch is subject;

                      (v) Except as described in the Buyer Disclosure Schedule,
               the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and 3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:


                                 Document                     Exhibit Hereto
               --------------------------------------------   --------------
               Merger Agreement (including all exhibits              A
               and schedules thereto)

               Buyer Disclosure Schedule                             B

               Other Standby Purchase Commitments                    C

               Certificate of Incorporation of Arch, as              D
               amended through the date hereof

               By-laws of Arch, as amended through the               E
               date hereof

               Rights Agreement, dated as of October 13,             F
               1995, between Arch and the Bank of New
               York, as Rights Agent, as amended
               through the date hereof  (the "Rights
               Agreement")

               Draft of the Proxy Statement dated                    G
               August 18, 1998 (the "Draft Proxy
               Statement")

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------
               Existing Registration Rights Agreements               H
               (as defined in Section 9(a)(xi) below),

               Bridge Commitment Letter                              I

                      (vii) As of the date hereof, the Draft Proxy Statement
               contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                      (viii) No representation or warranty of Arch contained in
               this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

                      (ix) Between the Buyer Balance Sheet Date and the date
               hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                      (x) The shares of Existing Arch Common Stock to be issued
               and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants to be issued and delivered as contemplated by Section 1 and Section 3 above, and the Arch Warrants to be issued as contemplated by Section 7 above, in each case when so

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13


               issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversion of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and the shares of Existing Arch Common Stock issued upon exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                      (xi) Schedule 9(a)(xi) hereto sets forth a true, complete
               and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in
               Schedule 9(a)(xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

               (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                      (i) MobileMedia is a corporation duly organized, validly
               existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                      (ii) Subject to the entry of the Confirmation Order, the
               execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                      (iii) Subject to the entry of the Confirmation Order and
               the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

                      (iv) Subject to entry of the Confirmation Order, and
               except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law,

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


               statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                      (v) Except as described in the Company Disclosure
               Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7, 2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:

                                 Document                     Exhibit Hereto
               --------------------------------------------   --------------
               Merger Agreement (including all exhibits              A
               and schedules thereto)

               Other Standby Purchase Commitments                    C

               Company Disclosure Schedule                           J

               Agreement, dated the date hereof (the                 K
               "Debtor/Committee Agreement"), between
               MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                      (vii) As of the date hereof, the information included in
               the Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                      (viii) No representation or warranty of MobileMedia
               contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


               Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (ix) Between the Company Balance Sheet Date and the date
               hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

               (c) The Standby Purchaser hereby represents and warrants to each of Arch and MobileMedia that:

                      (i) The Standby Purchaser is a corporation duly organized
               and validly existing under the laws of the State of Wisconsin and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                      (ii) The execution, delivery and performance of this
               letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Standby Purchaser;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms;

                      (iv) Except for the Applicable Requirements, the
               execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement, or instrument by which the Standby Purchaser is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Standby Purchaser is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Standby Purchaser to consummate the transactions contemplated hereby;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


                      (v) No representation or warranty of the Standby Purchaser contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Standby Purchaser pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (vi) As of the date hereof, the Standby Purchaser holds
               the aggregate stated principal amount of 9 3/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

               (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

        10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

               (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

               (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

               (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

               (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

               (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, on behalf of the Standby Purchaser, or reimburse the Standby Purchaser for, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal counsel), incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby; provided, however, the reimbursable costs and expenses of the Affiliated Standby Purchaser shall not exceed $100,000 in the aggregate.

        11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not,

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

        12. Voting Agreement. The Standby Purchaser hereby covenants that (a) so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (i) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (ii) it will not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and
(iii) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan) and (b) except with respect to accounts which cease to be within the Standby Purchaser's control and investment funds which cease to be under its management, it will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the form attached as Annex III hereto
(i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and (ii) not to sell or otherwise transfer such Unsecured Claims unless its transferee shall agree to be bound in the same manner provided in this clause
(b) with respect to such Unsecured Claims.

        13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

               (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

        14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

               (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

        15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii), (iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

               (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect to its securities, or amend any existing agreement with respect to its securities (including without limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

        16. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

               (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or
        (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

               (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20


                                     *    *    *    *    *

        If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties thereto. Once effective, this letter agreement will terminate on
(i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement (which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following execution thereof) with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998, unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date, (iii) March 31, 1999, unless the Confirmation Order shall have been entered by the Bankruptcy Court on or before such date, (iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.

        All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


        This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                  Very truly yours,

                                  The Northwestern Mutual Life
                                  Insurance Company


                                  By:
                                     ------------------------------------------
                                     Name:   Steven P. Swanson
                                     Its:    Authorized Representative

                                  Address:   720 E. Wisconsin Avenue
                                             Milwaukee, Wisconsin 53202
                                             Attention:  Securities Department


ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.


By:
   --------------------------------
Name:
     ------------------------------
Its:
    -------------------------------

Address:  1800 West Park Drive, Suite 250
            Westborough, MA  01581
            Attn:  Chairman and Chief
                    Executive Officer

With copy to:  Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attn:  Jay E. Bothwick

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22


Subject to entry of the Confirmation Order:

MobileMedia Communications, Inc.


By:
   ------------------------------
Name:
     ----------------------------
Its:
    -----------------------------

Address:       Fort Lee Executive Park
               One Executive Drive, Suite 500
               Fort Lee, NJ  07024
               Attn:  Chairman - Restructuring

With copy to:  Sidley & Austin
               875 Third Avenue, Suite 1400
               New York, New York 10022
               Attn:  James D. Johnson

                                                                         ANNEX I

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                  Column A           Column B           Column C       Column D
                                                  --------           --------           --------       --------

                                              Rights Exercise   Unexercised Rights       Total
                                                 Commitment         Commitment        Commitment      Commitment
Name and Address of Standby Purchasers           Amount (1)         Amount (2)           Amount       Percentage
--------------------------------------          ------------       ------------         --------     -----------
W.R. Huff Asset Management Co., L.L.C., as         $39.27             $35.80             $75.07           34.60%
   agent for its affiliates and discretionary
   accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$    57,847,000
Stated Principal Amount of 10 1/2% Notes:
$    27,970,000

The Northwestern Mutual Life Insurance             $10.95              $9.97             $20.92            9.64%
   Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$  19,776,000
Stated Principal Amount of 10 1/2% Notes:
$   3,350,000

The Northwestern Mutual Life Insurance              $2.65              $2.42              $5.07            2.34%
   Company for its Group Annuity Separate
   Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$   7,000,000

--------
* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                     Column A              Column B           Column C       Column D
                                                     --------              --------           --------       --------
                                                 Rights Exercise      Unexercised Rights       Total
                                                    Commitment            Commitment        Commitment      Commitment
Name and Address of Standby Purchasers              Amount (1)            Amount (2)           Amount       Percentage
--------------------------------------             ------------          ------------         --------     -----------
Northwestern Mutual Series Fund, Inc. for the           $.75                  $.69             $1.44            0.66%
   High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$        -0-
Stated Principal Amount of 10 1/2% Notes:
$     2,000,000

Credit Suisse First Boston Corporation                $29.48                $26.88            $56.36           25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$   32,453,000
Stated Principal Amount of 10 1/2% Notes:
$   35,930,000

Whippoorwill Associates, Inc., as general partner     $30.42                $27.72            $58.14           26.79%
   and/or agent for the parties set forth on
   Schedule A hereto in the percentages noted
   thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$   37,855,000
Stated Principal Amount of 10 1/2% Notes:
$   31,410,000
                                       Total:        $113.52               $103.48           $217.00          100.00%
                                                     -------               -------           -------

(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan) and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                        ANNEX II
                                                                        --------

                                   UNDERTAKING
                                   -----------

               The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                            THE OFFICIAL COMMITTEE
                                            OF UNSECURED CREDITORS


                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                                                       ANNEX III
                                                                       ---------

                                VOTING AGREEMENT
                                ----------------

        The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

        1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

        2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

        3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

        4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

        IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.

                                            [TRANSFEREE]


                                            By:
                                               --------------------------------
                                               Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT

[Describe Claim.]

                                                               SCHEDULE 9(a)(xi)
                                                               -----------------

Existing Registration Rights Agreement

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.

                                                                       Exhibit J
                                                                       ---------


                     W.R. HUFF ASSET MANAGEMENT CO., L.L.C.
                           67 Park Place, Ninth Floor
                          Morristown, New Jersey 07960



                                 August 18, 1998


Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

               Re:    Commitment to Purchase Stock and Warrants
                      -----------------------------------------

Gentlemen:

        Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2

Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan
(i) shares of Existing Arch Common Stock and (ii) rights to purchase ("Rights") for cash units consisting of (A) shares of Existing Arch Common Stock and (B) Arch Warrants; (d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and
(f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash.

        Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

        1. The Commitment. In connection with the foregoing, W.R. Huff Asset Management Co., L.L.C. (the "Standby Purchaser") hereby advises you of its commitment (the "Commitment"), subject to the conditions set forth herein:

               (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such Rights, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

               (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


               (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in
        Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to Section 3(b) below, Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Section 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights.

        2. Arch Class B Common Stock. (a) Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock included in the units so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


               (b) For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

               (c) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                      (i) first, to the extent that the Standby Purchaser or any
               Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                      (ii) second, if necessary, among the Standby Purchaser and the Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

               (d) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

        3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


        (b) Notwithstanding the provisions of clause (y) of the proviso in
Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) units consisting of shares of Arch Common Stock and Arch Warrants underlying a number of unexercised Rights up to the amount of Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such units are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such units pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in
Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

        4. The Closing. (a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the distribution thereof pursuant to the Plan and in accordance with the instruction included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

        (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and the Arch Warrants, in each case, (i) issuable upon exercise of

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment.

        (c) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall (i) specify the amounts payable at the Closing by it in satisfaction of the Commitment, (ii) specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d) may to be delivered, and (iii) indicate the matters required to be addressed in such notice.

        (d) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

        5. Certain Conditions. The Commitment is subject to the conditions that:

               (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in
        Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause
        (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in
        Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and
        Section 5.3(a), (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


               (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement) and (ii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants (the securities referred to in the foregoing clauses (i) and (ii) are referred to herein as the "Registrable Securities");

               (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

               (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement or (ii) waivers of Unilateral Conditions) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

               (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses
        (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (a)(vii) and (a)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

               (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


        at clauses (b)(vii) and (b)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

               (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
        Section 1.3 of the Merger Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

               (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

               (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and (ii)(A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants as contemplated by Section 1 and Section 3 above and the Arch Warrants as contemplated by Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

               (k) (i) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


        condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party or
        (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

               (l) any applicable waiting period under the HSR Act shall have expired or been terminated early; and

               (m) Arch shall have filed with the SEC no later than Friday, August 21, 1998 a preliminary Proxy Statement which shall not include any information that a reasonable investor would consider important in determining whether to make an investment decision regarding a purchase of Existing Arch Common Stock and would view its disclosure as significantly altering the total mix of information otherwise contained therein, which information is not included in the Draft Proxy Statement; provided, however, that the Standby Purchaser may not assert the condition in this clause (m) unless (i) the information with respect to which the Standby Purchaser seeks to assert such condition relates to information other than the descriptions of the Merger, the Plan and the other exhibits thereto contained in the preliminary Proxy Statement and
        (ii) such condition is asserted by the Standby Purchaser not later than two business days after Arch delivers to the Standby Purchaser a copy of the preliminary Proxy Statement as filed with the SEC indicating the changes therein from the Draft Proxy Statement (which copy Arch will deliver as promptly as practicable following filing the same with the
        SEC).

The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliated with each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below, and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decision to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

        6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole (collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

        7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully Diluted Basis (as defined in the Plan) on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

        8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

        9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                      (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


                      (ii) Subject to the approval of the Buyer Charter
               Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                      (iv) Except as described in Section 3.3 of the Buyer
               Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which Arch is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which Arch is subject;

                      (v) Except as described in the Buyer Disclosure Schedule,
               the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and 3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:


                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------
               Merger Agreement (including all exhibits              A
               and schedules thereto)

               Buyer Disclosure Schedule                             B

               Other Standby Purchase Commitments                    C

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------
               Certificate of Incorporation of Arch, as              D
               amended through the date hereof

               By-laws of Arch, as amended through the               E
               date hereof

               Rights Agreement, dated as of October 13,             F
               1995, between Arch and the Bank of New
               York, as Rights Agent, as amended
               through the date hereof  (the "Rights
               Agreement")

               Draft of the Proxy Statement dated                    G
               August 18, 1998 (the "Draft Proxy
               Statement")

               Existing Registration Rights Agreements               H
               (as defined in Section 9(a)(xi) below),

               Bridge Commitment Letter                              I

                      (vii) As of the date hereof, the Draft Proxy Statement
               contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                      (viii) No representation or warranty of Arch contained in
               this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13

                      (ix) Between the Buyer Balance Sheet Date and the date
               hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                      (x) The shares of Existing Arch Common Stock to be issued
               and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants to be issued and delivered as contemplated by Section 1 and Section 3 above, and the Arch Warrants to be issued as contemplated by Section 7 above, in each case when so issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversion of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and the shares of Existing Arch Common Stock issued upon exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                      (xi) Schedule 9(a)(xi) hereto sets forth a true, complete
               and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in
               Schedule 9(a)(xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

               (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                      (i) MobileMedia is a corporation duly organized, validly
               existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


                      (ii) Subject to the entry of the Confirmation Order, the
               execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                      (iii) Subject to the entry of the Confirmation Order and
               the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

                      (iv) Subject to entry of the Confirmation Order, and
               except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                      (v) Except as described in the Company Disclosure
               Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7, 2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                      (vi) True, complete and correct copies of the following
               documents are attached hereto as indicated:

                                 Document                     Exhibit Hereto
               ----------------------------------------       --------------
               Merger Agreement (including all exhibits              A
               and schedules thereto)

               Other Standby Purchase Commitments                    C

               Company Disclosure Schedule                           J

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


                                 Document                     Exhibit Hereto
               -----------------------------------------      --------------
               Agreement, dated the date hereof (the                  K
               "Debtor/Committee Agreement"), between
               MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                      (vii) As of the date hereof, the information included in
               the Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                      (viii) No representation or warranty of MobileMedia
               contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (ix) Between the Company Balance Sheet Date and the date
               hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

               (c) The Standby Purchaser hereby represents and warrants to each of Arch and MobileMedia that:

                      (i) The Standby Purchaser is a limited liability company
               duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


                      (ii) The execution, delivery and performance of this
               letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Standby Purchaser;

                      (iii) This letter agreement constitutes the legal, valid
               and binding obligation of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms;

                      (iv) Except for the Applicable Requirements, the
               execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement, or instrument by which the Standby Purchaser is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Standby Purchaser is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Standby Purchaser to consummate the transactions contemplated hereby;

                      (v) No representation or warranty of the Standby Purchaser contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Standby Purchaser pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                      (vi) As of the date hereof, the Standby Purchaser holds
               directly, or indirectly through its affiliates, separate accounts within its control or investment funds under its or its affiliates' management, the aggregate stated principal amount 93/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

               (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

        10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

               (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

               (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

               (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

               (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

               (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, or reimburse the Standby Purchaser for, on behalf of the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


Standby Purchaser, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal counsel) not to exceed $100,000, incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby.

        11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not, without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

        12. Voting Agreement. The Standby Purchaser hereby covenants that (a) so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (i) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (ii) it will not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and
(iii) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan) and (b) except with respect to accounts which cease to be within the Standby Purchaser's control and investment funds which cease to be under its management, it will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


form attached as Annex III hereto (i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and (ii) not to sell or otherwise transfer such Unsecured Claims unless its transferee shall agree to be bound in the same manner provided in this clause (b) with respect to such Unsecured Claims.

        13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

               (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

        14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

               (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

        15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii), (iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

               (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect to its securities, or amend any existing agreement with respect to its securities (including without

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20


limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

        16. Board Representation. Arch hereby covenants that: (a) on or prior to the Effective Date, Arch will cause a vacancy to be created on its Board of Directors (by increasing the number of members of such Board or otherwise) and effective no later than the Effective Date will cause one person designated by the Standby Purchaser (the "Designee"), which person shall be reasonably acceptable to the Board of Directors of Arch and shall not be a director or employee of any entity that competes with Arch in the paging industry (excluding for this purpose the Personal Communications Services business), to be elected or appointed to such Board with an initial term expiring at Arch's Annual Meeting of Stockholders to be held in the year 1999; (b) so long as the Standby Purchaser beneficially owns (as a result of its discretionary control of accounts, management discretion over investment funds or otherwise, directly or through its affiliates) capital stock of Arch representing at least (x) with respect to Arch's Annual Meeting of Stockholders to be held in the year 2002 and meetings of Arch's stockholders held prior thereto, 5.0% and (y) with respect to meetings of Arch's stockholders held thereafter 10.0%, of the outstanding voting power, Arch will (i) nominate and recommend the Designee (or another person designated by the Standby Purchaser as the Designee's successor) for election at any meeting of Arch's stockholders at which the term of the Designee or any successor thereto would otherwise expire and (ii) fill any vacancy on Arch's Board of Directors created by the death, resignation or removal of the Designee or any successor thereto with another person designated by the Standby Purchaser as the Designee's successor; and (c) so long as the Designee or any successor thereto remains on Arch's Board of Directors, Arch will permit one additional person designated by the Standby Purchaser (the "Observer") to attend all meetings of such Board as an observer and to receive copies of all documents and other materials made available to the members of such Board. The Standby Purchaser hereby acknowledges that the Designee and the Observer will be required to execute and deliver to Arch confidentiality agreements in the form executed by the existing members of Arch's Board of Directors. The commitment of the Standby Purchaser hereunder is subject to the additional condition that Arch shall have performed its covenant set forth in clause (a) of the first sentence of this Section 16.

        17. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

               (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or
        (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


        instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

               (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

                                   *     *     *     *     *

        If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties thereto. Once effective, this letter agreement will terminate on
(i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement (which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following the execution thereof) with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998, unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date, (iii) March 31, 1999, unless the Confirmation Order shall have been entered by the Bankruptcy Court on or before such date, (iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.

        All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22


notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

        This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                           Very truly yours,

                           W.R. Huff Asset Management Co., L.L.C.


                           By:
                              -------------------------------------
                              Name: Bryan E. Bloom, Esq.
                              Its:  Attorney-in-Fact

                           Address: 67 Park Place, 9th Floor
                                    Morristown, New Jersey 07960
                                    Attn:  Cathy Markey, Esq.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 23


ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------

Address:  1800 West Park Drive, Suite 250
          Westborough, MA  01581
          Attn:  Chairman and Chief
                  Executive Officer

With copy to:  Hale and Dorr LLP
               60 State Street
               Boston, MA  02109
               Attn:  Jay E. Bothwick


Subject to entry of the Confirmation Order:

MobileMedia Communications, Inc.


By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------

Address:   Fort Lee Executive Park
           One Executive Drive, Suite 500
           Fort Lee, NJ  07024
           Attn:  Chairman - Restructuring

With copy to:  Sidley & Austin
               875 Third Avenue, Suite 1400
               New York, New York 10022
               Attn:  James D. Johnson

                                                                         ANNEX I
                                                                         -------


                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                  Column A           Column B           Column C       Column D
                                                  --------           --------           --------       --------

                                              Rights Exercise   Unexercised Rights       Total
                                                 Commitment         Commitment        Commitment      Commitment
Name and Address of Standby Purchasers           Amount (1)         Amount (2)           Amount       Percentage
--------------------------------------           ----------         ----------           ------       ----------
W.R. Huff Asset Management Co., L.L.C., as          $39.27             $35.80           $75.07           34.60%
   agent for its affiliates and discretionary
   accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$   57,847,000
Stated Principal Amount of 10 1/2% Notes:
$   27,970,000

The Northwestern Mutual Life Insurance              $10.95              $9.97           $20.92            9.64%
   Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$   19,776,000
Stated Principal Amount of 10 1/2% Notes:
$   3,350,000

The Northwestern Mutual Life Insurance               $2.65              $2.42            $5.07            2.34%
   Company for its Group Annuity Separate
   Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$   7,000,000

Northwestern Mutual Series Fund, Inc. for the         $.75               $.69            $1.44            0.66%
   High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes:
$   2,000,000

--------
* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                          Column A               Column B           Column C       Column D
                                                          --------               --------           --------       --------

                                                      Rights Exercise       Unexercised Rights       Total
                                                         Commitment             Commitment        Commitment      Commitment
Name and Address of Standby Purchasers                   Amount (1)             Amount (2)           Amount       Percentage
--------------------------------------                   ----------             ----------           ------       ----------
Credit Suisse First Boston Corporation                     $29.48                $26.88              $56.36         25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$  32,453,000
Stated Principal Amount of 10 1/2% Notes:
$  35,930,000

Whippoorwill Associates, Inc., as general partner          $30.42                $27.72              $58.14         26.79%
   and/or agent for the parties set forth on
   Schedule A hereto in the percentages noted
   thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$  37,855,000
Stated Principal Amount of 10 1/2% Notes:
$  31,410,000
                                       Total:             $113.52               $103.48             $217.00        100.00%
                                                          -------               -------             -------

(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan), and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                        ANNEX II
                                                                        --------

                                   UNDERTAKING

               The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                            THE OFFICIAL COMMITTEE
                                            OF UNSECURED CREDITORS


                                            By:
                                               ---------------------------------
                                            Its:
                                               ---------------------------------

                                                                       ANNEX III

                                VOTING AGREEMENT

The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

        1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

        2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

        3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

        4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

        IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.

                                                   [TRANSFEREE]


                                                   By:
                                                      --------------------------
                                                      Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT

[Describe Claim.]

                                                               SCHEDULE 9(a)(xi)
                                                               -----------------

Existing Registration Rights Agreement

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Morocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.

                                                                       Exhibit K
                                                                       ---------


                        WHIPPOORWILL ASSOCIATES, INC.
                              11 Martine Avenue
                         White Plains, New York 10606

                                August 18, 1998


Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

            Re:   Commitment to Purchase Stock and Warrants
                  -----------------------------------------

Gentlemen:

      Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan (i) shares of Existing

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2


Arch Common Stock and (ii) rights to purchase ("Rights") for cash units consisting of (A) shares of Existing Arch Common Stock and (B) Arch Warrants;
(d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and (f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash.

      Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

      1. The Commitment. In connection with the foregoing, Whippoorwill Associates, Inc. ("Whippoorwill"), as agent for each account, fund or entity listed in Schedule A to Annex I hereto (each, a "Whippoorwill Account" and collectively, the "Standby Purchaser"), hereby advises you of the Standby Purchaser's commitment (the "Commitment"), subject to the conditions set forth herein:

            (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such Rights, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

            (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


      the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

            (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to
      Section 3(b) below, Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Sections 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights.

      2. Arch Class B Common Stock. (a) Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by
Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock included in the units so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            (b) For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

            (c) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                  (i) first, to the extent that the Standby Purchaser or any
            Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                  (ii) second, if necessary, among the Standby Purchaser and the
            Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

            (d) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

      3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

      (b) Notwithstanding the provisions of clause (Y) of the proviso in Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase
Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) units consisting of shares of Arch Common Stock and Arch Warrants underlying a number of unexercised Rights up to the amount of Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such units are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such units pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

      4. The Closing. (a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


distribution thereof pursuant to the Plan and in accordance with the instruction included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

            (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and the Arch Warrants, in each case, (i) issuable upon exercise of any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment.

            (c) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall (i) specify the amounts payable at the Closing by it in satisfaction of the Commitment, (ii) specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d) may to be delivered, and (iii) indicate the matters required to be addressed in such notice.

            (d) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

      5. Certain Conditions. The Commitment is subject to the conditions that:

            (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


            (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and Section 5.3(a),
      (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement) and (ii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants (the securities referred to in the foregoing clauses (i) and (ii) are referred to herein as the "Registrable Securities");

            (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

            (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement or (ii) waivers of Unilateral Conditions) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

            (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


      at clauses (a)(vii) and (a)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

            (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (b)(vii) and (b)(viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

            (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
      Section 1.3 of the Merger Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter (the "Bridge Commitment Letter"); provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

            (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


      issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and
      (ii) (A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants otherwise as contemplated by Section 1 and Section 3 above and the Arch Warrants contemplated by Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

            (k) (i) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party or (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

            (l) any applicable waiting period under the HSR Act shall have expired or been terminated early; and

            (m) Arch shall have filed with the SEC no later than Friday, August 21, 1998 a preliminary Proxy Statement which shall not include any information that a reasonable investor would consider important in determining whether to make an investment decision regarding a purchase of Existing Arch Common Stock and would view its disclosure as significantly altering the total mix of information otherwise contained therein, which information is not included in the Draft Proxy Statement; provided, however, that the Standby Purchaser may not assert the condition in this clause (m) unless (i) the information with respect to which the Standby Purchaser seeks to assert such condition relates to information other than the descriptions of the Merger, the Plan and the other exhibits thereto contained in the preliminary Proxy Statement and (ii) such condition is asserted by the Standby Purchaser not later than two business days after Arch delivers to the Standby Purchaser a copy of the preliminary Proxy Statement as filed with the SEC

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


      indicating the changes therein from the Draft Proxy Statement (which copy Arch will deliver as promptly as practicable following filing the same with the SEC).

The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliated with each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below, and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decision to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

      6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole (collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

      7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


Diluted Basis (as defined in the Plan) on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

      8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

      9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                  (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the approval of the Buyer Charter Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                  (iii) This letter agreement constitutes the legal, valid and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                  (iv) Except as described in Section 3.3 of the Buyer
            Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


            Arch is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which Arch is subject;

                  (v) Except as described in the Buyer Disclosure Schedule, the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and
            3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                  (vi) True, complete and correct copies of the following
            documents are attached hereto as indicated:

                                Document                         Exhibit Hereto
            ----------------------------------------------       --------------
            Merger Agreement (including all exhibits                     A
            and schedules thereto)

            Buyer Disclosure Schedule                                    B

            Other Standby Purchase Commitments                           C

            Certificate of Incorporation of Arch, as                     D
            amended through the date hereof

            By-laws of Arch, as amended through the                      E
            date hereof

            Rights Agreement, dated as of October 13,                    F
            1995, between Arch and the Bank of New
            York, as Rights Agent, as amended
            through the date hereof (the "Rights
            Agreement")

            Draft of the Proxy Statement dated                           G
            August 18, 1998 (the "Draft Proxy Statement")

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13

                          Document                               Exhibit Hereto
            ----------------------------------------             --------------
            Existing Registration Rights Agreements                     H
            (as defined in Section 9(a)(xi) below),

            Bridge Commitment Letter                                    I

                  (vii) As of the date hereof, the Draft Proxy Statement
            contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                  (viii) No representation or warranty of Arch contained in this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

                  (ix) Between the Buyer Balance Sheet Date and the date hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                  (x) The shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


            Class B Common Stock, if applicable, and the Arch Warrants to be issued and delivered as contemplated by Section 1 and Section 3 above, and the Arch Warrants to be issued as contemplated by Section 7 above, in each case when so issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversion of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and the shares of Existing Arch Common Stock issued upon exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                  (xi) Schedule 9(a)(xi) hereto sets forth a true, complete and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in Schedule 9(a)(xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

            (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                  (i) MobileMedia is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the entry of the Confirmation Order, the
            execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                  (iii) Subject to the entry of the Confirmation Order and the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


                  (iv) Subject to entry of the Confirmation Order, and except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                  (v) Except as described in the Company Disclosure Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7,
            2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                  (vi) True, complete and correct copies of the following
            documents are attached hereto as indicated:

                           Document                              Exhibit Hereto
            --------------------------------------------         --------------
            Merger Agreement (including all exhibits                  A
            and schedules thereto)

            Other Standby Purchase Commitments                        C

            Company Disclosure Schedule                               J

            Agreement, dated the date hereof (the                     K
            "Debtor/Committee Agreement"), between
            MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                  (vii) As of the date hereof, the information included in the
            Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


            untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                  (viii) No representation or warranty of MobileMedia contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                  (ix) Between the Company Balance Sheet Date and the date
            hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

            (c) Whippoorwill, with respect to itself, and as general partner and/or agent for, each Whippoorwill Account, with respect to such Whippoorwill Account, hereby represents and warrants to each of Arch and MobileMedia that:

                  (i) Whippoorwill is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware and has authority to execute this Agreement on behalf of each Whippoorwill Account and to cause each of them to perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) The execution and delivery of this letter agreement by
            Whippoorwill on behalf of each Whippoorwill Account, and each Whippoorwill Account's performance hereunder and the consummation by each Whippoorwill Account of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate or partnership action;

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


                  (iii) This letter agreement constitutes the legal, valid and binding obligation of each Whippoorwill Account, enforceable against the Whippoorwill Account in accordance with its terms;

                  (iv) Except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by Whippoorwill on behalf of each Whippoorwill Account and the consummation by each Whippoorwill Account of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which Whippoorwill or such Whippoorwill Account is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which either Whippoorwill or any Whippoorwill Account is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Whippoorwill Account to consummate the transactions contemplated hereby;

                  (v) No representation or warranty of Whippoorwill or any
            Whippoorwill Account contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of Whippoorwill or any Whippoorwill Account pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                  (vi) As of the date hereof, the Standby Purchaser holds the aggregate stated principal amount of 9 3/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

            (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

            (e) Notwithstanding any provision of this letter agreement, (i) the obligation of each Whippoorwill Account is several and not joint and limited to the Whippoorwill Account's percentage of the whole as set forth opposite its name on Schedule A to Annex I hereto, (ii) no Whippoorwill Account will have any liability or obligation on account of any other Whippoorwill

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


Account's breach of this letter agreement or default hereunder, and (iii) neither Arch nor MobileMedia will have recourse against any shareholder, partner, director, officer, employee, beneficiary, trustee, agent or independent contractor (A) of Whippoorwill, in respect to any liability or obligation assumed or undertaken by Whippoorwill hereunder in its own capacity, or (B) of any Whippoorwill Account in respect of any liability or obligation undertaken by the Whippoorwill Account hereunder.

      10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

            (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

            (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

            (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

            (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

            (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, on behalf of the Standby Purchaser, or reimburse the Standby Purchaser for, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal counsel), not to exceed $100,000, incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby.

      11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not, without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20


or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

      12. Voting Agreement. The Standby Purchaser hereby covenants that so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (a) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (b) it will not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and
(c) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan). Except with respect to Whippoorwill Accounts which cease to be within Whippoorwill's control and investment funds which cease to be under Whippoorwill's management, the Standby Purchaser will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the form attached as Annex III hereto (i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and (ii) not to sell or otherwise transfer such Unsecured Claims unless its transferee shall agree to be bound in the same manner provided in this sentence with respect to such Unsecured Claims.

      13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

            (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

      14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

            (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

      15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii), (iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

            (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect to its securities, or amend any existing agreement with respect to its securities (including without limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

      16. Board Representation. Arch hereby covenants that: (a) on or prior to the Effective Date, Arch will cause a vacancy to be created on its Board of Directors (by increasing the number of members of such Board or otherwise) and effective no later than the Effective Date will cause one person designated by the Standby Purchaser (the "Designee") to be elected or appointed to such Board with an initial term expiring at Arch's Annual Meeting of Stockholders to be held in the year 2000; and (b) so long as the Standby Purchaser beneficially owns (as a result of its discretionary control of accounts, management discretion over investment funds or otherwise) capital stock of Arch representing at least (x) with respect to Arch's Meeting of Stockholders to be held in the year 2003 and meetings of Arch's stockholders held prior thereto, 5.0% and (y) with respect to meetings of Arch's stockholders held thereafter 10.0%, of the outstanding voting power, Arch will (i) nominate and recommend the Designee (or another person designated by the Standby Purchaser as the Designee's successor) for election at any meeting of Arch's stockholders at which the term of the Designee or any successor thereto would otherwise expire and (ii) fill any vacancy on Arch's Board of Directors created by the death, resignation or removal of the Designee or any successor thereto with another person designated by the Standby Purchaser as the Designee's successor. The Standby Purchaser hereby acknowledges that the Designee will be required to execute and deliver to Arch a confidentiality agreement in the form executed by the existing members of Arch's Board of Directors. The commitment of the Standby Purchaser

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22


hereunder is subject to the additional condition that Arch shall have performed its covenant set forth in clause (a) of the first sentence of this Section 16.

      17. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

            (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

            (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

                           *     *     *     *     *

      If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties thereto. Once effective, this letter agreement will terminate on
(i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement (which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following the execution thereof), with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998,

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 23


unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date, (iii) March 31, 1999, unless the Confirmation Order shall have been entered by the Bankruptcy Court on or before such date, (iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.

      All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 24


      This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                    Very truly yours,

                                    Whippoorwill Associates, Inc.,
                                    as general partner of and/or as agent for, each Whippoorwill Account


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------
                                    Address:    11 Martine Avenue
                                                White Plains, New York 10606
                                                Attn:  David Strumwasser


ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.

By:
   ----------------------------------------
Its:
    ---------------------------------------

Address:  1800 West Park Drive, Suite 250
          Westborough, MA  01581
          Attn:  Chairman and Chief
                 Executive Officer

With copy to: Hale and Dorr LLP
              60 State Street
              Boston, MA  02109
              Attn:  Jay E. Bothwick

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 25


Subject to entry of the Confirmation Order:

MobileMedia Communications, Inc.


By:
   ----------------------------------------
Its:
    ---------------------------------------

Address:   Fort Lee Executive Park
           One Executive Drive, Suite 500
           Fort Lee, NJ  07024
           Attn:  Chairman - Restructuring

With copy to: Sidley & Austin
              875 Third Avenue, Suite 1400
              New York, New York 10022
              Attn:  James D. Johnson

                                                                         ANNEX I
                                                                         -------

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                 Column A          Column B           Column C        Column D
                                                 --------          --------           --------        --------

                                              Rights Exercise  Unexercised Rights      Total
                                                Commitment        Commitment        Commitment       Commitment
Name and Address of Standby Purchasers          Amount (1)        Amount (2)           Amount        Percentage
--------------------------------------          ----------        ----------           ------        ----------
W.R. Huff Asset Management Co., L.L.C., as       $39.27            $35.80             $75.07           34.60%
  agent for its affiliates and discretionary
  accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$  57,847,000
Stated Principal Amount of 10 1/2% Notes:
$  27,970,000

The Northwestern Mutual Life Insurance           $10.95             $9.97             $20.92            9.64%
  Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$  19,776,000
Stated Principal Amount of 10 1/2% Notes:
$   3,350,000

The Northwestern Mutual Life Insurance            $2.65             $2.42              $5.07            2.34%
  Company for its Group Annuity Separate
  Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$   7,000,000

--------
* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                              (dollars in millions)

                                                     Column A            Column B           Column C     Column D
                                                     --------            --------           --------     --------

                                                  Rights Exercise    Unexercised Rights      Total
                                                    Commitment          Commitment        Commitment    Commitment
Name and Address of Standby Purchasers              Amount (1)          Amount (2)           Amount     Percentage
--------------------------------------             ------------        ------------         --------   -----------
Northwestern Mutual Series Fund, Inc. for the         $.75                 $.69              $1.44         0.66%
  High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$       -0-
Stated Principal Amount of 10 1/2% Notes:
$     2,000,000

Credit Suisse First Boston Corporation              $29.48               $26.88             $56.36        25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$   32,453,000
Stated Principal Amount of 10 1/2% Notes:
$   35,930,000

Whippoorwill Associates, Inc., as general partner   $30.42               $27.72             $58.14        26.79%
  and/or agent for the parties set forth on
  Schedule A hereto in the percentages noted
  thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$   37,855,000
Stated Principal Amount of 10 1/2% Notes:
$   31,410,000
                               Total:              $113.52              $103.48            $217.00       100.00%


-------------------------------------
(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan), and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                      ANNEX II
                                                                      --------

                                   UNDERTAKING

        The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                           THE OFFICIAL COMMITTEE
                                           OF UNSECURED CREDITORS


                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

                                                                     ANNEX III
                                                                     ---------

                                VOTING AGREEMENT

  The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

  1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

  2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

  3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

  4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

  IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.

                                                 [TRANSFEREE]


                                           By:
                                              ------------------------------
                                              Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT


[Describe Claim.]

                                                             SCHEDULE 9(a)(xi)
                                                             -----------------

Existing Registration Rights Agreement

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.

                                                                       Exhibit L




                     CREDIT SUISSE FIRST BOSTON CORPORATION
                         11 Madison Avenue, Fourth Floor
                            New York, New York 10010

                                 August 18, 1998


Arch Communications Group, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

MobileMedia Communications, Inc.
Fort Lee Executive Park
One Executive Drive
Suite 500
Fort Lee, New Jersey  07024

            Re:   Commitment to Purchase Stock and Warrants

Gentlemen:

      Arch Communications Group, Inc., a Delaware corporation ("Arch"), and MobileMedia Communications, Inc., a Delaware corporation ("MobileMedia"), intend to engage in a business combination transaction (the "Combination") as part of a reorganization (the "Reorganization") of MobileMedia, MobileMedia Corporation, the sole stockholder of MobileMedia ("Parent"), and all of MobileMedia's subsidiaries (collectively, the "Debtors") pursuant to chapter 11 of title 11, United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code"). It is our understanding that in connection with the Reorganization, among other things: (a) pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Arch, a wholly owned subsidiary of Arch ("Merger Sub"), Parent and MobileMedia, MobileMedia will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Arch; (b) pursuant to the Merger Agreement, Arch will make available for distribution pursuant to a plan of reorganization of the Debtors in the form attached as Exhibit A to the Merger Agreement, with such amendments and modifications thereto as are made in a manner consistent with clause (e) of
Section 5 hereto (such plan of reorganization being referred to herein as the "Plan"), (i) cash, (ii) shares of its Common Stock, par value $.01 per share ("Existing Arch Common Stock"), and (iii) warrants entitling the holders thereof to purchase shares of Existing Arch Common Stock ("Arch Warrants"), with such Arch Warrants to be issued pursuant to, and to have the terms set forth in, a warrant agreement in the form attached as Exhibit B to the Merger Agreement (the "Arch Warrant Agreement"); (c) holders of unsecured non-priority claims against the Debtors ("Unsecured Claims"), to the extent such Unsecured Claims are Allowed (as defined in the Plan), will receive pursuant to the Plan (i) shares of Existing Arch

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 2


Common Stock and (ii) rights to purchase ("Rights") for cash units consisting of (A) shares of Existing Arch Common Stock and (B) Arch Warrants;
(d) holders of claims arising under or relating to the Credit Agreement, dated December 4, 1995, as amended, among MobileMedia and the other parties thereto ("Secured Claims"), to the extent such Secured Claims are Allowed, will receive pursuant to the Plan cash in an amount equal to 100% of such claims; (e) all of the outstanding equity interests in MobileMedia and Parent will be canceled without consideration and Parent will be dissolved; and (f) the commitments under the DIP Loan Agreement will terminate and all amounts owed under or in respect of the DIP Loan Agreement will be paid in full in cash.

      Terms used herein with initial capital letters that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

      1. The Commitment. In connection with the foregoing, Credit Suisse First Boston Corporation (the "Standby Purchaser") hereby advises you of its commitment (the "Commitment"), subject to the conditions set forth herein:

            (a) to exercise any Rights distributed to it in respect of its Allowed Unsecured Claims in accordance with the Plan and not thereafter sold or transferred as permitted by Section 3 below to purchase units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such Rights, to the extent that the aggregate purchase price payable upon such exercise, as determined in accordance with Schedule II to the Merger Agreement (the "Subscription Price"), does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto;

            (b) if (i) the Standby Purchaser sells or otherwise transfers any or all of (A) the Rights distributed to it in accordance with the Plan or
      (B) Unsecured Claims held by it as of the date hereof in respect of which Rights are to be distributed, in each case as permitted by Section 3 below, and (ii) the Rights sold or transferred by the Standby Purchaser or the Rights distributed in respect of Unsecured Claims held by it as of the date hereof that are hereafter sold or transferred by the Standby Purchaser are not exercised prior to the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based upon the Subscription Price payable upon exercise of such Rights) identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights, to the extent that the aggregate purchase price therefor, together with the aggregate Subscription Price payable upon exercise of Rights exercised as contemplated by clause (a) above, does not exceed the Rights Exercise Commitment Amount of the Standby Purchaser as set forth in Annex I hereto; and

            (c) if any Rights distributed in accordance with the Plan (other than (i) Rights distributed to the Standby Purchaser or the other holders of Unsecured Claims listed on Annex I hereto (the "Other Standby Purchasers") and retained by them (which Rights are referred to in

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 3


      Section 1(a) above and Section 1(a) of each of the Other Standby Purchase Commitments (as defined in Section 13(a) below)) or (ii) subject to
      Section 3(b) below, Rights distributed in respect of Unsecured Claims held by the Standby Purchaser or the Other Standby Purchasers as of the date hereof that are hereafter sold or transferred by them (which Rights are referred to in Sections 1(b) and 3 hereof and Section 1(b) and 3 of each of the Other Standby Purchase Commitments)) remain unexercised upon the expiration thereof (at which time such Rights will be void and will no longer be exercisable), to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) pro rata in accordance with and up to the Unexercised Rights Commitment Amount of the Standby Purchaser as set forth in Annex I hereto identical units consisting of shares of Existing Arch Common Stock and Arch Warrants underlying such unexercised Rights.

      2. Arch Class B Common Stock. (a) Notwithstanding anything to the contrary herein contained, if the purchases by the Standby Purchaser contemplated by Section 1 above would cause the Standby Purchaser, the Other Standby Purchasers, and any other persons or entities who, when taken together with any one or more of the Standby Purchaser and the Other Standby Purchasers, would constitute a "person" or "group" as used in Section 13(d) or Section 14(d) of the Exchange Act or Rule 13d-3 or Rule 13d-5 promulgated thereunder, or any "affiliate" as defined in Rule 405 promulgated under the Securities Act of any of them (collectively, the "Standby Class B Holders"), in the aggregate, to beneficially own on the effective date of the Plan (the "Effective Date") shares representing more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors or more than 49.0% of the total voting power of the capital stock of Arch, Arch will substitute shares of Class B Common Stock, par value $.01 per share, of Arch ("Arch Class B Common Stock"), with such Arch Class B Common Stock having the terms set forth in the form of Certificate of Amendment to Certificate of Incorporation of Arch attached as Exhibit F to the Merger Agreement (the "Arch Charter Amendment"), for shares of Existing Arch Common Stock included in the units so purchased on a one-for-one basis such that on the Effective Date the Standby Class B Holders, in the aggregate, will beneficially own shares representing not more than 49.0% of the capital stock of Arch generally entitled to vote in the election of directors and not more than 49.0% of the total voting power of the capital stock of Arch, all as provided in the Plan. For purposes of this letter agreement, "beneficial ownership" shall be determined as provided in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

            (b)   For purposes of calculating the percentages referred to in
Section 2(a) above, it will be assumed that no additional Unsecured Claims are allowed after the Effective Date and all of the shares of Existing Arch Common Stock in the Creditor Stock Pool (as defined in the Plan) are distributed in accordance with the Plan to the holders of Allowed Unsecured Claims as of the Effective Date.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 4


            (c) Substitution of shares of Class B Common Stock as contemplated by Section 2(a) above will be effectuated as follows:

                  (i) first, to the extent that the Standby Purchaser or any Other Standby Purchaser beneficially owns shares of Existing Arch Common Stock as of the Effective Date, other than those acquired as contemplated by the Plan, the Merger Agreement, this letter agreement and the Other Standby Purchase Commitments ("Non-Plan Arch Shares"), among the Standby Purchaser and such Other Standby Purchaser pro rata based on ownership of Non-Plan Arch Shares up to an amount equal to the aggregate number of Non-Plan Arch Shares beneficially owned by them as of the Effective Date; and

                  (ii) second, if necessary, among the Standby Purchaser and the Other Standby Purchasers in accordance with the percentages set forth in Column D of Annex I hereto.

            (d) The Standby Purchaser hereby disclaims beneficial ownership of any securities of Arch owned by the Other Standby Purchasers.

      3. Certain Transfer Restrictions. (a) Subject to Section 12 below, the Standby Purchaser may (i) sell or otherwise transfer any or all of (A) the Rights distributed to it in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed or (ii) purchase or otherwise acquire (A) Rights distributed to others in accordance with the Plan or (B) Unsecured Claims in respect of which Rights are to be distributed; provided, however, that, with respect to clause (i) of this sentence, (X) contemporaneously with the consummation of any such sale or other transfer of Rights or Unsecured Claims, the Standby Purchaser will notify Arch and MobileMedia of the occurrence thereof and (Y) the Standby Purchaser will not consummate any such sale or other transfer unless the transferee or transferees of such Rights or Unsecured Claims shall have entered into a written agreement (a "Tracking Agreement") (I) to notify the Standby Purchaser, Arch and MobileMedia of any subsequent transfer by it of such Rights or Unsecured Claims or any Rights distributed to it in respect of such Unsecured Claims and (II) not to sell or otherwise transfer such Rights or Unsecured Claims or Rights distributed to it in respect of such Unsecured Claims, unless its transferee or transferees shall agree in writing to be bound in the same manner provided in this clause (Y) with respect to any subsequent transfer by it.

      (b)   Notwithstanding the provisions of clause (Y) of the proviso in
Section 3(a) above, the Standby Purchaser may elect to sell or otherwise transfer (i) any or all of the Rights distributed to it in accordance with the Plan or (ii) Unsecured Claims in respect of which Rights are to be so distributed, in either case without entering into a Tracking Agreement with its transferee or transferees (any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred, together with any Rights so transferred and any Rights distributed in respect of Allowed Claims so transferred by the Other Standby Purchasers pursuant to Section 3(b) of the Other Standby Purchase Commitments, being

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 5


referred to herein collectively as "Untracked Rights"). Any Rights that remain unexercised upon expiration thereof will be deemed to be "Section 3(b) Rights" up to, but not exceeding, the amount of Untracked Rights. The Section 3(b) Rights shall be exercised as follows prior to the application of Section 1(c) above and Section 1(c) of the Other Standby Purchase Commitments: (A) the Standby Purchaser and the Other Standby Purchasers will first be given the opportunity to purchase for cash (based on the Subscription Price payable upon exercise of such Rights) units consisting of shares of Arch Common Stock and Arch Warrants underlying a number of unexercised Rights up to the amount of
Section 3(b) Rights in accordance with the percentages set forth in Column D of Annex I hereto and (B) to the extent such units are not so purchased, the Standby Purchaser and any Other Standby Purchasers that are responsible for the existence of the Section 3(b) Rights will be required to purchase such units pro rata based on the number of Section 3(b) Rights resulting from their respective transfers. Nothing in this Section 3(b) will in any way reduce the commitment of the Standby Purchaser specified in Section 1(c) above or the Unexercised Rights Commitment Amount as set forth in Annex I hereto.

      4. The Closing. (a) Notwithstanding anything to the contrary herein contained or the terms of the Rights or the Plan, subject to the conditions set forth herein, on the Effective Date the Standby Purchaser, in satisfaction of the Commitment, will deliver at the Closing (i) the aggregate Subscription Price payable upon exercise of any Rights exercised by it and (ii) the purchase price payable in consideration of any shares of Existing Arch Common Stock or, if applicable, Arch Class B Common Stock and Arch Warrants to be otherwise purchased by it pursuant to the Commitment; provided, however, that, if requested by the Standby Purchaser in writing at least two business days prior to the Effective Date, any cash to be distributed to the Standby Purchaser in respect of Allowed Secured Claims pursuant to the Plan will, prior to the distribution thereof pursuant to the Plan and in accordance with the instruction included in such written request, be first applied, on behalf of the Standby Purchaser, to the payment of such amounts payable on the Effective Date as provided in this Section 4(a).

            (b) Upon payment of the amounts payable as provided in Section 4(a), on the Effective Date at the Closing Arch will deliver to the Standby Purchaser (or its designees) certificates representing the shares of Existing Arch Common Stock, shares of Arch Class B Common Stock, if applicable, and the Arch Warrants, in each case, (i) issuable upon exercise of any Rights exercised by the Standby Purchaser or (ii) otherwise purchased by the Standby Purchaser pursuant to the Commitment.

            (c) Arch will deliver to the Standby Purchaser at least five business days prior to the Effective Date a written notice which shall (i) specify the amounts payable at the Closing by it in satisfaction of the Commitment, (ii) specify the date on which the Effective Date is to occur and the last date on which the notice referred to in Section 4(d) may to be delivered, and (iii) indicate the matters required to be addressed in such notice.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 6


            (d) At least two business days prior to the Effective Date, the Standby Purchaser will deliver to Arch and MobileMedia a written notice which shall set forth the number of shares of Existing Arch Common Stock beneficially owned by it as of such date. During the period from the date of such notice through the Effective Date, neither the Standby Purchaser nor any affiliate thereof shall acquire beneficial ownership of, or any rights to acquire, any additional shares of Existing Arch Common Stock or any Unsecured Claim.

      5. Certain Conditions. The Commitment is subject to the conditions that:

            (a) (i) the Confirmation Order (as defined in the Plan), in a form reasonably satisfactory to the Standby Purchaser, shall have been entered by the Bankruptcy Court (as defined in the Plan) and (ii) such Confirmation Order shall have become a Final Order (as defined in Section 5.1(h) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Other Standby Purchasers that is not affiliated with the Standby Purchaser (each, an "Unaffiliated Standby Purchaser"), acting in good faith, shall have waived the condition contained in Section 5(a) of the Other Standby Purchase Commitments to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (b) the satisfaction or, with the written consent of the Standby Purchaser, waiver of all conditions precedent to the obligations of each of the parties to the Merger Agreement contained in the Merger Agreement and all conditions precedent to the effectiveness of the Plan contained in the Plan; provided, however, that (i) the conditions contained in Section 5.1(e) and (h), Section 5.2(a), (b), (c), (d) and (e) and Section 5.3(a),
      (b), (c) and (e) of the Merger Agreement (collectively, the "Unilateral Conditions") may be waived without the written consent of the Standby Purchaser and (ii) the Standby Purchaser may not assert the condition contained in this clause (b) if the sole reason for the failure of such condition to be satisfied is the failure or the threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (c) there shall be effective under the Securities Act, a registration statement (the "Shelf Registration Statement") covering the resale by the Standby Purchaser of (i) all shares of Existing Arch Common Stock, all shares of Arch Class B Common Stock, if applicable, and all Arch Warrants received by the Standby Purchaser as a result of the transactions contemplated by the Plan (including those received upon the exercise of Rights and pursuant to this letter agreement) and (ii) all shares of Existing Arch Common Stock issuable upon conversion of any such shares of the Arch Class B Common Stock or exercise of any such Arch Warrants (the securities referred to in the foregoing clauses (i) and (ii) are referred to herein as the "Registrable Securities");

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 7


            (d) Arch shall have executed and delivered to the Standby Purchaser a registration rights agreement in the form attached as Exhibit C to the Merger Agreement (the "Registration Rights Agreement") granting the Standby Purchaser certain demand and piggyback registration rights with respect to the Registrable Securities;

            (e) any and all amendments or modifications to the Merger Agreement or any exhibit or schedule thereto (including without limitation the Plan, the Arch Charter Amendment, the Arch Warrant Agreement and the Registration Rights Agreement) on or after the date hereof and any consents or waivers delivered on or after the date hereof by Arch or MobileMedia to the other under the Merger Agreement (other than (i) subject to Section 15(a) below, consents under Section 4.5 of the Merger Agreement or (ii) waivers of Unilateral Conditions) shall have been in form and substance reasonably satisfactory to the Standby Purchaser;

            (f) the representations and warranties of Arch contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (a)(v) and (a)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (a)(vii) and (viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and Arch shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this letter agreement on or prior to the Effective Date (and Arch shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (f) is satisfied in all respects);

            (g) the representations and warranties of MobileMedia contained in this letter agreement shall be true and correct, in all material respects (except for the representations and warranties set forth at clauses (b)(v) and (b)(vi) of Section 9 below, which shall be true and correct in all respects, and except for the representations and warranties set forth at clauses (b)(vii) and (viii) of Section 9 below, which shall be disregarded for purposes of this clause (f) insofar as they relate to financial projections), on the Effective Date, with the same effect as though such representations and warranties were made on the Effective Date, and MobileMedia shall have performed or complied with, in all material respects, its covenants required to be performed or complied with, under this letter agreement on or prior to the Effective Date (and MobileMedia shall have delivered to the Standby Purchaser a certificate to the effect that each of the conditions specified in this clause (g) is satisfied in all respects);

            (h) simultaneously with the transactions contemplated by Section 4 above, Arch shall have performed its obligation under clause (e) of
      Section 1.3 of the Merger Agreement and any debt financing (other than secured bank financing) obtained by Arch to enable it to do so shall have terms no less favorable to Arch than those set forth in the Bridge Commitment Letter (the

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 8


      "Bridge Commitment Letter"); provided, however, that the Standby Purchaser may not assert the condition contained in this clause (h) if the sole reason for the failure of such condition to be satisfied is the failure or threatened failure of the Standby Purchaser or any of its affiliates to fulfill the Commitment;

            (i) simultaneously with the transactions contemplated by Section 4 above, each of the Other Standby Purchasers shall have fulfilled its commitment under the Other Standby Purchase Commitment to which it is a party, and, if applicable, any other person having a commitment contemplated by Section 13(a) hereof shall have fulfilled such commitment;

            (j) (i) the shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement shall be so issued and distributed pursuant to an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, and (ii) (A) the issuance of the Rights, (B) the issuance of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants upon exercise of the Rights, (C) the issuance to the Standby Purchaser of the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants as contemplated by Section 1 and Section 3 above and the Arch Warrants as contemplated by Section 7 below, and (D) the issuance of Existing Arch Common Stock upon exercise of the Arch Warrants or conversion of Arch Class B Common Stock, if applicable, shall be covered by the Registration Statement, the Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect;

            (k) (i) the FCC Grant shall have been issued by the FCC and (ii) such FCC Grant shall have become a Final Order (as defined in Section 5.1(e) of the Merger Agreement); provided, however, that (A) the Standby Purchaser may not assert the condition contained in clause (ii) above if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition contained in Section 5(k) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party and (B) the Standby Purchaser may not assert the condition contained in either clause (i) or clause (ii) above if the sole reason for the failure of such condition to be satisfied is an appeal, a motion for reconsideration or similar action taken by any present or former officer of any Debtor considered or determined by the FCC to be an alleged or actual wrongdoer for purposes of the FCC Proceeding;

            (l) any applicable waiting period under the HSR Act shall have expired or been terminated early; and

            (m) Arch shall have filed with the SEC no later than Friday, August 21, 1998 a preliminary Proxy Statement which shall not include any information that a reasonable investor would consider important in determining whether to make an investment decision regarding a

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 9


      purchase of Existing Arch Common Stock and would view its disclosure as significantly altering the total mix of information otherwise contained therein, which information is not included in the Draft Proxy Statement; provided, however, that the Standby Purchaser may not assert the condition in this clause (m) unless (i) the information with respect to which the Standby Purchaser seeks to assert such condition relates to information other than the descriptions of the Merger, the Plan and the other exhibits thereto contained in the preliminary Proxy Statement and (ii) such condition is asserted by the Standby Purchaser not later than two business days after Arch delivers to the Standby Purchaser a copy of the preliminary Proxy Statement as filed with the SEC indicating the changes therein from the Draft Proxy Statement (which copy Arch will deliver as promptly as practicable following filing the same with the SEC).

The Standby Purchaser hereby acknowledges and agrees that (i) the entities with an asterisk next to their names on Annex I hereto (the "Affiliated Standby Purchasers") shall be deemed to be affiliated with each other for purposes of clauses (a) and (k) above and clause (iii) of Section 6 below, and (ii) the Affiliated Standby Purchasers will act jointly with respect to any decision to waive the condition contained in any such clause and the corresponding clause contained in the Other Standby Purchase Commitments to which such Affiliated Standby Purchasers are parties (with the vote of the Affiliated Standby Purchasers holding at least 85% of the aggregate amount of Unsecured Claims held by such Affiliated Standby Purchasers to control with respect to the taking of any such action).

      6. Additional Condition. The Commitment is subject to the further condition that there shall not have occurred between the Buyer Balance Sheet Date and the Confirmation Date, and, if the Effective Date does not occur within 90 days following the Confirmation Date, between the Buyer Balance Sheet Date and the Effective Date (i) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a material adverse effect on the business, assets (including licenses, franchise and other intangible assets), financial condition, operating income or prospects (determined in each case, where applicable, in accordance with generally accepted accounting principles and in a manner consistent with the past practices of Arch and MobileMedia) of Arch, MobileMedia and their respective subsidiaries, taken as a whole (collectively, the "Combined Company") (a "Combined Company Material Adverse Effect"), (ii) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business, or (iii) any event or events affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business; provided, however, that the Standby Purchaser may not assert the condition contained in this clause (iii) if each of the Unaffiliated Standby Purchasers, acting in good faith, shall have waived the condition in Section 6(iii) of the Other Standby Purchase Commitment to which such Unaffiliated Standby Purchaser is a party.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 10


      7. Consideration for the Commitment. In consideration for the Commitment, on the Effective Date at the Closing the Standby Purchaser will receive its pro rata share of Arch Warrants entitling the holders thereof to purchase, in the aggregate, a number of shares of Existing Arch Common Stock equal to 2.50% of the issued and outstanding shares of Existing Arch Common Stock and, if applicable, Arch Class B Common Stock, computed on a Fully Diluted Basis (as defined in the Plan) on the date the "Buyer Market Price" is determined in accordance with Schedule II to the Merger Agreement giving effect to the Plan as if the Effective Date had occurred on such date and assuming 21,067,110 shares of Existing Arch Common Stock are issued and outstanding immediately prior thereto. Such Arch Warrants will be delivered to the Standby Purchaser and the Other Standby Purchasers, in accordance with the percentages specified in Column D of Annex I hereto.

      8. Satisfaction of the Commitment. The Standby Purchaser may, in its sole discretion, satisfy the Commitment directly and/or indirectly through one or more of its affiliates, separate accounts within its control or investment funds under its or its affiliates' management.

      9. Representations and Warranties. (a) Arch hereby represents and warrants to the Standby Purchaser that:

                  (i) Arch is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the approval of the Buyer Charter Amendment and the Buyer Share Issuance by the Stockholders of Arch, the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Arch;

                  (iii) This letter agreement constitutes the legal, valid and binding obligation of Arch, enforceable against Arch in accordance with its terms;

                  (iv) Subject to entry of the Confirmation Order, and except as described in Section 3.3 of the Buyer Disclosure Schedule and except for the applicable requirements of the Securities Act, the Exchange Act and any applicable state and foreign securities laws, the HSR Act, the Communications Act and the regulations of the FCC, state public utility, telecommunications or public service laws and the Bankruptcy Code, the Confirmation Order and the Amended Plan (collectively, the "Applicable Requirements"), the execution, delivery and performance of this letter agreement by Arch and the consummation by Arch of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 11


            breach of any material contract, agreement or instrument by which Arch is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which Arch is subject;

                  (v) Except as described in the Buyer Disclosure Schedule, the representations and warranties of Arch contained in the Merger Agreement (other than those contained in Sections 3.6, 3.7, 3.26 and
            3.27 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to include any qualification or limitation with respect to materiality (whether by reference to "Buyer Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Buyer Material Adverse Effect;

                  (vi) True, complete and correct copies of the following documents are attached hereto as indicated:


                             Document                            Exhibit Hereto
                             --------                            --------------
      Merger Agreement (including all exhibits                         A
      and schedules thereto)

      Buyer Disclosure Schedule                                        B

      Other Standby Purchase Commitments                               C

      Certificate of Incorporation of Arch, as                         D
      amended through the date hereof

      By-laws of Arch, as amended through the                          E
      date hereof

      Rights Agreement, dated as of October 13,                        F
      1995, between Arch and the Bank of New
      York, as Rights Agent, as amended
      through the date hereof  (the "Rights
      Agreement")

      Draft of the Proxy Statement dated                               G
      August 18, 1998 (the "Draft Proxy
      Statement")

      Existing Registration Rights Agreements                          H
      (as defined in Section 9(a)(xi) below),

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 12


                Document                                         Exhibit Hereto
                --------                                         --------------
      Bridge Commitment Letter                                         I

                  (vii) As of the date hereof, the Draft Proxy Statement contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading; provided, however, Arch makes no representation with respect to either (A) information supplied by MobileMedia for inclusion therein or (B) the descriptions of the Merger Agreement, the Plan and the other exhibits to the Merger Agreement, and of this letter agreement and the Other Standby Purchase Commitments, contained therein;

                  (viii) No representation or warranty of Arch contained in this letter agreement, and no statement relating to Arch contained in the Merger Agreement, the Buyer Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Arch pursuant to this letter agreement (including the definitive Proxy Statement and the Registration Statement as declared effective by the SEC), contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading;

                  (ix) Between the Buyer Balance Sheet Date and the date hereof, there has not occurred with respect to Arch (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective business which would materially and adversely affect the ability of the Combined Company to operate its business;

                  (x) The shares of Existing Arch Common Stock to be issued and distributed as contemplated by Section 1.3(e) and Section 1.6 of the Merger Agreement and the shares of Existing Arch Common Stock, the shares of Arch Class B Common Stock, if applicable, and the Arch Warrants to be issued and delivered as contemplated by Section 1 and
            Section 3 above, and the Arch Warrants to be issued as contemplated by Section 7 above, in each case when so issued and distributed or delivered, as the case may be, and the shares of Existing Arch Common Stock issued upon conversion of such shares of Arch Class B Common Stock, if applicable, when so converted in accordance with the Arch Charter Amendment, and the shares of Existing Arch Common Stock issued upon

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 13


            exercise of such Arch Warrants, when issued, paid for and delivered as provided in the Arch Warrant Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights; and

                  (xi) Schedule 9(a)(xi) hereto sets forth a true, complete and correct list of all agreements that are in effect as of the date hereof pursuant to which the Company has granted any registration rights to any person or entity (the "Existing Registration Rights Agreements"), and, except as specified in Schedule 9(a)(xi) hereto, none of the Existing Registration Rights Agreements is inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

            (b) MobileMedia hereby represents and warrants to the Standby Purchaser that:

                  (i) MobileMedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and, subject to the entry of the Confirmation Order, has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) Subject to the entry of the Confirmation Order, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of MobileMedia;

                  (iii) Subject to the entry of the Confirmation Order and the effectiveness of the Plan, this letter agreement constitutes the legal, valid and binding obligation of MobileMedia, enforceable against MobileMedia in accordance with its terms;

                  (iv) Subject to entry of the Confirmation Order, and except as described in Section 2.3 of the Company Disclosure Schedule and except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by MobileMedia and the consummation by MobileMedia of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate, or constitute a breach of any material contract, agreement or instrument by which MobileMedia is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which MobileMedia is subject;

                  (v) Except as described in the Company Disclosure Schedule, the representations and warranties of MobileMedia contained in the Merger Agreement (other than those contained in Sections 2.6, 2.7,
            2.23 and 2.24 thereof), which representations and warranties shall be deemed for purposes of this clause (v) not to

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 14


            include any qualification or limitation with respect to materiality (whether by reference to "Company Material Adverse Effect" or otherwise), are true and correct, except where the matters in respect of which such representations and warranties are not true and correct would not have a Company Material Adverse Effect;

                  (vi) True, complete and correct copies of the following documents are attached hereto as indicated:


                             Document                            Exhibit Hereto
                             --------                            --------------
            Merger Agreement (including all exhibits                   A
            and schedules thereto)

            Other Standby Purchase Commitments                         C

            Company Disclosure Schedule                                J

            Agreement, dated the date hereof (the                      K
            "Debtor/Committee Agreement"), between
            MobileMedia, on behalf of itself and the other Debtors, and the Committee (as defined in the Plan)

                  (vii) As of the date hereof, the information included in the Draft Proxy Statement that was provided for inclusion therein by MobileMedia contains no untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not misleading;

                  (viii) No representation or warranty of MobileMedia contained in this letter agreement, and no statement relating to MobileMedia contained in the Merger Agreement, the Company Disclosure Schedule or any other document, certificate, or other instrument delivered or to be delivered by or on behalf of MobileMedia pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

                  (ix) Between the Company Balance Sheet Date and the date hereof, there has not occurred with respect to MobileMedia (A) any event or events (other than events which affect generally the economy or the industry in which Arch and MobileMedia

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 15


            conduct their respective businesses) which has had or would have a Combined Company Material Adverse Effect or (B) any event or events involving a regulatory or statutory change and affecting generally the industry in which Arch and MobileMedia conduct their respective businesses which would materially and adversely affect the ability of the Combined Company to operate its business.

            (c) The Standby Purchaser hereby represents and warrants to each of Arch and MobileMedia that:

                  (i) The Standby Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (ii) The execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Standby Purchaser;

                  (iii) This letter agreement constitutes the legal, valid and binding obligation of the Standby Purchaser, enforceable against the Standby Purchaser in accordance with its terms;

                  (iv) Except for the Applicable Requirements, the execution, delivery and performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby in accordance with the terms hereof do not and will not conflict with, violate or constitute a breach of any material contract, agreement, or instrument by which the Standby Purchaser is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the Standby Purchaser is subject, except where such conflicts, violations or breaches, individually or in the aggregate, would not have a material adverse effect on the ability of the Standby Purchaser to consummate the transactions contemplated hereby;

                  (v) No representation or warranty of the Standby Purchaser contained in this letter agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Standby Purchaser pursuant to this letter agreement, contains or will as of the Effective Date contain any untrue statement of a material fact or omits or will as of the Effective Date omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading; and

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 16


                  (vi) As of the date hereof, the Standby Purchaser holds directly, or indirectly through its affiliates, separate accounts within its control or investment funds under its or its affiliates' management, the aggregate stated principal amount of 9 3/8% Notes and 10 1/2% Notes (as such terms are defined in the Plan) indicated under the Standby Purchaser's name and address on Annex I hereto.

            (d) None of the representations and warranties made herein or in any certificate to be delivered as contemplated hereby will survive the Closing.

      10. Certain Covenants. (a) Each of Arch and MobileMedia (i) acknowledges that the Debtors have agreed to provide to the Committee copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement, promptly after the receipt or provision thereof by or to the Debtors, as applicable, and that the Committee, pursuant to the undertaking attached as Annex II hereto, has agreed to distribute copies of the same to the Standby Purchaser and to take certain other actions and (ii) agrees that the Committee may do so.

            (b) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Registration Statement with the SEC, furnish to the Standby Purchaser and its counsel copies of the Registration Statement (including all exhibits thereto) proposed to be filed, will provide the Standby Purchaser and its counsel a reasonable opportunity to review and comment on such Registration Statement and will not file such Registration Statement if the Standby Purchaser shall reasonably object thereto within three calendar days after the receipt thereof.

            (c) Arch will deliver to the Standby Purchaser copies of the definitive Proxy Statement in the form filed with the SEC and mailed to Stockholders of Arch and the Registration Statement in the form declared effective by the SEC.

            (d) Without limiting the generality of the foregoing clause (a) of this Section 10, Arch will, before filing the Shelf Registration Statement or any pre-effective amendment thereto, furnish to the Standby Purchaser and its counsel copies of the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, proposed to be filed, will provide Standby Purchaser and its counsel with a reasonable opportunity to review and comment on the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, and will not file the Shelf Registration Statement or such pre-effective amendment thereto, as applicable, to which the Standby Purchaser or its counsel shall reasonably object within three business days after the receipt thereof. The Standby Purchaser will furnish to Arch such information regarding the Standby Purchaser and its plan and method of distribution of the Registrable Securities as Arch may reasonably request in writing in connection with the preparation of the Shelf Registration Statement.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 17


            (e) Each of Arch, MobileMedia and the Standby Purchaser will use its reasonable best efforts to obtain all approvals, waivers, consents and other authorizations required by the Applicable Requirements, including without limitation the applicable requirement of the HSR Act, necessary in connection with the performance of this letter agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby.

            (f) Arch will, as requested by the Standby Purchaser, either pay directly to the appropriate Governmental Entity, on behalf of the Standby Purchaser, or reimburse the Standby Purchaser for, any fees required to be paid by the Standby Purchaser in connection with its compliance with the applicable requirements of the HSR Act. In addition, following the Effective Date, Arch will reimburse, promptly upon written request (accompanied by appropriate supporting documentation), costs and expenses (including without limitation reasonable fees and expenses of legal counsel, including a reasonable allocation with respect to the cost of any internal counsel), not to exceed $100,000, incurred by the Standby Purchaser in connection with this letter agreement and the transactions contemplated hereby.

      11. Certain Prohibited Transactions. The Standby Purchaser hereby covenants that, from and after the date hereof, so long as its commitment hereunder remains in effect, it will not sell, or enter into any agreement relating to the sale (including without limitation any short sale, equity swap or other hedge position) of, any shares of Arch capital stock or, except as otherwise expressly contemplated by this Section 11, engage in any other disposition of such shares that might negatively affect the market price of such shares; provided, however, that the foregoing provision will not apply to any agreement entered into prior to the date hereof (if not entered into in contemplation of the transactions contemplated by the Plan, the Merger Agreement or this letter agreement) or any transaction effected pursuant to the terms thereof. Notwithstanding the immediately preceding sentence, but subject to
Section 3 above and Section 12 below, the Standby Purchaser may at any time, as it may determine in its sole and absolute discretion, sell or otherwise transfer, or acquire, or enter into any agreement relating to the sale, transfer or acquisition of, Rights or Unsecured Claims. The Standby Purchaser acknowledges that it has received copies of the Rights Agreement and the amendment thereto attached as Exhibit D to the Merger Agreement (the "Rights Plan Amendment"). Arch hereby covenants that it will not, without the prior written consent of the Standby Purchaser, further amend the Rights Agreement in any manner that would eliminate or reduce the ownership thresholds applicable to the Standby Purchaser thereunder; provided, however, that this sentence shall cease to be of any further force or effect at such time after the Effective Date as the Standby Purchaser ceases to beneficially own in the aggregate at least 10.0% of the outstanding shares of Existing Arch Common Stock.

      12. Voting Agreement. The Standby Purchaser hereby covenants that (a) so long as the Bankruptcy Court approves the Disclosure Statement not later than December 31, 1998 and the Confirmation Order is entered not later than March 31, 1999, (i) it will vote, or cause to be voted, for the acceptance of the Plan all Unsecured Claims held by it on the date fixed for determining holders of Unsecured Claims entitled to vote for acceptance or rejection of the Plan (the "Record Date"), (ii) it will

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 18


not withdraw or otherwise revoke, or cause to be withdrawn or otherwise revoked, such vote for the acceptance of the Plan, and (iii) it will not grant, or cause to be granted, to any other person or entity any proxy to vote with respect to any such Unsecured Claims (other than a proxy to vote for the acceptance of the Plan) and (b) except with respect to accounts which cease to be within the Standby Purchaser's control and investment funds which cease to be under its management, it will not, on or prior to the Record Date, sell or otherwise transfer any Unsecured Claims held by it unless the transferee shall have agreed in writing in the form attached as Annex III hereto (i) to vote for the acceptance of the Plan with respect to such Unsecured Claims and (ii) not to sell or otherwise transfer such Unsecured Claims unless its transferee shall agree to be bound in the same manner provided in this clause (b) with respect to such Unsecured Claims.

      13. Other Standby Purchase Commitments. (a) Each of Arch and MobileMedia covenants that it will not agree to any amendment or modification to any of the letter agreements, dated the date hereof, among Arch, MobileMedia and any of the Other Standby Purchasers (the "Other Standby Purchase Commitments"), without the prior written consent of the Standby Purchaser. Notwithstanding the immediately preceding sentence, Arch and MobileMedia may, without the prior written consent of the Standby Purchaser, agree to an amendment or modification to any of the Other Standby Purchase Commitments to the extent that (i) such amendment or modification has the sole effect of reducing or eliminating the financial commitment thereunder and (ii) simultaneously therewith, a qualified institutional buyer (as such term is defined in Rule 144A promulgated under the Securities Act) reasonably acceptable to the Standby Purchaser makes a commitment in a corresponding amount on terms identical in all material respects to those set forth in such Other Standby Purchase Commitment.

            (b) The Standby Purchaser will have no liability for the commitment of any Other Standby Purchaser under any Other Standby Purchase Commitments or the commitment of any other person contemplated by Section 13(a) above.

      14. Certain Notices; Certain Information. (a) Each of Arch and MobileMedia hereby covenants that it will promptly deliver to the Standby Purchaser, and the Standby Purchaser hereby covenants that it will promptly deliver to Arch and MobileMedia, written notice of any matter, event or development that would (i) render any representation or warranty made by it herein inaccurate or incomplete in any respect or (ii) constitute or result in a breach by it of, or a failure by it to comply with, any covenant herein applicable to it.

            (b) Each of Arch and MobileMedia will furnish the Standby Purchaser with such information regarding itself as the Standby Purchaser may reasonably request.

      15. Certain Consent Rights. (a) Notwithstanding anything to the contrary herein contained, except as expressly contemplated by the Merger Agreement or the Plan, Arch hereby covenants that it will not take, or agree in writing to take, any action contemplated by Section 4.5(b)(ii),

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 19


(iii), (iv), (viii) or (ix) of the Merger Agreement without the prior written consent of the Standby Purchaser.

            (b) Arch hereby covenants that, without the prior written consent of the Standby Purchaser, it will not, prior to the Effective Date, enter into any agreement with respect to its securities, or amend any existing agreement with respect to its securities (including without limitation the Existing Registration Rights Agreements) in any manner inconsistent with the rights to be granted to the Standby Purchaser pursuant to the Registration Rights Agreement.

      16. Removal of Legends. In the event that, following the transactions contemplated by the Merger Agreement, the Plan and this letter agreement, any certificates evidencing securities ("Certificates") of Arch held by the Standby Purchaser bear a restrictive legend then:

            (a) if the Standby Purchaser delivers to Arch (i) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred pursuant to a registration statement that is effective under the Securities Act or (ii) a certificate, in a form reasonably satisfactory to Arch, certifying that securities evidenced by such Certificate have been transferred without registration in accordance with the requirements of Rule 144 under the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities so transferred evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend; and

            (b) if the Standby Purchaser delivers to Arch an opinion of counsel to the Standby Purchaser (which may be internal counsel to the Standby Purchaser) that, in the opinion of such counsel, such legend is not, or is no longer, required to ensure compliance with the Securities Act, Arch will, or will instruct its transfer agent to, issue upon surrender of such Certificate one or more new Certificates evidencing the securities evidenced by the Certificate so surrendered, which new Certificate or Certificates will not bear any such legend.

                                    * * * * *

      If you are in agreement with the foregoing, please execute the enclosed copy of this letter agreement as indicated and return it to the undersigned. This letter agreement will become effective upon (i) the delivery to us of executed counterparts of this letter agreement by each of you and (ii) the execution and delivery of each of the Other Standby Purchase Commitments by each of the parties

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 20

thereto. Once effective, this letter agreement will terminate on (i) the date on which the Debtor Tower Agreement is terminated, unless prior to or simultaneously with such termination, MobileMedia shall have entered into a definitive agreement (which shall be comparable in form and substance to the Debtor Tower Agreement and a copy of which shall be delivered to the Standby Purchaser promptly following the execution thereof) with a bona fide third-party purchaser providing for a sale to such third party of the assets or substantially all of the assets to be sold to Pinnacle pursuant to the Debtor Tower Agreement resulting in net proceeds to MobileMedia of not less than $165.0 million (an "Acceptable Sale"), (ii) December 31, 1998, unless the Closing (as defined in the Debtor Tower Agreement) or the closing of an Acceptable Sale shall have occurred on or before such date, (iii) March 31, 1999, unless the Confirmation Order shall have been entered by the Bankruptcy Court on or before such date, (iv) June 30, 1999, unless the effectiveness of the Plan occurs on or before such date, or (v) if not theretofore terminated pursuant to one of the foregoing clauses, the date on which the Merger Agreement is terminated in accordance with the terms thereof.

      All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or two business days after it is sent via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      This letter agreement represents the final agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This letter agreement may not be amended or modified except by a written instrument signed by each of the Standby Purchaser, Arch and MobileMedia.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 21


      This letter agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                    Very truly yours,

                                    Credit Suisse First Boston Corporation


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Its:
                                        ----------------------------------------

                                    Address:       11 Madison Avenue
                                                   New York, New York 10010
                                                   Attn: David J. Matlin
                                                         Alex Lagetko

                                    With copy to:  Cadwalader, Wickersham & Taft
                                                   100 Maiden Lane
                                                   New York, New York 10038
                                                   Attn: Michael J. Sage

ACCEPTED AND AGREED TO:

Arch Communications Group, Inc.


By:
   --------------------------------------

Name:
     ------------------------------------

Its:
    -------------------------------------

Address:  1800 West Park Drive, Suite 250
          Westborough, MA  01581
          Attn:  Chairman and Chief
                 Executive Officer

Arch Communications Group, Inc.
MobileMedia Communications, Inc.
Page 22

With copy to: Hale and Dorr LLP
              60 State Street
              Boston, MA  02109
              Attn:  Jay E. Bothwick


Subject to entry of the Confirmation Order:

MobileMedia Communications, Inc.


By:
   --------------------------------------

Name:
     ------------------------------------

Its:
    -------------------------------------

Address: Fort Lee Executive Park
         One Executive Drive, Suite 500
         Fort Lee, NJ  07024
         Attn:  Chairman - Restructuring

With copy to: Sidley & Austin
              875 Third Avenue, Suite 1400
              New York, New York 10022
              Attn: James D. Johnson

                                                                         ANNEX I
                                                                         -------

                               COMMITMENT AMOUNTS
                               ------------------
                              (dollars in millions)

                                                       Column A                Column B               Column C           Column D
                                                       --------                --------               --------           --------

                                                    Rights Exercise       Unexercised Rights            Total
                                                      Commitment              Commitment             Commitment         Commitment
Name and Address of Standby Purchasers                Amount (1)              Amount (2)               Amount           Percentage
--------------------------------------               ------------            ------------             --------         -----------
W.R. Huff Asset Management Co., L.L.C., as              $39.27                  $35.80                 $75.07              34.60%
   agent for its affiliates and discretionary
   accounts
67 Park Place, 9th Floor
Morristown, New Jersey  07960
Stated Principal Amount of 9 3/8% Notes:
$ 57,847,000
Stated Principal Amount of 10 1/2% Notes:
$ 27,970,000

The Northwestern Mutual Life Insurance                  $10.95                   $9.97                 $20.92               9.64%
   Company*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$ 19,776,000
Stated Principal Amount of 10 1/2% Notes:
$  3,350,000

The Northwestern Mutual Life Insurance                   $2.65                   $2.42                  $5.07               2.34%
   Company for its Group Annuity Separate
   Account*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes
$  7,000,000


----------

* The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account and Northwestern Mutual Series Fund, Inc. for the High Yield Bond Portfolio are affiliated entities for purposes of clauses (a) and (k) of Section 5 and clause (iii) of Section 6.

                               COMMITMENT AMOUNTS
                               ------------------
                              (dollars in millions)

                                                       Column A                Column B               Column C           Column D
                                                       --------                --------               --------           --------

                                                    Rights Exercise       Unexercised Rights            Total
                                                      Commitment              Commitment             Commitment         Commitment
Name and Address of Standby Purchasers                Amount (1)              Amount (2)               Amount           Percentage
--------------------------------------               ------------            ------------             --------         -----------
Northwestern Mutual Series Fund, Inc. for the             $.75                    $.69                   $1.44             0.66%
   High Yield Bond Portfolio*
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Stated Principal Amount of 9 3/8% Notes:
$     -0-
Stated Principal Amount of 10 1/2% Notes:
$  2,000,000

Credit Suisse First Boston Corporation                  $29.48                  $26.88                  $56.36            25.97%
11 Madison Avenue, 4th Floor
New York, New York 10010
Stated Principal Amount of 9 3/8% Notes:
$ 32,453,000
Stated Principal Amount of 10 1/2% Notes:
$ 35,930,000

Whippoorwill Associates, Inc., as general partner       $30.42                  $27.72                  $58.14            26.79%
   and/or agent for the parties set forth on
   Schedule A hereto in the percentages noted
   thereon
11 Martine Avenue
White Plains, New York 10606
Stated Principal Amount of 9 3/8% Notes:
$ 37,855,000
Stated Principal Amount of 10 1/2% Notes:
$ 31,410,000
                                               Total:  $113.52                  $103.48                $217.00            100.00%
                                                       -------                  -------                -------

----------

(1) The "Rights Exercise Commitment Amount", for each Standby Purchaser, shall mean an amount equal to the product of (i) the Rights Subscription Price (as defined in Schedule II to the Merger Agreement) and (ii) the number of Rights issuable in respect of an amount of Allowed Unsecured Claims derived from the principal amount of 9 3/8% Notes and the 10 1/2% Notes indicated under the Standby Purchaser's name on this Annex I held by such Standby Purchaser on the date hereof. The dollar amounts set forth under Column A are estimates provided for illustrative purposes only, based on the assumptions that (x) there is a total of $475 million of Allowed Unsecured Claims, (y) there is no Rights Reserve (as defined in the Plan), and (z) the aggregate amount of Subordinated Noteholder Claims (as defined in the Plan) is $441,819,762.

(2) The "Unexercised Rights Commitment Amount", for each Standby Purchaser, shall mean an amount equal to (i) the Total Commitment Amount indicated in Column C for such Standby Purchaser less (ii) the Rights Exercise Commitment Amount for such Standby Purchaser. The dollar amounts set forth under Column B are estimates provided for illustrative purposes only, based on the estimates set forth in Column A.

                                                                        ANNEX II
                                                                        --------


                                   UNDERTAKING
                                   -----------

            The Committee hereby undertakes to distribute to the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) copies of any and all notices, documents or information to be provided by or made available by the Debtors to Arch pursuant to the Merger Agreement or provided by or made available by Arch to the Debtors pursuant to the Merger Agreement that are received by the Committee pursuant to the Debtor/Committee Agreement as soon as practicable with its receipt thereof. The Committee hereby further undertakes to consult with the Standby Purchaser (until instructed by the Standby Purchaser to do otherwise) prior to delivering any written consent or exercising any other right of the Committee (other than the distribution of notices, documents or information to the Standby Purchaser or the Other Standby Purchasers) pursuant to the Debtor/Committee Agreement or the Plan. The Committee will not enter into any amendment to the Debtor/Committee Agreement without the prior written consent of the Standby Purchaser.

                                       THE OFFICIAL COMMITTEE
                                       OF UNSECURED CREDITORS


                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------

                                                                       ANNEX III
                                                                       ---------

                                VOTING AGREEMENT
                                ----------------

      The undersigned transferee of indebtedness of MobileMedia Corporation or one of its direct or indirect subsidiaries (collectively, "MobileMedia") described in Schedule A attached hereto (the "Claim"), hereby acknowledges and agrees as follows:

      1. MobileMedia is a debtor-in-possession under Chapter 11 of the Bankruptcy Code and has proposed a First Amended Joint Plan of Reorganization dated August __, 1998 (the "Amended Plan").

      2. By acquiring the Claim the undersigned may also acquire rights to vote on the adoption of the Amended Plan.

      3. As a condition of the transfer of the Claim, the undersigned hereby agrees to exercise all voting rights it may have as holder of the Claim in favor of the Amended Plan unless the Amended Plan shall have been withdrawn.

      4. The undersigned agrees that it shall not subsequently transfer the Claim or any portion thereof unless and until it obtains from its transferee a Voting Agreement identical to the form hereof.

            IN WITNESS HEREOF, the undersigned transferee has executed this Voting Agreement this _____ day of __________, 199_.

                                           [TRANSFEREE]


                                           By:
                                              -------------------------------
                                              Title:


Accepted By:


-------------------------
[Transferor]

                                   SCHEDULE A
                                       TO
                                VOTING AGREEMENT

[Describe claim.]

                                                               SCHEDULE 9(a)(xi)
                                                               -----------------

Existing Registration Rights Agreement
--------------------------------------

(1) Registration Rights Agreement, dated as of June 24, 1998, by and among Arch Communications Group, Inc., Sandler Capital Partner, IV, L.P., Sandler Capital Partners IV FTE, L.P. Harvey Sandler, John Kornreich, Michael J. Marocco, Andrew Sandler, South Fork Partners, The Georgica International Fund Limited, Aspen Partners and Consolidated Press International Limited, as amended

(2) Registration Rights Agreement, dated as of June 29, 1998, Arch Communications Group, Inc. Adelphia Communications Corporation and Lisa-Gaye Shearing

Inconsistencies:
----------------

The provisions of the Registration Rights Agreement listed at (2) above are inconsistent in certain respects with the provisions of the Registration Rights Agreement.